SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  |X|
Filed by a party other than the Registrant  |_|

Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
    (as Permitted by Rule 14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ANNALY MORTGAGE MANAGEMENT, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|_|  No fee required.
|X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share
     ---------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies: Not Applicable
     ---------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable
     ---------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction: $90,000,000
     ---------------------------------------------------------------------------
(5)  Total fee paid:
     $18,000
     ---------------------------------------------------------------------------

|_|  Fee paid previously by written preliminary materials.
|X| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
     $5,131.35
     ---------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:
     Form S-4 (File No. 333-113480)
     ---------------------------------------------------------------------------
(3)  Filing Party:
     Annaly Mortgage Management, Inc.
     ---------------------------------------------------------------------------
(4)  Date Filed:
     March 10, 2004
     ---------------------------------------------------------------------------

                                                                 April ___, 2004

                                  [ANNALY LOGO]

To the stockholders of Annaly Mortgage Management, Inc.:

                     PROPOSED ACQUISITION OF FIDAC BY ANNALY

     On December 30, 2003, the board of directors of Annaly Mortgage Management, Inc., or Annaly, upon the recommendation of our special committee, consisting entirely of independent directors, approved our acquisition of Fixed Income Discount Advisory Company, or FIDAC. We are acquiring FIDAC by having FIDAC merge into our wholly owned Delaware subsidiary, FDC Merger Sub, Inc., or Merger Sub. Under the merger agreement, Merger Sub will merge with and into FIDAC and FIDAC will be the surviving corporation, in accordance with the General Corporation Law of the State of Delaware. We are proposing the transaction because we believe our acquisition of FIDAC will, among other things, enable us to take advantage of significant opportunities for growth, increase the efficiency and flexibility of our business and alleviate potential conflicts of interest. Following completion of the acquisition, we will continue to operate as a self-managed and self-advised real estate investment trust, or REIT, as defined by the Internal Revenue Code of 1986, as amended, and FIDAC will operate as our wholly owned taxable REIT subsidiary.

     The merger agreement provides that FIDAC shareholders will receive approximately 2,935 shares of our common stock for each share of FIDAC common stock they own. In addition, FIDAC shareholders have the right to receive, during the first quarter of 2005, 2006 and 2007, additional shares of our common stock, if FIDAC achieves specific performance goals for fiscal years 2004, 2005 and 2006. The additional number of shares of our common stock we may issue if FIDAC achieves its performance goals will be calculated based on the price of our common stock and the number of FIDAC shares previously owned. The value of the shares of our common stock to be issued to the FIDAC shareholders immediately upon the consummation of the acquisition was fixed at $40,500,000 based upon the closing price of our shares on December 31, 2003, which is to be paid by delivering 2,201,080 shares of our common stock. The value of the additional shares to be paid to FIDAC shareholders has been fixed at a maximum dollar amount of $49,500,000; however, we cannot calculate how many shares we will issue under the earn-out provisions since that will vary depending upon whether and the extent to which FIDAC achieves specific performance goals. Even if FIDAC achieves specific performance goals for a fiscal year, the number of additional shares to be issued to the FIDAC shareholders will vary depending on our average share price for the first 20 trading days of the following fiscal year. After giving effect to the acquisition, former FIDAC shareholders will hold approximately 2% of the economic interest and total voting power of our stockholders.

     We will not acquire FIDAC unless holders of a majority of the votes cast and present, in person or by proxy, at a meeting of our stockholders at which a quorum is present, vote in favor of the merger agreement. You should be aware that Michael A.J. Farrell, our Chairman of the Board, Chief Executive Officer and President, and several other of our officers and directors are shareholders of FIDAC. The shareholders of FIDAC have executed a unanimous written consent approving the acquisition.

     Although we are not required to solicit and obtain your approval of this acquisition under Maryland law, we are required to do so pursuant to the rules of the New York Stock Exchange, Inc. In addition, since our management and the management of FIDAC are related parties, we would like to obtain your approval of the acquisition.

     After careful deliberation, we support our acquisition of FIDAC and join with the board of directors of FIDAC in recommending that you vote "FOR" the approval of the merger agreement and the issuance of our shares of common stock contemplated by the merger agreement, "FOR" the election of each of the nominees as directors and "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the current fiscal year.

     Information about all the proposals is contained in this proxy statement, which we urge you to read in full. See "Risk Factors."

     At the annual meeting, you will be asked to approve the agreement and plan of merger, elect three directors for a term of three years each, ratify the appointment of Deloitte & Touche LLP as our independent auditors for the current fiscal year, and act upon such other matters as may properly come before the meeting.

Sincerely,



MICHAEL A.J. FARRELL
Chairman of the Board, Chief Executive Officer and President
Annaly Mortgage Management, Inc.

     This proxy statement is dated _________ __, 2004 and is first being mailed to stockholders on or about _________ __, 2004.

                             ADDITIONAL INFORMATION

     This proxy statement incorporates important business and financial information about Annaly from other documents that are not included in or delivered with this proxy statement. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement by requesting them in writing or by telephone or over the Internet from us at the following address:

                        Annaly Mortgage Management, Inc.
                           1211 Avenue of the Americas
                                   Suite 2902
                               New York, NY 10036
                              Phone: (212) 696-0100
                            Facsimile: (212) 696-9809
                           Email: investor@annaly.com
                          Attention: Investor Relations

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY MAY 10, 2004, IN ORDER TO RECEIVE THEM BEFORE THE ANNUAL MEETING.

     See "Where You Can Find More Information."

                                  [ANNALY LOGO]

                 NOTICE OF ANNUAL MEETING OF ANNALY STOCKHOLDERS

                             To be Held May 27, 2004

To the Stockholders of Annaly Mortgage Management, Inc.:

     We will hold the annual meeting of the stockholders of Annaly Mortgage Management, Inc., or Annaly, on May 27, 2004, at 9:30 a.m., local time, at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036 in the Cantor Jolson room on the 9th floor, to consider and vote on the following proposals:

     o to approve the Agreement and Plan of Merger, dated as of December 31, 2003, as amended, by and among Annaly, Fixed Income Discount Advisory Company, a Delaware corporation, or FIDAC, FDC Merger Sub, Inc., a Delaware corporation and our wholly owned subsidiary, or Merger Sub, and the shareholders of FIDAC;

     o    to elect three directors for a term of three years each;

     o to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the current fiscal year; and

     o to act upon such other matters as may properly come before our annual meeting or any adjournment or postponement thereof.

     We will transact no other business at the annual meeting, except for business properly brought before the annual meeting or any adjournment or postponement of it by our board of directors.

     Only our stockholders of record at the close of business on March 22, 2004, the record date for the annual meeting, may vote at the annual meeting and any adjournments or postponements of it. A complete list of our stockholders of record entitled to vote at the annual meeting will be available for inspection during the 10 business days before the annual meeting at our executive offices for inspection by our stockholders during ordinary business hours for proper purposes.

     YOUR VOTE IS VERY IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. YOU ALSO MAY CAST YOUR VOTE IN PERSON AT THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT THEM ON HOW TO VOTE YOUR SHARES. ABSTENTIONS AND BROKER NON-VOTES WILL NOT COUNT "FOR" OR "AGAINST" THE ELECTION OF DIRECTORS OR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR AUDITORS. FOR PURPOSES OF A VOTE ON THE MERGER AGREEMENT, AN ABSTENTION OR A BROKER NON-VOTE WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSAL, UNLESS HOLDERS OF MORE THAN 50% IN INTEREST OF ALL SECURITIES ENTITLED TO VOTE ON THE PROPOSAL CAST VOTES, IN WHICH EVENT NEITHER AN ABSTENTION NOR A BROKER NON-VOTE WILL HAVE ANY EFFECT ON THE VOTE.

     ANNUAL MEETING ADMISSION: If you attend the annual meeting in person, you should be prepared to present a valid government-issued photo identification for admittance. In addition, if you are a record holder of common stock, your name is subject to verification against the list of our record holders on the record date prior to being admitted to the annual meeting. If you are not a record holder but hold shares in street name, that is, with a broker, dealer, bank or other financial institution that serves as your nominee, you should be prepared to provide proof of beneficial ownership on the record date, or similar evidence of ownership. Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the auditorium and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted to the annual meeting.

     For more information about the acquisition described above and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the merger agreement attached to it as Annex A.

     Based upon the recommendation of the special committee of our board of directors, our board of directors recommends that you vote "FOR" approval of the merger agreement, "FOR" the election of each of the nominees as directors and "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the current fiscal year.

By Order of the Board of Directors,

JENNIFER S. KARVE
Secretary

_________ __, 2004
New York, New York

                                TABLE OF CONTENTS
                                                                            PAGE


QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING.................................1

SUMMARY TERM SHEET............................................................11

SUMMARY.......................................................................13
    The Companies.............................................................13
    Annaly Mortgage Management, Inc...........................................13
    FIDAC (Fixed Income Discount Advisory Company)............................13
    FDC Merger Sub, Inc.......................................................14
    The Acquisition...........................................................14
    Annaly's Summary Historical Condensed Consolidated Financial Data.........23
    FIDAC Summary Historical Consolidated Financial Data......................24
    Comparative Historical and Pro Forma Per Share Data.......................25
    Pro Forma Financial Statements............................................25
    Market Price Data.........................................................25

RISK FACTORS..................................................................27
    Risks Related to the Acquisition..........................................27
    Risks Related to the Combined Businesses..................................28
    Risks Related to FIDAC's Business.........................................30
    Risks Related to Our Business.............................................33

FORWARD-LOOKING STATEMENTS....................................................45

OUR ANNUAL MEETING............................................................46
    Date, Time and Place of the Annual Meeting................................46
    Purpose of the Annual Meeting.............................................46
    Stockholder Record Date...................................................47
    Voting Rights.............................................................47
    Quorum; Effect of Abstention and Broker "Non-Votes".......................47
    Vote Required for the Approval of the Acquisition.........................47
    Vote Required for the Election of Directors and Ratification of Auditors..48
    Voting of Proxies.........................................................48
    Revocability of Proxies...................................................48
    Solicitation of Proxies...................................................48
    Postponement or Adjournment of Meeting....................................49
    Annual Meeting Admission Procedures.......................................49

BUSINESS OF ANNALY............................................................50

BUSINESS OF FIDAC.............................................................51

FIDAC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
    CONDITION AND RESULTS OF OPERATIONS..................,....................53
    Overview..................................................................53
    Assets Under Management...................................................53
    Critical Accounting Policies..............................................54
    Results of Operations.....................................................54

    Investment Advisory and Service Fees......................................55
    General and Administrative Expenses.......................................55
    Liquidity.................................................................55
    Off-Balance Sheet Arrangements............................................55
    Stockholders' Equity......................................................56
    Income Taxes..............................................................56

THE FIDAC ACQUISITION.........................................................57
    General Description of the Acquisition....................................57
    Background of the Acquisition.............................................57
    Our Reasons for the Acquisition...........................................63
    Our Special Committee.....................................................63
    Board of Directors........................................................65
    Recommendation of the Special Committee and our Board of Directors........65
    Certain Financial Projections.............................................66
    Opinion of Annaly Mortgage Management Inc.'s Financial Advisor............66
    Interests of Certain Persons in the Acquisition...........................76
    Material U.S. Federal Income Tax Consequences of the Acquisition..........76
    Accounting Treatment......................................................76
    Regulatory Matters........................................................76
    Appraisal Rights..........................................................77

DESCRIPTION OF THE MERGER AGREEMENT...........................................78
    Structure of the Acquisition..............................................78
    Closing; Completion of the Acquisition....................................78
    Merger Consideration......................................................78
    Exchange of Stock Certificates for Our Stock Certificates.................79
    Board of Directors and Officers of FIDAC..................................80
    REIT Qualification........................................................80
    Representations and Warranties of Annaly and FIDAC........................80
    Conduct of Business of Annaly and FIDAC Pending the Merger................82
    Additional Covenants Pending Completion of the Merger.....................83
    Restrictions on Transfer of the Merger Consideration......................84
    Escrow Agreement..........................................................84
    Registration Rights.......................................................85
    Pre-Merger Dividends......................................................85
    Conditions to the Merger..................................................85
    Conditions to Each Party's Obligations to Effect the Merger...............86
    Conditions to the Obligations of Annaly to Effect the Merger..............86
    Conditions to the Obligations of FIDAC to Effect the Merger...............87
    Termination of the Merger Agreement.......................................88
    Right to Terminate........................................................88
    Effect of Termination.....................................................89
    Expenses..................................................................89
    Waiver and Amendment of the Merger Agreement..............................89
    Indemnification...........................................................90
    No Solicitation by FIDAC..................................................90

VOTING........................................................................92

VOTING ARRANGEMENTS...........................................................92

EMPLOYMENT AGREEMENTS.........................................................93

ELECTION OF DIRECTORS.........................................................96

DIRECTORS.....................................................................97
    Class I Directors.........................................................97
    Class II Directors........................................................97
    Class III Directors.......................................................98
    Meetings and Committees of the Board of Directors........................100
    Compensation of Directors................................................102

MANAGEMENT...................................................................103

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS  AND MANAGEMENT OF ANNALY....104

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS  AND MANAGEMENT OF FIDAC.....105

EXECUTIVE COMPENSATION.......................................................106
    Summary Compensation Table...............................................106
    Exercises and Values of Options..........................................107
    Certain Relationships and Related Transactions...........................107
    Compensation Committee Interlocks and Insider Participation..............108
    Equity Compensation Plan Information.....................................108
    Employment Agreements, Termination of Employment and
        Change-Of-Control Arrangements.......................................109
    Report of Compensation Committee.........................................110
    Performance Analysis.....................................................113

THE AUDIT COMMITTEE..........................................................114

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS..........................115
    Relationship with Independent Auditors...................................116

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE......................116

ACCESS TO FORM 10-K..........................................................116

LEGAL MATTERS................................................................117

EXPERTS......................................................................117

STOCKHOLDER PROPOSALS........................................................117

OTHER MATTERS................................................................117

WHERE YOU CAN FIND MORE INFORMATION..........................................118

REPORT OF INDEPENDENT ACCOUNTANTS............................................F-1

ANNEX A AGREEMENT AND PLAN OF MERGER DATED AS OF DECEMBER 31, 2003...........A-1

ANNEX B FAIRNESS OPINION OF LEHMAN BROTHERS INC..............................B-1

--------------------------------------------------------------------------------
                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
--------------------------------------------------------------------------------

Q:   WHAT AM I VOTING ON?

A:   (1)  Approval of the merger agreement, as amended, pursuant to which we will acquire FIDAC;

     (2) Re-election of two directors, Kevin P. Brady and Donnell A. Segalas, and election of E. Wayne Nordberg, for terms of three years; and

     (3) Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2004.

Q:   HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THESE PROPOSALS?

A: Our board of directors, on the determination of the special committee of independent directors that the acquisition of FIDAC by us was advisable, approved and adopted the merger agreement and the transactions contemplated by the merger agreement and recommends that you vote "FOR" the merger agreement.

     Our board of directors recommends you vote "FOR" the election of each of the nominees as directors and "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the current fiscal year.

Q:   WHO IS ENTITLED TO VOTE AT THE MEETING?

A: Only stockholders of record as of the close of business on March 22, 2004, the record date, are entitled to vote.

Q:   WHAT STOCKHOLDER APPROVALS ARE REQUIRED TO APPROVE THE PROPOSALS?

A: The approval of the holders of a majority of the votes cast (provided that the total votes cast on the proposal represents over 50% of the voting power of our stockholders entitled to vote as of the record date) and present, in person or by proxy, at a meeting at which a quorum is present, is required to approve the merger agreement.

     Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting; and ratification of the appointment of our independent auditors will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

     As of the record date, our directors and officers held and were entitled to vote less than 1% of our outstanding common stock.

Q:   WHY WAS THE SPECIAL COMMITTEE FORMED?

A. Our board of directors formed a special committee to protect the interests of our stockholders in the evaluation and negotiation of the merger agreement and the transactions contemplated by the merger agreement from potential conflicts of interest. These potential conflicts of interest arise from the ownership of FIDAC stock, and management of FIDAC, by Michael A.J. Farrell, our Chairman of the Board, Chief Executive Officer, President and director, Wellington J. Denahan, our Vice Chairman of the Board, Chief Investment Officer and director, Kathryn F. Fagan, our Chief Financial Officer and Treasurer, Jennifer S. Karve, our Executive Vice President and Secretary, and other officers of FIDAC involved in our management and leadership.

Q:   WHY ARE WE GOING TO ACQUIRE FIDAC?

A: We believe that the acquisition will provide important strategic and financial benefits to us and our stockholders.

     These benefits include:

     o the similar investment strategies of us and FIDAC and the expectation that the transaction will increase our assets under management and will enable us to take advantage of new opportunities for growth;

     o    the potential for the transaction to broaden our investor base;

     o the expectation that the acquisition would be accretive to our earnings and book value; and

     o the fact that the acquisition would alleviate some of the potential conflicts of interest arising from the management and ownership of FIDAC by our officers, directors and employees.

Q:   WHAT IS FIDAC'S BUSINESS?

A: FIDAC, a registered investment advisor, conducts a fee-based asset management business with a global distribution reach. At December 31, 2003, FIDAC managed or assisted in the management of approximately $13.6 billion in gross assets for both domestic and offshore clients. FIDAC's principal business objective is to build assets under management in existing and future products primarily through relationships with distribution partners and, to a lesser extent, direct sales.

Q:   WHAT ARE THE PRINCIPAL RISKS RELATING TO OUR ACQUISITION OF FIDAC?

A: There are a number of risks relating to the acquisition, including the following:

     o uncertainties associated with the acquisition or our ownership of FIDAC may cause FIDAC to lose clients;

     o because the market price of our common stock may fluctuate, you cannot be certain of the precise value of the additional shares that FIDAC shareholders may receive as a result of the acquisition;

     o the market price for our common stock may be affected by factors different from those affecting the shares of FIDAC;

     o    the business risks inherent in FIDAC's business; and

     o the potential conflicts of interest between the FIDAC shareholders and our shareholders relating to the contingent consideration which may be payable to the FIDAC shareholders in the future.

Q:   WHAT WILL HAPPEN IN THE TRANSACTION?

A: In the transaction, Merger Sub, our wholly owned subsidiary created solely for the purpose of effectuating the merger, will merge with and into FIDAC.

     As a result of the merger:

     o    Merger Sub will cease to exist, and

     o FIDAC will survive the merger and will operate as our wholly owned taxable REIT subsidiary.

Q:   WHAT IS A TAXABLE REIT SUBSIDIARY?

A: A taxable REIT subsidiary is a corporation in which a REIT, such as us, owns stock and which joins the REIT in filing a taxable REIT subsidiary election on IRS Form 8875. The term "taxable REIT subsidiary" also includes any corporation in which a taxable REIT subsidiary owns securities representing more than 35% of the voting power or more than 35% of the value of the issuing corporation's outstanding securities. A taxable REIT subsidiary can conduct activities that generate gross income from sources that would not be qualifying sources for purposes of gross income tests applicable to REITs and can hold assets that would not be qualifying assets for purposes of the quarterly asset tests applicable to REITs. As the name implies, taxable REIT subsidiaries are subject to corporate income tax on the income they recognize, and, unlike a REIT, they are not allowed a deduction for dividends they pay on their stock. We will file an election to treat Merger Sub as a taxable REIT subsidiary. Following the acquisition, FIDAC will join Annaly in filing an election on IRS Form 8875 so that FIDAC will be a taxable REIT subsidiary of Annaly.

Q: WHAT ECONOMIC INTERESTS AND VOTING POWER WILL THE FIDAC SHAREHOLDERS HOLD AFTER THE ACQUISITION?

A: At the conclusion of the acquisition, the former FIDAC shareholders will hold approximately 2% of the economic interest and total voting power of our stockholders. As part of the merger consideration, the FIDAC shareholders may be entitled to additional shares of our common stock if FIDAC meets specific performance goals, which we refer to as an earn-out. The periods during which the performance goals will be measured are the 2004, 2005 and 2006 fiscal years. We cannot calculate the number of shares of our common stock to which the FIDAC shareholders may be entitled through the earn-out because such number is in part dependent on whether and the extent to which FIDAC achieves specific performance goals. Even if FIDAC achieves specific performance goals for a fiscal year, the number of additional shares to be issued to the FIDAC shareholders will vary depending on our average share price for the first 20 trading days of the following fiscal year. As a result of the earn-out, the FIDAC shareholders may increase their percentage ownership of us.

Q:   WHAT WILL OUR NAME BE AFTER THE ACQUISITION?

A: We will continue to operate under the name of "Annaly Mortgage Management, Inc." FIDAC will continue to operate under the name "Fixed Income Discount Advisory Company" and will operate as our taxable REIT subsidiary. FIDAC will continue to conduct its investment advisory business following the acquisition.

Q:   HOW WILL WE BE AFFECTED BY THE ACQUISITION?

A: Our stockholders will retain their shares of our common stock. Each FIDAC shareholder will receive approximately 2,935 shares of our common stock upon completion of the acquisition for each share of FIDAC stock the shareholder owns and have the right to receive additional shares of our common stock in the future, based on FIDAC achieving specific performance goals, for each share of FIDAC stock the shareholder owns. Following the acquisition, we will continue to conduct our business as a mortgage REIT and FIDAC will continue to conduct its investment advisory business. We discuss the risks associated with our business, the risks associated with FIDAC's business and the risks associated with the acquisition below under the caption "Risk Factors."

Q:   WILL WE CONTINUE TO OPERATE AS A REIT FOLLOWING THE ACQUISITION?

A: Yes. Following the acquisition, we intend to continue to operate as a REIT. In order to qualify as REIT for U.S. federal income tax purposes, we must distribute to our stockholders annually at least 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain), excluding the retained earnings of FIDAC following the acquisition. Our payment of dividends will continue to be subject to approval and declaration by our board of directors, and will depend on a variety of factors, including business, financial and regulatory considerations.

Q:   WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION?

A: We have structured the transaction so that it is anticipated that the merger of Merger Sub with and into FIDAC will be a reorganization for U.S. federal income tax purposes. We will not be obligated to complete the acquisition unless we receive a legal opinion to the effect that following the acquisition, FIDAC's organization and intended method of operation will enable it to meet the requirements for taxation as a taxable REIT subsidiary under the Internal Revenue Code.

Q: IF I WOULD LIKE TO VOTE ON THE APPROVAL OF THE MERGER AGREEMENT, WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card and return it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented at the annual meeting and voted as you direct in your proxy. If you sign, date and send your proxy and do not indicate how you want to vote for the approval of the merger agreement, your proxy will be voted for the approval of the merger agreement.

Q:   WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Send a later-dated, signed proxy card to our Secretary prior to the date of the annual meeting or attend the annual meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary at the address indicated under "Summary--The Companies."

Q:   IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY
     SHARES?

A: If you do not provide your broker with instructions on how to vote your street name shares, your broker will not be permitted to vote them on the approval of the merger agreement, but will be able to vote them on the election of directors and the ratification of the appointment of our independent auditors. You should, therefore, be sure to provide your broker with instructions on how to vote your shares. Stockholders are urged to utilize telephone or Internet voting if their broker has provided them with the opportunity to do so. See your voting instruction form for instructions. If you do not give voting instructions to your broker, your votes will not be counted as voting for the approval of the merger agreement unless you appear and vote in person at the annual meeting. If your broker holds your shares and you attend the annual meeting, please bring a letter from your broker identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Q:   WHO ELSE MUST APPROVE THE ACQUISITION?

A: Completion of the acquisition is subject to the review of the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. We have been granted early termination of the waiting period under the Hart-Scott-Rodino Act with respect to our acquisition of FIDAC. See "The Acquisition--Regulatory Matters."

Q:   WHEN DO WE EXPECT TO COMPLETE THE ACQUISITION?

A: We expect to complete the acquisition as promptly as possible following receipt of stockholder approval at the meeting and receipt of all other necessary approvals.

Q: IF ANNALY IS ENTITLED TO TERMINATE THE MERGER AGREEMENT, WILL IT BE ENTITLED TO REQUIRE THAT THE TERMS OF THE MERGER BE CHANGED?

A: No. If we are entitled to terminate the merger agreement, we may exercise that right, in which event the merger agreement will be terminated and the acquisition of FIDAC will not occur. Alternatively, we may waive that right, in which event the acquisition of FIDAC will be completed pursuant to the terms of the merger agreement. FIDAC, Merger Sub and the special committee must agree to any further amendment of the terms of the merger agreement, and any material amendment after approval of the merger by our stockholders would require the approval of our stockholders. Any such approval would require the preparation of a supplement to this proxy statement, a new solicitation of proxies and a new meeting of our stockholders.

Q: IF ANNALY IS ENTITLED TO TERMINATE THE MERGER AGREEMENT, WOULD THE SPECIAL COMMITTEE HAVE THE RIGHT TO CHANGE THE MATERIAL TERMS OF THE MERGER AGREEMENT WITHOUT STOCKHOLDER APPROVAL?

A: No. As discussed above, the special committee's rights to terminate the merger agreement under certain circumstances can be waived. However, a change of any material term of the merger agreement would require the approval of our stockholders.

Q: WHAT WILL DETERMINE WHETHER OUR RIGHTS TO TERMINATE THE MERGER AGREEMENT ARE EXERCISED OR WAIVED?

A: If we are entitled to terminate the merger agreement, the special committee will make a determination as to whether it is in the best interests of our stockholders to proceed with or terminate the transaction. In making this determination, the special committee will consider a variety of factors, including:

     o The reason we are entitled to terminate the merger agreement and whether waiving this right could adversely affect our performance and future prospects;

     o The historical performance and future prospects of each of the companies' businesses;

     o    Market conditions affecting both companies;

     o The value of our common stock and its value over the short-term and long-term;

     o    Alternatives to the acquisition available to each of the companies;
          and

     o The possibility of amending the merger agreement to obtain more favorable terms; provided that any amendment of the merger agreement would require the consent of the other party and any material amendment would require the approval of each party's stockholders, which would require the preparation of a supplement to the proxy statement, a new solicitation of proxies by us and a new meeting of our stockholders.

Q: DID OUR FINANCIAL ADVISOR ISSUE A FAIRNESS OPINION IN CONNECTION WITH THE ACQUISITION?

A: Yes. Lehman Brothers Inc., or Lehman Brothers, issued an opinion to our special committee, that the consideration to be paid by us in the acquisition is fair from a financial point of view to us. The fairness opinion delivered by Lehman Brothers is dated as of the date of the merger agreement, and does not address the fairness of the consideration to be paid in the transaction as of any subsequent date, including any date on which the special committee exercises or waives a termination. The special committee may request a new fairness opinion or reaffirmation of the existing fairness opinion from Lehman Brothers in connection with a decision to exercise or waive termination rights, but they are not obligated under the terms of the merger agreement to do so.

Q:   DO I HAVE APPRAISAL RIGHTS?

A: No. Our stockholders will retain their shares of our common stock. Our stockholders, other than the FIDAC shareholders, will not receive any new securities in connection with the proposed acquisition. Our stockholders will not have appraisal rights as a result of the acquisition.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the acquisition of FIDAC, need assistance voting your shares or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

                        Annaly Mortgage Management, Inc.
                           1211 Avenue of the Americas
                                   Suite 2902
                               New York, NY 10036
                              Phone: (212) 696-0100
                            Facsimile: (212) 696-9809
                           Email: investor@annaly.com
                          Attention: Investor Relations

Q:   WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANIES?

A: You can find more information about us and FIDAC from various sources described under "Where You Can Find More Information."

Q:   HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: Other than the three proposals described in this proxy statement, we know of no other business to be considered at the annual meeting. If any other matters are properly presented at the meeting, your signed proxy card authorized Michael A.J. Farrell, our Chairman of the Board, Chief Executive Officer, and President, and Jennifer S. Karve, our Executive Vice President and Secretary, to vote on those matters according to their best judgment.

Q:   WHO WILL COUNT THE VOTE?

A: Representatives of Mellon Investor Services LLC, the independent Inspector of Elections, will count the votes.

Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:   HOW MANY SHARES CAN VOTE?

A: As of the record date, 117,866,933 shares of common stock were issued and outstanding. Holders of our common stock are entitled to one vote per share for each matter before the meeting.

Q:   WHAT CONSTITUTES A "QUORUM"?

A: A quorum is a majority of the voting power of the shares entitled to vote at the meeting. Since there were 117,866,933 eligible votes as of the record date, we will need at least 58,933,467 votes present in person or by proxy at the annual meeting for a quorum to exist.

Q:   WHAT HAPPENS IF I ABSTAIN?

A: If you submit a properly signed proxy card, but you abstain from voting on one or more proposals, you will still be considered present for purposes of calculating a quorum. For purposes of determining approval of the merger agreement, abstentions will be treated as present and entitled to vote but will not be counted as a vote cast. Your abstention will not count "for" or "against" the election of directors or the ratification of Deloitte & Touche LLP as our auditors.

Q:   WHAT ARE BROKER NON-VOTES AND HOW WILL THEY BE TREATED?

A: Broker non-votes are shares held by brokers or nominees for whom the broker or nominee (1) lacks discretionary power to vote, and (2) never received specific voting instructions from the beneficial owner of the shares. For purposes of determining approval of the merger, broker non-votes will be treated as present and entitled to vote but will not be counted as a vote cast. Broker non-votes will not count "for" or "against" the election of directors or the ratification of Deloitte & Touche LLP as our auditors.

Q:   WHO CAN ATTEND THE ANNUAL MEETING?

A: All stockholders of record as of March 22, 2004 can attend the annual meeting, although seating is limited. If your shares are held through a broker and you would like to attend, please either (1) write Investor Relations, Annaly Mortgage Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email us at investor@annaly.com, or
     (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker). In addition, you must bring a valid, government-issued photo identification, such as a driver's license or a passport. If you plan to attend, please check the box on your proxy card and return it as directed on the proxy card.

     Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the auditorium and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted to the annual meeting.

Q:   WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE 2005 ANNUAL MEETING?

A: If you are submitting a proposal to be included in next year's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, we must receive the proposal no later than December ___, 2004. Any stockholder who intends to submit a proposal for presentation at an annual meeting of stockholders, without having such proposal included in the proxy statement for such annual meeting, must notify us not less than 45 days prior to the first anniversary of the date we first mailed our proxy materials for the prior year's annual meeting. Accordingly, any stockholder who intends to submit such a proposal at the 2005 Annual Meeting of Stockholders must notify us of such proposal by _________, 2005.

Q:   HOW WILL WE SOLICIT PROXIES FOR THE ANNUAL MEETING?

A: We are soliciting proxies by mailing this proxy statement and proxy card to our stockholders. In addition to solicitation by mail, some of our directors, officers and regular employees may, without extra pay, make additional solicitations by telephone or in person. We have retained Morrow & Co. Inc. to assist in the solicitation of proxies from banks, brokerage firms, nominees, institutional holders and individual investors for a fee of $7,500 plus reimbursement for expenses. We will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

Q: HOW DO I OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION?

A: Our Form 10-K is part of the Annual Report that is being mailed to you with this proxy statement. If you need another copy, please write Investor Relations, Annaly Mortgage Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email us at investor@annaly.com. Our Form 10-K is also available on our website (www.annaly.com). We make available on this website under "Financial Reports & SEC Filings," free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the Securities and Exchange Commission.

--------------------------------------------------------------------------------
                               SUMMARY TERM SHEET
--------------------------------------------------------------------------------

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF OUR PROPOSED ACQUISITION OF FIDAC AS DESCRIBED IN THIS PROXY STATEMENT. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AS WELL AS THE ADDITIONAL DOCUMENTS TO WHICH IT REFERS FOR A MORE COMPLETE DESCRIPTION OF THE MERGER.

o    The Annual Meeting

     o GENERAL--This proxy statement is being furnished to our stockholders for use at the Annual Meeting in connection with the approval of the Agreement and Plan of Merger, dated as of December 31, 2003, as amended, by and among Annaly, FIDAC, Merger Sub, and the shareholders of FIDAC. The Annual Meeting will be held on May 27, 2004, at 9:30 a.m., local time, at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036 in the Cantor Jolson room on the 9th floor. See "Our Annual Meeting--Date, Time and Place of the Annual Meeting"

     o VOTE REQUIRED--Approval of the merger agreement requires the affirmative vote of a majority of the votes cast by holders of our common stock, provided that the total votes cast represents over 50% of our outstanding common stock. See "Our Annual Meeting--Vote Required for the Approval of the Acquisition."

     o RECORD DATE--Only holders of record of shares of our common stock as of the close of business on March 22, 2004 are entitled to notice of, and to vote at, the Special Meeting. See "Our Annual
          Meeting--Stockholder Record Date."

o    The Merger Agreement

     At the Annual Meeting, holders of shares of our common stock will be asked to consider and vote upon a proposal to approve the merger agreement.

     o    PARTIES TO THE MERGER

          o Annaly Mortgage Management, Inc.-- We own, manage, and finance a portfolio of investment securities, including mortgage pass-through certificates, collateralized mortgage obligations, or CMOs, agency callable debentures, and other securities representing interests in or obligations backed by pools of mortgage loans.

          o Fixed Income Discount Advisory Company-- FIDAC is a registered investment advisor that manages assets for a wide array of clients on a discretionary basis.

          o FDC Merger Sub, Inc.-- Merger Sub is our subsidiary formed solely for the purpose of effecting the acquisition.

               o    FIDAC shareholders.

          o EFFECT OF THE MERGER--Upon the closing of the merger, we will own all of the outstanding shares of FIDAC.

          o OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT--After careful consideration and advisement from the special committee, our board of directors approved the merger and determined that the merger is fair to, and in the best interests of, us and our stockholders. Our board of directors recommends that you vote "FOR" the approval of the merger agreement. See "The FIDAC Acquisition--Recommendation of the Special Committee and our Board of Directors."

          o FINANCIAL ADVISOR OPINION--The special committee engaged Lehman Brothers to act as its financial advisor and render its opinion with respect to the fairness, from a financial point of view, to us of the consideration to be paid by us in the proposed merger. On December 31, 2003, Lehman Brothers rendered its opinion to the special committee that as of such date, and based upon and subject to certain matters stated in that opinion, from a financial point of view, the consideration to be paid by us in the proposed merger was fair to us. See "The FIDAC Acquisition--Opinion of Annaly Mortgage Management, Inc.'s Financial Advisor."

          o INTERESTS OF DIRECTORS AND OFFICERS--Some of our officers and directors have interests and arrangements that may be different from, or in addition to, your interests as stockholders. See "The FIDAC Acquisition--Interests of Certain Persons in the Acquisition."

          o INDEMNIFICATION--In the merger agreement, we, FIDAC and the FIDAC shareholders have agreed, subject to specific limitations, to indemnify each other for damages arising from certain matters. See "Description of the Merger Agreement--Indemnification."

          o REGISTRATION RIGHTS--The shares of our common stock to be issued pursuant to the merger agreement will not initially be registered under the Securities Act of 1933, as amended. In connection with the merger, we have agreed to register the shares of our common stock issued upon completion of the merger promptly following the completion of the merger. We have agreed to register the shares of our common stock issued as earn-out payments in 2005, 2006 and 2007 upon the demand of the FIDAC shareholders owning 5% or more of our shares issued in the merger. See "Description of the Merger Agreement--Registration Rights."

          o TAX TREATMENT OF THE MERGER--We believe that the merger will constitute a tax-free reorganization for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). See "The FIDAC Acquisition-- Material U.S. Federal Income Tax Consequences of the Acquisition."

--------------------------------------------------------------------------------
                                     SUMMARY
--------------------------------------------------------------------------------

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE FIDAC ACQUISITION FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE FIDAC ACQUISITION, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT, INCLUDING THE ANNEXES, AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WHEN USED IN THIS PROXY STATEMENT, THE TERMS "ANNALY," "WE," "OUR" AND "US" REFER TO ANNALY MORTGAGE MANAGEMENT, INC. FOR INFORMATION ON HOW TO OBTAIN THE DOCUMENTS THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, SEE "ADDITIONAL INFORMATION" ON THE INSIDE FRONT COVER OF THIS PROXY STATEMENT AND "WHERE YOU CAN FIND MORE INFORMATION." FOR A DISCUSSION OF THE RISK FACTORS THAT YOU SHOULD CONSIDER IN EVALUATING THE FIDAC ACQUISITION, SEE "RISK FACTORS."

THE COMPANIES

ANNALY MORTGAGE MANAGEMENT, INC.

     We own and manage a portfolio of mortgage-backed securities, including mortgage pass-through certificates, collateralized mortgage obligations and other securities representing interests in or obligations backed by pools of mortgage loans. Our principal business objective is to generate net income for distribution to our stockholders from the spread between the interest income on our mortgage-backed securities and other investment securities and the costs of borrowing to finance our acquisition of mortgage-backed securities and other investment securities. We have elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code. We commenced operations on February 18, 1997. We are self-advised and self-managed.

     For additional information about us and our business, see "Where You Can Find More Information."

Annaly Mortgage Management, Inc.
1211 Avenue of the Americas
Suite 2902
New York, NY 10036
Phone: (212) 696-0100
Facsimile: (212) 696-9809
Email: investor@annaly.com
Attention: Investor Relations

FIDAC (FIXED INCOME DISCOUNT ADVISORY COMPANY)

     FIDAC is a registered investment advisor which, at December 31, 2003, managed, assisted in managing or supervised approximately $13.6 billion in gross assets for a wide array of clients, all of which assets on that date were managed on a discretionary basis. At least 90% of FIDAC's shares are owned by two of our directors, and the remaining shares of FIDAC are owned by other of our officers. For additional information about FIDAC and its business, see "Where You Can Find More Information."

Fixed Income Discount Advisory Company
1211 Avenue of the Americas
Suite 2902
New York, NY 10036
Phone:  (212) 696-0100
Facsimile: (212) 696-9809
Email: investor@annaly.com
Attention:  Investor Relations

FDC MERGER SUB, INC.

     We formed Merger Sub, solely for the purpose of effecting the acquisition. To date, Merger Sub has not conducted any activities other than those incident to its formation, the execution of the merger agreement and the preparation of this proxy statement. Merger Sub is our wholly owned subsidiary. We have filed an election to treat Merger Sub as a taxable REIT subsidiary. Upon completion of the acquisition, Merger Sub will merge with and into FIDAC with FIDAC as the surviving corporation. FIDAC will operate as our taxable REIT subsidiary.

THE ACQUISITION

     The merger agreement, as amended, is attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully and in its entirety. It is the principal document governing the acquisition.

WHAT YOU WILL RECEIVE IN THE ACQUISITION

     Our stockholders will retain their shares of our common stock and will not receive any additional securities. Each FIDAC shareholder will receive upon completion of the acquisition approximately 2,935 shares of our common stock for each share of FIDAC stock the shareholder owns and the right to receive additional shares of our common stock in the future, if and to the extent that FIDAC achieves specific performance goals for fiscal years 2004, 2005 and 2006, for each share of FIDAC stock the shareholder owns. See "The Acquisition" and "Risk Factors Related to the Acquisition."

ORGANIZATIONAL CHART OF FIDAC AND ANNALY BEFORE AND AFTER THE ACQUISITION

Before:

[GRAPHIC OMITTED]

After:

[GRAPHIC OMITTED]


RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS

     Michael A.J. Farrell, on behalf of FIDAC, approached us in late 2002 about his possible sale of FIDAC and the possibility of our acquiring FIDAC rather than selling FIDAC to a third party. Our board of directors formed a special committee of independent directors to consider this matter and the special committee retained independent counsel and Lehman Brothers to act as its financial advisor in connection with the proposed acquisition. Following due diligence and negotiations between the special committee and representatives of FIDAC, the special committee recommended that we acquire FIDAC.

     At a joint meeting of our board of directors and the special committee on December 30, 2003, Lehman Brothers presented information regarding:

     o the financial information reviewed and analyzed by Lehman Brothers in evaluating the fairness to us of the consideration to be paid by us in the acquisition;

     o    a summary of the terms of our proposed acquisition of FIDAC;

     o the potential pro forma impact on us of our proposed acquisition of FIDAC, including the potential effect on earnings per share of our common stock;

     o valuation analysis, including analysis of consideration to be paid after the completion of the acquisition if and to the extent that FIDAC achieves specific performance targets;

     o    an update on the asset manager and mortgage REIT markets;

     o valuation of FIDAC as a standalone entity, including projected results treating FIDAC as a taxable C-corporation, equity payouts by FIDAC and compensation analysis; and

     o an overview of FIDAC, including historical financial statements, a comparison of initial projections and revised projections, key investment advisory relations and assets under management.

     The members of the special committee, except Donnell Segalas who recused himself, after due consideration:

     o determined that it is advisable and in the best interests of our stockholders to approve the merger agreement, subject to the special committee's receipt of the opinion of Lehman Brothers that, as of the date of the merger agreement, and based upon and subject to the factors and assumptions set forth in the opinion, the consideration to be paid by us to the FIDAC shareholders is fair to us from a financial point of view;

     o approved our acquisition of FIDAC and approved and adopted the merger agreement and the transactions contemplated by the merger agreement; and

     o recommended to the board of directors that the board of directors adopt, and recommend that the stockholders approve the merger agreement.

     The members of the board of directors, except Donnell Segalas who recused himself and Michael A.J. Farrell and Wellington J. Denahan who did not attend, after due consideration:

     o determined that the merger agreement, the acquisition and the other transactions contemplated by the merger agreement are advisable and in the best interests of us and our stockholders;

     o approved our acquisition of FIDAC and approved and adopted the merger agreement and the transactions contemplated by the merger agreement;

     o directed that the merger agreement be submitted to a vote at a meeting of our stockholders; and

     o    recommended that our stockholders approve the merger agreement.

     In reaching their conclusions, the special committee considered a number of positive and negative factors, including the following, no one of which was determinative:

          Positive Factors:

     o the similar investment strategies of us and FIDAC and the expectation that the transaction will increase our assets under management and will enable us to take advantage of new opportunities for growth;

     o the potential for the transaction to broaden our investor base, thereby improving our visibility and market presence and enhancing our overall growth opportunities;

     o the expectation that the acquisition would be accretive to our earnings and book value; and

     o the fact that the acquisition would alleviate some of the potential conflicts of interest arising from the management and ownership of FIDAC by our officers, directors and employees.

          Negative Factors:

     o uncertainty regarding how the transaction would affect the trading in our common stock;

     o the risk that certain of our stockholders might view us as a different and less desirable investment vehicle for their capital;

     o the risk that FIDAC's present and potential clients might view the management of their assets by the subsidiary of a public company, as FIDAC will be upon completion of the acquisition, as not desirable; and

     o the timing of receipt and the terms of approvals from appropriate government entities, including the possibility of delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals.

     See "The Acquisition--Our Reasons for the Merger."

FAIRNESS OPINION OF LEHMAN BROTHERS INC.

     Lehman Brothers delivered its opinion to the special committee of our board of directors that, as of December 31, 2003, and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by us for each share of FIDAC common stock is fair from a financial point of view to us.

     The full text of the written opinion of Lehman Brothers, dated December 31, 2003, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Our stockholders should read the opinion in its entirety. Lehman Brothers provided its opinion for the information and assistance of the special committee of our board of directors in connection with their consideration of the transactions contemplated by the merger agreement. The Lehman Brothers opinion is not a recommendation as to how any holder of our common stock should vote with respect to the transactions.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

     Our stockholders should note that some of our directors and officers have interests in the acquisition that are different in certain respects from the interests of our other stockholders. Michael A.J. Farrell, our Chairman of the Board, Chief Executive Officer, President and director, Wellington J. Denahan, our Vice Chairman, Chief Investment Officer and director, Kathryn F. Fagan, our Chief Financial Officer and Treasurer, Jennifer S. Karve, our Executive Vice President and Secretary, and other of our officers and employees are the shareholders of FIDAC. Mr. Farrell, Ms. Denahan and our other officers and employees are actively involved in managing mortgage-backed securities and other fixed income assets on behalf of FIDAC.

     Prior to the consummation of the proposed acquisition, our directors, officers, and their affiliates own approximately less than 1% of our outstanding shares of common stock. Following the consummation of the proposed acquisition, our directors, executive officers and their affiliates will own approximately 2% of our outstanding shares of common stock, without including any additional shares of our common stock they may acquire as an earn-out.

     See "The Acquisition--Interests of Certain Persons in the Acquisition."

CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE ACQUISITION

     Each of Annaly's and FIDAC's obligation to complete the acquisition is subject to the satisfaction or waiver of a number of conditions, including the following:

     o the merger agreement is approved at a meeting by the required vote of our stockholders;

     o we receive an opinion of counsel to the effect that FIDAC's organization and intended method of operation, following the acquisition, will enable FIDAC to meet the requirements for qualification and taxation as a taxable REIT subsidiary under the Internal Revenue Code;

     o all necessary approvals, consents and filings required for the acquisition have been obtained;

     o    there is no legal prohibition on completion of the acquisition;

     o the parties' respective representations and warranties in the merger agreement are true and correct, to the extent set forth in the merger agreement; and

     o the parties comply with their respective covenants and agreements in the merger agreement, to the extent set forth in the merger agreement.

     Other conditions required to complete the acquisition have been met. These include:

     o each of Michael A.J. Farrell, Wellington J. Denahan, Jennifer S. Karve, Kathryn F. Fagan, Jeremy Diamond, Ronald D. Kazel, Rose-Marie Lyght, Kristopher R. Konrad and James P. Fortescue has entered into an employment agreement with us, which includes non-compete covenants;

     o FIDAC shareholders executed concurrently with the merger agreement a unanimous written consent approving the acquisition and merger agreement;

     o Granting of termination of the waiting period by the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to their review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to our acquisition of FIDAC; and

     o Receipt by our special committee of an opinion of Lehman Brothers that the merger consideration is fair to us from a financial point of view.

TERMINATION OF THE MERGER AGREEMENT

     We and FIDAC can jointly agree to terminate the merger agreement at any time. In addition, we or FIDAC also may terminate the merger agreement if:

     o the acquisition is not completed on or before June 30, 2004 (as long as the failure to complete the acquisition before that date is not the result of the failure by the terminating company to fulfill any of its obligations under the merger agreement);

     o government actions do not permit the completion of the acquisition, so long as the terminating company has used its commercially reasonable efforts to obtain all necessary governmental approvals and lift any injunctions;

     o our stockholders do not approve the acquisition at a meeting of stockholders or any adjournment or postponement thereof; or

     o the special committee or our board of directors resolves to withdraw its approval or recommendation of the merger agreement or the acquisition after determining in good faith, based upon the written opinion of independent counsel, that a failure to withdraw or modify its approval or recommendation of the merger agreement or the acquisition will violate its fiduciary duties.

     In addition, FIDAC may terminate the merger agreement if:

     o we have breached any agreement, covenant, representation or warranty set forth in the merger agreement and FIDAC has not waived such breach or we have not cured such breach before the earlier of (1) 30 business days after we receive written notice of such breach and (2) June 30, 2004.

     In addition, we may terminate the merger agreement if:

     o FIDAC shareholders take action to revoke or rescind their unanimous written consent approving the merger and merger agreement; or

     o FIDAC or any of the FIDAC shareholders has breached any agreement, covenant, representation or warranty set forth in the merger agreement and we have not waived such breach or any of the FIDAC shareholders or FIDAC has not cured such breach before the earlier of (1) 30 business days after FIDAC receives written notice of such breach and (2) June 30, 2004.

TERMINATION FEES

     The merger agreement does not provide for the payment of termination fees; however, the merger agreement does not preclude liability for any willful breach of the merger agreement.

NO SOLICITATION COVENANT

     The merger agreement contains provisions prohibiting FIDAC and the FIDAC shareholders from actively seeking an alternative transaction. The no solicitation covenant generally prohibits FIDAC and the FIDAC shareholders, as well as FIDAC's affiliates, from taking any action to solicit an acquisition proposal. If FIDAC or any FIDAC shareholder receives an unsolicited offer or becomes aware that a third party intends to make an unsolicited offer, FIDAC or such FIDAC shareholder shall notify us of such unsolicited offer. See "Description of the Merger Agreement--No Solicitation by FIDAC."

EMPLOYMENT AGREEMENTS

     Each of Michael A.J. Farrell, Wellington J. Denahan, Jennifer S. Karve, Kathryn F. Fagan, Jeremy Diamond, Ronald D. Kazel, Rose-Marie Lyght, Kristopher
R. Konrad and James P. Fortescue has executed a new or modified two year employment agreement with us. The agreements become effective as of the closing date of the acquisition and are null and void if such closing does not occur. Such agreements will supersede any existing employment contracts with us and FIDAC and prohibit the employee, for a term of one year following the termination of employment with us, from working for a firm in direct or indirect competition with us or FIDAC including a mortgage REIT or a money manager. Each employment agreement provides for an annual base salary, to be reviewed each year, and for a possible performance bonus to be approved by the compensation committee of our board of directors. Upon termination of employment by us other than for cause or by the employee for good reason, we shall pay the employee any earned but unpaid annual base salary, awarded but unpaid performance bonus and a severance payment, subject to reduction under certain circumstances, equal to three times the greater of the employee's annual base salary and bonus performance for the preceding year or the average for the three preceding years of the employee's annual base salary and performance bonus.

VOTING ARRANGEMENTS

     Each of the FIDAC shareholders agreed to vote the same percentage of his or her shares of our common stock (1) in favor of the adoption of the merger agreement as the percentage of all votes cast by our stockholders who are not FIDAC shareholders that represent votes in favor of the adoption of the merger agreement and the approval of the acquisition, (2) against such adoption and approval as the percentage of all votes cast by our stockholders who are not FIDAC shareholders that represent votes against such adoption and approval and (3) neither for nor against such adoption and approval as the percentage of all votes cast by our stockholders who are not FIDAC shareholders that count neither as votes in favor of nor against such adoption and approval.

COMPARATIVE MARKET PRICE INFORMATION

     Our shares are listed on the New York Stock Exchange under the symbol "NLY." Shares of FIDAC are not publicly traded. The following table presents the last reported sale price per share of our common stock, as reported on the New York Stock Exchange Composite Transaction reporting system on December 31, 2003, the last full trading day prior to the public announcement of the acquisition, and on April 8, 2004, the last trading day for which this information could be obtained prior to the date of this proxy statement. Currently, there is no public market for shares of FIDAC common stock.

                DATE                                  PRICE PER SHARE

          December 31, 2003                                $18.40

            April 8, 2004                                  $18.30

     You are encouraged to obtain current market quotations for shares of our common stock.

REGULATORY REQUIREMENTS

     Completion of the acquisition is subject to the review of the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. We have been granted early termination of the waiting period under the Hart-Scott-Rodino Act with respect to our acquisition of FIDAC. See "The Acquisition--Regulatory Matters."

VOTES REQUIRED FOR THE ACQUISITION; NO DISSENTER'S RIGHTS

     The approval of a majority of the votes cast (provided that the total votes cast on the proposal represents over 50% of the voting power of our stockholders entitled to vote as of the record date) and present, in person or by proxy, at a meeting at which a quorum is present is required to approve the acquisition.

     Under Maryland law, you are not entitled to any dissenters' or appraisal rights in connection with the acquisition.

TAX CONSEQUENCES OF THE ACQUISITION

     We have structured the transaction so that it is anticipated that the merger of Merger Sub with and into FIDAC will be a reorganization for U.S. federal income tax purposes. As a result, it is expected that the FIDAC shareholders will recognize no gain or loss on the exchange and the basis of the FIDAC shares in the hands of Annaly will carryover from the basis of those shares in the hands of the historic FIDAC shareholders. The FIDAC shareholders will have a tax basis in their Annaly shares equal to their tax basis in the FIDAC shares converted in the merger.

ANNALY'S SUMMARY HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA

     The selected financial data set forth below is derived from our audited financial statements for the fiscal years ended December 31, 2003, 2002, 2001, 2000, and 1999. The following selected financial data should be read in conjunction with the more detailed information contained in the financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (for the three year period ended December 31, 2003) included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which is incorporated by reference into this proxy statement.

                                                                                      FOR THE YEARS
                                                                                    ENDED DECEMBER 31,
                                                                 2003          2002          2001          2000          1999
                                                          -----------------------------------------------------------------------
                                                                      (dollars in thousands, except per share data)
 STATEMENT OF OPERATIONS DATA:
      Interest income                                           $337,433      $404,165      $263,058       $109,750      $89,812
      Interest expense                                           182,004       191,758       168,055         92,902       69,846
      Net interest income                                       $155,429      $212,407       $95,003        $16,848      $19,966
      Gain on sale of mortgage-backed securities                  40,907        21,063         4,586          2,025          454
      General and administrative expenses (G&A expense)           16,233        13,963         7,311          2,286        2,281
                                                                --------      --------       -------        -------      -------
      Net income                                                $180,103      $219,507       $92,278        $16,587      $18,139
                                                                ========      ========       =======        =======      =======
      Basic net income per average share                           $1.95         $2.68         $2.23          $1.18        $1.41
      Diluted net income per average share                         $1.94         $2.67         $2.21          $1.15        $1.35
      Dividends declared per share                                 $1.95         $2.67         $1.75          $1.15        $1.38
 BALANCE SHEET DATA:
      Mortgage-Backed Securities, net                        $11,956,512   $11,551,857    $7,575,379     $1,978,219   $1,437,793
      Total assets                                            12,990,286    11,659,084     7,717,314      2,035,029    1,491,322
      Repurchase agreements                                   11,012,903    10,163,174     6,367,710      1,628,359    1,338,296
      Total liabilities                                       11,841,066    10,579,018     7,049,957      1,899,386    1,388,050
      Stockholders' equity                                     1,149,220     1,080,066       667,357        135,642      103,272
      Number of common shares outstanding                     96,074,096    84,569,206    59,826,975     14,522,978   13,581,316
 OTHER DATA:
      Average total assets                                   $12,975,039   $10,486,423    $5,082,852     $1,652,459   $1,473,765
      Average earning assets                                  12,007,333     9,575,365     4,682,780      1,564,491    1,461,254
      Average borrowings                                      11,549,368     9,128,933     4,388,900      1,449,999    1,350,230
      Average equity                                           1,122,633       978,107       437,376        117,727      117,685
      Yield on average interest earning assets                     2.81%         4.22%         5.62%          7.02%        6.15%
      Cost of funds on average interest bearing liabilities        1.58%         2.10%         3.83%          6.41%        5.17%
      Interest rate spread                                         1.23%         2.12%         1.79%          0.61%        0.98%
 ANNUALIZED FINANCIAL RATIOS:
      Net interest margin (net interest
        income/average total assets)                               1.20%         2.03%         1.87%          1.02%        1.35%
      G&A expense as a percentage of average total assets          0.13%         0.13%         0.14%          0.14%        0.15%
      G&A expense as a percentage of average Equity                1.45%         1.43%         1.67%          1.94%        1.94%
      Return on average total assets                               1.39%         2.09%         1.82%          1.00%        1.23%
      Return on average equity                                    16.04%        22.44%        21.10%         14.09%       15.41%

FIDAC SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The selected financial data set forth below is derived from FIDAC's audited financial statements for the year ended December 31, 2003 and unaudited financial statements for the fiscal years ended December 31, 2002 and 2001. FIDAC's unaudited financial statements, in the opinion of management, reflect all adjustments (consisting solely of normal recurring adjustments), which are necessary to present fairly the results for the unaudited fiscal years. The following selected financial data should be read in conjunction with the more detailed information contained in the financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this proxy statement. Selected financial data is not set forth for the fiscal years ended December 31, 2000 and 1999 because FIDAC began to execute its business plan in full during its 2001 fiscal year, at which point it began to experience meaningful revenue growth. Prior to that time, FIDAC was still a development stage business. We believe that the financial data for the fiscal years ended December 31, 2000 and 1999 does not offer information which is relevant to an assessment of this merger or our future prospects as consolidated entities. FIDAC has elected to be taxed as an S-corporation since its inception. At the end of each taxable year, earnings are distributed in the form of cash compensation or distributions of capital.

                                                          For the years
                                                       ended December 31,
                                                --------------------------------
                                                  2003        2002         2001
                                                -------      ------      -------
                                                     (dollars in thousands)
STATEMENT OF OPERATING DATA:
Investment advisory and service fees ........   $13,879      $6,122       $1,943
Interest income .............................        16          16            6
Loss on investment ..........................        --         (21)          --
                                                -------      ------      -------
Total income ................................    13,895       6,117        1,949
General and administrative expenses .........    13,626       3,449        1,079
                                                -------      ------      -------
Net income before taxes .....................       269       2,668          870
Income taxes ................................       207         251           91
                                                -------      ------      -------
Net income ..................................   $    62      $2,417       $  779
                                                =======      ======      =======

BALANCE SHEET DATA:
Cash and Cash Equivalents ...................   $   600      $  162       $  312
Fees receivable .............................     1,633         670          728
Other assets ................................       568          85           60
Total assets ................................     2,801         917        1,100
Total liabilities ...........................     1,206         893          275
Total Stockholders' equity ..................     1,595          24          825

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

     The following table presents certain unaudited historical per share and combined pro forma per share data of us and FIDAC after giving effect to the proposed business combination using the purchase method of accounting. The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the business combination been consummated at the beginning of the periods presented. You should read the information below in conjunction with the historical consolidated financial statements and notes thereto of us and FIDAC included in other sections of this proxy statement and the unaudited pro forma combined condensed financial data included elsewhere in this proxy statement.

     The unaudited pro forma per share data combines the results of operations of us and FIDAC for the year ended December 31, 2003 are as follows:

                           Comparative Per Share Data

                                                   Annaly     FIDAC    Pro Forma
                                                Historical  Historical  Combined
                                                ----------  ---------- ---------
Income from continuing operations
for twelve months ended December 31, 2003
   Basic                                           $1.95       $92.81    $1.95
   Diluted                                         $1.94       $92.81    $1.94

Cash Dividends Paid
   For the twelve months ended December 31, 2003   $1.95      $104.00    $1.95

Book Value
   As of December 31, 2003                        $11.96    $2,126.67   $11.98


PRO FORMA FINANCIAL STATEMENTS

     We have not presented pro forma financial information under Article 11 of Regulation S-X in this proxy statement. On a financial basis, the acquisition of FIDAC by us does not represent a transaction that is material to us. Following the merger, FIDAC will not be a significant subsidiary of us. Based on the results for calendar year 2003, FIDAC's revenues represent approximately 3% of our revenues, FIDAC's gross assets represent less than 1% of our gross assets, FIDAC's net income is de minimis compared to our net income and FIDAC's total liabilities represent less than 1% of our total liabilities. We believe that this proxy statement provides adequate disclosure regarding FIDAC. Following the merger, our public disclosure documents will incorporate FIDAC's financial results as our consolidated subsidiary, but one which is not a significant subsidiary for purposes of Regulation S-X. In view of the incremental nature of the merger and the other information available in this proxy statement, we believe that the omitted financial information regarding FIDAC would not be relevant and that the pro forma effect of the proposed acquisition is immaterial.

MARKET PRICE DATA

     Currently, there is no public market for shares of FIDAC common stock.

     Shares of our common stock are listed on the New York Stock Exchange under the symbol "NLY". The following table sets forth, for the periods indicated, the high, low, and closing sales prices per share of common stock as reported on the New York Stock Exchange composite tape and the cash dividends declared per share of our common stock.

                                                  STOCK PRICES
                                      HIGH             LOW              CLOSE
2003
     First Quarter                   $19.55           $16.54           $17.47
     Second Quarter                  $20.80           $17.43           $19.91
     Third Quarter                   $21.10           $16.13           $16.42
     Fourth Quarter                  $19.00           $15.65           $18.40
2002
     First Quarter                   $17.62           $15.30           $16.98
     Second Quarter                  $21.50           $16.20           $19.40
     Third Quarter                   $20.40           $14.00           $18.45
     Fourth Quarter                  $19.95           $15.25           $18.80

                                                  CASH DIVIDENDS
                                                DECLARED PER SHARE
2003
     First Quarter                                     $0.60
     Second Quarter                                    $0.60
     Third Quarter                                     $0.28
     Fourth Quarter                                    $0.47
2002
     First Quarter                                     $0.63
     Second Quarter                                    $0.68
     Third Quarter                                     $0.68
     Fourth Quarter                                    $0.68


     You are encouraged to obtain current market quotations for shares of our common stock. Based on the closing price per share of our common stock on April 8, 2004, the last trading day before the date of this proxy statement, the price per share of our common stock is $18.30 per share.

--------------------------------------------------------------------------------
                                  RISK FACTORS
--------------------------------------------------------------------------------

     The following material risk factors, including the material risks associated with the acquisition and related transactions, should be considered by holders of our common stock in evaluating whether to approve the acquisition. These factors should be considered in conjunction with the other information included elsewhere in this proxy statement and the risk factors relating to an investment in our common stock that can be found in the annual report on Form 10-K for the year ended December 31, 2003 which is incorporated in this proxy statement by reference.

RISKS RELATED TO THE ACQUISITION

BECAUSE THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE, YOU CANNOT BE CERTAIN OF THE PRECISE VALUE OF THE FUTURE ADDITIONAL SHARES THAT FIDAC SHAREHOLDERS MAY RECEIVE IN THE ACQUISITION.

     You cannot be certain of the precise value of the total acquisition consideration to be received by the FIDAC shareholders. Upon completion of the acquisition, each share of FIDAC stock will be converted into the right to receive approximately 2,935 shares of our common stock. FIDAC shareholders may also receive additional shares of our common stock as an earn-out in 2005, 2006, and 2007 worth up to $49,500,000 if FIDAC meets specific performance goals under the merger agreement. We cannot calculate how many shares we will issue under the earn-out provisions since that will vary depending upon whether and the extent to which FIDAC achieves specific performance goals. Even if FIDAC achieves specific performance goals for a fiscal year, the number of additional shares to be issued to the FIDAC shareholders will vary depending on our average share price for the first 20 trading days of the following fiscal year.

     In addition, the price of our common stock and the value of shares of FIDAC stock at the closing of the acquisition may vary from the respective values on the date the merger agreement was executed and on the date of the annual meeting. For example, during 2003, our common stock ranged from a low sale price of $15.65 per share to a high sale price of $21.10 per share. These variations may be the result of various factors, including:

     o changes in the business, operations or prospects of us, FIDAC or the post acquisition entities;

     o    governmental, regulatory and/or litigation developments;

     o market assessments as to whether and when the acquisition will be consummated;

     o    the timing of the consummation of the acquisition;

     o    changes in interest rates; and

     o    general stock market, economic and political conditions.

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE SHARES OF FIDAC.

Upon completion of the acquisition, FIDAC shareholders will become holders of additional shares of our common stock. Our business differs from that of FIDAC, and accordingly our future results of operations will be affected by factors different from those currently affecting our results of our operations. For a discussion of the business of FIDAC and of certain factors to consider in connection with that business, see "Business of FIDAC."

UNCERTAINTIES ASSOCIATED WITH THE ACQUISITION OR OUR OWNERSHIP OF FIDAC MAY CAUSE FIDAC TO LOSE CLIENTS.

     FIDAC's clients may, in response to the announcement of the acquisition, delay or defer decisions concerning their use of FIDAC products and services because of uncertainties related to the consummation of the acquisition. FIDAC's clients may also determine to withdraw assets under FIDAC's management, because of uncertainties associated with the acquisition and/or because FIDAC will no longer be an independently run company following the acquisition. Any of these matters could have an adverse effect on our business, results of operations or financial condition following the acquisition and the adverse effect may be material.

RISKS RELATED TO THE COMBINED BUSINESSES

SOME MEMBERS OF OUR MANAGEMENT AND SOME MEMBERS OF OUR BOARD OF DIRECTORS HAVE INTERESTS IN THE ACQUISITION THAT ARE DIFFERENT FROM OR IN ADDITION TO THE INTERESTS THEY SHARE WITH YOU AS OUR STOCKHOLDERS.

     The FIDAC shareholders will be receiving shares of our common stock upon completion of the acquisition. The FIDAC shareholders also may receive additional shares of our common stock if FIDAC reaches specific performance targets for the fiscal years 2004, 2005, and 2006, and, therefore, the FIDAC shareholders may have different interests from our other stockholders in the performance of FIDAC. The special committee was formed because of, and our board of directors was aware of, these different interests and considered them, among other matters, in approving the merger agreement and the acquisition. In addition, Michael A.J. Farrell, through his ownership of shares of FIDAC common stock, upon completion of the acquisition, will control approximately 2% of the outstanding voting power of our common stock, without including any additional voting power he may acquire upon FIDAC's achievement of specific performance goals for its 2004, 2005 and 2006 fiscal years.

A REIT CANNOT INVEST MORE THAN 20% OF ITS TOTAL ASSETS IN THE STOCK OR SECURITIES OF ONE OR MORE TAXABLE REIT SUBSIDIARIES; THEREFORE, FIDAC CANNOT CONSTITUTE MORE THAN 20% OF OUR TOTAL ASSETS.

     A taxable REIT subsidiary is a corporation, other than a REIT or a qualified REIT subsidiary, in which a REIT owns stock and which elects taxable REIT subsidiary status. The term also includes a corporate subsidiary in which the taxable REIT subsidiary owns more than a 35% interest. A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Overall, at the close of any calendar quarter, no more than

20% of the value of a REIT's assets may consist of stock or securities of one or more taxable REIT subsidiaries.

     As a result of the acquisition, FIDAC will become our taxable REIT subsidiary. At that time, FIDAC will be our only taxable REIT subsidiary and the stock and securities of FIDAC held by us is expected to represent less than 20% of the value of our total assets. Furthermore, we intend to monitor the value of our investments in the stock and securities of FIDAC (and any other taxable REIT subsidiary in which we may invest) to ensure compliance with the above-described 20% limitation. We cannot assure you, however, that we will always be able to comply with the 20% limitation so as to maintain REIT status.

TAXABLE REIT SUBSIDIARIES ARE SUBJECT TO TAX AT THE REGULAR CORPORATE RATES, ARE NOT REQUIRED TO DISTRIBUTE DIVIDENDS, AND THE AMOUNT OF DIVIDENDS A TAXABLE REIT SUBSIDIARY CAN PAY TO ITS PARENT REIT MAY BE LIMITED BY REIT GROSS INCOME TESTS.

     A taxable REIT subsidiary must pay income tax at regular corporate rates on any income that it earns. FIDAC will pay corporate income tax on its taxable income, and its after-tax net income will be available for distribution to us. Such income, however, is not required to be distributed.

     Moreover, the annual gross income tests that must be satisfied to ensure REIT qualification may limit the amount of dividends that we can receive from FIDAC and still maintain our REIT status. Generally, not more than 25% of our gross income can be derived from non-real estate related sources, such as dividends from a taxable REIT subsidiary. If, for any taxable year, the dividends we received from FIDAC, when added to our other items of non-real estate related income, represented more than 25% of our total gross income for the year, we could be denied REIT status, unless we were able to demonstrate, among other things, that our failure of the gross income test was due to reasonable cause and not willful neglect.

     The limitations imposed by the REIT gross income tests may impede our ability to distribute assets from FIDAC to us in the form of dividends. Certain asset transfers may, therefore, have to be structured as purchase and sale transactions upon which FIDAC recognizes taxable gain.

IF INTEREST ACCRUES ON INDEBTEDNESS OWED BY A TAXABLE REIT SUBSIDIARY TO ITS PARENT REIT AT A RATE IN EXCESS OF A COMMERCIALLY REASONABLE RATE, OR IF TRANSACTIONS BETWEEN A REIT AND A TAXABLE REIT SUBSIDIARY ARE ENTERED INTO ON OTHER THAN ARM'S-LENGTH TERMS, THE REIT MAY BE SUBJECT TO A PENALTY TAX.

     If interest accrues on an indebtedness owed by a taxable REIT subsidiary to its parent REIT at a rate in excess of a commercially reasonable rate, the REIT is subject to tax at a rate of 100% on the excess of (i) interest payments made by a taxable REIT subsidiary to its parent REIT over (ii) the amount of interest that would have been payable had interest accrued on the indebtedness at a commercially reasonable rate. A tax at a rate of 100% is also imposed on any transaction between a taxable REIT subsidiary and its parent REIT to the extent the transaction gives rise to deductions to the taxable REIT subsidiary that are in excess of the deductions that would have been allowable had the transaction been entered into on arm's-length terms. We will scrutinize all of our transactions with FIDAC in an effort to ensure that we do not become subject to these taxes. We cannot assure you, however, that we will be able to avoid application of these taxes.

RISKS RELATED TO FIDAC'S BUSINESS

A DECLINE IN THE VALUE OF SECURITIES OR LEVEL OF BORROWING ON FAVORABLE TERMS COULD LEAD TO A DECLINE IN FIDAC'S ASSETS UNDER MANAGEMENT, REVENUES AND EARNINGS.

     FIDAC's revenue is derived from fees it receives from investment advisory contracts with its clients. Under these contracts, the investment advisory fee FIDAC receives is typically based on the gross market value of assets under management. The gross assets FIDAC manages are increased by the borrowing of the portfolios and funds. Accordingly, a decline in the value of securities generally or the inability of the portfolio or the funds FIDAC manages to borrow on favorable terms may cause FIDAC's revenues and income to decline by:

     o causing the value of its assets under management to decrease, which would result in FIDAC receiving lower investment advisory fees; or

     o causing its clients to withdraw funds in favor of investments they perceive offer greater opportunity or lower risk, which would also result in FIDAC receiving lower investment advisory fees.

     If FIDAC's revenues decline without a commensurate reduction in its expenses, its net income will be reduced.

     Declines in the value of securities could be the result of several factors including economic downturn in the U.S. or foreign markets, political events, defaults by major financial institutions or adverse public or investor perceptions. The inability of the portfolio or the funds FIDAC manages to borrow on favorable terms could result from several factors, including a narrowing of the difference between short term and long term interest rates or disruptions caused by rapid changes in interest rates. We cannot assure you that securities markets will not move in a direction which results in a loss of FIDAC revenues and earnings.

FIDAC COULD LOSE CLIENTS AND SUFFER A DECLINE IN FIDAC'S REVENUES AND EARNINGS IF THE INVESTMENTS IT CHOOSES PERFORM POORLY, REGARDLESS OF THE TREND IN THE VALUE OF SECURITIES.

     Investment performance is one of the most important factors for the growth of assets under FIDAC's management. Poor investment performance could impair FIDAC's revenues and growth because:

     o existing clients might withdraw funds in favor of better performing products, which would result in FIDAC receiving lower investment advisory fees;

     o its ability to attract funds from existing and new clients might diminish; or

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


     o firms and individuals with which FIDAC has strategic alliances may terminate their relationships, and future strategic alliances may be unavailable.

     The portfolios and funds FIDAC manages are generally similar in strategy and risks to our investments, although FIDAC's clients are not generally attempting to qualify as REITs. The performance of these portfolios and funds are likely to be affected by the same factors that affect FIDAC's investment returns. If FIDAC's revenues decline without a commensurate reduction in its expenses, its net income will be reduced.

FIDAC'S CLIENTS CAN REMOVE THE ASSETS FIDAC MANAGES ON SHORT NOTICE.

     FIDAC's investment advisory and administrative contracts are generally terminable upon 90 days' notice, and depending on the client, investors may redeem their investments in the funds from one day to one month with or without written notice.

     Institutional and individual clients, and firms with which FIDAC has strategic alliances, can terminate their relationship with FIDAC, reduce the aggregate amount of assets under management, or shift their funds to other types of accounts with different rate structures for any of a number of reasons, including investment performance, changes in prevailing interest rates and financial market performance, particularly in the market for mortgage-backed securities. If the yield on mortgage-backed securities declines without a similar reduction in FIDAC's cost of financing, we would expect the pace of redemptions of FIDAC managed funds and accounts to increase. The decrease in revenues that could result from any such event could have a material adverse effect on FIDAC's business.

THE INVESTMENT ADVISORY BUSINESS IS INTENSELY COMPETITIVE.

     The investment advisory business is intensely competitive, with competition based on a variety of factors including:

     o    the range of products offered;

     o    brand recognition and business reputation;

     o    investment performance;

     o    the continuity of client relationships and of assets under management;

     o    the quality of service provided to clients;

     o    the level of fees and commissions charged for services;

     o    the level of commissions and other compensation paid;

     o the level of expenses paid to financial intermediaries related to administration and/or distribution; and

     o    financial strength.

     FIDAC competes in all aspects of its business with a large number of investment management firms, commercial banks, investment banks, broker-dealers, insurance companies and other financial institutions. A number of factors increase FIDAC's competitive risks:

     o a number of FIDAC's competitors have greater capital and other resources, and offer more comprehensive lines of products and services, than FIDAC does;

     o there are relatively few barriers to entry by new investment advisory firms, and the successful efforts of new entrants into FIDAC's lines of business of mortgage-backed securities, including major banks, insurance companies and other financial institutions, have resulted in increased competition;

     o other industry participants may from time to time seek to recruit FIDAC's investment professionals from FIDAC; and

     o FIDAC competitors are seeking to expand market share in the products and services it offers or intends to offer in the future.

     This competitive pressure may reduce FIDAC's revenues and earnings.

FIDAC DEPENDS ON ACCESSING CLIENTS THROUGH INTERMEDIARIES.

     FIDAC's ability to market its advisory and subadvisory services is highly dependent on access to its base of securities firms, banks, insurance companies and other intermediaries which generally offer competing investment products. The inability to have adequate client access could have a material adverse effect on FIDAC's business.

     FIDAC's distribution extends globally, including into many foreign markets, but the portfolios and funds FIDAC manages are denominated in U.S. dollars. Foreign exchange rate changes could make U.S. dollar denominated investments less attractive to foreign investors and result in withdrawals by such investors or difficulty in attracting assets.

FIDAC IS SUBJECT TO EXTENSIVE REGULATION AND VIOLATIONS OF REGULATORY REQUIREMENTS COULD IMPAIR ITS ABILITY TO OPERATE OR RESULT IN FINES OR DAMAGE TO ITS REPUTATION.

     As with all investment advisors, FIDAC's business is heavily regulated. Noncompliance with applicable statutes or regulations could result in sanctions, including:

     o    the revocation of licenses to operate its business;

     o the suspension or expulsion from a particular jurisdiction or market of FIDAC or its key personnel;

     o    the imposition of fines and censures; and

     o    reputational loss.

     Any of these events could have a material adverse effect on FIDAC's business.

FIDAC IS DEPENDENT ON ITS KEY PERSONNEL.

     FIDAC is dependent on the efforts of its key officers and employees, including Michael A.J. Farrell, FIDAC's Chief Executive Officer, and President, Wellington J. Denahan, FIDAC's Executive Vice President and Chief Investment Officer, Kathryn F. Fagan, FIDAC's Chief Financial Officer and Treasurer, and Jennifer S. Karve, FIDAC's Executive Vice President and Portfolio Manager. The loss of any of their services could have an adverse effect on FIDAC's operations. Although we have employment agreements with each of them, we cannot assure you they will remain employed with us. They have each executed a new employment agreement with us that, upon the consummation of the acquisition, replaces their existing employment agreements with us.

RISKS RELATED TO OUR BUSINESS

AN INCREASE IN THE INTEREST PAYMENTS ON OUR BORROWINGS RELATIVE TO THE INTEREST WE EARN ON OUR INVESTMENT SECURITIES MAY ADVERSELY AFFECT OUR PROFITABILITY.

     We earn money based upon the spread between the interest payments we earn on our investment securities and the interest payments we must make on our borrowings. If the interest payments on our borrowings increase relative to the interest we earn on our investment securities, our profitability may be adversely affected.

     The interest payments on our borrowings may increase relative to the interest we earn on our adjustable-rate investment securities for various reasons discussed in this section.

DIFFERENCES IN TIMING OF INTEREST RATE ADJUSTMENTS ON OUR INVESTMENT SECURITIES AND OUR BORROWINGS MAY ADVERSELY AFFECT OUR PROFITABILITY.

     We rely primarily on short-term borrowings to acquire investment securities with long-term maturities. Accordingly, if short-term interest rates increase, this may adversely affect our profitability.

     Most of the investment securities we acquire are adjustable-rate securities. This means that their interest rates may vary over time based upon changes in an objective index, such as:

     o LIBOR. The interest rate that banks in London offer for deposits in London of U.S. dollars.

     o Treasury rate. A monthly or weekly average yield of benchmark U.S. Treasury securities, as published by the Federal Reserve Board.

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


     o CD Rate. The weekly average of secondary market interest rates on six-month negotiable certificates of deposit, as published by the Federal Reserve Board.

     These indices generally reflect short-term interest rates. On December 31, 2003, approximately 73% of our investment securities were adjustable-rate securities.

     The interest rates on our borrowings similarly vary with changes in an objective index. Nevertheless, the interest rates on our borrowings generally adjust more frequently than the interest rates on our adjustable-rate investment securities. For example, on December 31, 2003, our adjustable-rate investment securities had a weighted average term to next rate adjustment of 23 months, while our borrowings had a weighted average term to next rate adjustment of 90 days. Accordingly, in a period of rising interest rates, we could experience a decrease in net income or a net loss because the interest rates on our borrowings adjust faster than the interest rates on our adjustable-rate investment securities.

INTEREST RATE CAPS ON OUR INVESTMENT SECURITIES MAY ADVERSELY AFFECT OUR PROFITABILITY.

     Our adjustable-rate investment securities are typically subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase through maturity of an investment security. Our borrowings are not subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, we could experience a decrease in net income or experience a net loss because the interest rates on our borrowings could increase without limitation while the interest rates on our adjustable-rate investment securities would be limited by caps.

BECAUSE WE ACQUIRE FIXED-RATE SECURITIES, AN INCREASE IN INTEREST RATES MAY ADVERSELY AFFECT OUR PROFITABILITY.

     While the majority of our investments consist of adjustable-rate investment securities, we also invest in fixed-rate mortgage-backed securities. In a period of rising interest rates, our interest payments could increase while the interest we earn on our fixed-rate mortgage-backed securities would not change. This would adversely affect our profitability. On December 31, 2003, approximately 27% of our investment securities were fixed-rate securities.

AN INCREASE IN PREPAYMENT RATES MAY ADVERSELY AFFECT OUR PROFITABILITY.

     The mortgage-backed securities we acquire are backed by pools of mortgage loans. We receive payments, generally, from the payments that are made on these underlying mortgage loans. When borrowers prepay their mortgage loans at rates that are faster than expected, this results in prepayments that are faster than expected on the mortgage-backed securities. These faster than expected prepayments may adversely affect our profitability.

     We often purchase mortgage-backed securities that have a higher interest rate than the market interest rate at the time. In exchange for this higher interest rate, we must pay a premium over the market value to acquire the security. In accordance with accounting rules, we amortize this premium over the term of the mortgage-backed security. If the mortgage-backed security is prepaid in whole or in part prior to its maturity date, however, we must expense the remaining unamortized portion of the premium that was prepaid at the time of the prepayment. This adversely affects our profitability. On December 31, 2003, approximately 97% of the mortgage-backed securities we owned were acquired at a premium.

     Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by conditions in the housing and financial markets, general economic conditions and the relative interest rates on fixed-rate and adjustable-rate mortgage loans.

     We may seek to reduce prepayment risk by acquiring mortgage-backed securities at a discount. If a discounted security is prepaid in whole or in part prior to its maturity date, we will earn income equal to the amount of the remaining discount. This will improve our profitability if the discounted securities are prepaid faster than expected. On December 31, 2003, approximately 3% of the mortgage-backed securities we owned were acquired at a discount.

     We also can acquire mortgage-backed securities that are less affected by prepayments. For example, we can acquire CMOs, a type of mortgage-backed security. CMOs divide a pool of mortgage loans into multiple tranches that allow for shifting of prepayment risks from slower-paying tranches to faster-paying tranches. This is in contrast to pass-through or pay-through mortgage-backed securities, where all investors share equally in all payments, including all prepayments. As discussed below, the Investment Company Act of 1940 (or the Investment Company Act) imposes restrictions on our purchase of CMOs. On December 31, 2003, approximately 23% of our mortgage-backed securities were CMOs and approximately 77% of our mortgage-backed securities were pass-through or pay-through securities.

     While we seek to minimize prepayment risk to the extent practical, in selecting investments we must balance prepayment risk against other risks and the potential returns of each investment. No strategy can completely insulate us from prepayment risk.

AN INCREASE IN INTEREST RATES MAY ADVERSELY AFFECT OUR BOOK VALUE.

     Increases in interest rates may negatively affect the market value of our investment securities. Our fixed-rate securities, generally, are more negatively affected by these increases. In accordance with accounting rules, we reduce our book value by the amount of any decrease in the market value of our investment securities.

OUR STRATEGY INVOLVES SIGNIFICANT LEVERAGE.

     We seek to maintain a ratio of debt-to-equity of between 8:1 and 12:1, although our ratio may at times be above or below this amount. We incur this leverage by borrowing against a substantial portion of the market value of our investment securities. By incurring this leverage, we can enhance our returns. Nevertheless, this leverage, which is fundamental to our investment strategy, also creates significant risks.

OUR LEVERAGE MAY CAUSE SUBSTANTIAL LOSSES.

     Because of our significant leverage, we may incur substantial losses if our borrowing costs increase. Our borrowing costs may increase for any of the following reasons:

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


     o    short-term interest rates increase;

     o    the market value of our investment securities decreases;

     o    interest rate volatility increases; or

     o    the availability of financing in the market decreases.

OUR LEVERAGE MAY CAUSE MARGIN CALLS AND DEFAULTS AND FORCE US TO SELL ASSETS UNDER ADVERSE MARKET CONDITIONS.

     Because of our leverage, a decline in the value of our investment securities may result in our lenders initiating margin calls. A margin call means that the lender requires us to pledge additional collateral to re-establish the ratio of the value of the collateral to the amount of the borrowing. Our fixed-rate mortgage-backed securities generally are more susceptible to margin calls as increases in interest rates tend to more negatively affect the market value of fixed-rate securities.

     If we are unable to satisfy margin calls, our lenders may foreclose on our collateral. This could force us to sell our investment securities under adverse market conditions. Additionally, in the event of our bankruptcy, our borrowings, which are generally made under repurchase agreements, may qualify for special treatment under the Bankruptcy Code. This special treatment would allow the lenders under these agreements to avoid the automatic stay provisions of the Bankruptcy Code and to liquidate the collateral under these agreements without delay.

LIQUIDATION OF COLLATERAL MAY JEOPARDIZE OUR REIT STATUS.

     To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investment securities, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT. For further discussion of these asset and source of income requirements and the consequences of our failure to continue to qualify as a REIT, please see "The Acquisition - Material Federal Income Tax Consequences of the Acquisition."

WE MAY EXCEED OUR TARGET LEVERAGE RATIOS.

     We seek to maintain a ratio of debt-to-equity of between 8:1 and 12:1. However, we are not required to stay within this leverage ratio. If we exceed this ratio, the adverse impact on our financial condition and results of operations from the types of risks described in this section would likely be more severe.

WE MAY NOT BE ABLE TO ACHIEVE OUR OPTIMAL LEVERAGE.

     We use leverage as a strategy to increase the return to our investors. However, we may not be able to achieve our desired leverage for any of the following reasons:

     o    we determine that the leverage would expose us to excessive risk;

     o    our lenders do not make funding available to us at acceptable rates;
          or

     o our lenders require that we provide additional collateral to cover our borrowings.

WE MAY INCUR INCREASED BORROWING COSTS WHICH WOULD ADVERSELY AFFECT OUR PROFITABILITY.

     Currently, all of our borrowings are collateralized borrowings in the form of repurchase agreements. If the interest rates on these repurchase agreements increase, it would adversely affect our profitability.

     Our borrowing costs under repurchase agreements generally correspond to short-term interest rates such as LIBOR or a short-term Treasury index, plus or minus a margin. The margins on these borrowings over or under short-term interest rates may vary depending upon:

     o    the movement of interest rates;

     o    the availability of financing in the market; or

     o    the value and liquidity of our investment securities.

IF WE ARE UNABLE TO RENEW OUR BORROWINGS AT FAVORABLE RATES, OUR PROFITABILITY MAY BE ADVERSELY AFFECTED.

     Since we rely primarily on short-term borrowings, our ability to achieve our investment objectives depends not only on our ability to borrow money in sufficient amounts and on favorable terms, but also on our ability to renew or replace on a continuous basis our maturing short-term borrowings. If we are not able to renew or replace maturing borrowings, we would have to sell our assets under possibly adverse market conditions.

WE HAVE NOT USED DERIVATIVES TO MITIGATE OUR INTEREST RATE AND PREPAYMENT RISKS.

     Our policies permit us to enter into interest rate swaps, caps and floors and other derivative transactions to help us mitigate our interest rate and prepayment risks described above. However, we have determined in the past that the cost of these transactions outweighs the benefits. In addition, we will not enter into derivative transactions if we believe they will jeopardize our status as a REIT. If we decide to enter into derivative transactions in the future, these transactions may mitigate our interest rate and prepayment risks but cannot insulate us from these risks.

OUR INVESTMENT STRATEGY MAY INVOLVE CREDIT RISK.

     We may incur losses if there are payment defaults under our investment securities.

     To date, all of our mortgage-backed securities have been agency certificates which, although not rated, carry an implied "AAA" rating. Agency certificates are investment securities where Freddie Mac, Fannie Mae or Ginnie Mae guarantees payments of principal or interest on the certificates.

     Even though we have only acquired "AAA" securities so far, pursuant to our capital investment policy, we have the ability to acquire securities of lower credit quality. Under our policy:

     o 75% of our investments must have a "AA" or higher rating by S&P, an equivalent rating by a similar nationally recognized rating organization or our management must determine that the investments are of comparable credit quality to investments with these ratings;

     o the remaining 25% of our investments must have a "BBB" or higher rating by S&P, or an equivalent rating by a similar nationally recognized rating organization, or our management must determine that the investments are of comparable credit quality to investments with these ratings. Securities with ratings of "BBB" or higher are commonly referred to as "investment grade" securities; and

     o we seek to have a minimum weighted average rating for our portfolio of at least "A" by S&P.

     If we acquire mortgage-backed securities of lower credit quality, we may incur losses if there are defaults under those mortgage-backed securities or if the rating agencies downgrade the credit quality of those mortgage-backed securities.

WE HAVE NOT ESTABLISHED A MINIMUM DIVIDEND PAYMENT LEVEL.

     We intend to pay quarterly dividends and to make distributions to our stockholders in amounts such that all or substantially all of our taxable income in each year (subject to certain adjustments) is distributed. This enables us to qualify for the tax benefits accorded to a REIT under the Code. We have not established a minimum dividend payment level and our ability to pay dividends may be adversely affected for the reasons described in this section. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time.

BECAUSE OF COMPETITION, WE MAY NOT BE ABLE TO ACQUIRE MORTGAGE-BACKED SECURITIES AT FAVORABLE YIELDS.

     Our net income depends, in large part, on our ability to acquire mortgage-backed securities at favorable spreads over our borrowing costs. In acquiring mortgage-backed securities, we compete with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds, other lenders and other entities that purchase mortgage-backed securities, many of which have greater financial resources than us. As a result, in the future, we may not be able to acquire sufficient mortgage-backed securities at favorable spreads over our borrowing costs.

WE ARE DEPENDENT ON OUR KEY PERSONNEL.

     We are dependent on the efforts of our key officers and employees, including Michael A.J. Farrell, our Chairman of the board of directors, Chief Executive Officer, President and director, Wellington J. Denahan, our Vice Chairman, Chief Investment Officer and director, Kathryn F. Fagan, our Chief Financial Officer and Treasurer, and Jennifer S. Karve, our Executive Vice President and Secretary. The loss of any of their services could have an adverse effect on our operations. Although we have employment agreements with each of them, we cannot assure you they will remain employed with us. They have each executed a new employment agreement with us that, upon the consummation of the acquisition, replaces their existing employment agreements with us.

SOME OF OUR DIRECTORS, OFFICERS, AND EMPLOYEES HAVE OWNERSHIP INTERESTS AND MANAGE ASSETS FOR OTHER CLIENTS THAT CREATE POTENTIAL CONFLICTS OF INTEREST.

     Some of our directors, officers, and employees have potential conflicts of interest with us. The material potential conflicts are as follows:

     Mr. Farrell, Ms. Denahan and other officers and employees are actively involved in managing mortgage-backed securities and other fixed income assets for institutional clients through FIDAC. FIDAC is a registered investment adviser that on December 31, 2003 managed, assisted in managing or supervised approximately $13.6 billion in gross assets on a discretionary basis for a wide array of clients. FIDAC also manages other funds. These officers will continue to perform services for FIDAC, the institutional clients, and other funds managed by FIDAC. Mr. Farrell, Ms. Denahan, Ms. Fagan, Ms. Karve, and other of our officers and employees are the shareholders of FIDAC.

     If the acquisition is not approved, these responsibilities may create conflicts of interest for these officers and employees if they are presented with corporate opportunities that may benefit us, the institutional clients, and other funds managed by FIDAC, if applicable. If the acquisition is not approved, our officers will continue to allocate investments among us, the institutional clients, and other funds managed by FIDAC, if applicable, by determining the entity or account for which the investment is most suitable. In making this determination, our officers consider the investment strategy and guidelines of each entity or account with respect to acquisition of assets, leverage, liquidity, and other factors that our officers determine appropriate.

     If the acquisition is not approved, our management expects to continue to allocate rent and other office expenses between our affiliates and us. These allocations may create conflicts of interest. Our management currently allocates rent and other expenses 90% to us and 10% to FIDAC. Our audit committee must approve any change in these allocation percentages. In addition, we may enter into agreements, such as technology sharing or research agreements, with our affiliates in the future. These agreements would present potential conflicts of interest. Our management will obtain prior approval of our audit committee prior to entering into any agreements with our affiliates.

FEDERAL INCOME TAX RISKS RELATED TO OUR QUALIFICATION AS A REIT

OUR FAILURE TO QUALIFY AS A REIT WOULD HAVE ADVERSE TAX CONSEQUENCES.

     We believe that since 1997 we have qualified for taxation as a REIT for federal income tax purposes. We plan to continue to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. The determination that we are a REIT requires an analysis of various factual matters and circumstances that may not be totally within our control. For example, to qualify as a REIT, at least 75% of our gross income must come from real estate sources and 95% of our gross income must come from real estate sources and certain other sources that are itemized in the REIT tax laws. We are also required to distribute to stockholders at least 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain). Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress and the Internal Revenue Service, or IRS, might make changes to the tax laws and regulations, and the courts might issue new rulings that make it more difficult or impossible for us to remain qualified as a REIT.

     If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. Also, unless the IRS granted us relief under certain statutory provisions, we would remain disqualified as a REIT for four years following the year we first fail to qualify. If we fail to qualify as a REIT, we would have to pay significant income taxes and would therefore have less money available for investments or for distributions to our stockholders. This would likely have a significant adverse effect on the value of our securities. In addition, the tax law would no longer require us to make distributions to our stockholders. For further discussion of the risks related to our qualification as a REIT, please see "Risks Related to the Combined Businesses."

WE HAVE CERTAIN DISTRIBUTION REQUIREMENTS.

     As a REIT, we must distribute at least 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain). The required distribution limits the amount we have available for other business purposes, including amounts to fund our growth. Also, it is possible that because of the differences between the time we actually receive revenue or pay expenses and the period we report those items for distribution purposes, we may have to borrow funds on a short-term basis to meet the 90% distribution requirement.

WE ARE ALSO SUBJECT TO OTHER TAX LIABILITIES.

     Even if we qualify as a REIT, we may be subject to certain federal, state and local taxes on our income and property. Any of these taxes would reduce our operating cash flow.

RISKS OF OWNERSHIP OF OUR COMMON STOCK

ISSUANCES OF LARGE AMOUNTS OF OUR STOCK COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE.

     As of April 7, 2004, 117,884,863 shares of our common stock were outstanding. If we issue a significant number of shares of common stock or securities convertible into common stock in a short period of time, there could be a dilution of the existing common stock and a decrease in the market price of the common stock.

WE MAY CHANGE OUR POLICIES WITHOUT STOCKHOLDER APPROVAL.

     Our board of directors and management determine all of our policies, including our investment, financing and distribution policies. Although they have no current plans to do so, they may amend or revise these policies at any time without a vote of our stockholders. Policy changes could adversely affect our financial condition, results of operations, the market price of our common stock or our ability to pay dividends or distributions.

LIMITS ON OWNERSHIP OF OUR COMMON STOCK COULD HAVE ADVERSE CONSEQUENCES TO YOU AND COULD LIMIT YOUR OPPORTUNITY TO RECEIVE A PREMIUM ON OUR STOCK.

     To maintain our qualification as a REIT for federal income tax purposes, not more than 50% in value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal tax laws to include certain entities). Primarily to facilitate maintenance of our qualification as a REIT for federal income tax purposes, our charter will prohibit ownership, directly or by the attribution provisions of the federal tax laws, by any person of more than 9.8% of the lesser of the number or value of the issued and outstanding shares of our common stock and will prohibit ownership, directly or by the attribution provisions of the federal tax laws, by any person of more than 9.8% of the lesser of the number or value of the issued and outstanding shares of any class or series of our preferred stock. Our board of directors, in its sole and absolute discretion, may waive or modify the ownership limit with respect to one or more persons who would not be treated as "individuals" for purposes of the federal tax laws if it is satisfied, based upon information required to be provided by the party seeking the waiver and upon an opinion of counsel satisfactory to the board of directors, that ownership in excess of this limit will not otherwise jeopardize our status as a REIT for federal income tax purposes.

     The ownership limit may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect our shareholders' ability to realize a premium over the then-prevailing market price for our common stock in connection with a change in control.

OUR GOVERNING DOCUMENTS AND MARYLAND LAW IMPOSE LIMITATIONS ON THE ACQUISITION OF OUR COMMON STOCK AND CHANGES IN CONTROL THAT COULD MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US.

     MARYLAND BUSINESS COMBINATION ACT

     The Maryland General Corporation Law establishes special requirements for "business combinations" between a Maryland corporation and "interested stockholders" unless exemptions are applicable. An interested stockholder is any person who beneficially owns 10% or more of the voting power of our then-outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested stockholder unless the board of directors approved the transaction prior to the party's becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder. The law also requires a super majority stockholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:

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


     o 80% of the votes entitled to be cast by holders of outstanding voting shares; and

     o two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder or an affiliate of the interested stockholder with whom the business combination is to be effected.

     As permitted by the Maryland General Corporation Law, we have elected not to be governed by the Maryland business combination statute. We made this election by opting out of this statute in our articles of incorporation. If, however, we amend our articles of incorporation to opt back in to the statute, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

         MARYLAND CONTROL SHARE ACQUISITION ACT

     Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of the stockholders. Two-thirds of the shares eligible to vote must vote in favor of granting the "control shares" voting rights. "Control shares" are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

     o    One-tenth or more but less than one third of all voting power;

     o    One-third or more but less than a majority of all voting power; or

     o    A majority or more of all voting power.

     Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel our board of directors to call a special meeting of stockholders to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders' meeting.

     If voting rights are not approved at a meeting of stockholders then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to voting rights, as of the date of either:

     o    the last control share acquisition; or

     o the meeting where stockholders considered and did not approve voting rights of the control shares.

     If voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may obtain rights as objecting stockholders and, thereunder, exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value may not be less than the highest price per share paid in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of dissenters' rights would not apply in the context of a control share acquisition. The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

REGULATORY RISKS

LOSS OF INVESTMENT COMPANY ACT EXEMPTION WOULD ADVERSELY AFFECT US.

     We intend to conduct our business so as not to become regulated as an investment company under the Investment Company Act. If we fail to qualify for this exemption, our ability to use leverage would be substantially reduced, and we would be unable to conduct our business as described in this proxy statement.

     The Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. Under the current interpretation of the SEC staff, in order to qualify for this exemption, we must maintain at least 55% of our assets directly in these qualifying real estate interests. Mortgage-backed securities that do not represent all of the certificates issued with respect to an underlying pool of mortgages may be treated as securities separate from the underlying mortgage loans and, thus, may not qualify for purposes of the 55% requirement. Our ownership of these mortgage-backed securities, therefore, is limited by the provisions of the Investment Company Act. In addition, in meeting the 55% requirement under the Investment Company Act, we treat as qualifying interests mortgage-backed securities issued with respect to an underlying pool as to which we hold all issued certificates. If the SEC or its staff adopts a contrary interpretation, we could be required to sell a substantial amount of our mortgage-backed securities, under potentially adverse market conditions. Further, in order to insure that we at all times qualify for the exemption from the Investment Company Act, we may be precluded from acquiring mortgage-backed securities whose yield is somewhat higher than the yield on mortgage-backed securities that could be purchased in a manner consistent with the exemption. The net effect of these factors may be to lower our net income.

COMPLIANCE WITH PROPOSED AND RECENTLY ENACTED CHANGES IN SECURITIES LAWS AND REGULATIONS ARE LIKELY TO INCREASE OUR COSTS.

     The Sarbanes-Oxley Act of 2002 and rules and regulations promulgated by the SEC and the New York Stock Exchange have increased the scope, complexity and cost of corporate governance, reporting and disclosure practices. We believe that these rules and regulations will make it more costly for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of management and our board of directors, particularly to serve on our audit committee.

--------------------------------------------------------------------------------
                           FORWARD-LOOKING STATEMENTS
--------------------------------------------------------------------------------

     This proxy statement contains or incorporates by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, FIDAC's clients removal of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment management business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk factors." We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

     For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the annual reports on Form 10-K and the quarterly reports on Form 10-Q that we have filed with the SEC.

     All forward-looking statements in this proxy statement attributable to us or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

--------------------------------------------------------------------------------
                               OUR ANNUAL MEETING
--------------------------------------------------------------------------------

     We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at our annual meeting.

DATE, TIME AND PLACE OF THE ANNUAL MEETING

     We will hold our annual meeting on Thursday, May 27, 2004, at 9:30 a.m., local time, at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036 in the Cantor Jolson room on the 9th floor.

PURPOSE OF THE ANNUAL MEETING

     At the annual meeting, we are asking holders of record of our common stock to consider and vote on the following proposals:

     o to approve the Agreement and Plan of Merger, dated as of December 31, 2003, as amended, by and among Annaly, FIDAC, Merger Sub, and the shareholders of FIDAC. The adoption of the merger agreement also will constitute approval of the other transactions contemplated by the merger agreement;

     o    to elect three directors for a term of three years each;

     o to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the current fiscal year; and

     o to act upon such other matters as may properly come before our annual meeting or any adjournment or postponement thereof.

     Our board of directors, upon the recommendation of a special committee consisting entirely of independent directors formed to consider the transaction, after due consideration:

     o determined that the acquisition and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of us and our stockholders;

     o approved the acquisition and approved and adopted the merger agreement and the transactions contemplated by the merger agreement;

     o directed that the merger agreement be submitted to a vote at a meeting of our stockholders; and

     o    recommended that our stockholders approve the merger agreement.

     Our board of directors recommends that our stockholders vote "for" approval of the merger agreement.

     Certain of our directors and officers will receive financial benefits in connection with the acquisition. For a discussion of the interests of certain persons in the acquisition, see "The Acquisition--Interests of Certain Persons in the Acquisition."

STOCKHOLDER RECORD DATE

     Only holders of record of our common stock at the close of business on March 22, 2004, the record date, are entitled to notice of and to vote at the annual meeting. On the record date, approximately 117,866,933 shares of our common stock were issued and outstanding.

VOTING RIGHTS

     Our stockholders are entitled to one vote per share of common stock held as of the record date for the annual meeting.

QUORUM; EFFECT OF ABSTENTION AND BROKER "NON-VOTES"

     A quorum will be present at the annual meeting if a majority of the votes entitled to be cast are present, in person or by proxy. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share.

     An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     A broker "non-vote" occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. Under New York Stock Exchange rules, brokers that hold shares of our common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. Broker "non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a stockholder owns shares through a broker and attends the annual meeting, the stockholder should bring a letter from that stockholder's broker identifying that stockholder as the beneficial owner of the shares and acknowledging that you will vote your shares.

     Abstentions and broker non-votes will not count "for" or "against" the election of directors or the ratification of Deloitte & Touche LLP as our auditors. For purposes of a vote on the merger agreement, an abstention or a broker non-vote will have the effect of a vote against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event neither an abstention nor a broker non-vote will have any effect on the vote.

VOTE REQUIRED FOR THE APPROVAL OF THE ACQUISITION

     The approval of the holders of a majority of the vote cast (provided that the total vote cast on the proposal represents over 50% of the voting power of our shares entitled to vote as of the record date) and present, in person or by proxy, at a meeting at which a quorum is present, is required to approve the merger agreement.

VOTE REQUIRED FOR THE ELECTION OF DIRECTORS AND RATIFICATION OF AUDITORS

     Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting; and ratification of the appointment of our independent auditors will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

VOTING OF PROXIES

     All shares represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the approval of the merger agreement.

     Only shares affirmatively voted for the approval of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the approval of the merger agreement.

     The individuals named as proxies by a stockholder may vote for one or more adjournments of the annual meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the merger agreement will be voted in favor of any adjournment.

     We do not expect that any matter other than those discussed in this proxy statement will be brought before the annual meeting. If, however, other matters are properly presented at the annual meeting, the individuals named as proxies will vote in accordance with the recommendation of our board of directors.

REVOCABILITY OF PROXIES

     Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the annual meeting. A stockholder may revoke a proxy at any time before it is voted by filing with us a duly executed revocation of proxy, by submitting a duly executed proxy to us with a later date or by appearing at the annual meeting and voting in person. Stockholders may revoke a proxy by any of these methods, regardless of the method used to deliver a stockholder's previous proxy. Attendance at the annual meeting without voting will not itself revoke a proxy.

SOLICITATION OF PROXIES

     We will pay the expenses incurred in connection with the printing and mailing of this proxy statement. In addition to solicitation by mail, the directors, officers and employees of us, who will not be specially compensated, may solicit proxies from our stockholders by telephone, facsimile, telegram or other electronic means or in person. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses.

     We have retained Morrow & Co. Inc. to assist in the solicitation of proxies from banks, brokerage firms, nominees, institutional holders and individual investors for a fee of $7,500 plus reimbursement for expenses.

     We will mail a copy of this proxy statement to each holder of record of our common stock on the record date.

     Stockholders have the option to vote over the internet or by telephone. Please be aware that if you vote over the internet, you may incur costs such as telephone and access charges for which you will be responsible.

     In accordance with a notice sent to eligible stockholders who share a single address, we are sending only one proxy statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact us at Annaly Mortgage Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036, Attention: Investor Relations or email us at investor@annaly.com. If you are an eligible stockholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

POSTPONEMENT OR ADJOURNMENT OF MEETING

     If a quorum is not present or represented, our bylaws permit a majority of stockholders entitled to vote at the annual meeting, present in person or represented by proxy, to postpone or adjourn the meeting, without notice other than an announcement.

ANNUAL MEETING ADMISSION PROCEDURES

     You should be prepared to present photo identification for admittance at the annual meeting. In addition, if you are a record holder of common stock, your name is subject to verification against the list of our record holders on the record date prior to being admitted to the annual meeting. If you are not a record holder but hold shares in street name, that is, with a broker, dealer, bank or other financial institution that serves as your nominee, you should be prepared to provide proof of beneficial ownership on the record date, or similar evidence of ownership. Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the auditorium and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted to the annual meeting.

--------------------------------------------------------------------------------
                               BUSINESS OF ANNALY
--------------------------------------------------------------------------------

GENERAL

     We own, manage, and finance a portfolio of investment securities, including mortgage pass-through certificates, collateralized mortgage obligations, or CMOs, agency callable debentures, and other securities representing interests in or obligations backed by pools of mortgage loans. Our principal business objective is to generate net income for distribution to our stockholders from the spread between the interest income on our investment securities and the cost of borrowings to finance our acquisition of investment securities. We have elected and believe that we are organized and have operated in a manner that enables us to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (or the Code). If we qualify for taxation as a REIT, we generally will not be subject to federal income tax on our taxable income that is distributed to our stockholders. Therefore, substantially all of our assets consist of qualified REIT real estate assets (of the type described in Section 856(c)(5)(B) of the Code). We are a Maryland corporation that commenced operations on February 18, 1997. We are self-advised and self-managed.

     We have financed our purchases of investment securities with the net proceeds of equity offerings and borrowings under repurchase agreements whose interest rates adjust based on changes in short-term market interest rates.

STOCK LISTING

     Our common stock is traded on the New York Stock Exchange under the symbol "NLY."

PRINCIPAL EXECUTIVE OFFICES AND TELEPHONE NUMBER

     Our principal executive offices are located at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036. Our telephone number is (212) 696-0100.

--------------------------------------------------------------------------------
                                BUSINESS OF FIDAC
--------------------------------------------------------------------------------

     FIDAC, a registered investment advisor, conducts a fee-based asset management business with a global distribution reach. At December 31, 2003, FIDAC managed or assisted in the management of approximately $13.6 billion in gross assets for both domestic and offshore clients. FIDAC's principle business objective is to build assets under management in existing and future products primarily through relationships with distribution partners and, to a lesser extent, direct sales. FIDAC has elected to, and believes that it is organized and has operated in a manner that enables it to, be taxed as an S-corporation under the Code. FIDAC is a Delaware corporation that commenced operations in 1994. Following the completion of the acquisition, we and FIDAC will make an election to treat FIDAC as a taxable REIT subsidiary. FIDAC generally receives annual net investment advisory fees of approximately 10-15 basis points of the gross assets it manages, assists in managing or supervises.

ASSETS

     On behalf of its clients, FIDAC invests primarily in mortgage-backed securities issued by U.S. government agencies, investment securities where a government agency or federally chartered corporation, such as Freddie Mac, Fannie Mae, Ginnie Mae or the FHLB, guarantees payments of principal or interest on the certificates. Although not rated, these agency certificates carry an implied "AAA" rating.

     The assets FIDAC invests in on behalf of its clients fit into three basic categories with different levels of volatility: monthly agency floaters, adjustable rate securities and fixed rate pass through securities.

LEVERAGE

     FIDAC uses leverage as a strategy to increase the return or the investments of its clients. To manage the risks associated with leverage, FIDAC uses the following strategies:

     o Leveraging only liquid assets that are easily priced and have well defined active markets;

     o Diversifying counterparty risk by maintaining credit relationships and open financing lines with many high quality lenders; and

     o Utilizing and maintaining optimal levels of leverage to protect against margin calls.

INVESTMENT ADVISORY SERVICES

     FIDAC is a registered investment advisor and serves as an investment advisor for a number of funds worldwide and for investment vehicles for endowments and municipal entities. FIDAC's current investment strategy is to invest in agency securities that carry an actual or implied AAA rating and to use leverage to increase the return to investors. FIDAC may use different investment strategies in the future. FIDAC generally aims to deliver high current income and low net asset value volatility.

     Accounts managed by FIDAC must have a $100 million minimum net worth and a $2.5 million annual income, and must make a $20 million minimum equity deposit with FIDAC.

CONSULTING SERVICES

     FIDAC provides independent pricing for fixed income securities and other assets.

PRINCIPAL EXECUTIVE OFFICES AND TELEPHONE NUMBER

     FIDAC's principal executive offices are located at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036. Our telephone number is (212) 696-0100.

--------------------------------------------------------------------------------
            FIDAC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

OVERVIEW

     Fixed Income Discount Advisory Company, or FIDAC, was organized in the State of Delaware by Michael A.J. Farrell, our Chairman of the Board, Chief Executive Officer, President and director, and commenced operations in 1994. FIDAC provides investment advisory services to domestic and offshore funds and high net-worth individual and institutional clients pursuant to investment management agreements by and between FIDAC and its clients. FIDAC also provides accounting and valuation services to certain of its clients. FIDAC is a registered investment adviser with the SEC.

     FIDAC's principal business is providing investment management services to institutions, investment funds and individuals. FIDAC also sponsors funds distributed through third-party broker/dealers, financial institutions and investment advisers.

     FIDAC's revenue is primarily derived from investment adviser, administration and service fees received from the FIDAC funds and investment adviser fees received from separate investment portfolios and funds. Fees paid to FIDAC are based primarily on the value of the investment portfolios and funds managed by FIDAC and fluctuate with changes in the total value of the gross assets under management. These fees are recognized over the period that these gross assets are managed by FIDAC. FIDAC's major expense is employee compensation.

     FIDAC's discussion and analysis of its financial condition and results of operations are based upon FIDAC's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires FIDAC to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures of contingent assets and liabilities. On an ongoing basis, FIDAC evaluates its estimates, including those related to investments, deferred sales commissions, intangible assets and income taxes. FIDAC bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under current circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from these estimates under different assumptions or conditions.

ASSETS UNDER MANAGEMENT

     FIDAC's gross assets under management were $13.6 billion on December 31, 2003 which represents an approximately 86% increase over the $7.3 billion under management on December 31, 2002. The increase was due to asset growth and successful fund offerings. Gross assets under management on December 31, 2002 were $7.3 billion, which is an increase of approximately 143% from the $3 billion under management on December 31, 2001.

CRITICAL ACCOUNTING POLICIES

     Management's discussion and analysis of financial condition and results of operations is based on the amounts reported in FIDAC's financial statements. These financial statements are prepared in accordance with GAAP. In preparing the financial statements, management is required to make various judgments, estimates and assumptions that affect the reported amounts. Changes in these estimates and assumptions could have a material effect our financial statements. The following is a summary FIDAC's policies that is the most affected by management's judgments, estimates and assumptions.

     RECOGNITION OF INCOME - FIDAC earns investment advisory fees based on a percentage of gross asset, repurchase agreement balances, or net assets in the clients' portfolios and funds for which FIDAC provides investment advisory services. These fees are recognized in the period such service is provided. The fees are generally accrued and paid monthly in arrears.

RESULTS OF OPERATIONS

     NET INCOME SUMMARY

     FIDAC, since inception, has elected to be taxed as an S-corporation election. Year end distributions are made in the form of compensation or stockholder's distributions. Therefore, net income is usually minimal and not the best indication of the performance of FIDAC.

                               NET INCOME SUMMARY
                               ------------------
                           (dollars in the thousands)

                                                         For the years
                                                      ended December 31,
                                               ---------------------------------
                                                 2003         2002         2001
                                               -------      -------       ------

STATEMENT OF OPERATING DATA:
Investment advisory and service fees .......   $13,879      $ 6,122       $1,943
Interest income ............................        16           16            6
Loss on investment .........................        --          (21)          --
                                               -------      -------       ------
Total income ...............................    13,895        6,117        1,949
General and administrative expenses ........    13,626        3,449        1,079
                                               -------      -------       ------
Net income before taxes ....................       269        2,668          870
Income taxes ...............................       207          251           91
                                               -------      -------       ------
Net income .................................   $    62      $ 2,417       $  779
                                               =======      =======       ======

BALANCE SHEET DATA:
Cash and Cash Equivalents ..................   $   600      $   162       $  312
Fees receivable ............................     1,633          670          728
Other assets ...............................       568           85           60
Total assets ...............................     2,801          917        1,100
Total liabilities ..........................     1,206          893          275
Total Stockholders' equity .................     1,595           24          825

INVESTMENT ADVISORY AND SERVICE FEES

     For the years ended December 31, 2003, 2002, and 2001, FIDAC's investment advisory and service fees totaled $13.9 million, $6.1 million, and $1.9 million. FIDAC's revenue is derived from fees it receives from investment advisory contracts with its clients. Under these contracts, the investment advisory fee FIDAC receives is typically based on the market value of gross assets under management. The gross assets under management at December 31, 2003, 2002, and 2001 were $13.6 billion, $7.3 billion, and $3.0 billion. For the year ended December 31, 2003, fee income increased by $7.8 million and gross assets under management increased by $6.3 billion, with the introduction of three new funds and the growth in existing funds. For the year ended December 31, 2002, fee income increased by $4.2 million and gross assets under management increased by $4.3 billion. This increase also was the result of the introduction of new funds and substantial growth in the existing fund.

GENERAL AND ADMINISTRATIVE EXPENSES

     For the year ended December 31, 2003, 2002, and 2001, general and administrative expenses, or G&A expenses, totaled $13.6 million, $3.4 million, and $1.1 million. The majority of the G&A expenses is compensation. Compensation totaled $13.0 million, $2.7 million, and $886,000 for the years ended December 31, 2003, 2002, and 2001. FIDAC has elected to be taxed as an S-corporation since its inception. At the end of each taxable year, earnings are distributed in the form of cash compensation or distributions of capital. For the year ended December 31, 2003, compensation expenses increased $10.3 million as compared to December 31, 2002. Of the $10.3 million, $3.3 million was a common stock grant in the form of compensation to employees of FIDAC. In addition to the grant of common stock, compensation increased based on FIDAC's increased revenue stream. Compensation expenses increased by $1.8 million for the year ended December 31, 2002 as compared to the year ended December 31, 2001.

LIQUIDITY

     The following table summarizes the effect on FIDAC's liquidity and cash flows from contractual obligations at December 31, 2003. FIDAC is not a party to our non-cancelable office lease.

                               2004    2005    2006    2007    2008   Thereafter
                               ----    ----    ----    ----    ----   ----------
                                             (dollars in thousands)
Contractual obligations          0       0       0       0       0        0
Long-term lease obligations      0       0       0       0       0        0
Total                            0       0       0       0       0        0


OFF-BALANCE SHEET ARRANGEMENTS

     FIDAC does not invest in any off-balance sheet vehicles that provide financing, liquidity, market or credit risk support or engage in any leasing activities that expose FIDAC to any liability that is not reflected in the consolidated financial statements.

STOCKHOLDERS' EQUITY

     Total stockholders' equity was $1.6 million, $24,000 and $825,000 at December 31, 2003, 2002, and 2001. The distribution of common stock to FIDAC employees in 2003 represented 20% of the value of FIDAC as of March 31, 2003, or $3.3 million. In the absence of a readily ascertainable market value, management based its estimated value on an independent valuation of FIDAC performed by a third party. The increase in stockholders' equity at December 31, 2003 was partially offset by the stockholders' distributions for the year of $1.8 million.

INCOME TAXES

     For federal and state income tax purposes, FIDAC has elected to be taxed as an S-corporation. As an S-corporation, FIDAC is not subject to federal income tax but rather the shareholders of FIDAC are subject to tax directly on their allocable share of taxable income. An S-corporation may be subject to state and local taxes based upon the particular rules of the state and local jurisdiction. FIDAC is subject to certain state and local taxes. The tax provision for state and local taxes for the years ended December 31, 2003, 2002, and 2001 was $91,000, $251,000, and $207,000, respectively.

--------------------------------------------------------------------------------
                              THE FIDAC ACQUISITION
--------------------------------------------------------------------------------

     THE DISCUSSION IN THIS PROXY STATEMENT OF THE FIDAC ACQUISITION AND THE PRINCIPAL TERMS OF THE MERGER AGREEMENT, AS AMENDED, IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT AND IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

GENERAL DESCRIPTION OF THE ACQUISITION

     Pursuant to the merger agreement, Merger Sub, our wholly owned subsidiary created solely for the purpose of effectuating the acquisition, will merge with and into FIDAC. As a result of the acquisition, Merger Sub will cease to exist and FIDAC will survive the acquisition and will operate as our wholly owned subsidiary. Upon the consummation of the acquisition, FIDAC shareholders will receive 2,935 shares of our common stock for each share of FIDAC common stock they own. In the aggregate, approximately 2,201,080 shares of our common stock will be issued in connection with the completion of the acquisition. Upon completion of the acquisition, former FIDAC shareholders will hold approximately 2% of the economic interest and total voting power of our stockholders. In addition, FIDAC shareholders will receive the right to receive additional shares of our stock worth up to $49,500,000, upon the achievement by FIDAC of specific performance goals for fiscal years 2004, 2005 and 2006. The number of additional shares, if any, to be issued to the FIDAC shareholders cannot be determined at this time because it will vary depending upon whether and the extent to which FIDAC achieves specific performance goals. Even if FIDAC achieves specific performance goals for a fiscal year, the number of additional shares to be issued to the FIDAC shareholders will vary depending on our average share price for the first 20 trading days of the following fiscal year.

BACKGROUND OF THE ACQUISITION

     Michael A.J. Farrell, our Chairman, Chief Executive Officer and President, founded FIDAC in 1994. Michael A.J. Farrell serves as Chief Executive Officer and President of FIDAC. Wellington J. Denahan, our Vice Chairman and Chief Investment Officer, serves as Executive Vice President and Chief Investment Officer of FIDAC. Jennifer S. Karve, our Executive Vice President and Secretary, serves as Executive Vice President and Portfolio Manager of FIDAC. Kathryn F. Fagan, our Chief Financial Officer and Treasurer, serves as Chief Financial Officer and Treasurer of FIDAC. Rose-Marie Lyght serves as a Vice President of both us and FIDAC. Jeremy Diamond and Ronald D. Kazel each serve as an Executive Vice President of both us and FIDAC. Kristopher R. Konrad and James P. Fortescue each serve as a Senior Vice President of both us and FIDAC. All of FIDAC's shareholders serve as our directors, officers or employees. We and FIDAC have shared office space since 1997 pursuant to a facilities sharing arrangement agreement.

     Michael A.J. Farrell, on behalf of FIDAC, approached us in late 2002 about his possible sale of FIDAC and the possibility of our acquiring FIDAC rather than selling FIDAC to a third party. Our board of directors formed a special committee of independent directors to consider this matter and the special committee retained independent counsel and Lehman Brothers to act as its financial advisor in connection with the proposed acquisition. Following due diligence and

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negotiations between the special committee and representatives of FIDAC, the special committee recommended that we acquire FIDAC.

     At a meeting on December 16, 2002, the independent directors of our board of directors discussed the desirability of our possibly acquiring FIDAC. The independent directors agreed that a resolution be submitted to the board of directors authorizing the formation of a special committee of independent directors to, among other things, consider, evaluate and negotiate the terms of the potential acquisition of FIDAC. The independent directors agreed that the special committee be authorized to take such actions, at our expense, including engaging financial advisors and counsel as the special committee deemed necessary or appropriate to consider, evaluate and negotiate the terms of the potential acquisition of FIDAC.

     In December 2002, the board of directors authorized the formation of a special committee of independent directors to consider, evaluate and negotiate the terms of the potential acquisition of FIDAC and, if an acquisition was agreed to and recommended by the special committee and the board of directors, to submit the potential acquisition to our stockholders for their approval. Spencer Browne, Kevin Brady, Jonathan Green, John Lambiase and Donnell Segalas, our independent directors, were appointed to the special committee.

     In February 2003, the special committee retained independent counsel.

     At its meeting on February 20, 2003, the special committee discussed their responsibilities as independent directors in considering the potential acquisition of FIDAC. The special committee discussed retaining a financial advisor and authorized its counsel to contact the candidates for financial advisor identified by the special committee.

     In March 2003, the special committee received preliminary information regarding FIDAC. At its meeting on March 25, 2003, the special committee determined that it would treat the information regarding FIDAC as a proposal to acquire FIDAC and agreed to engage a financial advisor to assist the special committee in evaluating the potential acquisition of FIDAC.

     In March and April 2003, the counsel to the special committee contacted the financial advisor candidates identified by the special committee regarding representing the special committee in connection with the potential acquisition of FIDAC.

     In April 2003, the special committee interviewed candidates for financial advisors. On May 19, 2003, the special committee engaged Lehman Brothers as its financial advisor.

     On July 11, 2003, a due diligence session in connection with our potential acquisition of FIDAC was held and attended by a member of the special committee, FIDAC shareholders and counsel and financial advisors to each of the special committee and FIDAC. The attendees discussed FIDAC's business and strategic development, client servicing, investment process, finances, technology and systems and legal, tax and regulatory matters.

     At its meeting on August 5, 2003, the special committee unanimously agreed that it would be in the best interests of us and our stockholders for us to acquire FIDAC if the acquisition can be consummated on acceptable terms and conditions. At this meeting, Lehman Brothers presented information regarding:

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     o    the mortgage REIT market and the investment advisor market;

     o recent asset management mergers and acquisitions (including analysis of market reaction, retention payments and comparable companies and transactions);

     o    an overview of FIDAC;

     o    a valuation of FIDAC as a standalone entity;

     o    an overview of us; and

     o structural and other issues to be considered by the special committee in connection with the possible acquisition.

     At its meeting on August 25, 2003, the special committee received supplemental information from Lehman Brothers, based on comments and questions from the special committee, relating to the possible acquisition of FIDAC. The special committee discussed the importance of trying to structure a transaction that is tax-free, accretive to us and priced correctly.

     At its meeting on September 16, 2003, the special committee discussed the effect of our financial results on the preliminary valuation analysis of us, and potentially on FIDAC, and directed Lehman Brothers to review its preliminary valuations in connection with our potential acquisition of FIDAC. Donnell Segalas, a member of the special committee, informed the special committee of his intent to recuse himself from voting on any matters related to the possible acquisition of FIDAC due to his possible appointment as one of our executives.

     At its meeting on October 15, 2003, the special committee heard an updated report prepared by Lehman Brothers regarding the investment advisor market, the revised valuation of us, an updated overview of FIDAC, a valuation of FIDAC as a standalone entity, and an overview of pricing and other considerations to be considered by the special committee. The meeting was reconvened on October 17, 2003. The members of the special committee, except for Donnell Segalas who recused himself, agreed to present an acquisition proposal to FIDAC, including a stock-for-stock acquisition and the payment of a percentage of the acquisition consideration based upon the achievement of certain performance targets, and directed its advisors to undertake the necessary work.

     On November 13, 2003, Lehman Brothers received a counter-proposal for our acquisition of FIDAC from RBC Capital Markets, or RBC, financial advisor to FIDAC.

     At its meeting on November 25, 2003, the special committee discussed FIDAC's counter-proposal regarding our potential acquisition of FIDAC. Lehman Brothers presented information regarding:

     o    the investment advisor market;

     o    revised valuation of us;

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


     o    updated overview of FIDAC;

     o    valuation of FIDAC as a standalone entity; and

     o an overview of pricing and other considerations to be considered by the special committee in connection with the possible acquisition.

     The special committee agreed to resubmit its initial acquisition proposal to FIDAC after consultation with the two members of the special committee who did not attend the meeting. On December 3, 2003, after the special committee received the approval of the two members of the special committee who did not attend the meeting, Lehman Brothers resubmitted the special committee's initial acquisition proposal to RBC.

     On December 5, 2003, a member of the special committee, FIDAC shareholders and counsel and financial advisors to each of the special committee and FIDAC met to discuss our proposed acquisition of FIDAC. The attendees discussed valuations of us and FIDAC and the structure of our proposed acquisition of FIDAC, including the payment of less than fifty percent of the consideration upon completion of the acquisition, with the remainder to be paid upon the achievement by FIDAC of specific performance targets following the acquisition.

     On December 8, 2003, Lehman Brothers received a second counter-proposal for our acquisition of FIDAC from RBC.

     At its meeting on December 9, 2003, the special committee reviewed FIDAC's counter-proposal. Lehman Brothers presented information regarding:

     o    asset management companies comparable to FIDAC;

     o revised projections of gross assets under management by FIDAC supplied by FIDAC;

     o    a valuation of FIDAC as a standalone entity;

     o key terms included in the various acquisition proposals made by us and FIDAC;

     o compensation and salary projections for the FIDAC shareholders for both before and following the proposed acquisition; and

     o the potential accretion/dilution effect on us of different pricing structures.

     The members of the special committee, except for Donnell Segalas who recused himself, agreed to submit a revised counter-proposal to FIDAC. On December 10, 2003, Lehman Brothers delivered a revised counter-proposal to RBC which included the payment of less than fifty percent of the total consideration, including any amount to be paid as an earn-out, upon completion of the acquisition.

     On December 15, 2003, Lehman Brothers received a third counter-proposal for our acquisition of FIDAC from RBC.

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     At a joint meeting of our board of directors and the special committee on
December 30, 2003, Lehman Brothers presented information regarding:

     o the financial information reviewed and analyzed by Lehman Brothers in evaluating the fairness to us of the consideration to be paid by us in the acquisition;

     o    a summary of the terms of our proposed acquisition of FIDAC;

     o the potential pro forma impact on us of our proposed acquisition of FIDAC, including the potential effect on earnings per share of our common stock;

     o valuation analysis, including analysis of consideration to be paid after the completion of the acquisition if and to the extent that FIDAC achieves specific performance targets;

     o    an update on the asset manager and mortgage REIT markets;

     o valuation of FIDAC as a standalone entity, including projected results treating FIDAC as a taxable C-corporation, equity payouts by FIDAC and compensation analysis; and

     o an overview of FIDAC, including historical financial statements, a comparison of initial projections and revised projections, key investment advisory relations and gross assets under management.

     The members of the special committee, except Donnell Segalas who recused himself, after due consideration:

     o determined that it is advisable and in the best interests of our stockholders to approve the merger agreement, subject to the special committee's receipt of the opinion of Lehman Brothers that, as of the date of the merger agreement, and based upon and subject to the factors and assumptions set forth in the opinion, the consideration to be paid by us to the FIDAC shareholders is fair to us from a financial point of view;

     o approved our acquisition of FIDAC and approved and adopted the merger agreement and the transactions contemplated by the merger agreement; and

     o recommended to the board of directors that the board of directors adopt, and recommend that the stockholders approve, our acquisition of FIDAC and the merger agreement.

     The members of the board of directors, except Donnell Segalas who recused himself and Michael A.J. Farrell and Wellington J. Denahan who did not attend, after due consideration:

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     o    determined that the merger agreement, the acquisition and the other transactions contemplated by the merger agreement are advisable and in the best interests of us and our stockholders;

     o approved our acquisition of FIDAC and approved and adopted the merger agreement and the transactions contemplated by the merger agreement;

     o directed that the merger agreement be submitted to a vote at a meeting of our stockholders; and

     o    recommended that our stockholders approve the merger agreement.

     On December 31, 2003, the special committee received the opinion of Lehman Brothers that, as of December 31, 2003, and based upon and subject to the factors and assumptions set forth in the opinion, the consideration to be paid by us to the FIDAC shareholders is fair to us from a financial point of view (the written opinion of Lehman Brothers is attached as Annex B to this proxy statement). We, FIDAC, Merger Sub and the FIDAC shareholders executed the merger agreement as of December 31, 2003.

     At its meeting on January 1, 2004, the special committee reviewed the merger agreement as executed. The members of the special committee, except Donnell Segalas who recused himself, confirmed, ratified and approved the resolutions adopted by the special committee at the joint meeting of the special committee and the board of directors held on December 30, 2003, and confirmed, ratified and approved in all respects the merger agreement as executed.

     The special committee approved the amendment of the merger agreement to grant the FIDAC shareholders registration rights with respect the shares of our common stock to be issued upon consummation of the merger, rather than registering those shares upon issuance of such shares. In addition, the special committee determined that it would be advisable to extend the termination date for the satisfaction of certain conditions to the merger and the consummation of the merger from May 31, 2004 to June 30, 2004.

     The members of the special committee, except Donnell Segalas who recused himself, after due consideration:

     o determined that it is advisable and in the best interests of our stockholders to approve the merger agreement, as amended;

     o approved our acquisition of FIDAC and approved and adopted the amendment to the merger agreement and the transactions contemplated by the merger agreement; and

     o recommended to the board of directors that the board of directors adopt, and recommend that the stockholders approve, our acquisition of FIDAC and the merger agreement, as amended.

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     In reaching their conclusions, the special committee considered a number of positive and negative factors which are discussed below, no one of which was determinative.

OUR REASONS FOR THE ACQUISITION

     The following discussion of the information and factors considered by the special committee and our board of directors is not intended to be exhaustive, but includes all material factors considered by the special committee and the board of directors.

OUR SPECIAL COMMITTEE

     In reaching its decision to approve the terms of the merger agreement and the transactions contemplated by the merger agreement and to recommend that our board of directors approve the merger agreement and the transactions contemplated by the merger agreement and declare the advisability of the same, the special committee consulted with our management as well as its legal counsel and financial advisor and carefully considered the following material factors, no one of which was determinative:

     o the similar investment strategies of us and FIDAC and the expectation that the transaction will increase our gross assets under management and will enable us to take advantage of new opportunities for growth;

     o the potential for the transaction to broaden our investor base, thereby improving our visibility and market presence and enhancing our overall growth opportunities;

     o the expectation that the acquisition would be accretive to our earnings and book value;

     o the fact that the acquisition would alleviate some of the potential conflicts of interest arising from the management and ownership of FIDAC by our officers, directors and employees;

     o that following the acquisition we would increase our visibility in the marketplace, which could generate greater research coverage and institutional investment as well as potentially increase the trading volume of shares of our common stock;

     o the terms and conditions of the merger agreement, including our right under specific conditions to terminate the merger agreement if the special committee or our board of directors withdraws, or resolves to withdraw, its approval or recommendation of the merger agreement or the acquisition;

     o the analysis and presentation of Lehman Brothers and the opinion of Lehman Brothers that, as of December 31, 2003, and based upon and subject to the factors and assumptions set forth in the opinion, the consideration to be paid by us to the FIDAC shareholders is fair to us from a financial point of view (the written opinion of Lehman Brothers is attached as Annex B to this proxy statement); and

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     o    the likelihood that the transactions contemplated by the merger agreement would be successfully completed.

     The special committee considered the following negative factors relating to the acquisition:

     o the uncertainty regarding how the acquisition would affect the trading in our common stock;

     o the risk that our stockholders might view us as a different and less desirable investment vehicle for their capital;

     o the risk that FIDAC's present and potential clients might view the management of their assets by the subsidiary of a public company, as FIDAC will be upon completion of the acquisition, as not desirable; and

     o the timing of receipt and the terms of approvals from appropriate government entities, including the possibility of delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals.

     The special committee also considered the following factors relating to the acquisition:

     o review and analysis of FIDAC's business, financial condition, earnings, risks and prospects;

     o comparisons of historical financial measures for us and FIDAC, including earnings, return on capital and cash flow, and comparisons of historical operational measures for us and FIDAC;

     o current industry, economic and market conditions and their potential effect on our investor based and on FIDAC's business and strategies; and

     o the interests that certain of our executive officers, directors and employees may have with respect to the acquisition. See "-Interests of Certain Persons in the Acquisition."

     This discussion of the information and factors that the special committee considered in making its decision is not intended to be exhaustive but includes all material factors considered by the special committee. In view of the wide variety of factors considered in connection with its evaluation of the acquisition and the complexity of those matters, the special committee did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the special committee may have given different weights to different factors.

     The special committee believed that, overall, the positive factors of the acquisition to us and our stockholders substantially outweighed the risks related to the acquisition. As a result, the special committee recommended to our board of directors that the merger agreement and the


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transactions contemplated by the merger agreement be adopted and approved and, if adopted and approved by our board of directors, that the merger agreement be submitted to our stockholders for their approval.

BOARD OF DIRECTORS

     In reaching its decision to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, and recommend that stockholders approve the merger agreement, our board of directors consulted with our management, as well as with the special committee's legal counsel and with Lehman Brothers, financial advisor to the special committee, and carefully considered the following material factors:

     o    the conclusions and recommendation of the special committee;

     o the factors referred to above as having been taken into account by the special committee; and

     o our directors having received the opinion of Lehman Brothers that, as of December 31, 2003, and based upon and subject to the factors and assumptions set forth in the opinion, the consideration to be paid by us to FIDAC shareholders in the acquisition is fair from a financial point of view to us (the written opinion of Lehman Brothers is attached as Annex B to this proxy statement).

     This discussion of the information and factors that our board of directors considered in making its decision is not intended to be exhaustive but includes all material factors considered by our board of directors. In view of the wide variety of factors considered in connection with its evaluation of the transaction and the complexity of those matters, our board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of our board of directors may have given different weight to different factors.

     Our board of directors believed that, overall, the potential benefits of the transaction to us and our stockholders outweighed the risks.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS

     The special committee, except Mr. Donnell Segalas who recused himself, after due consideration:

     o determined that it is advisable and in the best interests of our stockholders to approve the merger agreement, subject to the special committee's receipt of the opinion of Lehman Brothers that, as of the date of the merger agreement, and based upon and subject to the factors and assumptions set forth in the opinion, the consideration to be paid by us to the FIDAC shareholders in the acquisition is fair to us from a financial point of view;

     o approved our acquisition of FIDAC and approved and adopted the merger agreement and the transactions contemplated by the merger agreement; and

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


     o recommended to the board of directors that the board of directors adopt, and recommend that the stockholders approve the merger agreement.

     At its meeting on December 30, 2003, the members of the board of directors, except Donnell Segalas who recused himself and Michael A.J. Farrell and Wellington J. Denahan who did not attend, after due consideration:

     o determined that the merger agreement, the acquisition and the other transactions contemplated by the merger agreement are advisable and in the best interests of us and our stockholders;

     o approved our acquisition of FIDAC and approved and adopted the merger agreement and the transactions contemplated by the merger agreement;

     o directed that the merger agreement be submitted to a vote at a meeting of our stockholders; and

     o    recommended that our stockholders approve the merger agreement.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF OUR COMMON STOCK VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

         Two of our directors and certain of our officers and employees will receive financial and other benefits in connection with the acquisition. For a discussion of the interests of certain persons in the acquisition, see "--Interests of Certain Persons in the Acquisition."

CERTAIN FINANCIAL PROJECTIONS

     We do not make, as a matter of course, public forecasts or projections as to future revenues, earnings, or other financial statement data. However, in connection with the discussions concerning the proposed transaction, in 2003 members of our management and FIDAC management furnished to our board of directors and the special committee as well as to Lehman Brothers certain projected financial data for the 2004 fiscal year.

OPINION OF ANNALY MORTGAGE MANAGEMENT INC.'S FINANCIAL ADVISOR

     The special committee engaged Lehman Brothers to act as its financial advisor and render its opinion with respect to the fairness, from a financial point of view, to us of the consideration to be paid by us in the proposed merger. On December 31, 2003, Lehman Brothers rendered its opinion to the special committee that as of such date, and based upon and subject to certain matters stated in that opinion, from a financial point of view, the consideration to be paid by us in the proposed merger was fair to us.

     THE FULL TEXT OF THE LEHMAN BROTHERS OPINION IS ATTACHED AS ANNEX B TO THIS DOCUMENT. STOCKHOLDERS MAY READ THAT OPINION FOR A DISCUSSION OF THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, FACTORS CONSIDERED AND LIMITATIONS UPON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN CONNECTION WITH THE RENDERING OF THAT OPINION. THE LEHMAN BROTHERS OPINION WAS PROVIDED FOR THE INFORMATION AND ASSISTANCE OF THE SPECIAL COMMITTEE IN

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CONNECTION WITH ITS CONSIDERATION OF THE PROPOSED MERGER. THE LEHMAN BROTHERS
OPINION IS NOT INTENDED TO BE AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF ANNALY AS TO HOW THAT STOCKHOLDER SHOULD VOTE IN CONNECTION WITH THE PROPOSED MERGER. LEHMAN BROTHERS WAS NOT REQUESTED TO OPINE AS TO, AND THE LEHMAN BROTHERS OPINION DOES NOT ADDRESS, ANNALY'S UNDERLYING BUSINESS DECISION TO PROCEED WITH OR EFFECT THE PROPOSED MERGER.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed:

     o the merger agreement and the specific terms of the proposed transaction, including the aggregate amount of compensation that Annaly expects to pay under management contracts;

     o publicly available information concerning Annaly that Lehman Brothers believed to be relevant to its analysis, including Annaly's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the quarter ended June 30, 2003 and September 30, 2003;

     o financial and operating information with respect to the business, operations and prospects of FIDAC furnished to Lehman Brothers by FIDAC, including

          o certain projections of future financial performance of FIDAC prepared by management of FIDAC and provided to Lehman Brothers on August 12, 2003, September 16, 2003, November 13, 2003 and on November 24, 2003; and

          o certain updated projections of future financial performance of FIDAC prepared by management of FIDAC and presented to Lehman Brothers on December 29, 2003 (the Updated Projections),

     o financial and operating information with respect to the business, operations and prospects of Annaly furnished to Lehman Brothers by Annaly, including financial projections of Annaly prepared by management of Annaly (the Annaly Projections);

     o a trading history of Annaly common stock from December 26, 2001 to December 29, 2003 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;

     o a comparison of the historical financial results and present financial condition of FIDAC with those of other companies that Lehman Brothers deemed relevant;

     o a comparison of the historical financial results and present financial condition of Annaly with those of other companies that Lehman Brothers deemed relevant;

     o the potential pro forma impact of the proposed merger on the future financial performance of Annaly, including the cost savings expected by managements of

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          FIDAC and Annaly to result from a combination of the businesses of
          FIDAC and Annaly (or Expected Cost Savings), and the potential effect of the proposed merger on Annaly's pro forma earnings per share, in both the scenario where the contingent merger consideration is paid and the scenario where the contingent merger consideration is not paid; and

     o a comparison of the financial terms of the proposed merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant.

     In addition, Lehman Brothers had discussions with the managements of Annaly and FIDAC concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of the managements of FIDAC and Annaly that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of FIDAC, Lehman Brothers was advised by FIDAC that the Updated Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of FIDAC as to the future financial performance of FIDAC and, accordingly, Lehman Brothers assumed that FIDAC would perform on a stand alone basis substantially in accordance with such projections. Furthermore, Lehman Brothers discussed the Updated Projections with the management of FIDAC and the special committee, and it was agreed that the Updated Projections were the appropriate stand alone projections for FIDAC to use in performing Lehman Brothers' analysis. With respect to the Annaly Projections, upon advice of Annaly, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Annaly as to the future financial performance of Annaly and that Annaly would perform on a stand alone basis substantially in accordance with such projections. For purposes of its analysis, Lehman Brothers also considered certain projections prepared by management of Annaly which give pro forma effect to the proposed merger (including the reclassification of certain employees of both FIDAC and Annaly to FIDAC and the related impact on the total compensation to be paid by Annaly and FIDAC to their respective employees as a result of such reclassification). Lehman Brothers discussed these pro forma projections with the management of FIDAC and with the special committee, and it was agreed that such projections were also appropriate to use in performing Lehman Brothers' analysis. With respect to the Expected Cost Savings that the managements of FIDAC and Annaly expect to result from a combination of the businesses of Annaly and FIDAC, upon advice of FIDAC and Annaly, Lehman Brothers assumed that such cost savings will be realized substantially in accordance with such estimates.

     In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of FIDAC or Annaly and did not make or obtain any evaluations or appraisals of the assets or liabilities of FIDAC or Annaly. Upon advice of FIDAC and Annaly and their respective legal and accounting advisors, Lehman Brothers assumed that (i) Annaly's organization and intended method of operation will enable it to meet the requirements for

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qualification and taxation as a REIT under the Code, (ii) the merger will qualify as a reorganization under Section 368(a) of the Code, (iii) FIDAC's organization and intended method of operation after the merger will enable it to meet the requirements for qualification and taxation as a taxable REIT subsidiary under the Code, and (iv) the Agreement will constitute a plan of reorganization under Sections 354 and 361 of the Code. Lehman Brothers' opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Lehman Brothers was not requested to opine as to, and its opinion does not in any manner address,
(i) Annaly's underlying business decision to proceed with or effect the proposed merger or (ii) the reasonableness of the terms of the management contracts.

     In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses described below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Annaly or FIDAC, but rather made its determination as to the fairness, from a financial point of view, to Annaly of the consideration to be paid by Annaly in the proposed merger on the basis of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that this analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Annaly and FIDAC. None of Annaly, FIDAC, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the special committee. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Lehman Brothers opinion.

STOCK TRADING HISTORY

     Lehman Brothers considered historical data with regard to the trading price of Annaly common stock for the period from December 28, 2001 to December 29, 2003 and the relative stock price performances of a mortgage REIT composite consisting of:

     -  Anworth Mortgage Asset Corp.;
     -  Apex Mortgage Capital, Inc.;
     -  Capstead Mortgage Corp.;
     -  Friedman Billings Ramsey Group, Inc.;
     -  Impac Mortgage Holdings, Inc.;
     -  MFA Mortgage Investments;
     -  NovaStar Financial, Inc.;
     -  Redwood Trust, Inc.;
     -  Thornburg Mortgage Inc.

     During the period from December 28, 2001 to December 29, 2003, the closing price of Annaly common stock ranged from $15.56 to $21.15. Lehman Brothers compared this price range to the price range for the mortgage REIT composite as part of its evaluation of the fairness of the consideration to be paid.

     Because FIDAC is a privately held company, an analysis of its trading history was not possible.

CALCULATION OF TRANSACTION VALUE

     Lehman Brothers reviewed the terms of the merger agreement. They noted that the initial consideration of $40.5 million of Annaly common stock for 100% of the shares of FIDAC common stock implied an issuance of 2,179,763 shares of Annaly common stock based upon the closing price of Annaly common stock of $18.58 on Tuesday, December 30, 2003. Lehman Brothers also performed an analysis of the total consideration to be paid under the terms of the earn out agreement assuming various revenue and pre-tax margin levels. Lehman Brothers also noted the range of multiples of pre-tax earnings implied by such total consideration amounts.

------------------------------------------------------------------------------------------------------------------------------------
                           $40.5 MILLION PAID AT CLOSE / MAXIMUM OF $49.5 MILLION PAID AS EARN-OUT
------------------------------------------------------------------------------------------------------------------------------------
($ IN MILLIONS)

                TARGETS
            ----------------                                                                                     IMPLIED MULTIPLE OF
                     PRE-TAX  IMPLIED PRE-TAX EARNINGS  CUMULATIVE EARN OUT PAYMENTS  CUMULATIVE TOTAL PAYMENTS  PRE-TAX EARNINGS AT
YEAR ENDED  REVENUE   MARGIN  AT 80% - 100% OF TARGETS    TO DATE AT 80% - 100%(1)     TO DATE AT 80% - 100%(2)      80% - 100%
----------  -------  -------  ------------------------  ----------------------------  -------------------------  -------------------
12/31/2004    $24.8     40%         $7.94 -  $9.92            $18.22 - $22.77              $58.72 - $63.27          7.4x - 6.4x

12/31/2005    $36.7     40%        $11.74 - $14.68            $28.91 - $36.14              $69.41 - $76.64          5.9x - 5.2x

12/31/2006    $41.4     40%        $13.25 - $16.56            $39.60 - $49.50              $80.10 - $90.00          6.0x - 5.4x
------------------------------------------------------------------------------------------------------------------------------------

1. The earn out structure calls for a Year 1 payment of $22.77 million and Year 2 and 3 payments of $13.365 million if 100% of each year's earn out target is reached.

2. Cumulative total payments to date include the initial consideration of $40.5 million paid at closing.

PRO FORMA FINANCIAL IMPACT

     Lehman Brothers performed an illustrative pro forma analysis of the financial impact of the merger on Annaly, using Annaly management's earnings estimates for Annaly for 2004. Lehman Brothers performed this analysis with two Annaly share count assumptions, the first assumed Annaly management's projected share count and the second assumed Annaly's issuance of an additional 15 million shares prior to December 31, 2003. In each case all of the following assumptions remained the same. Net income growth rates after 2004 were assumed to be 5% for Annaly, based on Annaly management's estimates. Lehman Brothers used FIDAC management's financial projections for FIDAC incorporating the potential pro forma impact of the proposed merger on the future financial performance of Annaly and FIDAC, including the cost savings expected by managements of FIDAC and Annaly to result from a combination of the businesses of FIDAC and Annaly, as well as certain projections prepared by the management of Annaly which give pro forma effect to the proposed merger (including the reclassification of certain employees of both FIDAC and Annaly to FIDAC and the related impact on total compensation to be paid by Annaly and FIDAC to their respective employees as a result of such reclassification). In calculating the impact of the proposed merger on the pro forma income statement of the combined entity, the following assumptions were made: (i) the consideration paid to FIDAC shareholders in the proposed merger would be $40.5 million in 2004, $22.77 million in 2005, $13.365 million in 2006, and $13.365 million in 2007; (ii) Lehman Brothers calculated the implied price to 2004 earnings multiple for Annaly based upon Annaly's closing stock price on December 30, 2003 and Annaly management's earnings estimate for 2004, they then applied this multiple to the Annaly earnings estimates for 2004, 2005 and 2006 provided by the management of Annaly to arrive at a price per Annaly share used to calculate the number of shares issued as consideration in each year, and; (iii) capital generated by the taxable REIT subsidiary would be reinvested by the REIT with an assumed rate of return of 9%. Based on these assumptions and under each of the share count assumptions, the illustrative pro forma analyses indicated that the proposed merger would be accretive to Annaly earnings per share in 2004, 2005 and 2006.

     ASSUMING PROJECTED SHARE COUNT
     ------------------------------

--------------------------------------------------------------------------------
             $40.5 MILLION PAID AT CLOSE / $49.5 MILLION AS EARN-OUT
--------------------------------------------------------------------------------

($ IN THOUSANDS)                                 2004        2005       2006
--------------------------------------------------------------------------------

TRS STANDALONE
--------------------------------------------------------------------------------
FIDAC Revenue                                  $ 25,355   $  37,093    $ 41,740
  Implied Annaly Fee Income (12.5 bps of AUM)    16,311      16,475      16,640
  Shared Expense                                 (2,882)     (3,617)     (3,783)
  FIDAC Salaries (Non-marketing Employees)      (16,170)    (21,954)    (26,037)
  FIDAC Salaries (Marketing Employees)           (2,284)     (2,723)     (3,016)
  All Other Expenses                               (654)       (829)       (912)
-------------------------------------------------------------------------------
FIDAC Adj. Earnings Pre Tax                      19,677      24,444      24,633
-------------------------------------------------------------------------------
  Tax                                            (8,107)    (10,071)    (10,149)
-------------------------------------------------------------------------------
TRS Net Income                                 $ 11,570   $  14,373    $ 14,484
===============================================================================

NLY Standalone
===============================================================================
Annaly Shares (000's):                           96,007      96,007      96,007

Annaly Projected Stand Alone EPS:              $   2.11   $    2.21    $   2.32

Implied Annaly Net Income:                     $202,190    $212,300    $222,915

REIT Investment of TRS Capital                        0       1,041       2,335

   Decrease in Salaries                          12,562      13,656      14,852

   Decrease in Shared Expenses                    2,593       3,255       3,404

   FIDAC Advisory Fee (12.5bps of AUM)          (16,311)    (16,475)    (16,640)
-------------------------------------------------------------------------------
Adjusted REIT Income:                          $201,034    $213,777    $226,866
===============================================================================

-------------------------------------------------------------------------------
Combined Net Income                            $212,604    $228,150    $241,350
===============================================================================

Beginning Shares Outs. (000's)                   96,007      98,186      99,408

Acquisition Shares Issued (000's)                 2,180           0           0

Additional Shares Issued as Earnout:                  0       1,222         683

Pro Forma Shares Outs. (000's):                  98,186      99,408     100,092

Pro Forma EPS                                  $   2.17    $   2.30    $   2.41

-------------------------------------------------------------------------------
Accretion/(Dilution)                                2.8%        3.8%        3.9%
$ per Share                                    $   0.06    $   0.08    $   0.09
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Annaly Standalone Per Share Dividend           $   2.11    $   2.21    $   2.32
Annaly ProForma Per Share Dividends            $   2.05    $   2.15    $   2.27
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Inputs and Assumptions
--------------------------------------------------------------------------------

Acquisition Price:                                                                          $90,000

Paid at Close (45.00% of Purchase Price):                                  45.0%            $40,500

Value of Earn Out:                                                                          $49,500

Earn Out (no. of years):                                                                    3

Annual Earn Out Payment:

   Year 1                                                                                   $22,770

   Year 2                                                                                   $13,365

   Year 3                                                                                   $13,365

Shares Outstanding (000's):                                                                  96,007

Acquisition Shares Issued (000's):                                                            2,180

Annaly Management Fee (% of AUM)                                                           12.5 bps

                                                                           2003                2004            2005          2006
                                                                        ---------           ---------       ---------      ---------
Estimated Purchase Price Per Share:                                      $18.58              $18.63          $19.56        $20.54

Consensus Median EPS Estimates:                                                                8.8x            8.8x          8.8x

NLY EPS (Rateshock Scenarios):
   2003 Act Q1, Q2 & Q3                                                                       $1.50
   2003E Q4                                                                                   $0.38
   2003E EPS:                                                                                 $1.88
   2004E EPS:                                                                                 $2.11
NLY Growth Rate:                                                                               5.0%

REIT Investment of TRS Capital Return:                                                        9.00%

                  ASSUMING ADDITIONAL 15 MILLION SHARE ISSUANCE

--------------------------------------------------------------------------------
             $40.5 MILLION PAID AT CLOSE / $49.5 MILLION AS EARN-OUT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
($ IN THOUSANDS)
--------------------------------------------------------------------------------

TRS STANDALONE                                    2004        2004          2006
------------------------------------------------------------------------------------
FIDAC Revenue                                   $ 25,355     $  37,093     $ 41,740
  Implied Annaly Fee Income (12.5 bps of AUM)     16,311        16,475       16,640
  Shared Expense                                  (2,882)       (3,617)      (3,783)
  FIDAC Salaries (Non-marketing Employees)       (16,170)      (21,954)     (26,037)
  FIDAC Salaries (Marketing Employees)            (2,284)       (2,723)      (3,016)
  All Other Expenses                                (654)         (829)        (912)
------------------------------------------------------------------------------------
FIDAC Adj. Earnings Pre Tax                       19,677        24,444       24,633
------------------------------------------------------------------------------------
  Tax                                             (8,107)      (10,071)     (10,149)
------------------------------------------------------------------------------------
TRS Net Income                                  $ 11,570     $  14,373     $ 14,484
====================================================================================

NLY Standalone
====================================================================================
Annaly Shares (000's):                           111,007       111,007      111,007

Annaly Projected Stand Alone EPS:               $   2.11     $    2.21     $   2.32

Implied Annaly Net Income:                      $233,780      $245,469     $257,743

REIT Investment of TRS Capital                         0         1,041        2,335

   Decrease in Salaries                           12,562        13,656       14,852

   Decrease in Shared Expenses                     2,593         3,255        3,404

   FIDAC Advisory Fee (12.5 bps of AUM)          (16,311)      (16,475)     (16,640)
------------------------------------------------------------------------------------
Adjusted REIT Income:                           $232,624      $246,946     $261,694
====================================================================================

------------------------------------------------------------------------------------
Combined Net Income                             $244,194      $261,320     $276,178
====================================================================================

Beginning Shares Outs. (000's):                  111,007       113,186      114,408

Acquisition Shares Issued (000's):                 2,180             0            0

Additional Shares Issued as Earnout:                   0         1,222          683

Pro Forma Shares Outs. (000's):                  113,186       114,408      115,092

Pro Forma EPS                                   $   2.16      $   2.28     $   2.40

------------------------------------------------------------------------------------
Accretion/(Dilution)                                 2.4%          3.3%         3.3%
$ per Share                                     $   0.05      $   0.07     $   0.08
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Annaly Standalone Per Share Dividend            $   2.11      $   2.21     $   2.32
Annaly ProForma Per Share Dividend              $   2.06      $   2.16     $   2.27
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Inputs and Assumptions
--------------------------------------------------------------------------------

Acquisition Price:                                                                          $90,000

Paid at Close (45.00% of Purchase Price):                                  45.0%            $40,500

Value of Earn Out:                                                                          $49,500

Earn Out (no. of years):                                                                    3

Annual Earn Out Payment:

   Year 1                                                                                   $22,770

   Year 2                                                                                   $13,365

   Year 3                                                                                   $13,365

Shares Outstanding (000's):                                                                  96,007

Additional Equity Issued at 12/2003 (000's)                                                  15,000

Acquisition Shares Issued (000's):                                                            2,180

Annaly Management Fee (% of AUM)                                                           12.5 bps

                                                                           2003                2004            2005          2006
                                                                        ---------           ---------       ---------      ---------
Estimated Purchase Price Per Share:                                      $18.58              $18.63          $19.56        $20.54

Consensus Median EPS Estimates:                                                                8.8x            8.8x          8.8x

NLY EPS (Rateshock Scenarios):
   2003 Act Q1, Q2 & Q3                                                                       $1.50
   2003E Q4                                                                                   $0.38
   2003E EPS:                                                                                 $1.88
   2004E EPS:                                                                                 $2.11
NLY Growth Rate:                                                                               5.0%

REIT Investment of TRS Capital Return:                                                        9.00%

COMPARABLE COMPANIES ANALYSIS

     In order to assess how the public market values shares of publicly traded companies similar to FIDAC, Lehman Brothers reviewed and compared specific financial and operating data relating to FIDAC with the public market statistics of certain companies Lehman Brother deemed comparable and examined various trading statistics and information. As part of this comparable companies analysis, Lehman Brothers examined public market data including stock price performance for the six month period that ended on December 29, 2003. Lehman Brothers calculated and analyzed each company's current stock price to its historical and projected earnings per share (commonly referred to as a price earnings ratio, or P/E) and each company's enterprise value to its historical and projected earnings before interest, taxes, depreciation and amortization (EBITDA); and each companies enterprise value to assets under management. The enterprise value of each company was obtained by adding its short and long term debt to the sum of the market value of its common equity and subtracting its cash and cash equivalents. The projected earnings per share were obtained from I/B/E/S and the remaining information was obtained from publicly available financial information at or for the quarter ended September 30, 2003 and SNL Financial's online database. The stock price data used for this analysis was the closing price for the selected companies on December 29, 2003.

     In choosing comparable companies to analyze, Lehman Brothers selected fixed income asset managers it deemed relevant. The fixed income asset managers included: Federated Investors, BlackRock Inc., Nuveen Investments and Eaton Vance.

     Lehman Brothers selected these companies because their businesses and operating profiles are reasonably similar to those of FIDAC. No comparable company identified above is identical to FIDAC. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect public trading values of such comparable companies; mathematical analyses (such as determining the median) is not by itself a meaningful method of using selected company data. SNL Financial is a recognized data service that collects, standardizes and disseminates relevant corporate, financial, market and mergers and acquisitions data for companies in the industries it covers.

                             CONTINGENT CONSIDERATION IS NOT PAID       PARTIAL CONTINGENT CONSIDERATION IS PAID
                         --------------------------------------------- ------------------------------------------
                          ENTERPRISE VALUE TO    ENTERPRISE VALUE TO      ENTERPRISE VALUE TO     PRICE TO 2004
($ IN MILLIONS)          2003 ESTIMATED EBITDA  2004 STRESSED EBITDA     2004 ESTIMATED EBITDA    ESTIMATED EPS
                         ---------------------- ---------------------- ------------------------  ----------------
PEER GROUP MEDIAN RANGE      10.2X - 12.2X          9.1X - 11.1X             9.1X - 11.1X         15.2X - 17.2X

FIDAC DATA                       $6.0                   $4.6                     $9.1                 $5.3

IMPLIED VALUATION            $61.2 - $73.2          $41.7 - 50.9            $82.9 - $101.1       $80.0 - $ 90.6

VALUE PAID TO FIDAC
SHAREHOLDERS VS. LEVEL
OF PERFORMANCE                 $40.5(1)               $40.5(1)                 $63.27(2)            $63.27(2)

1. As of YE2003 and YE2004 assuming Stressed EBITDA, the Company would not qualify for the earn out payments and so would be paid only the initial consideration of $40.5 million.

2. These earnings multiples imply the Company has achieved its 2004 earnings targets and so the FIDAC shareholders would be paid the initial consideration of $40.5 million and the first earn out payment of $22.77 million for a total of $63.27 million.

     Lehman Brothers considered the peer group median range of multiples of enterprise value to 2003 estimated EBITDA and enterprise value to 2004 Stressed EBITDA as benchmarks for valuation of FIDAC in the case that FIDAC does not achieve its earn out targets and as a result contingent merger consideration is not paid. 2004 Stressed EBITDA represents the EBITDA that FIDAC would earn assuming no new equity originations beyond December 31, 2003. In these cases, Lehman Brothers notes that the implied equity value of FIDAC ranged from $41.7 to $73.2 million.

     Lehman Brothers considered the peer group median range of multiples of enterprise value to 2004 estimated EBITDA and price to 2004 estimated earnings per share as benchmarks for valuation of FIDAC in the case that FIDAC does achieve its earn out targets and as a result contingent consideration is paid. In these cases, Lehman Brothers notes that the implied equity value of FIDAC ranged from $80.0 to $101.1 million.

     However, because of the inherent differences between the mortgage portfolio, business, operations and prospects of FIDAC and the mortgage portfolio, business, operations and prospects of the companies included in the peer group, Lehman Brothers believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of FIDAC and the companies included in the peer group that would affect the public trading values of each.

DISCOUNTED CASH FLOW ANALYSIS

     Lehman Brothers performed a discounted cash flow analysis to estimate a range of the present value of FIDAC, assuming FIDAC management's earnings estimates for FIDAC to 2006 grown at 5% thereafter. The cash flows were modeled assuming that FIDAC continues to operate as an independent subsidiary of Annaly and that management's estimates of one-time costs resulting from the proposed merger are accurate. The valuation range was determined by calculating FIDAC's earnings for each year from January 1, 2004 through December 31, 2023. The earnings stream was then discounted back to January 1, 2004 using a discount rate of 12.0%, which rate Lehman Brothers viewed as the appropriate range for a company with FIDAC's risk characteristics. To this value Lehman Brothers then applied a 10% premium and discount to arrive at a benchmarks for valuation of FIDAC in the case that FIDAC does achieve its earn out targets and as a result contingent consideration is paid. In this case, Lehman Brothers noted that the implied equity value of FIDAC ranged from $89.2 to $109.0 million.

                                        FULL CONTINGENT CONSIDERATION IS PAID
                                     -------------------------------------------
                                                DISCOUNTED CASH FLOW
($ IN MILLIONS)                              (8% TERMINAL GROWTH RATE)
                                                     + / - 10%
                                     -------------------------------------------

IMPLIED VALUATION                                 $89.2 - $109.01

VALUE PAID TO FIDAC SHAREHOLDERS
VS. LEVEL OF PERFORMANCE                                $90.0


     Together the comparable companies analysis and the discounted cash flow analysis indicated a range of implied values for the increasing levels of contingent merger consideration which assisted Lehman Brothers in considering the fairness of the consideration to be paid by Annaly at varying levels of FIDAC performance.

GENERAL

     The special committee selected Lehman Brothers as its financial advisors because of its reputation as an internationally recognized investment banking and advisory firm with substantial experience in transactions similar to the proposed merger. As part of its investment banking and financial advisory business, Lehman Brothers is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Lehman Brothers provides a full range of financial advisory and securities services. Lehman Brothers and its affiliates have received fees for the rendering of such services and, Lehman Brothers and its affiliates also may provide such services to FIDAC, Annaly, or the combined entity and their affiliates in the future for which it would expect to receive fees. In the ordinary course of its business, Lehman Brothers (or its affiliates) may actively trade the debt and equity securities of

Annaly or its affiliates for its own accounts or for the accounts of its customers and, accordingly, may at any time hold or short positions in such securities.

     Under the terms of the engagement letter, dated May 13, 2003, the special committee engaged Lehman Brothers to act as its financial advisor in connection with the proposed merger. Pursuant to its engagement letter with Lehman Brothers, Annaly agreed to pay Lehman Brothers a fee of $250,000 upon engagement, a further $150,000 progress fee and $600,000 upon the delivery of its opinion. Under this engagement letter, Annaly also agreed to reimburse Lehman Brothers for its reasonable out of pocket expenses incurred in connection with the engagement and to indemnify Lehman Brothers from and against certain liabilities, including liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

     Some members of our management and some members of our board of directors have interests in the acquisition that are different from or in addition to the interests they share with you as our stockholders. The FIDAC shareholders, all of whom are our directors, officers or employees, will be receiving shares of our common stock as a result of the acquisition. The FIDAC shareholders also have the right to receive additional shares of our common stock if FIDAC reaches specific performance targets for the years 2004, 2005, and 2006, and, therefore, the FIDAC shareholders have different interests from our other stockholders in the performance of FIDAC. The special committee was formed because of, and our board of directors was aware of, these different interests and considered them, among other matters, in approving the merger agreement and the acquisition. In addition, Michael A.J. Farrell, through his ownership of shares of FIDAC common stock, upon completion of the transaction, will control approximately 2% of the outstanding voting power of our common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION

     We have structured the transaction so that it is anticipated that the merger of Merger Sub with and into FIDAC will be a reorganization for U.S. federal income tax purposes.

ACCOUNTING TREATMENT

     The acquisition will be accounted for as a purchase of FIDAC by us using the purchase method of accounting. We were determined to be the accounting acquiror based on a number of factors, including, among other things, (1) that we would have 100% of the voting rights in FIDAC and (2) that the board of directors of FIDAC will be comprised of a majority from our board of directors.

REGULATORY MATTERS

     Certain regulatory requirements imposed by U.S. regulatory authorities must be complied with before the acquisition is completed. We and FIDAC are not aware of any material governmental consents or approvals that are required prior to the completion of the acquisition other than those described below. It is possible that any of the regulatory authorities with which filings are made may seek regulatory concessions as conditions for granting approval of the acquisition. Under the merger agreement, we and FIDAC have each agreed to use our commercially reasonable efforts to complete the acquisition, including to gain clearance from antitrust and competition authorities and to obtain other required approvals. We have been granted early termination of the waiting period under the Hart-Scott-Rodino Act with respect to our acquisition of FIDAC.

     We and FIDAC conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the acquisition. Under the merger agreement, we are required to obtain these approvals prior to completing the acquisition, unless the failure to obtain the approvals would not have a material adverse effect after completion of the acquisition. We and FIDAC are currently reviewing whether filings or approvals may be required or advisable in those jurisdictions that may be material to us and FIDAC and have made or will make regulatory filings in those jurisdictions.

     Although we do not expect regulatory authorities to raise any significant objections in connection with their review of the acquisition, we cannot assure you that we will obtain all required regulatory approvals or that these regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to us after the completion of the acquisition.

APPRAISAL RIGHTS

     Our stockholders will not have any appraisal rights as a result of the acquisition.

--------------------------------------------------------------------------------
                       DESCRIPTION OF THE MERGER AGREEMENT
--------------------------------------------------------------------------------

     The following summaries of the transaction agreements are qualified by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement.

STRUCTURE OF THE ACQUISITION

     We elected to acquire FIDAC by means of a merger of FIDAC into our new subsidiary, Merger Sub. Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into FIDAC, with FIDAC as the surviving corporation. The name of the surviving corporation will be Fixed Income Discount Advisory Company. FIDAC will become our wholly owned subsidiary as a result of the merger.

CLOSING; COMPLETION OF THE ACQUISITION

     The completion of the acquisition will occur no later than the second business day after the satisfaction or waiver of the conditions set forth in the merger agreement or at another date or time as may be agreed to in writing by the parties. If the merger agreement is approved at the annual meeting of our stockholders, we and FIDAC currently expect to complete the acquisition as soon as practicable following receipt of the approval of our stockholders.

MERGER CONSIDERATION

     When the acquisition is completed, for each share of FIDAC he or she owns, each of the FIDAC shareholders will receive approximately 2,935 shares of our common stock, the number of shares of our common stock equal to $40.5 million divided by the closing price of our common stock on December 31, 2003, which was $18.40, divided by the number of shares of FIDAC common stock issued and outstanding immediately before completion of the acquisition.

     As part of the merger consideration, the FIDAC shareholders may be entitled to additional shares of our common stock if FIDAC meets specific performance goals. The periods during which the performance goals will be measured are the 2004, 2005 and 2006 fiscal years. We refer to the payment of this additional consideration as an earn-out. For each annual period, whether an earn-out payment is due and its amount shall be determined as follows:

     o in each year, the revenues and pre-tax margin of FIDAC will be compared to specified revenue and margin targets;

     o if the actual revenue and pre-tax margin equal or exceed the targets, then a full earn-out payment for that annual period will be due;

     o if either or both of the actual results fall short of its target, a partial payment is possible under limited circumstances. To have a partial payment, the percentage of the revenue target achieved multiplied by the percentage of the pre-tax margin target achieved must equal or exceed 80%. If this product equals or exceeds 80%,


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          then a partial earn-out payment for that period will be due at a level equal to the product of those two percentages. For example, if the product of the percentage of revenue achieved and the percentage of margin achieved is 85%, then an 85% payment will be due; and

     o if no payment or only a partial payment is made for either the first or second annual period, any unpaid amounts will be carried forward and added to the amount available for payment in the next annual period.

     The total maximum value of the merger consideration for the three annual earn-out periods is $49,500,000. Of this amount, $22,770,000 is the value for the first annual period, $13,365,000 is the total maximum value for the second annual period and $13,365,000 is the total maximum value of the third annual period. The values for the second and third periods may increase if unearned amounts are carried over from prior periods.

     The number of our shares of common stock to be issued as an earn-out payment for an annual period will be determined by dividing the value for such period by the average volume weighted average price for our shares over the first consecutive 20 trading days following that annual period. If only a partial payment is due, only a portion of the value for such period will be used in determining the number of shares.

     The revenues and pre-tax margins of FIDAC will be determined on a stand-alone basis in accordance with generally accepted accounting principles as in effect as of the date of the completion of the acquisition and as consistently applied by FIDAC, subject to various adjustments.

     Holders of shares of FIDAC common stock will not receive certificates representing fractional shares of our common stock issued as consideration for the merger. Instead, each holder of shares of FIDAC common stock otherwise entitled to a fractional share interest in our common stock will be paid an amount in cash equal to such fractional interest multiplied by the price per share of our common stock used to calculate the consideration paid upon completion of the acquisition and any earn-out consideration, if any, paid upon the achievement by FIDAC of specific performance goals for the 2004, 2005 and 2006 fiscal years.

     Upon completion of the merger, the outstanding shares of FIDAC common stock will evidence only the right to receive the merger consideration, and the FIDAC shares will be cancelled and will cease to exist.

EXCHANGE OF STOCK CERTIFICATES FOR OUR STOCK CERTIFICATES

     We have appointed Mellon Investor Services, LLC to act as exchange agent for the purpose of paying the merger consideration. We will make available to the exchange agent, upon or before the completion of the acquisition and upon or before the date of payment of any additional merger consideration, if any, shares of our common stock for that purpose.

     As soon as reasonably practicable after the completion of the merger, the exchange agent will mail to each holder of record of outstanding FIDAC common stock, a letter of notification

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describing (1) the merger consideration to be issued to the holder and (2) the procedures for surrendering stock certificates in exchange for new certificates representing our common stock.

BOARD OF DIRECTORS AND OFFICERS OF FIDAC

     The directors of FIDAC immediately following completion of the acquisition will consist of the current members of our board of directors: Kevin P. Brady, Spencer I. Browne, Wellington J. Denahan, Michael A.J. Farrell, Jonathan D. Green, John A. Lambiase and Donnell A. Segalas. Each of these individuals will hold office until the earlier of the director's resignation or removal or until a successor is duly elected and qualified, as the case may be. The officers of FIDAC immediately prior to the completion of the merger will be the initial officers of FIDAC following completion of the merger, each to hold office until the earlier of the officer's resignation or removal or until a successor is duly elected and qualified, as the case may be.

REIT QUALIFICATION

     We and FIDAC will elect to treat FIDAC as a taxable REIT subsidiary immediately following the completion of the acquisition. We will maintain ownership of 100% of Merger Sub common stock and any other equity securities of Merger Sub at all times prior to the completion of the merger.

REPRESENTATIONS AND WARRANTIES OF ANNALY AND FIDAC

     The merger agreement contains customary representations and warranties by each of us and FIDAC relating to, among other things:

     o    due organization and good standing;

     o authorization to enter into the merger agreement and, subject to the approval of our stockholders, the required stockholder approvals to complete the merger;

     o    enforceability of the merger agreement;

     o    required governmental and third-party consents;

     o no breach of organizational documents or material agreements as a result of the merger agreement or the completion of the acquisition;

     o    payment of fees of brokers, finders and investment bankers; and

     o    capital structure.

     The merger agreement also contains additional customary representations and warranties made by FIDAC relating to, among other things:

     o    accuracy of information contained in financial statements;

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     o    validity and enforceability of accounts receivable;

     o accuracy of information contained in the documents to be filed with the SEC or any other regulatory authority;

     o    absence of defaults under certain contracts;

     o    tax matters (including qualification as an S-corporation);

     o    ownership of our common stock;

     o    permits and licenses;

     o    compliance with laws;

     o    no changes since January 1, 2003;

     o    no legal proceedings;

     o    no dissenters' rights;

     o    intellectual property;

     o    enforceability of material and investment management contracts;

     o    compliance with reporting requirements of regulatory entities;

     o    absence of key-man life insurance;

     o    employee matters, including absence of certain employee benefit plans;

     o    derivative instruments; and

     o    investment advisory activities.

     The merger agreement also contains additional customary representations and warranties made by us relating to, among other things, receipt of the opinion of our financial advisor, Merger Sub capital stock and actions taken by Merger Sub.

     The merger agreement contains customary representations by each of the FIDAC shareholders relating to, among other things:

     o    acquisition of the merger consideration with an investment purpose;

     o    accredited investor status;

     o reliance on exemptions from the registration requirements of the United States federal and state securities laws;

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     o    furnishment of information and materials relating to our business, finances and operations and to the issuance of the merger consideration;

     o    no governmental review of the merger consideration;

     o restrictions on the transfer or resale of the merger consideration, including restrictive legends;

     o    authorization to enter into the merger agreement;

     o    ownership of FIDAC capital stock; and

     o no obligations or agreements to sell shares of FIDAC common stock to any person or entity other than us.

CONDUCT OF BUSINESS OF ANNALY AND FIDAC PENDING THE MERGER

     Under the merger agreement, we and FIDAC have each agreed that, during the period before the completion of the acquisition, except as expressly contemplated by the merger agreement, neither we nor FIDAC will without the other's prior written consent:

     o    amend its organizational documents; or

     o take any action, or omit to take any action, reasonably expected to terminate or jeopardize our continuing status as a REIT or FIDAC's ability to qualify as a taxable REIT subsidiary following the completion of the acquisition or would subject FIDAC or FIDAC's shareholders to any U.S. federal income or excise tax.

     In addition, pending the merger, FIDAC has agreed that, without our prior written consent or except as otherwise contemplated by the merger agreement or except in the ordinary course of business, it will not, among other things:

     o authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including any stock options or stock appreciation rights);

     o split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or make any other distribution, or redeem or otherwise acquire any securities or any securities of any of its subsidiaries, except that FIDAC may make S-corporation distributions in the ordinary course with respect to the year ended December 31, 2003 and a dividend before the completion of the merger up to an aggregate amount of 38% of the federal taxable income of FIDAC for the period January 1, 2004 through the completion of the merger;

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     o    change any of the accounting principles or practices used by it and maintain its books and records other than in accordance with GAAP consistently applied, except as required as a result of a change in law or in GAAP;

     o enter into any additional agreement with an affiliate (other than us or any of our subsidiaries);

     o increase any compensation or enter into or amend any employment, severance or other arrangement with a FIDAC shareholder, any officer or director of FIDAC or an employee of FIDAC earning more than $100,000 per annum, other than as required by law or any contract or existing plan or in connection with new hires;

     o revoke FIDAC's election to be taxed as an S-corporation or take, or fail to use commercially reasonable efforts to not allow, any action other than the conversion of FIDAC common stock pursuant to the merger agreement that would result in the termination of FIDAC's status as a validly electing S-corporation; or

     o adopt any new employee benefit plan or materially amend any existing plans or rights, other than as required by law.

     In addition, pending the merger, we have has agreed that, without FIDAC's written consent or except as otherwise expressly contemplated by the merger agreement, we will not take, or agree in writing or otherwise to take, any action that requires the approval of our stockholders.

ADDITIONAL COVENANTS PENDING COMPLETION OF THE MERGER

     Each of the parties has agreed that it will, among other things:

     o use commercially reasonable efforts not to take any action that would result in any of the conditions to the merger not being satisfied;

     o take all necessary actions in case at any time after the completion of the merger any further action is necessary to carry out the purposes of the merger agreement;

     o use commercially reasonable efforts to obtain consents, approvals or waivers of all third parties and regulatory authorities necessary, proper or advisable for the completion of the transactions contemplated by the merger agreement (other than with respect to investment management contracts, for which FIDAC will use commercially reasonable efforts to obtain consents);

     o consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all regulatory authority and other third parties necessary or advisable to consummate the transactions contemplated by the merger agreement and apprising the other parties of the status of matters relating to the completion of the transactions contemplated by the merger agreement;

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


     o consult with each other and give each other reasonable advance notice before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by the merger agreement; and

     o promptly advise the other parties upon learning of any change or event having or that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on it or that it believes would, or would be reasonably expected to, cause or constitute a material breach of any of its representations, warranties or covenants contained in the merger agreement that would reasonably be expected to result in a failure of certain conditions set forth in the merger agreement to be satisfied.

     We have agreed further that we will, among other things:

     o include in this proxy statement the recommendation of our board of directors and the special committee that our stockholders approve the merger agreement; and

     o take all actions necessary in accordance with applicable law and our articles of incorporation, as amended, and bylaws to convene a meeting of our stockholders as promptly as practicable to consider and vote, as required, upon the merger agreement.

     FIDAC has agreed further that it will not, among other things, take any action to revoke or rescind the unanimous approval of the FIDAC shareholders of the merger agreement and the acquisition.

RESTRICTIONS ON TRANSFER OF THE MERGER CONSIDERATION

     Each FIDAC shareholder is subject to certain restrictions on his or her ability to resell any of our shares received as consideration for the merger. In general, our shares received at the completion of the merger are restricted for three years, shares received as an earn-out payment for the annual period of 2004 are restricted for two years and shares received as earn-out payments for the annual periods of 2005 and 2006 are restricted for one year following the respective dates of receipt. Limited exceptions to these restrictions are available, including for sales to cover tax obligations on imputed interest on the earn-out payments, for hedging transactions that do not violate our insider trading policy or impair the value of any consideration for the merger held in escrow or as approved by a majority of our independent directors. To facilitate implementation of these trading restrictions all shares received in the merger will be held by a mutually agreed custodian until the restrictions applicable to those shares lapse.

ESCROW AGREEMENT

     We and each of the FIDAC shareholders agreed to use commercially reasonable efforts to negotiate and agree upon, prior to the completion of the merger, an escrow agreement. The escrow agreement will provide that a mutually agreed escrow agent hold all of our shares issued upon the completion of the merger and any earn-out payment made during the 14-month period following completion of the merger (except that some of our shares may be released for the

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limited purpose of enabling a seller to cover tax obligations for imputed interest or with the approval of a majority of our independent directors). At the end of the 14-month period, the escrowed shares will be released and will no longer serve as recourse for the indemnities of the FIDAC shareholders arising from any taxes due for any period prior to the completion of the merger, breaches of FIDAC's representations and covenants and breaches of the FIDAC shareholders' representations and covenants, unless we have made indemnification claims during that 14-month period and have exercised our right to require that some or all of the shares be retained in escrow until resolution of those claims. The value of our shares to be held in escrow at the end of the 14-month period shall be equal to 150% of the then outstanding indemnification claims.

REGISTRATION RIGHTS

     We have agreed in the merger agreement, as amended, to register the shares of our common stock issued to the FIDAC shareholders upon completion of the merger on a shelf registration statement promptly following the completion of the merger. We granted the FIDAC shareholders registration rights for shares of our common stock they receive as an earn-out payment. FIDAC shareholders owning 5% or more of our shares issued as an earn-out payment may demand that we register the shares issued as an earn-out payment on a shelf registration statement. We have agreed to maintain the shelf registration statements for affiliates for five years following the date of the issuance of each earn-out payment. If at the end of such five year period, the registration statement for any shares issued as an earn-out payment is deregistered, the affiliates shall have one additional right to require a shelf registration statement for those shares.

     The merger agreement grants the FIDAC shareholders with "piggyback" registration rights on certain registrations by us of our common stock. However, our underwriting committee or the managing underwriter may exclude any or all of such "piggyback" shares from an offering if they believe their inclusion would hurt the marketing of the deal or otherwise be detrimental.

PRE-MERGER DIVIDENDS

     Under the merger agreement, FIDAC is permitted to declare a dividend and distribute to the FIDAC shareholders 38% of the aggregate amount of the federal taxable income of FIDAC for the period January 1, 2004 through the date of the completion of the merger, as reasonably estimated by FIDAC. The dividend is intended to permit the FIDAC shareholders to pay their federal income taxes arising from their ownership of FIDAC during the period it is an S-corporation from January 1, 2004 through the date of the completion of the merger.

CONDITIONS TO THE MERGER

     Neither we nor FIDAC may rely on the failure of any condition to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to effect the merger.

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CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER

     The obligations of us and FIDAC to complete the merger are subject to the satisfaction or, where permissible, waiver of the following conditions:

     o approval of the merger and merger agreement by our stockholders and FIDAC shareholders;

     o approval by the New York Stock Exchange for listing the shares of our common stock to be issued in the merger, subject to official notice of issuance;

     o all necessary filings pursuant to any applicable antitrust law shall have been made and any applicable waiting period shall have expired;

     o except as would not reasonably be expected to have a material adverse effect, as described below, all approvals, consents and authorizations of, filings and registrations with, and applications and notifications to all third parties and regulatory authorities required for the completion of the merger will have been obtained or made and will be in full force and effect and all waiting periods required by applicable law will have expired;

     o no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or enforced by any regulatory authorities that has the effect of making the completion of the merger illegal or prevents or prohibits completion of the merger and no action by any regulatory authorities shall have been instituted or threatened which questions the validity or legality of the merger and which could reasonably be expected to damage us or FIDAC if the merger is consummated; and

     o we, the representative of the FIDAC shareholders appointed pursuant to the merger agreement and the escrow agent will have executed the escrow agreement.

     As used in the merger agreement, "material adverse effect," when used in reference to Annaly or FIDAC, means any change or effect that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to
(1) the business, results of operations or financial condition of Annaly or FIDAC, as applicable, and its subsidiaries, taken as a whole, other than any change or effect arising out of a decline or deterioration in the economy in general or the industry in which Annaly or FIDAC, as applicable, and its subsidiaries operate, or (2) the ability of Annaly or FIDAC, as applicable, to consummate the transactions contemplated by the merger agreement without material delay.

CONDITIONS TO THE OBLIGATIONS OF ANNALY TO EFFECT THE MERGER

     Our obligations to complete the merger are subject to the satisfaction or, where permissible, waiver of the following conditions:

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


     o material accuracy of the representations and warranties of FIDAC contained in the merger agreement;

     o performance by FIDAC and each FIDAC shareholder in all material respects of its obligations under the merger agreement;

     o receipt by Annaly of a certificate of a senior officer of FIDAC certifying to each of the foregoing;

     o material accuracy of the representations and warranties of each FIDAC shareholder contained in the merger agreement;

     o receipt by Annaly of a certificate from each FIDAC shareholder certifying the material accuracy of the representations and warranties of such FIDAC shareholder contained in the merger agreement;

     o no event or events shall have occurred between the date of the merger agreement and the date of completion of the merger which, individually or in the aggregate, had a material adverse effect on the business, operations, results of operations or financial condition of FIDAC;

     o receipt by Annaly of an opinion from Morrison & Foerster LLP, dated as of the closing date, to the effect that FIDAC's organization and intended method of operation will enable it to meet the requirements for qualification and taxation as a taxable REIT subsidiary; and

     o receipt by Annaly of an audited balance sheet of FIDAC as at December 30, 2003 and the related audited statements of income, cash flow and stockholders' equity (including footnotes).

CONDITIONS TO THE OBLIGATIONS OF FIDAC TO EFFECT THE MERGER

     The obligations of FIDAC to complete the merger are subject to the satisfaction or, where permissible, waiver of the following conditions:

     o material accuracy of the representations and warranties of us contained in the merger agreement;

     o performance by us in all material respects of its obligations under the merger agreement; and

     o receipt by FIDAC of a certificate of a senior officer of us certifying to each of the foregoing.

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TERMINATION OF THE MERGER AGREEMENT

RIGHT TO TERMINATE

     The merger agreement may be terminated at any time before completion of the merger, whether before or after approval of the merger agreement and the merger by our stockholders or the FIDAC shareholders, as follows:

     o    by mutual written consent of us and FIDAC;

     o    by either us or FIDAC if:

          o any regulatory authority issues an order, decree, ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the merger, and the order, decree, ruling or other action becomes final and nonappealable, except that a party may not terminate the merger agreement pursuant to this provision if that party has failed to fulfill its obligations to use commercially reasonable efforts to take all actions and to do all things reasonably necessary, proper or advisable under applicable laws and regulations to complete the acquisition;

          o the merger is not completed prior to June 30, 2004, except that neither we nor FIDAC may terminate the merger agreement if its breach is the reason that the merger has not been completed; or

          o the required approval of the merger agreement by our stockholders is not obtained at a meeting of our stockholders; or

          o if, prior to the completion of the merger, our board of directors or the special committee has determined in good faith, based upon the written opinion of counsel, that the failure to withdraw or modify its approval or recommendation of the merger and merger agreement will violate their fiduciary duties and, based on such determination, has resolved to effect such withdrawal or modification.

     o    by us:

          o if, prior to the completion of the merger, FIDAC shareholders take action to revoke or rescind their approval of the merger and the merger agreement; or

          o upon a violation or breach by FIDAC or any FIDAC shareholder of any agreement, covenant, representation or warranty so that the conditions to the completion of the merger and the merger agreement would be incapable of being satisfied and such violation or breach has not been waived by us nor cured by FIDAC or such FIDAC shareholder prior to the

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


               earlier of (1) 30 business days after the giving of written notice to FIDAC or such FIDAC shareholder of the breach and (2) June 30, 2004.

     o    by FIDAC:

          o upon a violation or breach by us of any agreement, covenant, representation or warranty contained in the merger agreement so that the conditions to the completion of the merger would be incapable of being satisfied, and such violation or breach has not been waived by FIDAC nor cured by us prior to the earlier of
               (1) 30 business days after the giving of written notice to us of the breach and (2) June 30, 2004.

EFFECT OF TERMINATION

     Except for provisions in the merger agreement regarding brokers' fees and miscellaneous provisions, if the merger agreement is terminated as described above, the merger agreement will become void and have no effect without any liability on the part of us, FIDAC, or affiliates, directors, officers or shareholders, except that a party will not be relieved from liability for any willful breach of the merger agreement.

EXPENSES

     Each party to the merger agreement will bear its own expenses in connection with the transactions contemplated by the merger agreement, except that if the merger is consummated, FIDAC shall pay the expenses incurred by FIDAC and the FIDAC shareholders excluding any tax liability incurred by any of the FIDAC shareholders as a result of the merger.

WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

     The merger agreement may be further amended in writing by action of the special committee, Merger Sub and FIDAC at any time before or after approval of the merger by our stockholders. However, after approval by our stockholders is obtained, no amendment may be made which by law requires the further approval of our stockholders without obtaining such further approval. If the merger agreement is amended after the mailing of this proxy statement and your vote is required to such amendment, we will resolicit your vote.

     At any time before the completion of the merger, the parties may, in writing:

     o extend the time for the performance of any of the obligations or other acts of the other parties;

     o waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered under the merger agreement; or

     o waive compliance with any of the agreements or conditions of the other parties contained in the merger agreement.

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INDEMNIFICATION

     Under the merger agreement, from and after the completion of the acquisition, each FIDAC shareholder, severally and not jointly, in proportion to their percentage ownership of FIDAC, will indemnify, defend and hold harmless us against all losses, expenses, claims, damages or liabilities caused by (i) any inaccuracy or breach of any representation or warranty made by FIDAC or the FIDAC shareholders contained in the merger agreement or other documents delivered pursuant to the merger agreement (excluding a breach of FIDAC's tax representations and covenants or a breach of the representations of each FIDAC shareholder as to his or her ownership of shares of FIDAC common stock) or (ii) any breach, non-compliance or nonfulfillment by FIDAC or the FIDAC shareholders of any covenant, agreement or undertaking to be complied with or performed by them pursuant to the merger agreement or other document delivered pursuant to the merger agreement. This general indemnity is subject to a deductible of $700,000, as a result of which the FIDAC shareholders are only required to indemnify us to the extent that our claims under the general indemnity exceed the $700,000 deductible. This general indemnity is subject to a cap equal to our shares issued to the FIDAC shareholders upon completion of the merger or as an earn-out payment during the 14-month period following the completion of the merger and our sole recourse against the FIDAC shareholders under this general indemnity is limited to these shares.

     In addition, under the merger agreement, the FIDAC shareholders each, severally and not jointly, in proportion to their percentage ownership of FIDAC, indemnify us and FIDAC against any damages arising from (1) any taxes incurred by FIDAC for any period prior to the completion of the merger, (2) breaches of FIDAC's tax representations and covenants and (3) breaches of the representations of each FIDAC shareholder as to his or her ownership of shares of FIDAC common stock. This additional indemnity is not subject to any deductible or cap and is not taken into account for determining when the $700,000 deductible for the general indemnity described above is met.

     Under the merger agreement, from and after the merger, we will indemnify, defend and hold harmless the FIDAC shareholders against all losses, expenses, claims, damages or liabilities caused by any inaccuracy or breach of any representation or warranty or any breach, non-compliance or nonfulfillment by us of any covenant or agreement contained in the merger agreement or other document delivered pursuant to the merger agreement. However, because the FIDAC shareholders also serve as our officers and, as such, are responsible for the day-to-day management of our business, we shall have no liability or obligation to FIDAC or any FIDAC shareholder arising from the breach of any representation, warranty, covenant or agreement predicated upon (1) information provided by FIDAC or any FIDAC shareholder, (2) information known to either FIDAC or any FIDAC shareholder but not provided by FIDAC or such FIDAC shareholder to us or
(3) failure of any FIDAC shareholder to provide any services that we could reasonably have expected such FIDAC shareholder to provide in his or her capacity as a director, officer, or employee of us.

NO SOLICITATION BY FIDAC

     The merger agreement contains provisions prohibiting FIDAC and the FIDAC shareholders from actively seeking an alternative transaction. The no solicitation covenant

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generally prohibits FIDAC and the FIDAC shareholders, as well as FIDAC's affiliates, from taking any action to solicit an acquisition proposal. If FIDAC or any of the FIDAC shareholders receives an unsolicited offer or becomes aware that a third party intends to make an unsolicited offer, FIDAC or such FIDAC shareholder shall notify us of such unsolicited offer.


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--------------------------------------------------------------------------------
                                     VOTING
--------------------------------------------------------------------------------

     You will only be entitled to vote at the meeting if you were a holder of record of our common stock at the close of business on the record date, March 22, 2004. There were 117,866,933 shares of common stock outstanding on the record date, and each stockholder will be entitled to one vote at the meeting for each share registered in the stockholder's name on the record date. Holders of common stock are not entitled to cumulate their votes on any matter to be considered at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date constitutes a quorum for the transaction of business at the meeting.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the annual meeting in accordance with the directions given. With respect to the proposal to approve the merger agreement, you may vote in favor of the proposal or against the proposal, or you may abstain from voting. Regarding the election of directors to serve until the 2007 annual meeting of stockholders, in voting by proxy, you may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees. With respect to the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the current fiscal year, you may vote in favor of the proposal or against the proposal, or you may abstain from voting. You should specify your choices on the enclosed form of proxy.

     If you do not provide specific instructions on all the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the approval of the merger agreement, FOR the election of all nominees and FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the current fiscal year.

     The approval of the holders of a majority of the votes cast (provided that the total votes cast on the proposal represents over 50% of the voting power of our stockholders entitled to vote as of the record date) and present, in person or by proxy, at a meeting at which a quorum is present, is required to approve the merger agreement. Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. Ratification of the appointment of our independent auditors will require the affirmative vote of the holders of a majority of the votes cast.

--------------------------------------------------------------------------------
                               VOTING ARRANGEMENTS
--------------------------------------------------------------------------------

     Each of the FIDAC shareholders agreed to vote the same percentage of his or her shares of our common stock (1) in favor of the adoption of the merger agreement and the approval of the acquisition as the percentage of all votes cast by our stockholders who are not FIDAC shareholders that represent votes in favor of the adoption of the merger agreement and the approval of the acquisition, (2) against such adoption and approval as the percentage of all votes cast by our stockholders who are not FIDAC shareholders that represent votes against such adoption and approval and (3) neither for nor against such adoption and approval as the percentage of all votes cast by our stockholders who are not FIDAC shareholders that count neither as votes in favor of nor against such adoption and approval.

--------------------------------------------------------------------------------
                              EMPLOYMENT AGREEMENTS
--------------------------------------------------------------------------------

     Each of the following of our employees has executed a new employment agreement with us that, upon the consummation of the acquisition of FIDAC, replaces their respective existing employment agreements with us and/or FIDAC to the extent such employee has an employment agreement with us and/or FIDAC.

MICHAEL A.J. FARRELL

     We have executed a two-year employment agreement with Michael A.J. Farrell to engage him in the position of Chairman, Chief Executive Officer and President. The term of the agreement shall automatically extend for successive one-year periods unless either party provides notice of intent not to extend the term. The agreement becomes effective as of the closing date of the acquisition and is null and void if such closing does not occur. The agreement supersedes Mr. Farrell's prior employment contracts with us and FIDAC and prohibits him, for a term of one year following the termination of employment by us for cause or by Mr. Farrell other than for good reason, from working for businesses that compete with us or FIDAC as specified in the merger agreement. Under the agreement, Mr. Farrell shall receive an initial annual base salary of $2,430,000, to be reviewed each year, and is entitled to a performance bonus to be approved by the compensation committee. Upon termination of employment by us other than for cause or by Mr. Farrell for good reason, we shall pay Mr. Farrell any earned but unpaid annual base salary, awarded but unpaid performance bonus and a severance payment equal to three times the greater of Mr. Farrell's annual base salary and bonus performance for the preceding year or the average for the three preceding years of Mr. Farrell's annual base salary and performance bonus.

WELLINGTON J. DENAHAN

     We have executed a two-year employment agreement with Wellington J. Denahan to engage Ms. Denahan in the position of Vice Chairman and Chief Investment Officer. The term of the agreement shall automatically extend for successive one-year periods unless either party provides notice of intent not to extend the term. The agreement becomes effective as of the closing date of the acquisition and is null and void if such closing does not occur. The agreement supersedes Ms. Denahan's prior employment contracts with us and FIDAC and prohibits her, for a term of one year following the termination of employment by us for cause or by Ms. Denahan other than for good reason, from working for businesses that compete with us or FIDAC as specified in the merger agreement. Under the agreement, Ms. Denahan shall receive an initial annual base salary of $1,945,000, to be reviewed each year, and is entitled to a performance bonus to be approved by the compensation committee. Upon termination of employment by us other than for cause or by Ms. Denahan for good reason, we shall pay Ms. Denahan any earned but unpaid annual base salary, awarded but unpaid performance bonus and a severance payment equal to three times the greater of Ms. Denahan's annual base salary and bonus performance for the preceding year or the average for the three preceding years of Ms. Denahan's annual base salary and performance bonus.

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


KATHRYN F. FAGAN

     We have executed a two-year employment agreement with Kathryn F. Fagan to engage her in the position of Chief Financial Officer and Treasurer. The term of the agreement shall automatically extend for successive one-year periods unless either party provides notice of intent not to extend the term. The agreement becomes effective as of the closing date of the acquisition and is null and void if such closing does not occur. The agreement supersedes Ms. Fagan's prior employment contracts with us and FIDAC and prohibits her, for a term of one year following the termination of employment by us for cause or by Ms. Fagan other than for good reason, from working for businesses that compete with us or FIDAC as specified in the merger agreement. Under the agreement, Ms. Fagan shall receive an initial annual base salary of $972,000, to be reviewed each year, and is entitled to a performance bonus to be approved by the compensation committee. Upon termination of employment by us other than for cause or by Ms. Fagan for good reason, we shall pay Ms. Fagan any earned but unpaid annual base salary, awarded but unpaid performance bonus and a severance payment equal to three times the greater of Ms. Fagan's annual base salary and bonus performance for the preceding year or the average for the three preceding years of Ms. Fagan's annual base salary and performance bonus.

JENNIFER S. KARVE

     We have executed a two-year employment agreement with Jennifer S. Karve to engage her in the position of Executive Vice President and Corporate Secretary. The term of the agreement shall automatically extend for successive one-year periods unless either party provides notice of intent not to extend the term. The agreement becomes effective as of the closing date of the acquisition and is null and void if such closing does not occur. The agreement supersedes Ms. Karve's prior employment contracts with us and FIDAC and prohibits her, for a term of one year following the termination of employment by us for cause or by Ms. Karve other than for good reason, from working for businesses that compete with us or FIDAC as specified in the merger agreement. Under the agreement, Ms. Karve shall receive an initial annual base salary of $972,000, to be reviewed each year, and is entitled to a performance bonus to be approved by the compensation committee. Upon termination of employment by us other than for cause or by Ms. Karve for good reason, we shall pay Ms. Karve any earned but unpaid annual base salary, awarded but unpaid performance bonus and a severance payment equal to three times the greater of Ms. Karve's annual base salary and bonus performance for the preceding year or the average for the three preceding years of Ms. Karve's annual base salary and performance bonus.

JAMES P. FORTESCUE

     We have executed a two-year employment agreement with James P. Fortescue to engage him in the position of Senior Vice President, Repurchase Agreement Manager. The term of the agreement shall automatically extend for successive one-year periods unless either party provides notice of intent not to extend the term. The agreement becomes effective as of the closing date of the acquisition and is null and void if such closing does not occur. The agreement prohibits him, for a term of one year following the termination of employment by us for cause or by Mr. Fortescue other than for good reason, from working for businesses that compete with us or FIDAC as specified in the merger agreement. Under the agreement, Mr. Fortescue shall receive an initial annual base salary of $500,000, to be reviewed each year, and is entitled to a performance bonus to be approved by the compensation committee. Upon termination of employment by us other than for cause or by Mr. Fortescue for good reason, we shall pay Mr. Fortescue any earned but unpaid annual base salary, awarded but unpaid performance bonus and a severance payment equal to three times the greater of Mr. Fortescue's base salary and bonus performance for the preceding year or the average for the three preceding years of Mr. Fortescue's annual base salary and performance bonus.

JEREMY DIAMOND

     We have executed a two-year employment agreement with Jeremy Diamond to engage him in the position of Executive Vice President, Research. The term of the agreement shall automatically extend for successive one-year periods unless either party provides notice of intent not to extend the term. The agreement becomes effective as of the closing date of the acquisition and is null and void if such closing does not occur. The agreement prohibits him, for a term of one year following the termination of employment by us for cause or by Mr. Diamond other than for good reason, from working for businesses that compete with us or FIDAC as specified in the merger agreement. Under the agreement, Mr. Diamond shall receive an initial annual base salary of $300,000, to be reviewed each year, and is entitled to a performance bonus to be approved by the compensation committee. Upon termination of employment by us other than for cause or by Mr. Diamond for good reason, we shall pay Mr. Diamond any earned but unpaid annual base salary, awarded but unpaid performance bonus and a severance payment equal to three times the greater of Mr. Diamond's annual base salary and bonus performance for the preceding year or the average for the three preceding years of Mr. Diamond's annual base salary and performance bonus.

RONALD D. KAZEL

     We have executed a two-year employment agreement with Ronald D. Kazel to engage him in the position of Executive Vice President, Business Development. The term of the agreement shall automatically extend for successive one-year periods unless either party provides notice of intent not to extend the term. The agreement becomes effective as of the closing date of the acquisition and is null and void if such closing does not occur. The agreement prohibits him, for a term of one year following the termination of employment by us for cause or by Mr. Kazel other than for good reason, from working for businesses that compete with us or FIDAC as specified in the merger agreement. Under the agreement, Mr. Kazel shall receive an initial annual base salary of $300,000, to be reviewed each year, and is entitled to a performance bonus to be approved by the compensation committee. Upon termination of employment by us other than for cause or by Mr. Kazel for good reason, we shall pay Mr. Kazel any earned but unpaid annual base salary, awarded but unpaid performance bonus and a severance payment equal to three times the greater of Mr. Kazel's annual base salary and bonus performance for the preceding year or the average for the three preceding years of Mr. Kazel's annual base salary and performance bonus.

ROSE-MARIE LYGHT

     We have executed a two-year employment agreement with Rose-Marie Lyght to engage her in the position of Vice President, Portfolio Manager. The term of the agreement shall automatically extend for successive one-year periods unless either party provides notice of intent not to extend the term. The agreement becomes effective as of the closing date of the acquisition and is null and void if such closing does not occur. The agreement prohibits her, for a term of one year following the termination of employment by us for cause or by Ms. Lyght other than for good reason, from working for businesses that compete with us or FIDAC as specified in the merger agreement. Under the agreement, Ms. Lyght shall receive an initial annual base salary of $250,000, to be reviewed each year, and is entitled to a performance bonus to be approved by the compensation committee. Upon termination of employment by us other than for cause or by Ms. Lyght for good reason, we shall pay Ms. Lyght any earned but unpaid annual base salary, awarded but unpaid performance bonus and a severance payment equal to three times the greater of Ms. Lyght's annual base salary and bonus performance for the preceding year or the average for the three preceding years of Ms. Lyght's annual base salary and performance bonus.

KRISTOPHER R. KONRAD

     We have executed a two-year employment agreement with Kristopher R. Konrad to engage him in the position of Senior Vice President, Portfolio Manager. The term of the agreement shall automatically extend for successive one-year periods unless either party provides notice of intent not to extend the term. The agreement becomes effective as of the closing date of the acquisition and is null and void if such closing does not occur. The agreement prohibits him, for a term of one year following the termination of employment by us for cause or by Mr. Konrad other than for good reason, from working for businesses that compete with us or FIDAC as specified in the merger agreement. Under the agreement, Mr. Konrad shall receive an initial annual base salary of $500,000, to be reviewed each year, and is entitled to a performance bonus to be approved by the compensation committee. Upon termination of employment by us other than for cause or by Mr. Konrad for good reason, we shall pay Mr. Konrad any earned but unpaid annual base salary, awarded but unpaid performance bonus and a severance payment equal to three times the greater of Mr. Konrad's annual base salary and bonus performance for the preceding year or the average for the three preceding years of Mr. Konrad's annual base salary and performance bonus.

--------------------------------------------------------------------------------
                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     At the annual meeting, the stockholders will vote to elect three class II directors, whose terms will expire at our annual meeting of stockholders in 2007, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

     The persons named in the enclosed proxy will vote to elect Kevin P. Brady, Donnell A. Segalas, and E. Wayne Nordberg as class II directors, unless you withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect. Messrs. Brady and Segalas are currently directors and Mr. Nordberg is a nominee for a new seat on the board of directors.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR KEVIN P. BRADY, DONNELL A. SEGALAS, AND E. WAYNE NORDBERG AS DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS IN 2007 AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED. THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE

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


YOUR PROXY IN FAVOR OF THESE NOMINEES UNLESS YOU SPECIFY A CONTRARY CHOICE IN YOUR PROXY.

--------------------------------------------------------------------------------
                                    DIRECTORS
--------------------------------------------------------------------------------

     We have three classes of directors. Our class I directors will serve until our annual meeting of stockholders in 2006; our class II directors to be elected at this year's meeting will serve until our annual meeting of stockholders in 2007; and our class III directors will serve until our annual meeting of stockholders in 2005. Set forth below are the names and certain information on each of our directors and E. Wayne Nordberg, a nominee to become a director.

CLASS I DIRECTORS

     Spencer I. Browne, age 54, was elected on January 28, 1997 to serve as a director of us. Mr. Browne has held various executive and management positions with several publicly traded companies engaged in businesses related to the residential and commercial mortgage loan industry. From August 1988 until September 1996, Mr. Browne served as President, Chief Executive Officer and a director of Asset Investors Corporation (AIC), a New York Stock Exchange traded company he co-founded in 1986. He also served as President, Chief Executive Officer and a director of Commercial Assets, Inc., an American Stock Exchange traded company affiliated with AIC, from its formation in October 1993 until September 1996. In addition, from June 1990 until March 1996, Mr. Browne served as President and a director of M.D.C. Holdings, Inc., a New York Stock Exchange traded company and the parent company of a major homebuilder in Colorado. Mr. Browne also has served as a director of Altiva Financial Corporation since November 1996 and Convergent Communications, Inc. since December 1999.

     Wellington J. Denahan, age 40, was elected on December 5, 1996 to serve as Vice Chairman of the Board and a director of us with responsibility for managing our portfolio. She has been Senior Vice President of FIDAC, from March 1995 to the present, Treasurer since July 1994 and Chief Investment Officer since February 1997. From July 1994 through March 1995 she was a Vice President of FIDAC. Ms. Denahan has been the portfolio manager for the U.S. Dollar Floating Rate Fund since its inception in August 1994. Prior to joining FIDAC, from March 1992 to July 1994, Ms. Denahan had been Vice President responsible for asset selection and financing at Citadel Funding Corporation. Prior to joining Citadel she had been a trader on the mortgage-backed securities desk at Schroder Wertheim and Co., Inc. She has attended the New York Institute of Finance for intense mortgage-backed securities studies.

CLASS II DIRECTORS

     Kevin P. Brady, age 48, was elected on January 28, 1997 to serve as a director. Mr. Brady is the founder and CEO of TaxStream, a software and consulting firm that specializes in financial accounting. Mr. Brady founded TaxStream in December 1993. From July 1986 through November 1993, Mr. Brady worked for PricewaterhouseCoopers in New York City where he concentrated on financial reporting and international tax planning for multinational corporations and held a number of senior management positions. Prior to joining PricewaterhouseCoopers, Mr. Brady worked in the corporate tax department of Merck & Co.

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


     Donnell A. Segalas, age 46, was elected on January 28, 1997 to serve as a director of us. Mr. Segalas is a principle at Pinnacle Asset Management L.P. Mr. Segalas sits on both the investment and executive committees. On a day-to-day basis Mr. Segalas manages new business, distribution and special projects for Pinnacle Asset Management L.P. Prior to joining Pinnacle Asset Management L.P., Mr. Segalas was Executive Vice President for alternative investments at Phoenix Investment Partners Ltd., a NYSE asset management firm. Prior to joining Phoenix Investment Partners, Ltd., Mr. Segalas was a managing director at the Far Hills Group where he was in charge of the Private Equity and Venture Capital fund-raising group. In 1997, he co-founded a leveraged buyout firm, Maplewood Partners, L.L.C. Prior to his joining Maplewood Partners, Mr. Segalas was a Managing Director at Rodman & Renshaw, Inc. in the mortgage-backed securities department from 1994 to June 1997. In December 1995, Mr. Segalas was also given the additional responsibility to manage Rodman & Renshaw's Structured Finance Group. From 1990 to 1994, Mr. Segalas served as Senior Vice President in the mortgage-backed securities department at Tucker Anthony, Inc., where he co-managed the firm's structured finance group. Prior to that time, Mr. Segalas had been a Senior Vice President at Smith Barney, Inc. and Corporate Vice President at Drexel Burnham Lambert.

     E. Wayne Nordberg, age 65, has been nominated by our Nominating/Corporate Governance Committee to serve as our director. Since June 2002, Mr. Nordberg has been a senior director at Ingalls & Snyder LLC and since 2000, President of the office of investments for LaFayette College Endowment Fund. From October 1998 to May 2002, Mr. Nordberg was Vice Chairman of KBW Asset Management, Inc. Prior to joining KBW Asset Management, Inc., Mr. Nordberg served in various capacities with Lord, Abbett & Co., from 1988 to 1998 where in 1996 he was named Partner-Equity Investments, and a director of all 30 Lord Abbett mutual funds. Mr. Nordberg sits on the board of directors of PetroQuest Energy, Inc. and serves as Chairman of the compensation committee of the board of directors of PetroQuest Energy, Inc. Mr. Nordberg graduated from Lafeyette College.

CLASS III DIRECTORS

     Michael A. J. Farrell, age 52, was elected on December 5, 1996 to serve as Chairman of the Board and Chief Executive Officer of us. Mr. Farrell was appointed our President effective January 1, 2002. Since November 1994, he has been the President and CEO of FIDAC. He is a member of the boards of directors of the U.S. Dollar Floating Rate Fund and the Tellus Asia Recovery Fund. Prior to founding FIDAC, from February 1992 to July 1994, Mr. Farrell served as President of Citadel Funding Corporation. From April 1990 to January 1992, Mr. Farrell was a managing director for Schroder Wertheim & Co. Inc. in the fixed income department. In addition to being the former Chairman of the Primary Dealers Operations Committee of the Public Securities Association (from 1981 through 1985) and its mortgage-backed securities division, he is a former member of the Executive Committee of its Primary Dealers Division. Prior to his employment with Schroder Wertheim, Mr. Farrell had been President of L.F. Rothschild Mortgage Capital, Inc., Vice President of Trading at Morgan Stanley and Co., Inc., and Senior Vice President of Merrill Lynch and Co., Inc. Mr. Farrell began his career at E.F. Hutton and Company in 1971. Mr. Farrell has 27 years of experience in fixed income trading, management and operations.

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


     Jonathan D. Green, age 57, was elected on January 28, 1997 to serve as a director of us. Jonathan D. Green is President and Chief Executive Officer of Rockefeller Group International, Inc. a privately held corporation with interests in real estate ownership, management, and development, real estate services and telecommunications. Mr. Green joined The Rockefeller Group in 1980 as assistant vice president and real estate counsel. In 1983 he was appointed vice president, secretary and general counsel and in 1990 was elected chief corporate officer. On July 6, 1995 he was named president and chief executive officer of Rockefeller Group Development Corporation and Rockefeller Center Management Corporation, both subsidiaries of The Rockefeller Group. In October 2002 Mr. Green was named President and Chief Executive Officer of Rockefeller Group International, Inc. In addition, Mr. Green continues to serve as President and CEO of Rockefeller Group Development Corporation. Mr. Green oversees the activities of the company's four subsidiaries which include Rockefeller Group Development Corporation, Cushman & Wakefield, Rockefeller Group Telecommunications Services and Rockefeller Group Business Centers. As the President and CEO of Rockefeller Group Development Corporation, he is actively involved in the day-to-day operations of that company's commercial and industrial properties ranging from office towers to suburban office parks, foreign trade zones and high tech data centers in various stages of development. Before joining The Rockefeller Group, Mr. Green was affiliated with the New York City law firm of Thacher, Proffitt & Wood. Mr. Green is also a member of the board of directors of Rockefeller Group International, Inc., Cushman & Wakefield, Inc., Chicago Title Insurance Co., and the Realty Advisory Board on Labor Relations, Inc. He also serves on the Mayor's Midtown Citizens Committee, the board of directors of the Museum for African Art, the Leadership Council of Lafayette College, the Board of Governors for The Real Estate Board of New York, and the Real Estate Roundtable. Mr. Green graduated from Lafayette College and the New York University School of Law.

     John A. Lambiase, age 64, was elected on January 28, 1997 to serve as a director of us. Mr. Lambiase was managing director in global operations at Salomon Brothers from 1985 through his retirement in 1991. Mr. Lambiase joined Salomon in 1979 as director of internal audit. Mr. Lambiase has served as Chairman of the Mortgage-Backed Securities Clearance Corporation, a member of the board of directors of Prudential Home Mortgage and a member of the Board of the National Securities Clearance Corporation, and was a founding director and Chairman of the Participation Trust Company. Mr. Lambiase also served on Salomon's Credit Committee. Prior to joining Salomon, from 1972 through 1979, Mr. Lambiase was President of Loeb Rhodes Wall Street Settlement Corporation with responsibility for securities clearance of over 130 member firms. Prior to Loeb Rhodes, Mr. Lambiase had been the Chief Financial Officer and a General Partner of W.E. Hutton. Mr. Lambiase is a Certified Public Accountant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     COMPENSATION COMMITTEE

     The members of our compensation committee are Spencer I. Browne, John A. Lambiase, and Donnell A. Segalas. The compensation committee administers our Long-Term Stock Incentive Plan, or Incentive Plan, and recommends changes to that Plan to our board of directors when appropriate. The compensation committee also approves compensation for our officers.

     AUDIT COMMITTEE

     The members of our audit committee are Kevin P. Brady, Jonathan D. Green, and John A. Lambiase. Each of members of our audit committee are independent directors and Mr. Lambiase has been designated as our audit committee's financial expert. The audit committee recommends to our board of directors the engagement or discharge of independent public accountants, reviews the plan and results of the auditing engagement with our Chief Financial Officer and our independent public accountants, and reviews with our Chief Financial Officer the scope and nature of our internal auditing system.

     Consistent with New York Stock Exchange audit committee structure and membership requirements, the members of the audit committee are all independent directors. The audit committee operates under a written charter adopted by our board of directors.

     NOMINATING/CORPORATE GOVERNANCE COMMITTEE

     The members of our nominating/corporate governance committee are Jonathan
D. Green, Kevin P. Brady, and Donnell A. Segalas. Each of the members of our nominating/corporate governance committee meets the independence requirements of the New York Stock Exchange. The nominating/corporate governance committee recommends to the board of directors persons to be nominated as directors or to be elected to fill vacancies on the board of directors. The nominating/corporate governance committee will consider nominees recommended by our stockholders. These recommendations should be submitted in writing to our Secretary. A copy of the charter of our nominating/corporate governance committee is available on our website (www.annaly.com).

     Our nominating/corporate governance committee currently considers the following factors in making its recommendations to the board of directors: background, skills, expertise, accessibility and availability to serve effectively on the board of directors. Our nominating/corporate governance committee also conducts inquiries into the background and qualifications of potential candidates.

     Our nominating/corporate governance committee utilizes a variety of methods for identifying and evaluating nominees for director. Our nominating/corporate governance committee regularly assesses the appropriate size of the board of directors, and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, our nominating/corporate governance committee considers various potential candidates for director. Candidates may come to the attention of our nominating/corporate governance committee through current members of our board of directors,

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


professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of our nominating/corporate governance committee, and may be considered at any point during the year. As described above, our nominating/corporate governance committee considers properly submitted stockholder nominations for candidates for the board of directors. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by our nominating/corporate governance committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our nominating/corporate governance committee. Our nominating/corporate governance committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our nominating/corporate governance committee seeks to achieve a balance of knowledge, experience and capability on the board of directors.

     E. Wayne Nordberg was selected by our nominating/corporate governance committee after considering a number of candidates including persons suggested by independent directors, management, and search firms. Mr. Nordberg was recommended by some of our independent directors and members of management. We pay fees to one or more search firms from time to time to assist in the identification and evaluation of qualified candidates.

     COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Interested persons may communicate their complaints or concerns by sending written communications to the board of directors, committees of the board of directors and individual directors by mailing those communications to:

                        Annaly Mortgage Management, Inc.
                                  [Addressee*]
                           1211 Avenue of the Americas
                                   Suite 2902
                               New York, NY 10036
                              Phone: (212) 696-0100
                            Facsimile: (212) 696-9809
                           Email: investor@annaly.com
                          Attention: Investor Relations

     * Audit and Compliance Committee of the Board of Directors
     * Compensation and Management Development Committee of the Board of
       Directors
     * Nominating/Corporate Governance Committee of the Board of Directors
     * Name of individual director

     These communications are sent by us directly to the specified addressee.

     We require each member of the board of directors to attend our annual meeting of stockholders except for absences due to causes beyond the reasonable control of the director. There were seven directors at the time of the 2003 annual meeting of Stockholders and all seven attended the meeting.

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     MEETINGS

     During our fiscal year ended December 31, 2003, our board of directors held five meetings. During 2003, the compensation committee held two meetings, the audit committee held four meetings, and the nominating/corporate governance committee held one meeting. Each director attended at least 75% of the aggregate number of meetings held by our board of directors and 75% of the aggregate number of meetings of each committee on which the director served. Our directors

COMPENSATION OF DIRECTORS

     We paid an annual director's fee, effective January 1, 2003, for the year 2003 to each director who is not an officer or employee, or independent director, equal to $50,000, a fee of $500 for each meeting of our board of directors or any committee attended by each independent director (or $250 for any meeting at which the director participates by conference telephone call), and reimbursement of costs and expenses of all directors for attending these meetings.

     Our Incentive Plan provides that each independent director, upon appointment to our board of directors, receives a non-discretionary automatic grant of non-qualified stock options for the purchase of 5,000 shares of common stock; these options vest in four equal installments over a period of four years from the date of grant. In addition, each independent director is entitled to receive on June 26 of each year that he or she serves as a director options to purchase an additional 1,250 shares of common stock; these options vest on the date of grant. The exercise price for each option is the fair market value of our common stock as of the date on which the option is granted. Independent directors also are entitled to receive discretionary awards under the Incentive Plan.

--------------------------------------------------------------------------------
                                   MANAGEMENT
--------------------------------------------------------------------------------

        NAME                                  POSITION
--------------------------------------------------------------------------------

Michael A.J. Farrell     Chairman of the Board, Chief Executive Officer,
                         and President

Wellington J. Denahan    Vice Chairman of the Board and Chief Investment Officer

Kathryn F. Fagan         Chief Financial Officer and Treasurer

Jennifer S. Karve        Executive Vice President and Secretary

James P. Fortescue       Senior Vice President and Repurchase Agreement Manager


     Biographical information on Mr. Farrell and Ms. Denahan is provided above. Certain biographical information for Ms. Fagan, Ms. Karve and Mr. Fortescue is set forth below.

     Kathryn F. Fagan, age 37, was employed by us on April 1, 1997 in the positions of Chief Financial Officer and Treasurer. From June 1, 1991 to February 28, 1997, Ms. Fagan was Chief Financial Officer and Controller of First Federal Savings & Loan Association of Opelousas, Louisiana. First Federal is a publicly owned savings and loan that converted to the stock form of ownership during her employment period. Ms. Fagan's responsibilities at First Federal included all financial reporting, including reports for internal use and reports required by SEC and the Office of Thrift Supervision. Her duties also included asset/liability management, internal control compliance and the management of First Federal's investment portfolio. During the period from September 1988 to May 1991, Ms. Fagan was employed as a bank and savings and loan auditor by John
S. Dowling & Company, a corporation of Certified Public Accountants. Ms. Fagan is a Certified Public Accountant and has a Masters Degree in Business Administration.

     Jennifer S. Karve, age 33, was employed by us on December 5, 1996 in the positions of Secretary and Investment Officer. She currently serves as our Executive Vice President and Secretary. She joined FIDAC at its inception in July 1994 and became Vice President in March 1995. Ms. Karve has been a portfolio manager for the U.S. Dollar Floating Rate Fund since its inception in August 1994. She has designed several software systems for FIDAC including portfolio management systems, mortgage-backed security pricing systems, exposure reporting systems, and accounting systems. Prior to joining FIDAC, she worked for Citadel Funding Corporation where she assisted in the management of the funding of mortgage-backed security portfolios.

     James P. Fortescue, age 30, was employed by us on December 5, 1996. Mr. Fortescue is our Senior Vice President. Mr. Fortescue also serves as a Senior Vice President of FIDAC. He started with FIDAC in June of 1995 where he was in charge of finding financing on mortgage-backed and corporate bonds for regional dealers, as well as maintaining a pricing service for a major broker dealer. In September of 1996 he took over all financing activities for the U.S. Dollar Floating Rate Fund which included trading and structuring all liabilities, coordinating trade settlements with broker dealer back offices, and maintaining the relationships with these dealers. Mr. Fortescue has been in charge of liability management for us since our inception, and continues to oversee all financing activities for FIDAC. Mr. Fortescue holds a Bachelors Degree in Finance from Siena College.

--------------------------------------------------------------------------------
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF ANNALY
--------------------------------------------------------------------------------

     The following table sets forth certain information as of April 7, 2004 relating to the beneficial ownership of our common stock by (i) all persons that we know beneficially own more than 5% of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. We do not know of any person who beneficially owns more than 5% of our outstanding common stock. Knowledge of the beneficial ownership of our common stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Act of 1934, as amended. Except as otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder.

                                        SHARES BENEFICIALLY OWNED
                           ----------------------------------------------------
                                                   PRO FORMA        PRO FORMA
     BENEFICIAL OWNER       NUMBER   PERCENT    OWNERSHIP AFTER   PERCENT AFTER
                                                 ACQUISITION(1)   ACQUISITION(1)
-------------------------------------------------------------------------------
Michael A.J. Farrell(2)     279,003     *          2,039,872          1.75%

Wellington J. Denahan(3)    176,844     *            396,952            *

Kathryn F. Fagan(4)          74,217     *            114,927            *

Jennifer S. Karve(5)         61,850     *            127,882            *

James P. Fortescue(6)        38,375     *             60,385            *

Kevin P. Brady(7)(12)        45,089     *             45,089            *

Spencer I. Browne(8)         38,245     *             38,245            *

Jonathan D. Green(9)         46,189     *             46,189            *

John Lambiase(10)            62,689     *             62,689            *

Donnell A. Segalas(11)       83,789     *             83,789            *

E. Wayne Nordberg(13)             0     *                  0            *

All Executive Officers
and Directors as a Group

  (11 persons) (2)(3)(4)    906,290     *          3,016,019          2.59%
    (5)(6)(7)(8)(9)(10)
    (11)(12)(13)

* Represents beneficial ownership of less than one percent of the common stock.

(1) The information in these columns is presented as if the acquisition of FIDAC had occurred and is intended to show the impact of the acquisition on the amount of securities held by the persons listed on this table. These columns do not include any additional shares of our common stock issuable in the future under the merger agreement upon the achievement by FIDAC of specific performance goals.

(2) Includes 127,813 shares of common stock subject to vested options granted under the Incentive Plan to Mr. Farrell that were exercisable as of April 7, 2004 or have or will first become exercisable within 60 days after such date.

(3) Includes 50,361 shares of common stock subject to vested options granted under the Incentive Plan to Ms. Denahan that were exercisable as of April 7, 2004 or have or will first become exercisable within 60 days after such date.

(4) Includes 25,438 shares of common stock subject to vested options granted under the Incentive Plan to Ms. Fagan that were exercisable as of April 7, 2004 or have or will first become exercisable within 60 days after such date.

(5) Includes 27,390 shares of common stock subject to vested options granted under the Incentive Plan to Ms. Karve that were exercisable as of April 7, 2004

(6) Includes 5,000 shares of common stock subject to options granted under the Incentive Plan to Mr. Fortescue that were exercisable as of April 7, 2004 or have or will first become exercisable within 60 days after such date.

(7) Includes 13,689 shares of common stock subject to vested options granted under the Incentive Plan to each of Messrs. Brady and Green that were exercisable as of March 2, 2004 or have or will first become exercisable within 60 days after such date.

(8) Includes 2,500 shares of common stock subject to options granted under the Incentive Plan to Mr. Browne that were exercisable as of April 7, 2004 or have or will first become exercisable within 60 days after such date.

(9) Includes 32,689 shares of common stock subject to options granted under the Incentive Plan to Mr. Green that were exercisable as of April 7, 2004 or have or will first become exercisable within 60 days after such date.

(10) Includes 19,189 shares of common stock subject to options granted under the Incentive Plan to Mr. Lambiase that were exercisable as of April 7, 2004 or have or will first become exercisable within 60 days after such date.

(11) Includes 25,689 shares of common stock subject to options granted under the Incentive Plan to Mr. Segalas that were exercisable as of April 7, 2004 or have or will first become exercisable within 60 days after such date.

(12) Includes 1,500 shares of common stock held by certain members of Mr. Brady's immediate family.

(13) Mr. Nordberg has been nominated to serve as a director and will be voted upon for election at the annual meeting.

--------------------------------------------------------------------------------
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AND MANAGEMENT OF FIDAC
--------------------------------------------------------------------------------

     The following table sets forth certain information as of April 7, 2004 relating to the beneficial ownership of FIDAC's common stock by (i) all persons that we know beneficially own more than 5% of FIDAC's outstanding common stock,
(ii) each of FIDAC's executive officers and directors, and (iii) all of FIDAC's executive officers and directors as a group.

Except as otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder.


                                            SHARES BENEFICIALLY OWNED
                               -------------------------------------------------
BENEFICIAL OWNER                         NUMBER                   PERCENT
--------------------------------------------------------------------------------

Michael A.J. Farrell                      600                       80%
Wellington J. Denahan                      75                       10%
Kathryn F. Fagan                           15                        2%
Jennifer S. Karve                        22.5                        3%
James P. Fortescue                        7.5                        1%
Jeremy Diamond                            7.5                        1%
Ronald D. Kazel                           7.5                        1%
Rose-Marie Lyght                          7.5                        1%
Kristopher R. Konrad                      7.5                        1%

All Executive Officers and Directors
as a Group
     (8 persons)                          750                      100%
--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

     The table below sets forth the aggregate compensation we paid or accrued during our fiscal years ended December 31, 2003, 2002, and 2001, to our Chief Executive Officer and our four highest paid other executive officers serving in their positions at December 31, 2003.

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION(1)       LONG-TERM COMPENSATION AWARDS
                                                      ----------------------------------------------------------------
                 NAME AND                                                                               SECURITIES
            PRINCIPAL POSITION                                                        RESTRICTED        UNDERLYING
                                                          SALARY          BONUS          STOCK           OPTIONS
                                             YEAR           ($)            ($)       AWARDS(2)($)          (#)
----------------------------------------------------------------------------------------------------------------------
Michael A.J. Farrell                          2003         $2,430,000     $420,798        $0             200,000
  Chairman of the Board, Chief                2002         $2,391,250     $850,000        $0                0
  Executive Officer, and President            2001           $925,000     $750,000        $0                0

Wellington J. Denahan                         2003         $1,969,000     $775,678        $0             150,000
  Vice Chairman and                           2002         $1,913,959     $750,000        $0                0
  Portfolio Manager                           2001           $718,750     $500,000        $0                0

Kathryn F. Fagan                              2003           $984,000     $368,319        $0              50,000
  Chief Financial Officer and                 2002           $949,750     $250,000        $0                0
  Treasurer                                   2001           $316,667     $150,000        $0                0

                                                          ANNUAL COMPENSATION(1)       LONG-TERM COMPENSATION AWARDS
                                                      ----------------------------------------------------------------
                 NAME AND                                                                               SECURITIES
            PRINCIPAL POSITION                                                        RESTRICTED        UNDERLYING
                                                          SALARY          BONUS          STOCK           OPTIONS
                                             YEAR           ($)            ($)       AWARDS(2)($)          (#)
----------------------------------------------------------------------------------------------------------------------
Jennifer S. Karve                             2003           $984,000     $368,319        $0              50,000
  Executive Vice President and                2002           $948,016     $250,000        $0                0
  Secretary                                   2001           $266,667     $125,000        $0                0

James P. Fortescue                            2003           $500,000     $250,000        $0              20,000
   Senior Vice President and                  2002           $491,667     $200,000        $0                0
   Repurchase Agreement Manager               2001           $194,066     $100,000        $0                0

(1) None of the executive officers received perquisites or benefits that totaled the lesser of $50,000 or 10% of his or her salary plus bonus payments. Bonuses were paid in January 2004.

(2) At December 31, 2003, Mr. Farrell, Ms. Denahan, Ms. Fagan, Ms. Karve, and Mr. Fortescue, held 151,190, 126,483, 41,779, 34,460, and 33,375 shares of restricted stock, respectively, with values (based on the closing market price of our common stock on December 31, 2003, which was $18.40 per share) of $2,781,896, $2,327,287, $768,734, $634,064, $614,100, respectively. We pay dividends on the restricted stock when and as paid on our common stock.

EXERCISES AND VALUES OF OPTIONS

     The following table sets forth certain information regarding options exercised during the calendar year 2003, and held at year end, by our executive officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                                       NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                            UNDERLYING             IN-THE-MONEY
                                     SHARES                            UNEXERCISED OPTIONS      OPTIONS AT FY-END
                                   ACQUIRED ON                            AT FY-END (#)               ($)(1)
                                    EXERCISE      VALUE REALIZED           EXERCISABLE/            EXERCISABLE/
             NAME                      (#)            ($)(1)               UNEXERCISABLE          UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------
Michael A.J. Farrell                  25,099         $248,194           127,813/207,500          $1,292,727/$164,450

Wellington J. Denahan                 10,486         $101,175           92,496/155,000            $937,784/$116,800

Kathryn F. Fagan                      12,500         $126,893            32,438/53,375             $323,044/$56,803

Jennifer S. Karve                     15,850         $163,825            27,390/52,750             $270,818/$50,265

James P. Fortescue                    11,875         $117,313            5,000/21,875              $57,480/$28,213

----------
(1) Based on the closing sale price of our common stock on the New York Stock Exchange on December 31, 2003 ($18.40 per share).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     This section discusses certain direct and indirect relationships and transactions involving us and any director or executive officer. Last year, the board of directors adopted governance principles for determining whether a director would qualify as an independent director under the new, more restrictive rules proposed by the New York Stock Exchange. In accordance with those principles, the board of directors has determined that all of its non-employee directors are independent directors.

     We have entered into a merger agreement to acquire FIDAC. FIDAC is owned by Michael A.J. Farrell, our Chairman of the Board, Chief Executive Officer and President, Wellington J. Denahan, our Vice Chairman and Chief Investment Officer, Kathryn F. Fagan, our Chief Financial Officer and Treasurer, Jennifer
S. Karve, our Executive Vice President and Secretary, and other of our officers and employees. The acquisition is described in this proxy statement.

     A. Alexandra Denahan, our controller, is the sister of Wellington J. Denahan, our Vice Chairman of the Board and Chief Investment Officer. A. Alexandra Denahan, is employed by us and earns compensation in excess of $60,000 annually.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our compensation committee is comprised solely of the following non-employee directors: Messrs. Browne, Lambiase, and Segalas. None of them has served as an officer or employee of us or any affiliate or has any other business relationship or affiliation with us, except his service as a director.

EQUITY COMPENSATION PLAN INFORMATION

     We have adopted the Incentive Plan for executive officers, key employees and nonemployee directors. The Incentive Plan authorizes the compensation committee of our board of directors to grant awards, including incentive stock options, or ISOs, as defined under Section 422 of the Internal Revenue Code, or Code, and options not so qualified, NQSOs. The Incentive Plan authorizes the granting of options or other awards for an aggregate of the greater of 500,000 shares or 9.5% of the outstanding shares of our common stock.

     The following table provides information as of December 31, 2003, concerning shares of our common stock authorized for issuance under our existing Incentive Plan.

                             NUMBER OF
                             SECURITIES                     NUMBER OF SECURITIES
                            TO BE ISSUED                     REMAINING AVAILABLE
                           UPON EXERCISE  WEIGHTED-AVERAGE  FOR FUTURE ISSUANCE
                                 OF        EXERCISE PRICE   UNDER INCENTIVE PLAN
                            OUTSTANDING    OF OUTSTANDING        (EXCLUDING
     PLAN CATEGORY            OPTIONS         OPTIONS        PREVIOUSLY ISSUED)
     -------------         -------------  ----------------  -------------------

Incentive Plan approved      1,063,259        $14.28             8,063,780(1)
   by shareholders

Incentive Plan not
  approved by
  shareholders                   --             --                  --
                             ---------        ------             ---------
Total                        1,063,259        $14.28             8,063,780
                             =========        ======             =========

---------------
(1) The Incentive Plan authorizes the granting of options or other awards for an aggregate of the greater of 500,000 or 9.5% of the outstanding shares on a fully diluted basis of our common stock.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS

     We currently have employment agreements with Mr. Farrell, Ms. Denahan, Ms. Fagan, and Ms. Karve. These employment agreements described below in this section will continue to be the employment agreements for Mr. Farrell, Ms. Denahan, Ms. Fagan, and Ms. Karve in the event the merger agreement is not approved by our stockholders. If the merger agreement is approved the employment agreements described above will be effective for Mr. Farrell, Ms. Denahan, Ms. Fagan, and Ms. Karve. Each employment agreement is automatically extended for an additional year at the end of each year, unless the officer or we provide a prior written notice to the contrary.

     Each employment agreement provides for annual base salaries to Mr. Farrell, Ms. Denahan, Ms. Fagan, and Ms. Karve based upon our book value. Mr. Farrell's employment agreement provides for an annual base salary equal to 0.25% of our book value, Ms. Denahan's employment agreement provides for an annual base salary equal to 0.20% of our book value. Ms. Fagan's and Ms. Karve's employment agreements each provide for annual base salaries equal to 0.10% of our book value. Our book value is defined in the employment agreements as the aggregate amounts reported on our balance sheet as "Stockholders' Equity," excluding any adjustments for valuation reserves (i.e., changes in the value of our portfolio of investments as a result of mark-to-market valuation changes).

     Our board of directors may evaluate base salaries quarterly and upon the raising of additional equity, and they may, at their discretion, raise the base salary caps for our executive officers. The 2004 annual base salary for Mr. Farrell was set at $2,400,000. The 2004 annual base salary for Ms. Denahan was set at $1,900,000. The 2004 annual base salary for each of Ms.

Fagan and Ms. Karve was set at $972,000. Our board of directors has waived the base salary caps for our executive officers for 2003 and 2004. Base salaries can also be lowered at management's discretion based upon, among other things, our cash flow needs.

     Pursuant to the employment agreements, the executive officers are also entitled to participate in our benefit plans, including the Incentive Plan. In addition, our board of directors has established a bonus incentive compensation plan for our executive officers. This program permits our board of directors, in its discretion, to award cash bonuses annually to our executive officers. Each employment agreement provides for the officer to receive his or her base salary and bonus compensation to the date of the termination of employment by reason of death, disability or resignation and to receive base compensation to the date of the termination of employment by reason of a termination of employment for cause as defined in the employment agreement. Each employment agreement also provides for the subject officer to receive, in the event that we terminate the officer's employment without cause, or if the officer resigns for "good reason", an amount, 50% payable immediately and 50% payable in monthly installments over the succeeding twelve months, equal to three times the greater of the officer's combined maximum salary base and actual bonus compensation for the preceding fiscal year or the average for the three preceding years of the officer's combined actual base salary and bonus compensation, subject in each case to a maximum amount of 1% of our book equity value (exclusive of valuation adjustments) and a minimum amount of $250,000. Section 280G of the Code may limit our ability to deduct these payments for Federal income tax purposes. In the event that any payments, distributions, or benefits provided or to be provided to the officer are determined to be subject to the excise tax imposed by Section 4999 of Code, he or she is entitled to receive a payment on an after-tax basis equal to the excise tax imposed. Each employment agreement also contains a "non-compete" provision prohibiting the officer from managing, controlling, participating in or operating a competing REIT for a period of one year following termination of employment following our termination of the officer without cause or resignation of the subject officer for "good reason." Providing services to our affiliate FIDAC is expressly excluded from operation of the "non-compete" provision. In addition, all outstanding options and other awards granted to an officer under our Incentive Plan immediately vest upon his or her termination without cause or termination for "good reason." "Good reason" under the employment agreements includes certain events resulting in a change of control of us. "Change of Control" includes a merger or consolidation of us, a sale of all or substantially all of our assets, changes in the identity of a majority of the members of our board of directors (other than due to the death, disability or age of a director) or acquisitions of more than 9.8% of the combined voting power of our capital stock, subject to certain limitations. Each agreement requires that the officer act in accordance with provisions of Maryland law relating to corporate opportunities.

REPORT OF COMPENSATION COMMITTEE

     The compensation structure for our executive officers and directors has been developed with consideration for the following objectives:

     INCENTIVES FOR MANAGEMENT TO MAXIMIZE PERFORMANCE. We have designed our compensation policy to provide the proper incentives to management to maximize our performance in order to serve the best interests of our stockholders. We have sought to achieve this objective through the granting of stock options under the Incentive Plan, the award of compensation pursuant to our bonus incentive compensation program, and employment agreements with our executive officers where compensation is dependent upon our book value.

     To date, our executive officers, pursuant to the Incentive Plan, have been granted options to purchase, in the aggregate, 1,019,991 shares of common stock with exercise prices ranging from $4.00 to $17.97. These options vest in equal installments over four, five or ten year periods from the date of grant.

     Our board of directors also has adopted a bonus incentive compensation program for executive officers. This program permits the compensation committee, in its discretion, to award bonuses to our officers and employees based upon individual performance, our overall performance, or such other factors as the compensation committee determines to be appropriate. Bonuses may be paid in the form of cash, stock options or other forms of compensation as determined appropriate by the compensation committee. In 2003, bonuses were awarded in the form of cash and were paid in January 2004. The primary factor considered in these awards was our performance and growth during 2003 in view of the interest rate environment and the overall economy.

     Pursuant to employment agreements entered into between us and our executive officers, base compensation for the officers is calculated as a percentage of our book value. This arrangement was established based upon our view that successful performance by us would result in our ability to raise additional capital.

     LONG-TERM COMMITMENT OF MANAGEMENT. The committee believes that the long-term commitment of its current management team is a crucial factor in our future performance. This team includes Mr. Farrell, Ms. Denahan and Ms. Karve, who have worked together at FIDAC since March 1995 and at us since its incorporation in November 1996 and its commencement of operations in February 1997, and Ms. Fagan, who has worked at us since April 1997. To ensure the long-term commitment of its management team, we, with the approval of our board of directors entered into employment agreements with Mr. Farrell, Ms. Denahan, Ms. Fagan, and Ms. Karve. Each of these agreements provides for a term through December 31, 2005 with automatic one-year extensions unless we or the officer provides written notice to the contrary.

     CONSISTENT WITH THE FOREGOING, WE HAVE STRUCTURED OUR EXECUTIVE COMPENSATION POLICIES TO PROMOTE THE LONG-TERM COMMITMENT OF MANAGEMENT. IN ADDITION, AS INDICATED ABOVE, OVER 99% OF THE STOCK OPTIONS GRANTED BY US SINCE INCEPTION HAVE BEEN OPTIONS WITH VESTING PERIODS OF THREE, FOUR AND FIVE YEARS.

     COMPARABILITY WITH COMPETITORS' COMPENSATION STRUCTURES. In assisting us to develop guidelines for its compensation structure, including the bonus incentive program, the compensation consultant engaged by us looked to the compensation structures of other publicly held mortgage REITs and other publicly held companies in the financial services industry. We believe our management compensation structure is consistent, generally, with the management compensation structure of comparable companies. We will continue to monitor whether our compensation structure is consistent with the compensation structure of its competitors.

     CEO COMPENSATION. Mr. Farrell's total compensation for 2003 was established pursuant to his employment agreement which is described under the caption "Employment Agreements, Termination of Employment and Change-Of-Control Arrangements." Mr. Farrell's compensation was established using substantially the same criteria used to determine compensation levels for our other executive officers which are discussed in this report. Effective January 1, 2002, Mr. Farrell's salary was set at $2,430,000. For 2003, we determined to pay Mr. Farrell a bonus of $420,798 (which was paid in January 2004). Mr. Farrell's compensation for 2003 was related to our progress over the last year in achieving strong financial results and his commitment for us to be a leader in integrity and corporate governance.

     COMPENSATION OF NON-EMPLOYEE DIRECTORS. Upon the recommendation of our compensation consultant, we granted to each of our non-employee directors during 2003 options to purchase 1,250 shares vesting immediately and options to purchase 15,000 shares vesting over five years.

     The foregoing report has been furnished by the current members of the compensation committee:

          Spencer I. Browne    John A. Lambiase    Donnell A. Segalas

PERFORMANCE ANALYSIS

     The following graph provides a comparison of our cumulative total stockholder return and the cumulative stockholder return of the Standard & Poor's Composite-500 Stock Index, or S&P 500, and the BBG REIT Mortgage Index, BBG Index, an industry index of 11 tax-qualified mortgage REITs. The comparison is for the period from December 31, 1998 to December 31, 2003 and assumes the reinvestment of any dividends. The initial price of our common stock shown in the graph below is based upon the price to public of $8.25 on December 31, 1998. Upon written request, we will provide stockholders with a list of the REITs included in the BBG Index. The historical information set forth below is not necessarily indicative of future performance.


                               [GRAPHIC OMITTED]


                  12/31/1998     12/31/1999    12/31/2000     12/31/2001     12/31/2002    12/31/2003
                  ----------     ----------    ----------     ----------     ----------    ----------
Annaly               100            140            158            263           330           348
S&P 500 Index        100            122            112            99             78            99
BBG REIT Index       100            119            128            195           225           265

     THE FOLLOWING IS THE REPORT OF THE AUDIT COMMITTEE WITH RESPECT TO OUR AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003. THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATES BY REFERENCE IN SUCH FILING.

--------------------------------------------------------------------------------
                               THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

     Since our inception, we have had an audit committee composed entirely of non-employee directors. The members of the audit committee meet the independence and experience requirements of the New York Stock Exchange. Mr. Lambiase has been designated as the audit committee's financial expert and is an independent director. In 2003, the Committee met four times. The Committee has adopted a charter outlining the practices it follows. Any changes in the charter or key practices will be reflected on our website at www.annaly.com.

     During the year 2003, at each of its meetings, the audit committee met with the senior member of the our financial management team and our independent auditors. The audit committee's agenda is established by the audit committee's chairman. The audit committee had private sessions, at each of its meetings, with the independent auditors at which candid discussions of financial management, accounting and internal control issues took place.

     The audit committee engaged Deloitte & Touche LLP as our independent auditors and reviewed with our financial manager and the independent auditors, overall audit scope and plans, the results of internal and external audit examination, evaluations by the auditors of our internal controls and the quality of our financial reporting.

     Management has reviewed the audited financial statements with the audit committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the audit committee asked for and received management's representations that our audited financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

     In its meetings with representatives of the independent auditors, the audit committee asks them to address, and discusses their responses to several questions that the audit committee believes are particularly relevant to its oversight. These questions include:

     o Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

     o Based on the auditors' experience, and their knowledge of us, do our financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

     o Based on the auditors' experience, and their knowledge of us, have we implemented internal controls and internal audit procedures that are appropriate?

     The audit committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

     The audit committee also discussed with the independent auditors other matters required to be discussed by the auditors with the audit committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communications with audit committees). The audit committee received and discussed with the auditors their annual written report on their independence from us and our management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of non-audit services is compatible with the auditors' independence.

     In performing all of these functions, the audit committee acts only in an oversight capacity and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles.

     In reliance on these reviews and discussions, and the report of the independent auditors, the audit committee has recommended to our board of directors, and our board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

     The foregoing report has been furnished by the current members of the audit committee:

             Kevin P. Brady    Jonathan D. Green    John A. Lambiase

--------------------------------------------------------------------------------
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     The accounting firm of Deloitte & Touche LLP, D&T, has served as our independent auditors since our formation in November 1996. During this time, it has performed accounting and auditing services for us. We expect that representatives of D&T will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions. If the appointment of D&T is not ratified, our audit committee will reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR 2004.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     In addition to performing the audit of our financial statements, D&T provided tax services for us during 2003. The aggregate fees billed for 2003 and 2002 for each of the following categories of services are set forth below:

     AUDIT FEES: The aggregate fees billed by D&T for audit and review of our 2003 financial statements were $277,750. The aggregate fees billed by D&T for audit and review of our 2002 financial statements were $252,500.

     AUDIT RELATED FEES: The aggregate fees billed by D&T for audit related services during 2003 were $180,000. The aggregate fees billed by D&T for audit related services during 2002 were $95,000. The audit related services in 2003 and 2002 principally include due diligence and accounting consultation relating to our public offerings. One hundred percent of these fees were pre-approved by the audit committee.

     TAX FEES: The fees billed by D&T for tax services during 2003 were $7,000 and during 2002 were $8,000. Fees for tax services include tax compliance, tax advice, and tax planning. One hundred percent of these fees were pre-approved by the audit committee.

     ALL OTHER FEES: Fees for all other services to D&T not described above totaled $0 for 2003 and $0 for 2002.

     The audit committee has also adopted policies and procedures for pre-approving all non-audit work performed by D&T after January 1, 2003. Specifically, the audit committee pre-approved the use of D&T for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we request D&T to undertake to provide assurances on matters not required by laws or regulations. In each case, the audit committee also set a specific annual limit on the amount of such services which we would obtain from D&T, and required management to report the specific engagements to the audit committee on a quarterly basis, and also obtain specific pre-approval from the audit committee for any engagement over five percent of the total amount of revenues estimated to be paid by us to D&T during the then current fiscal year. Our audit committee approved the hiring of D&T to provide all of the services detailed above prior to D&T's engagement.

--------------------------------------------------------------------------------
             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     We believe that, during the fiscal year ended December 31, 2003, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis, except that Donnell A. Segalas, one of our independent directors, whose Form 4 statement of changes in beneficial ownership was due on August 7, 2003, was filed on August 8, 2003.

--------------------------------------------------------------------------------
                               ACCESS TO FORM 10-K
--------------------------------------------------------------------------------

     On written request, we will provide without charge to each record or beneficial holder of our common stock as of March 22, 2004 a copy of our annual report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. You should address your request to Investor Relations, Annaly Mortgage Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email your request to us at investor@annaly.com.

     We make available on our website, www.annaly.com, under "Financial Reports & SEC Filings," free of charge, our annual reports on Form 10-K, quarterly reports on From 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

--------------------------------------------------------------------------------
                                  LEGAL MATTERS
--------------------------------------------------------------------------------

     The validity of the shares of our common stock to be issued upon the consummation of the merger will be passed upon by McKee Nelson LLP, Washington, D.C.

     Morrison & Foerster LLP will pass upon FIDAC's ability to meet the requirements for qualification and taxation as a taxable REIT subsidiary following the completion of the acquisition.

--------------------------------------------------------------------------------
                                     EXPERTS
--------------------------------------------------------------------------------

     The financial statements of us incorporated herein by reference from the Annual Report on Form 10-K for the year ended December 31, 2003 and the financial statements of FIDAC included herein for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference and included herein, respectively, and have been so incorporated and included, respectively, in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     For a stockholder proposal to be included in the proxy statement for our 2005 annual meeting, including a proposal for the election of a director, the proposal must have been received by us at our principal offices no later than December ___, 2004. Any stockholder who intends to submit a proposal for presentation at an annual meeting of stockholders, without having such proposal included in the proxy statement for such annual meeting, must notify us not less than 45 days prior to the first anniversary of the date we first mailed our proxy materials for the prior year's annual meeting. Accordingly, any stockholder who intends to submit such a proposal at the 2005 Annual Meeting of Stockholders must notify us of such proposal by _________, 2005.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     As of the date of this proxy statement, the board of directors does not know of any matter that will be presented for consideration at the annual meeting other than as described in this proxy statement.

--------------------------------------------------------------------------------
                       WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" information in this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference in this proxy statement is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement.

     This proxy statement incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this proxy statement.

     o Our Annual Report on Form 10-K for the year ended December 31, 2003 as filed on March 9, 2004;

     o    Our Current Report on Form 8-K as filed on January 2, 2004;

     o    Our Current Report on Form 8-K as filed on January 16, 2004;

     o    Our Current Report on Form 8-K as filed on April 1, 2004; and

     o The description of our common stock included in our registration statement on Form 8-A, as amended.

     This proxy statement also incorporates by reference all additional documents that may be filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the our annual meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     If you are a stockholder in us, we may have sent you some of the documents incorporated by reference, but you can also obtain any of them through us, the SEC or the SEC's Internet web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits, except that, if we have specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from us at the following addresses:

                        Annaly Mortgage Management, Inc.
                           1211 Avenue of the Americas
                                   Suite 2902
                               New York, NY 10036
                              Phone: (212) 696-0100
                            Facsimile: (212) 696-9809
                           Email: investor@annaly.com
                          Attention: Investor Relations

     If you would like to request documents, please do so by May 10, 2004, in order to receive them before the annual meeting.

     You can also get more information by visiting our website at http://www.annaly.com. Website materials from this website and other websites mentioned in this proxy statement are not incorporated by reference in this proxy statement. If you are viewing this proxy statement in electronic format, each of the URLs mentioned in this proxy statement is an active textual reference only.

     You should rely only on the information contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement is dated ___________ ____, 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to our stockholders nor the issuance of our common stock in the acquisition creates any implication to the contrary.

--------------------------------------------------------------------------------
                        REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------



INDEPENDENT AUDITORS' REPORT


To the Stockholders of
Fixed Income Discount Advisory Company

We have audited the accompanying statement of financial condition of Fixed Income Discount Advisory Company (the "Company") as of December 31, 2003 and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2003 and the results of its operations and its cash flows for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP

New York, New York
March 5, 2004

                           FIXED INCOME DISCOUNT ADVISORY COMPANY
                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2003
                  (dollars in thousands, except per share data)

ASSETS:

  Cash and cash equivalents                                               $  600
  Fees receivable                                                          1,633
  Prepaid expenses and other assets                                          568
                                                                       ---------
     Total assets                                                         $2,801
                                                                       =========

LIABILITIES AND STOCKHOLDERS' EQUITY:

  Accounts payable and accrued expenses                                   $1,206
                                                                       ---------
     Total liabilities                                                     1,206
                                                                       ---------

  Stockholders' equity:
     Common stock, par value $1.00, 750 shares issued
       and outstanding                                                         1
     Additional paid-in capital                                            1,594
                                                                       ---------
          Total stockholders' equity                                       1,595

                                                                       ---------
          Total liabilities and stockholders' equity                      $2,801
                                                                       =========

See notes to financial statements.

                     FIXED INCOME DISCOUNT ADVISORY COMPANY
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                  (dollars in thousands, except per share data)

Revenues:
  Investment advisory and service fees                                   $13,879
  Interest income on cash equivalents                                         16

                                                                       ---------
          Total revenues                                                  13,895
                                                                       ---------

Expenses:
  Compensation and benefits                                               12,972
  Operating expenses                                                         654

                                                                       ---------
          Total expenses                                                  13,626
                                                                       ---------

Net income before provision for state and local taxes                        269

Provision for state and local taxes                                          207
                                                                       ---------

Net income                                                                $   62
                                                                       =========

Net income per weighted average shares outstanding                        $92.81
                                                                       =========

Weighted average number of shares outstanding                                668
                                                                       =========

See notes to financial statements.

                     FIXED INCOME DISCOUNT ADVISORY COMPANY
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                             (dollars in thousands)

                                                    Common Stock Par   Additional Paid-In       Retained
                                                      Value $1.00            Capital            Earnings          Total
                                                   -------------------------------------------------------------------------
BALANCES, DECEMBER 31, 2002                                 $ 1                  $ 7              $ 16             $ 24

  Net income                                                                                        62               62
  Issuance of common stock                                                     3,280                              3,280
  Stockholder distributions                                                   (1,693)              (78)          (1,771)

                                                   -------------------------------------------------------------------------
BALANCES, DECEMBER 31, 2003                                 $ 1               $1,594               --            $1,595
                                                   =========================================================================

See notes to financial statements.

                     FIXED INCOME DISCOUNT ADVISORY COMPANY
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                             (dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                                               $   62
Adjustments to reconcile net income to net cash
provided by operating activities:
  Stock grant                                                             3,280
  Increase in fees receivable                                              (963)
  Increase in prepaid and other assets                                     (566)
  Increase in accounts payable and accrued expenses                         313

                                                                   ------------
      Net cash  provided by operating activities                          2,126
                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Stockholder distributions                                              (1,688)

                                                                   ------------
      Net cash used in financing activities                              (1,688)
                                                                   ------------

      Net increase in cash and cash equivalents                             438

      Cash and cash equivalents, beginning of year                          162

                                                                   ------------
      Cash and cash equivalents, end of year                             $  600
                                                                   ============

Supplemental disclosure of financing activity:
  Stock grant, at fair value                                             $3,280
                                                                   ============

Supplemental disclosure of cash flow information:
  Cash paid for state and local taxes                                    $  426
                                                                   ============

See notes to financial statements.

                     FIXED INCOME DISCOUNT ADVISORY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Fixed Income Discount Advisory Company, (the "Company" or FIDAC) was organized in the state of Delaware and commenced operations in 1994. The Company provides investment advisory services to domestic and offshore funds, high net-worth individual and institutional clients (the "Clients") pursuant to investment management agreements by and between the Company and its clients. The Company also provides accounting and valuation services to certain clients.

     The Company is a registered investment adviser with the Securities and Exchange Commission.

A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING POLICIES FOLLOWS:

CASH AND CASH EQUIVALENTS -Cash and cash equivalents include cash on hand and money market funds. The carrying amount of cash equivalents approximates fair value.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Actual results could differ from the estimates.

The financial statements include a stock compensation expense of $3.3 million whose value, in the absence of a readily ascertainable market value, has been estimated by management based on an independent valuation of the Company performed by a third party. Because of the inherent uncertainty of valuation and assumptions utilized, the estimated value and resulting compensation expense may differ significantly from the value that would have been used has a ready market for the common stock of the Company existed, and the difference could be material.

INVESTMENT ADVISORY FEES - The Company earns investment advisory fees based on a percentage of gross asset, repurchase agreement balances, or net assets in the Clients' portfolios and funds for which the Company provides investment advisory services. These fees are recognized in the period such service is provided. The fees are generally accrued and paid monthly in arrears.

CONCENTRATIONS - The Company's revenues are generated from the limited number of Clients. A significant decrease in the net asset values of these Clients could cause a significant decline in revenues and would adversely affect operating results. For the year ended December 31, 2003, revenues from three Clients account for approximately 81% of the Company's revenues. A significant decrease in the asset values or redemptions in these Clients could cause a significant decline in revenues and would adversely affect operating results.

INCOME TAXES -For federal and state income tax purposes, FIDAC has elected to be taxed as an S corporation. An S corporation generally is not subject to federal income tax. An S corporation may be subject to state and local taxes based upon the particular rules of the state and local jurisdiction. As an S corporation, FIDAC is not subject to federal income tax but rather the shareholders of FIDAC are subject to tax directly on their allocable share of taxable income. FIDAC is subject to certain state and local taxes.

2.   INVESTMENT MANAGEMENT FEES

     In connection with the Company's investment advisory services for certain Clients, the Company enters into distribution service agreements with third parties pursuant to which such parties facilitate and promote distribution of shares of the Clients. For such services, the Company pays a portion of its investment advisory fees. The investment advisory fees reflected in the statement of operations is net of distribution fees paid to those parties of $1.6 million for the year ended December 31, 2003.

     In addition, in connection with the company's investment advisory services for certain Clients, the Clients reimburse the Company for certain operating costs incurred on behalf of the Clients. The Company's operating expenses reflected in the statement of operations are net of such reimbursements. For the year ended December 31, 2003, the reimbursed expenses amounted to $437,000.

3.   COMMON STOCK

     During the year ended December 31, 2003 common stock of the Company was granted and distributed in the form of compensation to employees of the Company. The distribution represents 20% ownership interest of the Company and was valued at $3,280,000 at the time of distribution. Such compensation expense is included in compensation and benefits in the statement of operations.

4.   RELATED PARTY TRANSACTION

     Officers and employees of the Company actively purchase and manage an investment portfolio of Mortgage-Backed Securities on behalf of Annaly Mortgage Management, Inc. ("Annaly"). These individuals are also shareholders of Annaly.

     Michael A.J. Farrell, on behalf of FIDAC, approached Annaly about the possibility of Annaly acquiring FIDAC. Annaly's board of directors formed a special committee of independent directors to consider this matter and the special committee retained independent counsel and Lehman Brothers Inc. to act as its financial advisor in connection with the proposed acquisition. Following negotiations between FIDAC and the special committee, the special committee determined that Annaly should acquire FIDAC and Annaly entered into a Merger Agreement, dated December 31, 2003, by and among, Annaly, FIDAC, FDC Merger Sub, Inc., and the FIDAC stockholders (the "Merger Agreement").

     Pursuant to the Merger Agreement, FIDAC will be merged into a newly formed wholly owned subsidiary of Annaly. The closing of the merger is subject to a number of conditions, including the approval of Annaly's stockholders.

     Under the Merger Agreement with Annaly, the purchase price will be payable in shares of Annaly's common stock. Upon the consummation of the merger, Annaly will issue shares of common stock worth $40.5 million, based upon a valuation of shares of Annaly's common stock as of December 31, 2003, to the stockholders of FIDAC. The Merger Agreement includes an earn out feature, under which Annaly will pay up to an additional $49.5 million, which will be payable in shares of Annaly's common stock, to the stockholders of FIDAC if FIDAC meets certain revenue and pre-tax profit margin targets over the next three years as described in the Merger Agreement.

     Annaly currently allocates rent and other general and administrative expenses in the amounts of 90% and 10% to Annaly and FIDAC, respectively. The amount allocated to FIDAC is $110,030 for the year ended December 31, 2003 and is included in operating expenses in the statement of operations. The amount payable to Annaly at December 31, 2003 is $33,782, which is included in accounts payable and accrued expenses.

5.   SUMMARIZED QUARTERLY RESULTS (UNAUDITED)

     The following is a presentation of the quarterly results of operations for the year ended December 31, 2003.

                                                     MARCH 31,        JUNE 30,       SEPTEMBER 30,     DECEMBER 31,
                                                       2003             2003             2003              2003
                                                             (dollars in thousands, except per share data)
                                                  --------------------------------------------------------------------
Revenues:
  Investment advisory and service fees                $2,168           $3,648           $4,021            $4,042
  Interest income on cash equivalents                      1                2                3                10

                                                  --------------------------------------------------------------------
          Total revenues                               2,169            3,650            4,024             4,052
                                                  --------------------------------------------------------------------

Expenses:
  Compensation and benefits                            1,188            4,756            1,151             5,877
  Operating expenses                                     139              284              245               (14)

                                                  --------------------------------------------------------------------
          Total expenses                               1,327            5,040            1,396             5,863
                                                  --------------------------------------------------------------------

Net income (loss) before provision for state
and local taxes                                          842           (1,390)           2,628            (1,811)

Provision for state and local taxes                       62               64               64                17
                                                  --------------------------------------------------------------------

Net income (loss)                                       $780          ($1,454)          $2,564           ($1,828)
                                                  ====================================================================

Net income (loss) per weighted average shares
outstanding                                           $1,560          ($2,170)          $3,419           ($2,437)
                                                  ====================================================================

Weighted average number of shares outstanding
                                                         500              670              750               750
                                                  ====================================================================

--------------------------------------------------------------------------------
                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                          DATED AS OF DECEMBER 31, 2003
--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                        ANNALY MORTGAGE MANAGEMENT, INC.,
                     FIXED INCOME DISCOUNT ADVISORY COMPANY,
                              FDC MERGER SUB, INC.
                        AND THE PERSONS SIGNATORY HERETO
                          DATED AS OF DECEMBER 31, 2003

ARTICLE I             THE MERGER.................................................................................2

         SECTION 1.1           The Merger........................................................................2

         SECTION 1.2           Closing...........................................................................2

         SECTION 1.3           Effective Time....................................................................2

         SECTION 1.4           Effects of the Merger.............................................................2

         SECTION 1.5           Articles and By-Laws..............................................................3

         SECTION 1.6           Board and Officers of the Surviving Corporation...................................3

         SECTION 1.7           Merger Consideration; Conversion of Shares; Cancellation of Shares................3

         SECTION 1.8           Closing Merger Consideration......................................................4

         SECTION 1.9           Contingent Merger Consideration...................................................4

         SECTION 1.10          Initial Determination of Adjusted Revenue and Adjusted Margin.....................9

         SECTION 1.11          Final Determination of Contingent Merger Consideration...........................10

         SECTION 1.12          Exchange Procedures..............................................................11

         SECTION 1.13          Certain Adjustments..............................................................13

         SECTION 1.14          REIT Provisions..................................................................14

         SECTION 1.15          Escrow...........................................................................14

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF PARENT..................................................15

         SECTION 2.1           Organization and Qualification of Parent.........................................16

         SECTION 2.2           Corporate Authorization..........................................................16

         SECTION 2.3           Consents and Approvals; No Violations............................................16

         SECTION 2.4           Opinion of Parent Financial Advisor..............................................17

         SECTION 2.5           Brokers..........................................................................17

         SECTION 2.6           Capitalization of Parent and Its Subsidiaries....................................17

         SECTION 2.7           Merger Sub Actions...............................................................18

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................18

         SECTION 3.1           Organization and Qualification of the Company....................................18

         SECTION 3.2           Corporate Authorization..........................................................19

         SECTION 3.3           Reports; Financial Statements....................................................19

         SECTION 3.4           Accounts Receivable..............................................................20

         SECTION 3.5           Consents and Approvals; No Violations............................................20

         SECTION 3.6           Brokers..........................................................................21

         SECTION 3.7           Information......................................................................21

         SECTION 3.8           Capitalization of the Company....................................................21

         SECTION 3.9           No Defaults......................................................................21

         SECTION 3.10          Taxes............................................................................22

         SECTION 3.11          Ownership of Parent Capital Stock................................................23

         SECTION 3.12          Permits and Licenses.............................................................23

         SECTION 3.13          Compliance with Laws.............................................................24

         SECTION 3.14          Absence of Certain Changes or Events.............................................24

         SECTION 3.15          Litigation; Regulatory Action....................................................25

         SECTION 3.16          Transactions with Affiliates.....................................................25

         SECTION 3.17          No Dissenters' Rights............................................................25

         SECTION 3.18          Technology and Intellectual Property.............................................26

         SECTION 3.19          Material Contracts...............................................................26

         SECTION 3.20          No Default Under Contracts.......................................................27

         SECTION 3.21          Investment Management Contracts..................................................27

         SECTION 3.22          Key Man Life Insurance...........................................................28

         SECTION 3.23          Employees........................................................................28

         SECTION 3.24          Derivative Instruments...........................................................29

         SECTION 3.25          Business; Registrations..........................................................29

         SECTION 3.26          Certain Additional Representations and Warranties as to the Company Funds........29

ARTICLE IV            REPRESENTATION AND WARRANTIES OF THE SELLERS..............................................31

         SECTION 4.1           Investment Purpose...............................................................31

         SECTION 4.2           Accredited Investor Status.......................................................31

         SECTION 4.3           Reliance on Exemptions...........................................................31

         SECTION 4.4           Information......................................................................31

         SECTION 4.5           No Governmental Review...........................................................31

         SECTION 4.6           Transfer or Resale...............................................................31

         SECTION 4.7           Legends..........................................................................32

         SECTION 4.8           Authorization; Enforcement; Validity.............................................32

         SECTION 4.9           Ownership of Company Shares......................................................32

         SECTION 4.10          No Other Agreements to Sell......................................................32

ARTICLE V             COVENANTS.................................................................................33

         SECTION 5.1           Conduct of Business of the Company...............................................33

         SECTION 5.2           Conduct of Business of Parent....................................................34

         SECTION 5.3           Other Actions....................................................................34

         SECTION 5.4           No Solicitation..................................................................34

         SECTION 5.5           Additional Agreements; Reasonable Efforts........................................35

         SECTION 5.6           Public Announcements.............................................................36

         SECTION 5.7           Preparation of the Proxy Statement...............................................36

         SECTION 5.8           Access to Information............................................................38

         SECTION 5.9           Merger Sub Actions...............................................................38

         SECTION 5.10          Advice of Changes................................................................38

         SECTION 5.11          Restrictions on Transfer.........................................................38

         SECTION 5.12          Indemnification; Directors' and Officers' Insurance..............................40

         SECTION 5.13          Registration Rights..............................................................40

         SECTION 5.14          Pre-Closing Dividend.............................................................48

         SECTION 5.15          Client Consents..................................................................48

         SECTION 5.16          Escrow Agent.....................................................................48

ARTICLE VI            CONDITIONS TO CONSUMMATION OF THE MERGER..................................................48

         SECTION 6.1           Conditions to Each Party's Obligations to Effect the Merger......................48

         SECTION 6.2           Conditions to the Obligations of Parent..........................................49

         SECTION 6.3           Conditions to the Obligations of the Company.....................................50

         SECTION 6.4           Frustration of Closing Conditions................................................50

ARTICLE VII           TERMINATION; AMENDMENT; WAIVER............................................................51

         SECTION 7.1           Termination......................................................................51

         SECTION 7.2           Effect of Termination............................................................52

         SECTION 7.3           Amendment........................................................................52

         SECTION 7.4           Extension; Waiver................................................................52

ARTICLE VIII          TAX MATTERS...............................................................................52

         SECTION 8.1           Tax Returns......................................................................52

         SECTION 8.2           Assistance and Cooperation.......................................................53

         SECTION 8.3           Contests and Payment Procedures..................................................53

ARTICLE IX            INDEMNIFICATION...........................................................................54

         SECTION 9.1           Indemnification by Sellers.......................................................54

         SECTION 9.2           Indemnification by Parent........................................................55

         SECTION 9.3           Indemnification Procedures.......................................................55

         SECTION 9.4           General Indemnification Provisions...............................................57

ARTICLE X             MISCELLANEOUS.............................................................................59

         SECTION 10.1          Survival.........................................................................59

         SECTION 10.2          Set-Off..........................................................................59

         SECTION 10.3          Expenses; Transfer Taxes.........................................................60

         SECTION 10.4          Entire Agreement; Assignment.....................................................60

         SECTION 10.5          Notices..........................................................................60

         SECTION 10.6          Governing Law; Consent to Jurisdiction; Jury Waiver..............................61

         SECTION 10.7          Enforcement......................................................................62

         SECTION 10.8          Descriptive Headings; Schedules, Interpretation..................................62

         SECTION 10.9          Parties in Interest..............................................................63

         SECTION 10.10         Severability.....................................................................63

         SECTION 10.11         Counterparts.....................................................................63

         SECTION 10.12         Sellers' Representative..........................................................63

                                                                 Cross Reference
               Term                                                 in Agreement
               -----------------------------------------------------------------
               Abstention Percentage                                      5.7(d)
               Acquired Business                                      1.9(d)(ii)
               Actual Compensation Amount                            1.9(d)(iii)
               Adjusted Company Revenue                               1.9(d)(iv)
               Adjusted Annual Expenses                                1.9(d)(v)
               Adjusted Margin                                        1.9(d)(vi)
               Affiliate                                                    3.11
               Affirmative Percentage                                     5.7(d)
               Agreement                                                Preamble
               Allocable Share                                            9.1(c)
               Annaly Factor                                         1.9(d)(vii)
               Annaly Support Expenses                              1.9(d)(viii)
               Annual Assets under Management                         1.9(d)(ix)
               Annual Expenses                                         1.9(d)(x)
               Annual Financial Statements                               1.10(a)
               Annual Period                                           1.9(d)(i)
               Applicable Percentage                                  1.9(d)(xi)
               Average Price                                         1.9(d)(xii)
               Average Shareholders' Equity                         1.9(d)(xvii)
               Basic Survival Period                                     10.1(b)
               Calculated Compensation Amount                       1.9(d)(xiii)
               Certificate                                                1.7(b)
               Certificate of Merger                                         1.3
               CFTC                                                      3.25(b)
               Client                                                 3.21(b)(i)
               Client Consents                                              5.15
               Closing                                                       1.2
               Closing Date                                                  1.2
               Closing Merger Consideration                               1.8(a)
               Closing Price                                              1.8(b)
               Code                                                     Preamble
               Company                                                  Preamble
               Company 2002 Balance Sheet                           3.3(a)(i)(B)
               Company 2002 Financial Statements                    3.3(a)(i)(B)
               Company Board                                            Preamble
               Company Common Stock                                       1.7(a)
               Company Disclosure Schedule                     Art. III Preamble
               Company Financial Statements                            3.3(a)(i)
               Company Funds                                                3.26
               Company Interim Balance Sheet                        3.3(a)(i)(A)
               Company Interim Financial Statements                 3.3(a)(i)(A)
               Company Material Adverse Effect                            3.1(b)
               Company Regulatory Approvals                               3.5(a)
               Company Securities                                            3.8
               Company Shareholder Approval                                  3.2
               Company Shareholders                                     Preamble

                                                                 Cross Reference
               Term                                                 in Agreement
               -----------------------------------------------------------------
               Company Shares                                             1.7(a)
               Contingent Merger Consideration                       1.9(d)(xiv)
               Contingent Payment Date                                1.9(d)(xv)
               Control                                               10.8(b)(ii)
               Controlled By                                         10.8(b)(ii)
               Custodian                                                 5.11(b)
               Damages                                                    9.4(e)
               Delaware Law                                             Preamble
               Demand Notice                                          5.13(a)(i)
               Earn-out Condition                                         1.9(b)
               Earn-out Statement                                        1.10(b)
               Effective Time                                                1.3
               ERISA                                                     3.23(b)
               Escrow Agent                                              1.15(a)
               Escrow Agreement                                          1.15(a)
               Escrowed Shares                                           1.15(d)
               Exchange Act                                               2.3(a)
               Exchange Agent                                            1.12(a)
               Excluded Provisions                                        9.4(a)
               Family Member                                                 3.4
               Final Order                                               1.15(b)
               First Annual Period                                     1.9(d)(i)
               First Year Carryover                                  1.9(d)(xvi)
               Form S-3                                                  5.13(a)
               Form S-4                                                   5.7(a)
               GAAP                                                   1.9(d)(iv)
               HSR Act                                                    2.3(a)
               Immediate Family                                           1.7(d)
               Implied Annaly Revenue                               1.9(d)(xvii)
               Indemnified party                                          9.3(a)
               Indemnification Threshold                                  9.4(a)
               Independent Auditors                                      1.11(a)
               Initial Escrowed Shares                                   1.15(a)
               Initiating Holders                                        5.13(a)
               Intellectual Property                                        3.18
               Investment Advisers Act                                      3.19
               Investment Company Act                                       3.19
               Investment Management Contract                        3.21(b)(ii)
               IRS                                                       3.10(a)
               Knowledge                                                 10.8(c)
               Litigation                                                   3.15
               Margin Percentage                                   1.9(d)(xviii)
               Material Contract                                            3.19
               Maximum Number                                            1.15(e)
               Merger                                                   Preamble
               Merger Consideration                                       1.7(a)
               Merger Securities                                             4.1

                                                                 Cross Reference
               Term                                                 in Agreement
               -----------------------------------------------------------------
               Merger Sub                                               Preamble
               Merger Sub Common Stock                                      1.14
               NASD                                                       2.3(a)
               Negative Percentage                                        5.7(d)
               NYSE                                                       1.8(b)
               Operating Margin Target                                    1.9(b)
               Parent                                                   Preamble
               Parent Board                                             Preamble
               Parent Closing Price                                       1.8(b)
               Parent Common Stock                                        1.8(a)
               Parent Financial Advisor                                 Preamble
               Parent Material Adverse Effect                             2.1(b)
               Parent SEC Reports                               Art. II Preamble
               Parent Securities                                             2.6
               Parent Shareholder Approval                                   2.2
               Parent Shareholders                                      Preamble
               Parent Shares                                              1.8(a)
               Parent Special Committee                                 Preamble
               Parent Special Meeting                                     5.7(c)
               Parent Stock Options                                          2.6
               Period End Price                                          1.15(e)
               Permitted Transfer                                    5.11(f)(ii)
               Permitted Withdrawals                                     1.15(c)
               Person                                               10.8(b)(iii)
               Plan                                                      3.23(b)
               Pre-Closing Period                                           5.14
               Proportional Earn-out Condition                            1.9(b)
               Proxy Statement/Prospectus                                 5.6(a)
               Record Holder                                              1.7(b)
               Registration Expenses                                     5.13(f)
               Regulatory Entity                                          2.3(a)
               Reference Date                                            5.11(a)
               REIT                                                       5.1(e)
               Release Price                                              9.4(f)
               Released Party                                           10.12(d)
               Representative                                           10.12(a)
               Retained Securities                                       1.15(b)
               Revenue Percentage                                    1.9(d)(xix)
               Revenue Target                                             1.9(b)
               Rule 144                                                      4.6
               Rule 145                                                  5.11(e)
               SEC                                              Art. II Preamble
               Second Annual Period                                    1.9(d)(i)
               Second Period Amount                                   1.9(d)(xx)
               Second Year Carryover                                 1.9(d)(xxi)
               Securities Act                                             2.3(a)
               Seller                                                   Preamble

                                                                 Cross Reference
               Term                                                 in Agreement
               -----------------------------------------------------------------
               Selling Expenses                                          5.13(f)
               Shelf Registration Statement                              5.13(a)
               SRO                                                        2.3(a)
               Surviving Corporation                                         1.1
               Tax Returns                                               3.10(d)
               Taxes                                                     3.10(d)
               Third Annual Period                                     1.9(d)(i)
               Third Period Amount                                  1.9(d)(xxii)
               Third Party Claim                                          9.3(a)
               Total Compensation Amount                           1.9(d)(xxiii)
               Transfer                                               5.11(f)(i)
               Under common control with                             10.8(b)(ii)
               Valuation Price                                            9.4(f)
               VWAP                                                 1.9(d)(xxiv)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of December 31, 2003 (this "Agreement"), by and among ANNALY MORTGAGE MANAGEMENT, INC., a Maryland corporation ("Parent"), FDC MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), FIXED INCOME DISCOUNT ADVISORY COMPANY, a Delaware corporation (the "Company") and each of the persons who are signatories hereto (hereinafter referred to individually as a "Seller" and collectively as the "Sellers").

     WHEREAS, it is proposed that Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation, in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), upon the terms and subject to the conditions set forth herein;

     WHEREAS, a special committee (the "Parent Special Committee") comprised of all of the members of the Board of Directors of Parent (the "Parent Board") who are not directors, officers, employees or affiliates of the Company, has received the written opinion of Lehman Brothers Inc. (the "Parent Financial Advisor") that, based on and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Merger Consideration (as hereinafter defined) is fair to Parent from a financial point of view;

     WHEREAS, the Parent Special Committee has determined that it is in the best interests of the shareholders of Parent (the "Parent Shareholders") (other than the Company and its affiliates) to approve this Agreement and the transactions contemplated hereby, including the Merger, and has recommended to the Parent Board that the Parent Board adopt, and recommend that the Parent Shareholders approve, this Agreement and the transactions contemplated hereby, including the Merger;

     WHEREAS, the Parent Board has determined that it is in the best interests of the Parent Shareholders to approve this Agreement and the transactions contemplated hereby, including the Merger, has determined that the Merger is advisable, and has adopted, and resolved to recommend that the Parent Shareholders approve as required by the rules of the New York Stock Exchange (the "NYSE") (with the shares of Parent Common Stock (as defined) held by the Sellers voted in direct proportion to the shares of Parent Common Stock held by the Parent Shareholders who are not Sellers) this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions of this Agreement;

     WHEREAS, the Board of Directors of the Company (the "Company Board") has determined that it is in the best interests of the shareholders of the Company (the "Company Shareholders") to approve this Agreement and the transactions contemplated hereby, including the Merger, has declared the Merger advisable, and has adopted, and resolved to recommend that the Company Shareholders approve, this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions of this Agreement;

     WHEREAS, the Company Shareholders, concurrently with the execution of this Agreement, have executed a unanimous written consent of the Company Shareholders approving this Agreement and the transactions contemplated hereby, including the Merger;

     WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement will constitute a plan of reorganization under Sections 354 and 361 of the Code; and

     WHEREAS, in order to induce Parent to enter into this Agreement, certain shareholders, directors and executive officers of the Company have entered into employment agreements (which include non-competition covenants that constitute an integral part of the consideration hereunder by the Sellers);

     NOW, THEREFORE, in consideration of the promises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, Parent, the Company, the Sellers and Merger Sub hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     SECTION 1.2 CLOSING. The closing of the Merger (the "Closing") will take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY, at 10:00 a.m. on a mutually agreeable date to be specified by the parties hereto, which (subject to satisfaction or waiver of all of the conditions set forth in Article VI) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 6.1(a) and Section 6.1(b) (the "Closing Date"), unless otherwise agreed in writing by the parties hereto.

     SECTION 1.3 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law (the date and time of such filing being the "Effective Time").

     SECTION 1.4 EFFECTS OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving

Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.5 ARTICLES AND BY-LAWS. As of the Effective Time, the Certificate of Incorporation and By-Laws of the Company, in each case as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

     SECTION 1.6 BOARD AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation following the Merger, each to hold office until the earlier of such person's resignation or removal or until a successor is duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation following the Merger, each to hold office until the earlier of such person's resignation or removal or until a successor is duly elected and qualified, as the case may be.

     SECTION 1.7 MERGER CONSIDERATION; CONVERSION OF SHARES; CANCELLATION OF SHARES. (a) Each share of common stock of the Company (the "Company Common Stock" or "Company Shares") issued and outstanding immediately prior to the Effective Time shall be canceled, and shall by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive the Closing Merger Consideration and the Contingent Merger Consideration (collectively, the "Merger Consideration") subject to and upon the terms and conditions provided herein.

          (b) At the Effective Time, all shares of the Company Common Stock converted pursuant to Section 1.7(a) shall automatically be canceled and retired and cease to exist, and each holder of a certificate ("Certificate") representing any such shares of Company Common Stock (each, a "Record Holder") shall cease to have any rights with respect thereto, except the right to receive the Closing Merger Consideration in accordance with Section 1.8 and the Contingent Merger Consideration in accordance with Section 1.9.

          (c) Each share of common stock, without par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01, of the Surviving Corporation.

          (d) The right of a Record Holder to receive the Closing Merger Consideration in accordance with Section 1.8 and the Contingent Merger Consideration (if any) in accordance with Section 1.9 may not be transferred or assigned except consistent with applicable law and (i)by operation of law, (ii) by will or the laws of descent or distribution, (iii) to the Record Holder's spouse, parent, descendents or siblings (collectively, the "Immediate Family"),
(iv) to a trust, the sole beneficiaries of which are the Record Holder and/or the Record Holder's Immediate Family, (v) to an entity wholly owned by the Record Holder and/or the Record Holder's Immediate Family, (vi) to Parent or
(vii) upon dissolution of an entity to its beneficial owners. Permitted transfers will be recognized by Parent only upon receipt of written notice and such documents as Parent may require, including, without limitation, such transferee's agreement to be bound by the terms and conditions of this Agreement. Until such recognition, Parent may treat the party recorded on its books as a Record Holder as the absolute owner of the right to receive the Closing Merger Consideration and the Contingent Merger Consideration (if any).

     SECTION 1.8 CLOSING MERGER CONSIDERATION. (a) For each share of Company Common Stock canceled pursuant to Section 1.7(a), the Record Holder thereof shall be entitled to receive a number of validly issued, fully paid and nonassessable shares of common stock of the Parent (the "Parent Common Stock" or "Parent Shares") equal to (i) $40,500,000 divided by (ii) the Parent Closing Price (as defined) divided by (iii) the number of shares of Company Common Stock canceled pursuant to Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(a)) (the "Closing Merger Consideration").

          (b) As used in this Agreement, (i) the "Parent Closing Price" shall equal the Closing Price of Parent Common Stock for the trading day prior to January 2, 2004, and (ii) the "Closing Price" of Parent Common Stock on any trading day shall mean the closing price per share of the Parent Common Stock on the NYSE (as reported on the NYSE Composite Tape).

          (c) The issuance and delivery to a Record Holder of the Closing Merger Consideration is subject to compliance with the exchange procedures set forth in
Section 1.12.

     SECTION 1.9 CONTINGENT MERGER CONSIDERATION. (a) For each share of Company Common Stock canceled pursuant to Section 1.7(a), the Record Holder thereof shall be entitled to receive, on each Contingent Payment Date, the Contingent Merger Consideration (if any) that is payable with respect to the Annual Period immediately preceding such Contingent Payment Date; subject, however, to Parent's obligation to make payment of any Contingent Merger Consideration at the time and to the extent required pursuant to Sections 1.11(c) and (d) below.

          (b) Schedule 1.9(b) sets forth, for each Annual Period, a "Revenue Target" and an "Operating Margin Target." For each Annual Period, the condition (the "Earn-out Condition") to the full amount of the Contingent Merger Consideration becoming due is that (i) the Adjusted Company Revenue for such Annual Period equal or exceed the Revenue Target for such Annual Period and (ii) the Adjusted Margin for such Annual Period equal or exceed the Operating Margin Target for such Annual Period. For any Annual Period, the Earn-out Condition will be deemed not to have been satisfied if either the applicable Revenue Target in clause (i) or Operating Margin Target in clause (ii) of the immediately preceding sentence has not been equaled or exceeded. For each Annual Period, the condition (the "Proportional Earn-out Condition") to a portion of the Contingent Merger Consideration becoming due is that the Applicable Percentage (as defined below) for such Annual Period equals or exceeds 0.8.

          (c) The issuance and delivery to a Record Holder of the Contingent Merger Consideration is subject to compliance with the exchange procedures set forth in Section 1.12.

          (d) For the purpose of determining the Contingent Merger Consideration (if any), the following terms shall have the meanings assigned to them in this
Section 1.9:

               (i) The "First Annual Period" means the 12 month period ending December 31, 2004; the "Second Annual Period" means the 12 month period ending

December 31, 2005; and the "Third Annual Period" means the 12 month period ending December 31, 2006. "Annual Period" shall refer to any of the foregoing periods as the context may require and "Annual Periods" shall refer collectively to all three such periods.

               (ii) "Acquired Business" means any new investment advisory account relationships, asset management relationships, managed accounts or similar investment management service relationships that the Surviving Corporation acquires after the Effective Time and for which it pays any form of consideration to a third party, including, without limitation, any cash or cash equivalents or other marketable securities, any equity interests or carried interests, any assumption of debt or provision of credit support, any finders' fees, any compensation arrangements or anything else of value that constitutes consideration to such third party for the transfer of such account or other relationships to the Surviving Corporation or any of its subsidiaries; provided, however, that any investment advisory account relationship, asset management relationship, managed account or similar investment management service relationship or other account relationship acquired by the Surviving Corporation after the Effective Time as a result of its marketing activities, the marketing activities of its agents or distributors (which may be entitled to receive a portion of any management or other fees generated by such relationship) or otherwise, and which does not involve an up-front payment of consideration to a third party not exceeding $200,000 (excluding reimbursement of out-of-pocket costs and expenses) shall not constitute an Acquired Business.

               (iii) "Actual Compensation Amount" means, with respect to any Annual Period, an amount equal to the actual amount of compensation, salaries, bonus payments and employee benefit expenses paid to or accrued for the benefit of employees of the Surviving Corporation during such Annual Period; provided that the Actual Compensation Amount shall not include any compensation, salaries, bonus payments and employee benefit expenses directly attributable to any Acquired Business.

               (iv) "Adjusted Company Revenue" means, with respect to any Annual Period, the aggregate amount of revenue earned by the Surviving Corporation during such Annual Period in accordance with generally accepted accounting principles ("GAAP"), as consistently applied by the Surviving Corporation less an amount equal to the Implied Annaly Revenue for such Annual Period; provided that Adjusted Company Revenue shall not include any revenues of the Surviving Corporation that are attributable to any Acquired Business unless the inclusion of revenues attributable to a particular Acquired Business is approved by a majority of the members of the Parent Board who are not Sellers or officers or employees of the Surviving Corporation, which approval may be conditional on the Representative's agreement (on behalf of the Sellers) to one or more adjustments as such members may propose to the Revenue Targets, Operating Margin Targets and/or other terms and conditions of this Section 1.9.

               (v) "Adjusted Annual Expenses" means, with respect to an Annual Period, the Annual Expenses for such Annual Period, minus the Annaly Support Expenses for such Annual Period.

               (vi) "Adjusted Margin" means, with respect to an Annual Period, a decimal amount (expressed as a percentage) equal to (i) the Adjusted Company Revenue for such

Annual Period minus the Adjusted Annual Expenses for such Annual Period, divided by (ii) the Adjusted Company Revenue for such Annual Period.

               (vii) "Annaly Factor" means, with respect to an Annual Period,
(i) the Implied Annaly Revenue for such Annual Period divided by (ii) the sum of the Adjusted Company Revenue for such Annual Period and the Implied Annaly Revenues for such Annual Period.

               (viii) "Annaly Support Expenses" means, with respect to an Annual Period, (i) the Annual Expenses multiplied by (ii) the Annaly Factor.

               (ix) "Annual Assets under Management" means, with respect to an Annual Period, the sum of the total assets (excluding plant, property and equipment and other similar non-investment assets) at Parent as at the end of its fiscal quarters as reported in its quarterly financial reports included in its Form 10-Q's filed for the first three fiscal quarters of such Annual Period and as at the end of its fiscal year as reported in its annual financial reports included in its Form 10-K filed for such Annual Period, divided by 4.

               (x) "Annual Expenses" means, with respect to any Annual Period, all expenses incurred by the Surviving Corporation during such Annual Period in accordance with GAAP as consistently applied by the Surviving Corporation, provided that (A) Annual Expenses shall not include: (x) any professional fees and expenses incurred in connection with the consummation of the Merger contemplated hereby, (y) any operating expenses directly attributable to an Acquired Business, and (z) any provision for federal, state or city income taxes (or similar taxes based on the Surviving Corporation's net income); and (B) the aggregate amount of compensation expenses included in Annual Expenses shall not exceed the Total Compensation Amount for such Annual Period.

               (xi) "Applicable Percentage" means, with respect to an Annual Period, the percentage (expressed as a decimal) equal to the product of (i) the Revenue Percentage for such Annual Period and (ii) the Margin Percentage for such Annual Period.

               (xii) "Average Price" for an Annual Period means the average of the VWAPs of Parent Common Stock for the first 20 consecutive trading days following the end of such Annual Period.

               (xiii) "Calculated Compensation Amount" means, with respect to any Annual Period, an amount equal to the sum of (i) 0.5 multiplied by the Adjusted Company Revenue for such Annual Period and (ii) 0.45 multiplied by the Implied Annaly Revenue for such Annual Period.

               (xiv) "Contingent Merger Consideration" means:

                    (A) with respect to the First Annual Period, (i) if the Earn-out Condition for such Annual Period has been satisfied, a number of fully paid and nonassessable shares of Parent Common Stock equal to (x) $22,770,000 divided by
                    (y) the Average Price for the First Annual Period divided by
                    (z) the number of shares of Company Common Stock canceled pursuant to Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(b)); and (ii) if the Earn-out Condition for the First Annual Period has not been satisfied, but the Proportional Earn-out Condition for such Annual Period has been satisfied, a number of fully paid and nonassessable shares of Parent Common Stock equal to (w) $22,770,000 multiplied by (x) the Applicable Percentage divided by (y) the Average Price for the First Annual Period divided by (z) the number of shares of Company Common Stock canceled pursuant to Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(b)), and (iii) if neither the Earn-out Condition nor the Proportional Earn-out Condition for the First Annual Period has been satisfied, zero;

                    (B) with respect to the Second Annual Period, (i) if the Earn-out Condition for the Second Annual Period has been satisfied, a number of fully paid and nonassessable shares of Parent Common Stock equal to (x) the Second Period Amount divided by (y) the Average Price for the Second Annual Period divided by (z) the number of shares of Company Common Stock canceled pursuant to Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(b)), (ii) if the Earn-out Condition for the Second Annual Period has not been satisfied, but the Proportional Earn-out Condition for such Annual Period has been satisfied, a number of fully paid and nonassessable shares of Parent Common Stock equal to (w) the Second Period Amount multiplied by (x) the Applicable Percentage divided by (y) the Average Price for the Second Annual Period divided by
                    (z) the number of shares of Company Common Stock canceled pursuant to Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(b)), and (iii) if neither the Earn-out Condition nor the Proportional Earn-out Condition for the Second Annual Period has been satisfied, zero; and

                    (C) with respect to the Third Annual Period, (i) if the Earn-out Condition for the Third Annual Period has been satisfied, a number of fully paid and nonassessable shares of Parent Common Stock equal to (x) the Third Period Amount divided by (y) the Average Price for the Third Annual Period divided by (z) the number of shares of Company Common Stock canceled pursuant to Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(b)),
                    (ii) if the Earn-out Condition for the Third Annual Period has not been satisfied, but the Proportional Earn-out Condition for such Annual Period has been satisfied, a number of fully paid and nonassessable shares of Parent Common Stock equal to (w) the Third Period Amount multiplied by (x) the Applicable Percentage divided by (y) the Average Price for the Third Annual Period divided by (z) the number of shares of Company Common Stock canceled pursuant to
                    Section 1.7(a) (subject to further adjustment (if any) required pursuant to Section 1.13(b)), and

                    (iii) if neither the Earn-out Condition nor the Proportional Earn-out Condition for the Third Annual Period has been satisfied, zero.

               (xv) "Contingent Payment Date" means, with respect to an Annual Period, three business days after Parent's delivery of the Earn-out Statement (as defined below) for such Annual Period.

               (xvi) "First Year Carryover" means the amount (if any) by which
(i) $22,770,000 exceeds (ii) the product of $22,770,000 and the Applicable Percentage for the First Annual Period.

               (xvii) "Implied Annaly Revenue" means, for any Annual Period, the product of (i) .00125 (12.5 basis points) and (ii) the greater of (A) Average Assets under Management at the Parent for such Annual Period and (B) ten (10) times the Average Shareholders' Equity for such Annual Period. The parties acknowledge that the only circumstances under which it is expected that clause
(B) of this definition might exceed clause (A) of this definition is where Parent has reduced its leverage and that any such reduction, should it occur, shall be effected by Parent in the ordinary course of its business in a manner consistent with its past practices or at a level below the specified guidelines of the Parent with notice provided to the Parent Board. For purposes of this definition, "Average Shareholders' Equity" means, for an Annual Period, the sum of the Parent's Shareholders' Equity as reported in its quarterly financial reports included in its Form 10-Q's filed for the first three fiscal quarters of such Annual Period and in its annual financial reports included in its Form 10-K filed for such Annual Period, divided by four (4).

               (xviii) "Margin Percentage" means, with respect an Annual Period, the lesser of (i) 1.00 and (ii) the percentage (expressed as a decimal) that the Adjusted Margin for such Annual Period represents of the Operating Margin Target for such Annual Period.

               (xix) "Revenue Percentage" means, with respect to an Annual Period, the lesser of (i) 1.00 and (ii) the percentage (expressed as a decimal) that the Adjusted Company Revenue for such Annual Period represents of the Revenue Target for such Annual Period.

               (xx) "Second Period Amount" means (i) $13,365,000 if the Earn-out Condition has been satisfied in the First Annual Period, (ii) $36,135,000 if neither the Earn-out Condition nor the Proportional Earn-out Condition has not been satisfied in the First Annual Period and (iii) the sum of (x) $13,365,000 and (y) the First Year Carryover, if the Earn-out Condition has not been satisfied in the First Annual Period, but the Proportional Earn-out Condition has been satisfied in the First Annual Period.

               (xxi) "Second Year Carryover" means the amount (if any) by which
(i) the Second Period Amount exceeds (ii) the product of the Second Period Amount and the Applicable Percentage for the Second Annual Period.

               (xxii) "Third Period Amount" means (i) $13,365,000 if the Earn-out Condition has been satisfied in the Second Annual Period; (ii) $26,730,000 if the Earn-out Condition has been satisfied in the First Annual Period and neither the Earn-out Condition nor the Proportional Earn-out Condition has been satisfied in the Second Annual Period; (iii)

$49,500,000 if the Earn-out Condition has not been satisfied in both the First Annual Period and the Second Annual Period and the Proportional Earn-out Condition has not been satisfied in both the First Annual Period and the Second Annual Period; (iv) the sum of (x) $26,730,000 and (y) the First Year Carryover, if the Earn-out Condition is not satisfied in the First Annual Period, but the Proportional Earn-out Condition has been satisfied in the First Annual Period and neither the Earn-out Condition nor the Proportional Earn-out Condition has been satisfied in the Second Annual Period and (v) the sum of (x) $13,365,000 and (y) the Second Year Carryover, if the Earn-out Condition has not been satisfied in the Second Annual Period, but the Proportional Earn-out Condition has been satisfied in the Second Annual Period.

               (xxiii) "Total Compensation Amount" means, with respect to any Annual Period, an amount equal to the lesser of (i) the Actual Compensation Amount and (ii) the Calculated Compensation Amount.

               (xxiv) "VWAP" of Parent Common Stock on any trading day shall mean the volume weighted average price of the Parent Common Stock as reported by Bloomberg LP for such trading day.

          (e) OPERATION OF SURVIVING CORPORATION. Until the end of the Third Annual Period, Parent will cause the Surviving Corporation to be operated as a separate business unit which shall conduct its business so that the investment management fees arising out of its business are separated from all other fees earned by Parent and its other subsidiaries or to maintain separate financial records and books of account so as to enable the Surviving Corporation to have a record of the investment management, consulting or other revenues and fees arising out of its business that is separate from all other fees earned by Parent and its other subsidiaries. Notwithstanding anything contained herein to the contrary, until the end of the Third Annual Period Parent shall cause the business of the Surviving Corporation in all material respects to be operated in its ordinary course of business, consistent with past practices of the Company, unless the Representative shall have consented in writing to any operations that do not comply with the foregoing; provided that Parent will not be required to obtain any such consent from the Representative with respect to any such operations at any time that the Representative no longer represents Sellers having an aggregate Allocable Share equal to at least 75%.

     SECTION 1.10 INITIAL DETERMINATION OF ADJUSTED REVENUE AND ADJUSTED MARGIN.
(a) For each Annual Period, Parent will prepare, and have audited and certified by its independent accountants, an income statement and balance sheet for the Surviving Corporation (the "Annual Financial Statements"), which Annual Financial Statements shall be prepared in accordance with GAAP, as consistently applied by Parent.

          (b) For each Annual Period, Parent shall prepare a statement of the Contingent Merger Consideration (the "Earn-out Statement") in which it shall set forth its determination of Adjusted Company Revenue and Adjusted Margin for such Annual Period. It is agreed that, for purposes of this Agreement, the determination of Adjusted Company Revenue and Adjusted Margin shall be derived from the Annual Financial Statements and the financial books and records of the Surviving Corporation, Parent and its affiliates (including the work papers of Parent's independent accountants) to the extent necessary to determine all appropriate adjustments and eliminations; provided, however, that for purposes of any calculation or determination of Adjusted Company Revenue or Adjusted Margin, GAAP as in effect as of the Effective Date and as consistently applied by the Company will be applied.

     SECTION 1.11 FINAL DETERMINATION OF CONTINGENT MERGER CONSIDERATION. (a) On or prior to 60 days after the end of an Annual Period, Parent shall deliver to the Representative (as defined below) the Earn-out Statement setting forth Parent's determination of the Adjusted Company Revenue and the Adjusted Margin of the Surviving Corporation for the Annual Period, together with a calculation of the Contingent Merger Consideration (if any) due for such Annual Period. If the Record Holders do not agree that the Earn-out Statement correctly states the Adjusted Company Revenue or the Adjusted Margin for the Annual Period, or properly calculates the Contingent Merger Consideration, the Representative shall promptly (but not later than 30 days after the delivery of the Earn-out Statement) give written notice to Parent of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If the Representative and Parent reconcile their differences in writing within 30 days after written notice of any exceptions is delivered to Parent, the Earn-out Statement shall be adjusted accordingly and shall thereupon become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. If the Representative and Parent are unable to reconcile their differences in writing within 30 days after written notice of any exceptions is delivered to Parent, the items in dispute shall be submitted to the New York City office of a mutually-acceptable accounting firm selected from among the four largest accounting firms in the United States in terms of gross revenues (the "Independent Auditors") for final determination, and the Earn-out Statement shall be deemed adjusted in accordance with the findings of the Independent Auditors and shall become final and conclusive upon all of the parties hereto and enforceable in a court of law. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 20 days (or such longer period as the Representative and Parent may agree) to resolve all items in dispute. If the Representative does not give notice of any exception within 30 days after the delivery of the Earn-out Statement, or if the Representative gives written notification of the Company Shareholders' acceptance of the Earn-out Statement prior to the end of such 30 day period, the amounts set forth in the Earn-out Statement shall thereupon become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. For purposes of this Section 1.11, the members of the Parent Board and the Audit Committee of the Parent Board who are not Sellers or officers or employees of the Surviving Corporation shall take all action on behalf of Parent.

          (b) The books and records of the Surviving Corporation and Parent shall be made available during normal business hours upon reasonable advance notice at the principal office of the Surviving Corporation or Parent, whichever is applicable, (x) to the parties hereto, with respect to the Surviving Corporation, (y) to the Representative and its advisors, with respect to Parent and (z) with respect to the Surviving Corporation and Parent, to the Independent Auditors to the extent required to make or review the calculations required under Section 1.11(a). The parties hereto shall cause the Surviving Corporation and Parent to make arrangements to make available to the Independent Auditors and the Representative any back-up materials generated by the Surviving Corporation, Parent and/or their respective representatives in preparing the Earn-out Statement and/or to support a position which is contrary to the decision taken by the other party with respect to the Earn-out Statement.

          (c) If the resolution of any such dispute under Section 11.1(a) results in any

Contingent Merger Consideration becoming due that would not otherwise have been due based on the Earn-out Statement as originally presented by Parent, then Parent shall pay such Contingent Merger Consideration no later than three business days after the date on which such dispute has been resolved pursuant to
Section 11.1(a).

          (d) If, with respect to any Annual Period, Parent fails to deliver the Earn-out Statement within the 60 day period specified in Section 1.11(a) above, the Representative gives written notice to the Parent of such failure and such failure remains unremedied until the fifteenth day following Parent's receipt of such notice, then Parent shall be obligated to pay to the Sellers the amount of Contingent Merger Consideration that would have been due had the Earn-out Condition with respect to such Annual Period been satisfied; provided that if such Earn-out Statement is delivered within 90 days after such fifteenth day, then the parties shall apply Section 1.11(a) to reach a final determination of the Contingent Merger Consideration for such Annual Period and if the amount so determined is less than the amount theretofore paid pursuant to this Section 1.11(d), each of the Sellers shall be obligated to return to Parent promptly following Parent's written demand to the Representative the portion of the Contingent Merger Consideration that such Seller received in excess of the amount so determined.

     SECTION 1.12 EXCHANGE PROCEDURES. (a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably satisfactory to the Company to act as exchange agent in the Merger (the "Exchange Agent"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of the Record Holders, the Closing Merger Consideration issuable pursuant to Section 1.8 in exchange for outstanding shares of Company Common Stock in the Merger pursuant to Section 1.8. Parent agrees to make available to the Exchange Agent from time to time, as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 1.12(g) and any dividends and other distributions pursuant to Section 1.12(f).

          (b) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Company Common Stock on the records of the Company. From and after the Effective Time, the Record Holders of Certificates representing ownership of the Company Common Stock outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Company Common Stock, except as otherwise provided for herein. The shares of Parent Common Stock issuable in the Merger shall be deemed to have been issued at the Effective Time. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the applicable Closing Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to
Section 1.12(g) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.12(f) without interest.

          (c) As soon as reasonably practicable after the Effective Time, Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each Record Holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in such form and have such other provisions as Parent may reasonably specify, and (ii) instructions for effecting the surrender of such Certificates in exchange for the Closing Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) shares of Parent Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8, and
(B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article I, including cash in lieu of any fractional shares of applicable Parent Common Stock pursuant to Section 1.12(g) and any dividends or other distributions pursuant to Section 1.12(f) (after giving effect to any required tax withholdings from cash payments), and in each case the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to this
Article I, including cash payable pursuant to Section 1.12(f) or Section
1.12(g).

          (d) A Record Holder is not entitled to receive Contingent Merger Consideration (if any) until he or she exchanges his or her Certificates in accordance with Section 1.12(c) or otherwise complies with Section 1.12(e).

          (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the agreement by such Person to provide an indemnity against any claim that may be made against Parent, any of its affiliates, the Surviving Corporation or the Exchange Agent with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Closing Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

          (f) No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the Record Holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such Record Holder pursuant to Section 1.12(g) until such Record Holder shall surrender such Certificate in accordance with this Section 1.12. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such Record Holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.12(g) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and
(b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

          (g) (i) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

               (ii) Notwithstanding any other provision of this Agreement, each Record Holder who would otherwise have been entitled to receive, as part of the Merger Consideration, a fraction of a share of Parent Common Stock shall receive from Parent, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) (A) in the case of the Closing Merger Consideration, the Parent Closing Price and (B) in the case of any Contingent Merger Consideration, the Average Price for such Contingent Merger Consideration.

          (h) None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Closing Merger Consideration or Contingent Merger Consideration, any dividends or distributions with respect thereto or any cash in lieu of fractional shares of applicable Parent Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to six months after the Effective Time (or immediately prior to such earlier date on which any Closing Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of Parent Common Stock pursuant to this Article I, would otherwise escheat to or become the property of any public official pursuant to any applicable abandoned property, escheat or similar law), any such Closing Merger Consideration, dividends or distributions in respect thereof or such cash, to the extent permitted by applicable law, shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Article I shall thereafter look only to Parent as general creditor thereof for satisfaction of their claims for the payment of such Closing Merger Consideration, dividends or distributions in respect thereof or such cash (without any interest thereon).

          (i) The Exchange Agent or the Surviving Corporation shall be entitled to deduct and withhold from the Closing Merger Consideration and the Contingent Merger Consideration (if any) otherwise payable pursuant to Sections 1.8(a) and 1.9(a) of this Agreement to any Record Holder such amounts as the Exchange Agent or Merger Sub is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Record Holder in respect of which such deduction and withholding was made by the Exchange Agent or the Surviving Corporation.

          (j) No dissenters' or appraisal rights shall be available with respect to the Merger.

     SECTION 1.13 CERTAIN ADJUSTMENTS. (a) In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the shares of Parent Common Stock issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the capitalization of Parent, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Parent Closing Price used to calculate the Closing Merger Consideration.

          (b) For the purposes of determining the Contingent Merger Consideration for any Annual Period, if the shares of Parent Common Stock issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the capitalization of Parent, increase or decrease in number or be changed into or exchanged for a different kind or number of securities,
(i) during the period of 20 trading days used to calculate the Average Price with respect to such Annual Period, then an appropriate and proportionate adjustment shall be made to the VWAPs of Parent Common Stock for each trading day in such period occurring prior to the effectiveness of such increase or decrease and such adjusted VWAPs shall, together with the VWAPs for the days in such period, be used to calculate the Average Price with respect to such Contingent Merger Consideration, and (ii) following the period of 20 trading days used to calculate the Average Price with respect to such Annual Period but prior to the Contingent Payment Date for such Contingent Merger Consideration, then an appropriate and proportionate adjustment shall be made to the Average Price used to calculate the Contingent Merger Consideration for such Annual Period.

     SECTION 1.14 REIT PROVISIONS. Parent shall maintain ownership of 100% of the common stock of Merger Sub (the "Merger Sub Common Stock") and any other equity securities of Merger Sub at all times prior to the Effective Time. Parent shall make an election as provided in Section 856(l)(1) of the Code, together with the Surviving Corporation, to treat the Surviving Corporation as a "taxable REIT subsidiary" immediately following the Effective Time.

     SECTION 1.15 ESCROW. (a) The parties agree that all Merger Securities that are paid as part of the Closing Merger Consideration and all Merger Securities that are paid as part of the Contingent Merger Consideration at any time during the Basic Survival Period (all such Merger Securities being collectively referred to as the "Initial Escrowed Shares") shall be deposited with an escrow agent (the "Escrow Agent") selected by and mutually acceptable to the parties and shall be held and distributed by such Escrow Agent pursuant to the terms of a mutually acceptable escrow agreement among Parent, the Representative and the Escrow Agent (the "Escrow Agreement").

          (b) The parties agree that the Escrow Agreement shall provide that (i) the Merger Securities held hereunder may be released to the Sellers for Permitted Withdrawals (as defined below); (ii) all Merger Securities other than Retained Securities (as defined below) held in escrow at the end of the Basic Survival Period shall be released and transferred to the Custodian referred to in Section 5.11 below; and (iii) from time to time during the Basic Survival Period the Parent may, in connection with any indemnification claims made by it in good faith under Section 9.1, designate all or any portion of the Merger Securities then held in escrow as "Retained Securities" by giving written notice to the Escrow Agent and the Representative along with a reasonable description of the facts or events giving rise to the claim; provided that the aggregate number of Retained Securities as of the end of the Basic Survival Period shall not exceed the Maximum Number (as defined below). The Escrow Agreement shall further provide that Retained Securities shall continue to be held in escrow until the earlier of (i) mutual written agreement of the Representative and the Parent and (ii) a release of the Retained Securities pursuant to a final, non-appealable order of a court of competent jurisdiction (a "Final Order") but only to the extent of such Damages claimed by Parent; provided, that promptly following any Final Order delivered after the expiration of the Basic Survival Period and the payment of the portion of the Returned Securities applicable to such Final Order to Parent, any remaining Retained Securities that have not been designated for any other pending claim shall be released to Sellers. The Escrow Agreement shall further provide that (i) Parent shall disburse (or cause to be disbursed) to each Seller with respect to the Merger Securities held under the Escrow Agreement all cash dividends payable with respect thereto (other than cash dividends that constitute a dividend or other distribution paid in the event of a dissolution, liquidation or winding up of Parent or a return of capital and such cash dividends shall not be retained in escrow or be subject to the Escrow Agreement), and (ii) any securities or cash received (other than cash dividends that do not constitute a dividend or other distribution paid in the event of a dissolution, liquidation or winding up of Parent or a return of capital) as the result of ownership of the Merger Securities, including, but not by way of limitation, warrants, options and securities received as a stock dividend, stock split or combination, or as a result of a recapitalization, reorganization, exchange, substitution or other similar change in Parent's capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Merger Securities with respect to which they were issued. For so long as any Escrowed Shares are held in escrow, the Sellers shall be the record and beneficial owners of such shares, and will have the right to vote or not vote such shares.

          (c) As used in this Agreement, "Permitted Withdrawals" mean withdrawals of Merger Securities (i) to the extent necessary to generate proceeds to cover any Tax obligations of a Seller for imputed interest on the Contingent Merger Consideration, or (ii) made with the approval of a majority of the members of the Parent Board who are not Sellers or officers or employees of the Surviving Corporation.

          (d) As used in this Agreement, "Escrowed Shares" means, at any time, the portion of the Initial Escrowed Shares that remains on deposit with the Escrow Agent pursuant to the Escrow Agreement.

          (e) As used in this Agreement, the "Maximum Number" means the number of Merger Shares that, when multiplied by the Period End Price, results in an amount equal to (or not exceeding by more than the Period End Price) 150% of the aggregate amount of Damages that have been claimed by Parent in accordance with
Article IX prior to, and remain outstanding as of, the end of the Basic Survival Period; and "Period End Price" means the VWAP of the Parent Common Stock on the last day of the Basic Survival Period (or if such day is not a trading day for Parent Common Stock, then on the first day prior thereto that is such a trading day).


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth in the forms, reports and documents filed by Parent with the Securities and Exchange Commission (the "SEC") since January 1, 2002 (the "Parent SEC Reports"),

Parent represents and warrants to the Company and the Sellers as follows, in each case as of the date of this Agreement, unless otherwise set forth herein or in the Parent SEC Reports:

     SECTION 2.1 ORGANIZATION AND QUALIFICATION OF PARENT. (a) Parent and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power, as the case may be, and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

          (b) Each of Parent and its subsidiaries is duly qualified or licensed and in good standing (with respect to jurisdictions which recognize such concept) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any change or effect that individually or in the aggregate is or would reasonably be expected to be materially adverse to (i) the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole, other than any change or effect arising out of a decline or deterioration in the economy in general or the industry in which Parent and its subsidiaries operate, or (ii) the ability of Parent to consummate the transactions contemplated hereby without material delay.

     SECTION 2.2 CORPORATE AUTHORIZATION. Parent has all necessary corporate power and authority to execute and deliver this Agreement and, subject, in the case of the Merger, to the approval by the Parent Shareholders and the satisfaction of any other conditions set forth in this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Parent Board (based on the unanimous recommendation of the Parent Special Committee), and no other corporate proceedings on the part of either of them is necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by Parent Shareholders as required by the rules of the NYSE at the Parent Special Meeting (as defined) (with the shares of Parent Common Stock held by the Sellers voted in direct proportion to the shares of Parent Common Stock held by the Parent Shareholders who are not Sellers) (the "Parent Shareholder Approval") prior to the consummation of the Merger in accordance with Delaware Law). This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by each of the Company, Merger Sub and the Sellers, constitutes the valid, legal and binding agreement of Parent, enforceable against Parent in accordance with its terms.

     SECTION 2.3 CONSENTS AND APPROVALS; NO VIOLATIONS. (a) Except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the rules and regulations of NYSE, state securities or "blue sky" laws and the filing and recordation of the Certificate of Merger as required by Delaware and such other filings, permits, authorizations, consents and approvals the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, no filing or registration with or notice to, and no permit, authorization, consent or approval of, any court or tribunal of competent jurisdiction in any jurisdiction or any foreign, federal, state or municipal governmental, regulatory or other administrative agency, department, commission, board, bureau, political subdivision or other authority or instrumentality including the National Association of Securities Dealers, Inc. ("NASD"), the SEC and any applicable domestic or foreign industry self-regulatory organization, including stock exchanges ("SRO") (each a "Regulatory Entity" and collectively, "Regulatory Entities") is necessary in connection with the execution and delivery by Parent of this Agreement or the consummation by Parent of the transactions contemplated hereby.

          (b) The execution, delivery and performance by Parent of this Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Parent of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Articles of Incorporation or By-laws of Parent; (ii) subject to obtaining the Parent Shareholder Approval, to complying with the applicable requirements, if any, of the Securities Act, Exchange Act, state securities or "blue sky" laws, the HSR Act, the NYSE and the NASD, and to filing and recording the Certificate of Merger as required by Delaware Law, conflict with or violate any law applicable to Parent, or any of its assets;
(iii) conflict with, result in any breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration of, or create in another person or entity, a put right, purchase obligation or similar right under, any agreement to which Parent is a party or by which Parent, or any of its assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any encumbrance of any nature upon, or with respect to, Parent or any of the assets now owned or hereafter acquired by Parent, except for any such conflict or violation described in clause (ii) above, any such conflict, breach, default, or termination, acceleration or creation of any right described in clause (iii) above, or any such creation, imposition or acceleration described in clause (iv) above which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 2.4 OPINION OF PARENT FINANCIAL ADVISOR. The Parent Financial Advisor has delivered to the Parent Special Committee its written opinion, dated the date of this Agreement, to the effect that, based on, and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Merger Consideration (consisting of the Closing Merger Consideration and Contingent Merger Consideration) is fair to Parent from a financial point of view, a signed copy of which opinion has been delivered to the Company.

     SECTION 2.5 BROKERS. Other than the Parent Financial Advisor, no broker, finder, investment banker or other intermediary is entitled to any brokerage, finder's or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or any of its affiliates.

     SECTION 2.6 CAPITALIZATION OF PARENT AND ITS SUBSIDIARIES. As of November 12, 2003, the authorized capital stock of Parent consists of 500,000,000 shares of capital stock, all of which are classified as Common Stock, par value $.01 per share, of which

96,013,214 shares are issued and outstanding, and since such date and through the date hereof no Parent Shares have been issued other than upon the exercise of an option granted by Parent to purchase Parent Common Stock ("Parent Stock Options"). Other than Parent Shares, no capital stock of Parent has ever been issued or outstanding. All outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable. As of September 30, 2003, there are outstanding Parent Stock Options in respect of 1,118,534 Parent Shares at the exercise prices set forth in the Parent SEC Reports. Except as set forth above, there are outstanding (A) no shares of capital stock or other voting securities of Parent, (B) no securities of Parent or its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent, (C) no options, calls or other rights (including warrants or other contractual rights, including contingent rights) to acquire from Parent or its subsidiaries, and no obligations of Parent or its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent and
(D) no equity equivalents, interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Parent Securities"). There are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities or any capital stock, voting securities or other ownership interests in any subsidiary of Parent.

     SECTION 2.7 MERGER SUB ACTIONS. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are issued, outstanding and owned by Parent free and clear of all liens, charges or encumbrances of any nature whatsoever. Merger Sub has not incurred any obligations or conducted any business except as necessary and appropriate to effect the consummation of the Merger in accordance with this Agreement.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent as follows, in each case as of the date of this Agreement, unless otherwise set forth herein or in the Company Disclosure Schedule:

     SECTION 3.1 ORGANIZATION AND QUALIFICATION OF THE COMPANY. (a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power, as the case may be, and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

          (b) The Company is duly qualified or licensed and in good standing (with respect to jurisdictions which recognize such concept) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change or effect that individually or in the aggregate is or would reasonably be expected to be materially adverse to (i) the business, results of operations or financial condition of the Company, other than any change or effect arising out of a decline or deterioration in the economy in general or the industry in which the Company operates, or (ii) the ability of the Company to consummate the transactions contemplated hereby without material delay.

          (c) The Company has no subsidiaries.

          (d) The Company does not hold equity securities of any issuer. Except as set forth in Section 3.1 of the Company Disclosure Schedule, the Company does not own or control any equity partnership or membership interests directly or indirectly in any partnership, limited liability company, joint venture or similar entity.

     SECTION 3.2 CORPORATE AUTHORIZATION. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and no other corporate proceedings on the part of the Company Board is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Concurrently with the execution of this Agreement, the Company is delivering to Parent a copy of a written consent duly executed by all of the Company Shareholders, pursuant to which the Company Shareholders have unanimously approved this Agreement and the Merger in accordance with the applicable requirements of Delaware Law (the "Company Shareholder Approval"). No other approval is required to be obtained by the Company in order to execute and deliver this Agreement and to consummate the transaction contemplated hereby, including the Merger, except for such approvals as may be required under the HSR Act. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by each of Parent, Merger Sub and the Sellers, constitutes the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     SECTION 3.3 REPORTS; FINANCIAL STATEMENTS. (a) (i) The Company has previously delivered to Parent the following financial statements (collectively, the "Company Financial Statements"):

                    (A) the unaudited balance sheet of the Company as at November 30, 2003 (the "Company Interim Balance Sheet") and the related statement of income for the eleven-month period then ended (together with the Company Interim Balance Sheet, the "Company Interim Financial Statements");

                    (B) the unaudited balance sheet of the Company as at December 31, 2002 (the "Company 2002 Balance Sheet") and the related unaudited statement of income for the twelve-month period then ended (together with the Company 2002 Balance Sheet, the "Company 2002 Financial Statements").

               (ii) The Company Financial Statements (A) are in accordance with the books and records of the Company, (B) fairly present in all material respects the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated, and (C) have been prepared in accordance with GAAP, except for the absence of complete footnote disclosure as required by GAAP and subject, in the case of the Company Interim Financial Statements, to normal and recurring year-end adjustments, which adjustments could not reasonably be expected to be, individually or in the aggregate, material in magnitude.

          (b) The Company has no obligations or liabilities of any nature (whether or not accrued, contingent, matured or unmatured and whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due) other than (i) those set forth or adequately provided for in the Company Interim Balance Sheet, (ii) those incurred in the ordinary course of business consistent with past practice since January 1, 2003,
(iii) those that individually or in the aggregate do not exceed $50,000 and (iv) those set forth on Section 3.3 of the Company Disclosure Schedule.

     SECTION 3.4 ACCOUNTS RECEIVABLE. Other than as disclosed in Section 3.4 of the Company Disclosure Schedule, all of the accounts receivable of the Company shown or reflected on the Company Interim Financial Statements are valid and enforceable claims for services fully performed and subject to no set-off or counterclaim. Other than as disclosed in Section 3.4 of the Company Disclosure Schedule, the Company has no accounts or loans receivable from any Person which is affiliated with the Company or from any officer or employee of the Company or any Family Member of any Seller. For purposes of this Agreement, "Family Member" means, with respect to any individual, such individual's spouse, former spouse, parents, grandparents, children, grandchildren or siblings (and estates, trusts, partnerships or other entities and legal relationships of which a substantial majority in interest of the beneficiaries, owners, investors, partners, members or participants at all times in question are, directly or indirectly, one or more of the Persons described above and/or such individuals).

     SECTION 3.5 CONSENTS AND APPROVALS; NO VIOLATIONS. (a) Except as set forth in Section 3.5 of the Company Disclosure Schedule and except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act (collectively, with the approvals set forth in Section 3.5 of the Company Disclosure Schedule, the "Company Regulatory Approvals") and the filing and recordation of the Certificate of Merger as required by Delaware Law, no filing or registration with or notice to, and no permit, authorization, consent or approval of, any Regulatory Entity is necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

          (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Certificate of Incorporation or By-laws of the Company; (ii) subject to obtaining the Company Regulatory Approvals, and to filing and recording the Certificate of Merger as required by Delaware Law, conflict with or violate any law applicable to the Company, or any of its assets; (iii) conflict with, result in any breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration of, or create in another Person a put right, purchase obligation or similar right under, any agreement to which the Company is a party or by which the Company, or any of its assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any encumbrance of any nature upon, or with respect to, the Company or any of the assets now owned or hereafter acquired by the Company.

     SECTION 3.6 BROKERS. Other than RBC Capital Markets, no broker, finder, investment banker or other intermediary is entitled to any brokerage, finder's or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

     SECTION 3.7 INFORMATION. None of the information supplied or to be supplied by the Company in writing specifically for inclusion or incorporation by reference in (i) the Proxy Statement (as defined in Section 5.7(a) of this Agreement) or (ii) any other documents to be filed with the SEC or any other Regulatory Entity prior to the Effective Time will, at the respective times filed with the SEC or such other Regulatory Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to the Parent Shareholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.8 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 3,000 shares of capital stock, all of which are classified as Common Stock, of which 750 shares are issued and outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or as set forth in Section 3.8 of the Company Disclosure Schedule, there are outstanding (A) no shares of capital stock or other voting securities of the Company, (B) no securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) no options, calls or other rights (including warrants or other contractual rights, including contingent rights) to acquire from the Company or its subsidiaries, and no obligations of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (D) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (including stock appreciation rights) (collectively, "Company Securities"). Except as set forth in Section 3.8 of the Company Disclosure Schedule, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any the Company Securities.

     SECTION 3.9 NO DEFAULTS. The Company is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or By-laws, (ii) any note, bond, mortgage, indenture, letter of credit, other evidence of indebtedness, franchise, permit, guarantee, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which its properties or assets is bound, to the Company's knowledge, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its properties or assets.

     SECTION 3.10 TAXES. (a) The Company has duly and timely filed or caused to be filed all Tax Returns required to be filed by it and has paid in full or fully reserved against in the Company Financial Statements all Taxes, assessments and deficiencies due or claimed to be due by it to foreign, federal, state or local taxing authorities. Such Tax Returns are correct in all material respects, and the Company is not required to pay any Taxes for the periods covered by such Tax Return except as set forth in Section 3.10 of the Company Disclosure Schedule. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the Tax Returns filed by the Company have not been, and are not being, to the knowledge of the Company, examined by the Internal Revenue Service (the "IRS") or other applicable taxing authorities for any period. Except as set forth in Section 3.10 of the Company Disclosure Schedule, all Taxes or estimates thereof that are due as of December 31, 2003, or are claimed or asserted by any taxing authority to be due as of such date, have been (a) timely and appropriately paid so as to avoid penalties for underpayment or (b) accrued for on the balance sheet as of December 31, 2003, as contained in the Company Financial Statements. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the provisions for income and other Taxes payable reflected in the Company Financial Statements make adequate provision for all then accrued and unpaid Taxes of the Company. There are no tax liens (other than liens for Taxes which are not yet due and payable) on any of the properties of the Company, nor are there any pending or threatened examinations or Tax claims asserted. Except jurisdictions in which the Company has filed Tax Returns, no claim has ever been made by a taxing authority that the Company is or may be subject to taxation by that jurisdiction. True and correct copies of all Tax Returns since January 1, 2000 and all notices from foreign, federal, state and local taxing authorities, Tax examination reports and statements of deficiencies assessed against or agreed to by the Company in the Company's possession have been delivered to Parent. The Company has not been nor is it in violation (nor has any action been taken or omission occurred which, with notice or lapse of time or both, would be in violation) of any applicable law relating to the payment of withholding of Taxes. The Company has duly and timely withheld from salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the Company has never been a member of an "affiliated group" as defined in Section 1504(a) of the Code and is not the owner of an interest in a partnership, joint venture, trust, limited liability company or other entity or organization. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Company or any assets of the Company. The Company has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of the Company. The Company does not have any application pending with any taxing authority requesting permission for any changes in the Company accounting method, and the IRS has not proposed any such adjustment or change in accounting method. The Company is not a party to any tax sharing agreement or arrangement or indemnity agreement. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (b) The Company has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence and the Company will be an S corporation up to and including the day before the Closing Date. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the Company would not be liable for any tax under Section 1374 of the Code if its assets were sold for their fair market value as of the Closing Date.

          (c) The Company has not made and is not obligated to make any payment (including any transfer of property or provision of any benefit) in connection with the transactions contemplated by this Agreement which, alone or aggregated with any other payment, would be an excess parachute payment within the meaning of Section 280(G) of the Code.

          (d) As used in this Agreement, "Taxes" shall mean any and all taxes, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes and customs duties, tariffs, and similar charges. "Tax Returns" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes filed with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

     SECTION 3.11 OWNERSHIP OF PARENT CAPITAL STOCK. Except as listed on Section
3.11 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent or securities convertible into or exchangeable for shares of capital stock of Parent. As used in this Agreement, "affiliate" shall have the meaning set forth in Rule 144 (as defined).

     SECTION 3.12 PERMITS AND LICENSES. (a) The Company has in effect all permits, licenses, exemptions, orders, and approvals necessary for it to own, lease, or operate its material assets and to carry on its business as now conducted, except for those permits, licenses, exemptions, orders, and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and there has occurred no suspension, revocation or cancellation under any such permits, licenses, exemptions, orders and approvals.

          (b) Except as set forth in Section 3.12 of the Company Disclosure Schedule, all officers, directors, and employees of the Company that are required, as a result of their positions with the Company, to be registered or licensed with the SEC or the NASD are currently registered or licensed in the appropriate capacity with the SEC or the NASD and all such registrations and licenses are in full force and effect and no suspension or cancellation of any of them is pending or, to the knowledge of the Company, threatened.

     SECTION 3.13 COMPLIANCE WITH LAWS. (a) Except as set forth in Section 3.13 of the Company Disclosure Schedule, the Company is not in violation of any federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, permits, licenses, authorizations, orders or approvals applicable to its business or employees conducting its business.

          (b) Except as set forth in Section 3.13 of the Company Disclosure Schedule, the Company has not received any notification from any Regulatory Entity or the staff thereof (i) asserting that the Company is not in compliance with any federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, or orders which such Regulatory Entity enforces, (ii) threatening in writing to revoke any permits, licenses, authorizations, order or approvals, or (iii) requiring the Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive or memorandum of understanding, or (y) to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     SECTION 3.14 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in
Schedule 3.14 to the Company Disclosure Schedule, since January 1, 2003, the Company has conducted its business only in the ordinary course and there has not been:

          (a) any circumstance, event, occurrence, change or effect that has had, individually or in the aggregate, a Company Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

          (b) any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to the Company Shares;

          (c) any split, combination or reclassification of any of the Company Shares;

          (d) any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

          (e) any incurrence, assumption or guarantee by the Company of any outstanding amount of indebtedness for borrowed money other than in the ordinary course of business in accordance with its customary practices;

          (f) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any loss or relinquishment by the Company of any material contract or other material right, other than transactions and commitments made, and contracts or agreements entered into, in the ordinary course of business in accordance with their customary practices;

          (g) any material modifications or amendments to any Investment Management Contracts or Material Contracts;

          (h) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company to any Seller who is also a director, officer, employee or consultant of the Company, or any new written employment agreements with any of such Persons or any new commitments (oral or written) with any Seller, other than as required by law or any contract or existing plan.

          (i) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, severance, insurance, pension or other employee benefit plan or contract, payment or arrangement made to, for or with any Seller, other than, with respect to the Sellers, in the ordinary course of business;

          (j) any action or event taken by the Company that if taken or suffered after the date hereof would violate Section 5.1 of this Agreement;

          (k) any suspension of any license or permit issued to the Company or any impairment of its right to conduct its business; or

          (l) any change made prior to the date of this Agreement in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

     SECTION 3.15 LITIGATION; REGULATORY ACTION. Except as set forth in Section
3.15 of the Company Disclosure Schedule: (i) there is no litigation, suit, claim, action, proceeding or investigation ("Litigation") before any court, arbitrator, mediator or Regulatory Entity is pending against the Company and, to the Company's knowledge, no such Litigation has been threatened in writing or orally to the Company; (ii) neither the Company nor any of its properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with any Regulatory Entity; and (iii) the Company has not been notified by any Regulatory Entity to the effect that such Regulatory Entity is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding or similar submission.

     SECTION 3.16 TRANSACTIONS WITH AFFILIATES. Except as disclosed in Section
3.16 of the Company Disclosure Schedule, from January 1, 2003 through the date hereof there have been no transactions, agreements, arrangements or understandings between the Company, on the one hand, and the Company's affiliates (other than Parent), on the other hand.

     SECTION 3.17 NO DISSENTERS' RIGHTS. Nothing in the Certificate of Incorporation or the By-laws of the Company provides or would provide to any Person, including without limitation the Company Shareholders, upon execution of this Agreement or any other agreements, documents, certificates or other instruments contemplated hereby and consummation of the transactions contemplated hereby and thereby (including the Merger), rights of dissent and appraisal of any kind.

     SECTION 3.18 TECHNOLOGY AND INTELLECTUAL PROPERTY. Except as set forth in
Section 3.18 of the Company Disclosure Schedule, the Company has (and upon consummation of the transactions contemplated hereby will have) ownership of, or such other rights by license, lease or other agreement in and to, all items of intangible property used in the conduct of its business as presently conducted, including, without limitation, trademarks and service marks, trade names, brand names, patents, copyrights, proprietary rights, logos, names, trademark applications, service mark applications and patent applications, including all rights to use the name "Fixed Income Discount Advisory Company" and "FIDAC" (collectively the "Intellectual Property"), as necessary to conduct the business of the Company as presently conducted. The Company has not infringed upon or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, nor, to the knowledge of the Company, has any other Person infringed on a continuing basis any rights that the Company has in the Intellectual Property. The Company owns or licenses all computer software developed or currently used by it which is material to the conduct of its business as currently conducted and, to the knowledge of the Company, has the right to use such software without infringing upon the intellectual property rights (including trade secrets rights) of any third party. The Company has not received written notice of any claim respecting any such violation or infringement.

     SECTION 3.19 MATERIAL CONTRACTS. Section 3.19 of the Company Disclosure Schedule sets forth as of the date hereof a complete and accurate list of all leases for real property, all material leases for personal property and all material agreements, contracts, licenses, commitments and instruments to which the Company is a party or by which the Company or any of its assets or properties is bound or subject (each a "Material Contract" and collectively, the "Material Contracts"). Each Material Contract (excluding for these purposes, Investment Management Contracts, as hereinafter defined) is in full force and effect, and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except, in each case, to the extent certain of the liability limitation provisions therein may be contrary to public policy as expressed in the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act") and state "blue sky" laws, and the rules and regulations promulgated thereunder, and as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and general principles of equity. True, correct and complete copies of all Material Contracts have been previously delivered by the Company to Parent. Except for Investment Management Contracts and Material Contracts, the Company is not on the date hereof a party to or bound by and none of its assets or properties is or may be subject to:

          (a) any contract or agreement not fully performed for the purchase by the Company for its own account of any commodity, material, services or equipment, including, without limitation, fixed assets, for a price in excess of $50,000;

          (b) any contract containing covenants limiting the freedom of the Company to engage or compete (geographically or otherwise) in any line of business or with any Person;

          (c) any agreement, oral or written, or understanding (i) for cash payments for client solicitations, or (ii) in respect of the sale or distribution of shares of the Company Funds;

          (d) any license agreement (as licensor or licensee) providing for future payments in excess of $50,000 which by its terms does not terminate or is not terminable without penalty by the Company upon notice of 60 days or less;

          (e) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money, by the Company in excess of $100,000;

          (f) any contract or agreement involving payments based on profits or revenues of the Company; or

          (g) any other contract or agreement which creates future payment obligations of the Company in excess of $100,000 and which by its terms does not terminate or is not terminable without penalty by the Company upon notice of 60 days or less.

     SECTION 3.20 NO DEFAULT UNDER CONTRACTS. Neither the Company nor the manner in which it conducts its business is in breach or violation of, or in default under (with or without the giving of notice or the passage of time), any term or provision of any Material Contract (excluding, for purposes of this Section 3.20, any Investment Management Contract) to which it is a party or by which it is or may be bound or to which any of its properties or assets is or may be subject, the effect of which breach, violation or default, either individually or in the aggregate, has or would reasonably be expected to have a Company Material Adverse Effect. To the Company's knowledge, no other party is in material default of any such Material Contract.

     SECTION 3.21 INVESTMENT MANAGEMENT CONTRACTS. (a) Section 3.21 of the Company Disclosure Schedule sets forth a list of (i) all Clients as of the date hereof and (ii) the net assets in the account of each Client as of September 30, 2003. Each such Client is a party to an Investment Management Contract with the Company. The Company is in compliance with the terms of each Investment Management Contract and is not in default or breach under (with or without the giving of notice or the passage of time) any of the terms of any Investment Management Contract. Each Investment Management Contract is in full force and effect with respect to the Company and constitutes a legal, valid and binding obligation of such party thereto, enforceable against such party in accordance with its terms, except, in each case, to the extent certain of the liability limitation provisions therein may be contrary to public policy as expressed in the Securities Act, the Exchange Act, the Investment Company Act, the Investment Advisers Act and state "blue sky" laws, and the rules and regulations promulgated thereunder, and as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and general principles of equity. Except as set forth in
Section 3.21 of the Company Disclosure Schedule, no Investment Management Contract will become cancellable as a result of the Merger. Each Investment Management Contract reflects all significant terms of the investment management arrangement between the parties thereto and represents the entire material understanding of the parties thereto with reference to the transactions contemplated thereby. True, correct and complete copies of each Investment Management Contract, including a current fee schedule, have been delivered to Parent. Except as set forth in Section 3.21 of the Company Disclosure Schedule, the Company has not received notice that any Client intends or has threatened to terminate its Investment Management Contract.

          (b) As used in this Agreement:

               (i) "Client" means any client to which the Company provides investment management, investment advisory, including sub-advisory services, underwriting, distribution or administrative services on the date of this Agreement (as the term is used in the Advisers Act Rule 203(b)(3)-1); and

               (ii) "Investment Management Contract" means a contract or agreement in effect on the date hereof or entered into after the date hereof, relating to the Company's rendering of investment management or investment advisory services, including sub-advisory services, underwriting or distribution services or any administrative services to any Person.

     SECTION 3.22 KEY MAN LIFE INSURANCE. The Company does not maintain key man life insurance for any of its employees or executives

     SECTION 3.23 EMPLOYEES. (a) Except as set forth in Section 3.23 of the Company Disclosure Schedule, the Company is not a party to or bound by any contract, arrangement, commitment or understanding as of the date hereof, with respect to the employment of any directors, executive officers, key employees or material consultants (other than oral contracts of employment at will).

          (b) The Company does not sponsor any (i) life, health, accident, disability or any other "employee welfare benefit plan", as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) pension, profit sharing, deferred compensation, retirement, bonus, or any other "employee pension benefit plan", as defined in Section 3(2) of ERISA or (iii) any other deferred compensation, severance, bonus, restricted stock or restricted property, stock option or stock purchase plans, or any similar employee benefit plans (each a "Plan" and collectively, the "Plans"), whether or not such plans or obligations are of a legally binding nature or are in the nature of informal understandings.

          (c) The Company does not maintain, or contribute to, any "multiemployer plan."

          (d) Within the preceding five years neither the Company nor any other trade or business (whether or not incorporated) which is under common control with the company (as defined in Section 4001 of ERISA) has terminated, withdrawn from, or discontinued contributions to, any multiemployer pension benefit plan or a pension benefit plan to which more than one employer contributes, subject to Title IV of ERISA.

          (e) Neither the Company nor any other trade or business (whether or not incorporated) which is under common control with the Company (as defined in
Section 4001 of ERISA) has terminated any single employer pension benefit plan subject to Title IV of ERISA.

     SECTION 3.24 DERIVATIVE INSTRUMENTS. As of the date hereof, there are no swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements entered into for the account of the Company. Any swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements entered into for the account of a Client of the Company were entered into in accordance with, in all material respects, the applicable Investment Management Agreement.

     SECTION 3.25 BUSINESS; REGISTRATIONS. (a) The Company is duly registered as an investment adviser under the Investment Advisers Act and is duly registered, licensed or qualified as an investment adviser in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business. Except as set forth in Section 3.25 of the Company Disclosure Schedule, the Company is in compliance in all material respects with all applicable foreign, federal and state laws requiring registration, licensing or qualification as an investment adviser. The Company has delivered or made available to Parent true, correct and complete copies of its most recent Form ADV, as amended to date, and has made available true, correct and complete copies of all foreign and state registration forms, as amended to date. The information contained in such forms was true, correct and complete in all material aspects at the time of filing and has been amended or modified as required by applicable law.

          (b) The Company is not, nor as of the Closing will it be, an "investment company," within the meaning of the Investment Company Act, which is required to be registered as such under such Act. The Company is not, nor as of the Closing will it be, a "broker" or "dealer" within the meaning of the Exchange Act. The Company is not, nor as of the Closing will it be, a commodity trading advisor or a commodity pool operator which is required to be registered as such with the Commodity Futures Trading Commission (the "CFTC") or the National Futures Association. Copies of all inspection reports or similar documents furnished to the Company by the SEC, the CFTC or state or foreign regulatory authorities since January 1, 1998 are listed on Section 3.25 of the Company Disclosure Schedule and have been provided to Parent. The Company is not required to disclose any information to clients under Rule 206(4)-4 promulgated under the Investment Advisers Act.

          (c) Each Seller and each other Person "associated" (as defined under the Investment Advisers Act) with the Company holds all permits, licenses, certificates of authority, exemptions, orders, and approvals that are required in connection with the conduct of the business as presently conducted. Such permits and licenses are in full force and effect, except where the failure to be in full force and effect would not have a Company Material Adverse Effect.

     SECTION 3.26 CERTAIN ADDITIONAL REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY FUNDS. With respect to the representations and warranties in this
Section 3.26 as to the funds for which the Company provides advisory or management services and which are sponsored by the Company (excluding those collective vehicles where the Company's services are limited to advisory and sub-advisory services) (the "Company Funds"), such representations and warranties are to the knowledge of the Company.

          (a) Section 3.26 of the Company Disclosure Schedule sets forth a true, complete and correct list, as of the date hereof, of each Company Fund for which the Company acts as investment adviser, sub-adviser or manager (including any entities organized under the laws of jurisdictions outside the United States). Each Company Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, trust or partnership power and authority, and possesses all rights, licenses, authorizations and approvals, from Regulatory Entities or otherwise, necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted and to perform its obligations under any agreements to which it is a party, and is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under applicable law. The Company has delivered or made available to Parent a list of all such jurisdictions where each Company Fund is qualified.

          (b) None of the Company Funds is, or as of the Closing will be, an "investment company," within the meaning of the Investment Company Act, which is required to be registered as such under such Act. None of the Company Funds is, or as of the Closing will be, a "broker" or "dealer" within the meaning of the Exchange Act. None of the Company Funds is, or as of the Closing will be, a commodity trading advisor or a commodity pool operator which is required to be registered as such with the CFTC or the National Futures Association. Copies of all inspection reports or similar documents furnished to any Company Fund by the SEC, the CFTC or state or foreign regulatory authorities since January 1, 1998 are listed on Section 3.26 of the Company Disclosure Schedule and have been provided to Parent. None of the Company Funds is required to disclose any information to clients under Rule 206(4)-4 promulgated under the Investment Advisers Act.

          (c) Each of the Company Funds is in compliance in all material respects with all applicable laws, and any rules and regulations of any self-regulatory organization having jurisdiction over such Company Fund.

          (d) Each of the Company Funds has been operated in compliance in all material respects with its respective objectives, policies and restrictions, including those set forth in the applicable prospectus and registration statement, if any, for that Company Fund or governing instruments for a Client.

          (e) Each Company Fund has issued its shares or interests pursuant to valid exemptions under the Securities Act and applicable state securities or "blue sky" laws. The offerings and sales of the shares and interests in the Company Funds complied with applicable law. Each Company Fund's investments have been made in accordance with its investment policies and restrictions set forth in its registration statement in effect at the time the investments were made and at all times when the investments were held. No stop order suspending the effectiveness of any registration statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are contemplated.

                                   ARTICLE IV

                  REPRESENTATION AND WARRANTIES OF THE SELLERS

     Each Seller represents and warrants to Parent as follows, with respect to only itself and in each case as of the date of this Agreement.

     SECTION 4.1 INVESTMENT PURPOSE. Such Seller is acquiring the Parent Shares comprising the Merger Consideration (the "Merger Securities") for its own account and not with a view toward, or for resale in connection with, the sale or distribution thereof.

     SECTION 4.2 ACCREDITED INVESTOR STATUS. Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

     SECTION 4.3 RELIANCE ON EXEMPTIONS. Such Seller understands that the Merger Securities are being offered and issued in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that Parent is relying in part upon the truth and accuracy of, and such Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Seller set forth herein in order to determine the availability of such exemptions and the eligibility of such Seller to acquire the Merger Securities.

     SECTION 4.4 INFORMATION. Such Seller and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Parent and materials relating to the issuance of the Merger Securities that have been requested by such Seller. Such Seller and its advisors, if any, have been afforded the opportunity to ask questions of Parent. Such Seller understands that its investment in the Merger Securities involves a high degree of risk. Such Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Merger Securities.

     SECTION 4.5 NO GOVERNMENTAL REVIEW. Such Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Merger Securities or the fairness or suitability of the investment in the Merger Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Merger Securities.

     SECTION 4.6 TRANSFER OR RESALE. Such Seller understands that: (i) the Merger Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Seller shall have delivered to Parent an opinion of counsel, in a generally acceptable form, to the effect that such Merger Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Seller provides Parent with assurance, reasonably acceptable to Parent, that such Merger Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Merger Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Merger Securities under circumstances in which the Seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; (iii) neither Parent nor any other Person is under any obligation to register the Merger Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as provided in Sections 5.7 and 5.13; and (iv) the transferability of the Merger Securities is subject to the additional restrictions on transfer set forth in Section 5.11.

     SECTION 4.7 LEGENDS. Such Seller understands that the certificates or other instruments representing the Merger Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED
(I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

     SECTION 4.8 AUTHORIZATION; ENFORCEMENT; VALIDITY. This Agreement has been duly and validly executed and delivered by such Seller and, assuming the due authorization, execution and delivery hereof by each of the Parent, the Company and Merger Sub, constitutes the valid, legal and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and general principals of equity.

     SECTION 4.9 OWNERSHIP OF COMPANY SHARES. Such Seller is the lawful owner, of record and beneficially, of the Company Shares purportedly owned by such Seller (which are those Company Shares listed opposite such Seller's name on Schedule A) and has good and marketable title to such Company Shares, free and clear of any and all liens, charges or encumbrances of any nature whatsoever, except for Taxes not yet due and payable and as set forth in the Restricted Stock Agreements applicable to each Seller. Except as set forth in the Restricted Stock Agreements applicable to each Seller, there are no restrictions on the transferability of the Company Shares held by such Seller imposed by any agreement to which either the Company or such Seller is a party and no Person has any preemptive or other purchase rights with respect to the sale of any Company Shares held by such Seller.

     SECTION 4.10 NO OTHER AGREEMENTS TO SELL. Such Seller has no legal obligation, absolute or contingent, to any Person or entity other than Parent to sell its Company Shares, to effect any merger, consolidation or other reorganization the Company or to enter into any agreement with respect thereto. Such Seller has not made a commitment or entered into negotiations to sell or transfer any part of the assets of the Company other than in the ordinary course of its business.


                                    ARTICLE V

                                    COVENANTS

     SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as expressly contemplated or permitted by this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will conduct its operations only in the ordinary course of business consistent with past practice, and shall use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and preserve its relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, and except (x) as otherwise contemplated by this Agreement, (y) as set forth in Section 5.1 of the Company Disclosure Schedule, or (z) in the ordinary course of business consistent with past practice, from and after the date hereof and prior to the earlier of (i) the Effective Time or (ii) termination of this Agreement, the Company will not, without the prior written consent of Parent:

          (a) amend its Certificate of Incorporation or By-laws;

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including any stock options or stock appreciation rights);

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to its shareholders in their capacity as such or redeem or otherwise acquire any of its securities, except for S-corporation distributions in the ordinary course with respect to the year ended December 31, 2003 and except as provided in Section 5.14 below;

          (d) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it and maintain its books and records other than in accordance with GAAP consistently applied;

          (e) take any action, or omit to take any action, which action or omission could reasonably be expected to terminate or jeopardize Parent's continuing status as a real estate investment trust ("REIT") or the Surviving Corporation's ability to qualify as a taxable REIT subsidiary following the Merger or would subject Parent or the Surviving Corporation to any U.S. federal income or excise Tax;

          (f) enter into any agreement with an affiliate (other than the Parent or any of its subsidiaries), except in accordance with the terms of any contract or compensation arrangement in effect on the date hereof;

          (g) increase any compensation or enter into or amend any employment, severance or other arrangement with any Seller, any officer or director of the Company, or any employee of the Company earning more than $100,000 per annum, other than as required by law or any contract or existing plan or in connection with new hires;

          (h) revoke the Company's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code, or take, or fail to use commercially reasonable efforts to not allow, any action other than the conversion of the Company Common Stock pursuant to this Agreement that would result in the termination of the Company's status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code;

          (i) other than as required by law, adopt any new employee benefit plan or materially amend any existing plans or rights; and

          (j) take, or agree in writing or otherwise to take, (i) any of the actions described in Sections 5.1(a) through 5.1(f) to the extent that such actions would be prohibited thereby, or (ii) any action which would result in any of the material conditions to the Merger set forth herein not being satisfied;

     SECTION 5.2 CONDUCT OF BUSINESS OF PARENT. Except (x) as otherwise contemplated by this Agreement or (y) in the ordinary course of business consistent with past practice, from and after the date hereof and prior to the earlier of (i) the Effective Time or (ii) termination of this Agreement, the Parent will not, without the prior written consent of Company:

          (a) amend its Certificate of Incorporation or By-laws;

          (b) take any action, or omit to take any action, which action or omission could reasonably be expected to terminate or jeopardize Parent's continuing status as a REIT or the Surviving Corporation's ability to qualify as a taxable REIT subsidiary following the Merger or would subject Company or the Sellers to any U.S. federal income or excise Tax;

          (c) take, or agree in writing or otherwise to take, any action that requires the approval of the Parent Shareholders;

          (d) take, or agree in writing or otherwise to take, (i) any of the actions described in Sections 5.2(a) through 5.2(c) to the extent that such actions would be prohibited thereby, or (ii) any action which would result in any of the material conditions to the Merger set forth herein not being satisfied.

     SECTION 5.3 OTHER ACTIONS. Parent, the Company and the Sellers shall use commercially reasonable efforts not to take any action that would result any of the conditions to the Merger set forth in Article VI not being satisfied.

     SECTION 5.4 NO SOLICITATION. The Company and each of the Sellers shall not, and the Company shall cause its affiliates not to, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of any Company Shares or the merger, consolidation or other reorganization of the Company with, or any direct or indirect disposition of a significant amount of the Company's assets or business to, any person other than Parent or its subsidiaries or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that the Company or any Seller receives an unsolicited offer for such a transaction or becomes aware that a third party intends to make such an offer, the Company or such Seller will provide Parent with notice thereof as soon as practicable after receipt, including the identity of the prospective purchaser or soliciting party.

     SECTION 5.5 ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including (i) contesting any legal proceeding challenging the Merger and (ii) the execution of any additional instruments necessary or convenient to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, each party hereto agrees to use commercially reasonable efforts to cause the Effective Time to occur as soon as practicable after the Parent Shareholder Approval with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action. The Company, the Sellers, Merger Sub and Parent each will use commercially reasonable efforts to obtain consents, approvals or waivers of all third parties and Regulatory Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement (other than any consents, approvals or waivers of any third party or Regulatory Entities with respect to any Investment Management Contract); provided, that nothing contained herein shall require the Sellers, the Company, Merger Sub or Parent to agree to hold separate or to divest or dispose of any of such entity's respective businesses, properties or assets or cease engaging in any business or otherwise take any action which, individually or in the aggregate, could reasonably be expected to impair the ability of the Surviving Corporation in any material respect to own and operate the respective assets and businesses of the Company, or the Parent to continue to own the assets and engage in the businesses which it currently owns or engages in, after giving effect to the Merger. Notwithstanding anything to the contrary contained in this Section 5.5, neither Parent, the Company nor the Sellers will be required to pay any money, furnish any consideration, modify any agreement or incur any liability or obligation in order to satisfy its obligations to obtain consents, approvals or waivers of any third party (other than a Regulatory Entity) under this Section 5.5.

          (b) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all Regulatory Entities and other third parties necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby.

          (c) Subject to applicable laws governing the exchange of information, each of the Company and Parent will, upon request, furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any third party or Regulatory Entity.

          (d) The Company and Parent shall promptly advise each other upon receiving any communication from any Regulatory Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement.

          (e) With respect to the exercise or enforcement of any of the rights or remedies of Parent pursuant to this agreement, the members of the Parent Board and the Audit Committee of the Parent Board who are not Sellers or officers or employees of the Surviving Corporation shall make all determinations and take all actions on behalf of Parent.

          (f) The Sellers acknowledge that all Company employees participate in Plans maintained by Parent and that there is no requirement to transition such Company employees from Plans maintained by the Company.

          (g) Each of the Sellers has entered into as of the date hereof an employment agreement with the Parent which agreement shall become effective at the Effective Time.

     SECTION 5.6 PUBLIC ANNOUNCEMENTS. The Company and Parent will consult with each other and give each other reasonable advance notice before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby, including the Merger. Each party hereto shall incorporate in the press release or other public statement such information as shall reasonably be requested to be included therein by the other party hereto. Notwithstanding the foregoing, either party hereto may, without the prior consent of the other party, issue any press release or make any public announcement that may be required by law or the rules or requirements of any Regulatory Entity, if it has used its commercially reasonable efforts to consult with the other party but has been unable to do so in a timely manner.

     SECTION 5.7 PREPARATION OF THE PROXY STATEMENT. (a) After the date hereof, Parent shall (in cooperation with Merger Sub, the Company and the Sellers) promptly prepare and Parent shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Merger Securities issuable in the Merger, a portion of which Registration Statement shall also serve as the proxy statement with respect to the meeting of the Parent Shareholders in connection with the Merger (the "Proxy Statement/Prospectus"). The parties will cause the Form S-4 and the Proxy Statement/Prospectus to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. Parent shall use commercially reasonable efforts, and the Company and the Sellers will cooperate with Parent, to have the Form S-4 declared effective by the SEC as promptly as practicable. Parent shall use its commercially reasonable efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "blue sky" permits or approvals required to carry out the transactions contemplated by this Agreement. The Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of the Parent Shareholders, and the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company, Parent and the Sellers agrees that the written information provided by it specifically for inclusion in the Proxy Statement/Prospectus and each amendment thereto, at the time of mailing thereof and at the time of the meeting of the Parent Shareholders, or, in the case of the Form S-4 or any amendment or supplements thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent will advise the Company and Merger Sub promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Merger Securities Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for additional information. Parent shall use its commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Parent Shareholders at the earliest practicable date as permitted by the SEC. If any time prior to the Effective Time any event relating to or affecting the Parent, the Company or the Sellers shall occur as a result of which it is necessary, in the opinion of counsel for the Parent or the counsel of the Company, to supplement or amend the Proxy Statement/Prospectus in order to make such document not misleading in light of the circumstances existing at the time approval of the stockholders of Parent is sought, Parent, the Company and the Sellers, respectively, will notify the others thereof. If Parent determines that such an amendment or supplement is required, the Company and the Sellers will cooperate with Parent in filing, and Parent will prepare and file, an amendment or supplement with the SEC and, if required by law or NYSE rule or applicable state securities authorities such that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and Parent will, as required by law, disseminate to the Parent Shareholders such amendment or supplement.

          (b) Parent covenants that the Proxy Statement/Prospectus shall include the recommendation of the Parent Board and of the Parent Special Committee that the Parent Shareholders approve the Merger, this Agreement and the other transactions contemplated hereby.

          (c) Parent will take all action necessary in accordance with applicable law and its charter documents and by-laws to convene a meeting of its shareholders (the "Parent Special Meeting") as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its shareholders, as required, to the transactions contemplated hereby. Subject to Sections 5.3 and 5.7(b), Parent and the Parent Board shall each take all lawful action and shall use commercially reasonable efforts to solicit such consent, including, without limitation, timely mailing of the Proxy Statement.

          (d) During the period from the date hereof through the earlier of (x) the date on which the Merger is consummated or (y) the date on which this Agreement is terminated according to its terms, the Company and the Sellers, shall cast or cause to be cast all votes attributable to the Parent Shares owned of record by the Company or the Sellers, at any annual or special meeting of shareholders of Parent, including any adjournments or postponements thereof, or in connection with any written consent or other vote of shareholders of Parent, so that the percentage of such Parent Shares voted in favor of the adoption of this Agreement and the approval of the Merger is the same as the Affirmative Percentage, the percentage of such Parent Shares voted against such adoption and approval is the same as the Negative Percentage and the percentage of such Parent Shares present but abstaining (and voting neither in favor of nor against such adoption and approval) is the same as the Abstention Percentage. For purposes hereof, the "Affirmative Percentage" equals the percentage of all votes cast by Parent Shareholders who are not Sellers that represent votes in favor of the adoption of the Agreement and Approval of the Merger; "Negative Percentage" equals the percentage of all votes cast by Parent Shareholders who are not Sellers that represent votes against such adoption and approval; and "Abstention Percentage" equals the percentage of all votes cast by Parent Shareholders who are not Sellers that count neither as votes in favor of nor against such adoption and approval.

          (e) The Sellers covenant to take no action to revoke or rescind the Company Shareholder Approval prior to the Effective Time.

     SECTION 5.8 ACCESS TO INFORMATION. Between the date hereof and the Effective Time, the Company, upon reasonable notice and during ordinary business hours, will grant Parent and its authorized representatives reasonable access to its employees, offices and other facilities and books and records as Parent may, from time to time, reasonably request in connection with the completion of the transactions contemplated hereby.

     SECTION 5.9 MERGER SUB ACTIONS. Prior to the Effective Time, Parent agrees that Merger Sub shall not issue any shares of its capital stock. Merger Sub shall take, and Parent shall use its commercially reasonable efforts to cause Merger Sub to take, all actions necessary and appropriate to consummate the Merger, subject to the terms and conditions of this Agreement. Merger Sub shall not, and Parent shall cause Merger Sub not to, incur any obligations or conduct any business except as necessary and appropriate to effect the consummation of the Merger in accordance with this Agreement.

     SECTION 5.10 ADVICE OF CHANGES. The Company and the Sellers, on the one hand, and Parent, on the other, shall promptly advise the other party upon learning of any change or event having, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on it or which it believes would or would be reasonably expected to cause or constitute a material breach of any of its representations, warranties or covenants contained herein that would reasonably be expected to result in a failure of the conditions set forth in Sections 6.2 and 6.3 to be satisfied.

     SECTION 5.11 RESTRICTIONS ON TRANSFER. In addition to, and without limiting, Sections 4.6 and 4.7 hereof, each Seller agrees to the additional transfer restrictions set forth in this Section 5.11 with respect to the Merger Securities to be issued to such Seller:

          (a) Except for Permitted Transfers, such Seller shall not sell or otherwise Transfer: (i) the Closing Merger Consideration for a period of three years from the Closing Date; (ii) the Contingent Merger Consideration (if any) with respect to the First Annual Period for a period of two years from the sixty-third day following the end of an Annual Period (or, if any such date is not a business day, the first business day following such date) (the "Reference Date") for such Annual Period; and (iii) the Contingent Merger Consideration (if any) with respect to the Second and Third Annual Periods for a period of one year from the Reference Date for such Annual Periods.

          (b) The parties shall identify a mutually acceptable third party to act as custodian of the Merger Securities during the periods referred to in
Section 5.11(a) (the "Custodian"). Any Escrowed Shares released by the Escrow Agent at the end of the Basic Survival Period as contemplated by Section 1.15(b) above shall be delivered into the possession of the Custodian. Any Contingent Merger Consideration paid by Parent after the end of the Basic Survival Period shall be delivered into the possession of the Custodian. All Merger Securities so delivered to the Custodian shall continue to be held by the Custodian until:
(i) the transfer restrictions provided for in clause (a) above with respect to such Merger Securities have lapsed; or (ii) Transferred pursuant to any Permitted Transfer except for those referred to in clause (i) in the definition thereof.

          (c) Parent shall disburse (or cause to be disbursed) to each Seller with respect to the Merger Securities held in the possession of the Custodian all cash dividends received as a result of the ownership of the Merger Securities.

          (d) Any securities received as the result of ownership of the Merger Securities, including, but not by way of limitation, warrants, options and securities received as a stock dividend, stock split or combination, or as a result of a recapitalization, reorganization, exchange, substitution or other similar change in Parent's capital structure, shall be retained by the Custodian in the same manner and subject to the same conditions and restrictions as the Merger Securities with respect to which they were issued.

          (e) Each Seller that is an affiliate of the Company for the purposes of Rule 145 promulgated under the Securities Act ("Rule 145") further agrees that, without limiting any of the other provisions of this Section 5.11 or this Agreement, such Seller will not effect any resales of any Merger Securities it receives hereunder except to the extent such resales comply with the provisions of paragraph (d) of Rule 145. For purposes of this provision, the Company has identified the following Sellers as affiliates of the Company: Michael A.J. Farrell, Wellington J. Denahan, Kathryn F. Fagan and Jennifer A. Karve.

          (f) As used in this Section 5.11:

               (i) "Transfer" of the Merger Securities shall be construed broadly and shall include any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, including any direct or indirect transfer of any of the economic benefits or risks of ownership of such Merger Securities, in each case whether voluntary or involuntary or by operation of law or otherwise; and

               (ii) "Permitted Transfers" shall mean any Transfers made by a Seller (i) to a transferee described in clauses (i) through (vi) of Section 1.7(d) hereof; (ii) to the extent necessary to generate proceeds to cover any Tax obligations of a Seller for imputed interest on the Contingent Merger Consideration; (iii) pursuant to a tender in response to a tender offer; (iv) pursuant to a merger or consolidation in which Parent is acquired (v) with the approval of a majority of the members of the Parent Board who are not Sellers or officers or employees of the Surviving Corporation; and
(vi) pursuant to hedging transactions, provided that such hedging (a) does not impair the value of the Merger Consideration with respect to such Seller's indemnification obligations pursuant to Article IX hereof and (b) is not in violation of or prohibited by Parent's insider trading policy as from time to time in effect.

     SECTION 5.12 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Parent agrees that it shall cause the Surviving Corporation to provide exculpation and indemnification for each Person who is now or has been at any time prior to the date hereof or who becomes such prior to the Effective Time, an officer or director or employee of the Company, at least to the same extent provided under the Certificate of Incorporation or By-laws of the Company, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement. Parent shall, or shall cause the Surviving Corporation to and the Surviving Corporation shall advance expenses as incurred to the fullest extent Parent or the Surviving Corporation would have been required to do so under the Certificate of Incorporation or By-laws of the Company, as in effect on the date hereof, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is finally determined by a court of competent jurisdiction that such person is not entitled to indemnification. Parent shall cause the Surviving Corporation to and the Surviving Corporation shall maintain in effect for a period of six years, the current errors and omissions policies maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time, including without limitation, in respect of the transactions contemplated by this Agreement; provided, that Parent shall not be required to pay or to cause the Surviving Corporation to pay aggregate annual premiums for insurance under this Section
5.12 in excess of 200% of the aggregate annual premium paid by the Company as of the date of this Agreement for such purpose, but in such case Parent shall cause the Surviving Corporation to purchase such coverage as the Surviving Corporation may reasonably obtain for such amount.

          (b) If the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.12, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

     SECTION 5.13 REGISTRATION RIGHTS.

          (a) SHELF REGISTRATIONS.

               (i) With respect to the Contingent Merger Consideration received on each Contingent Payment Date (or after such date pursuant to Sections 1.9 through 1.11), the Sellers owning 5 % or more of the Contingent Merger Consideration then outstanding (the "Initiating

Holders") may deliver at any time to Parent a written request (a "Demand Notice") for Parent to file a registration statement on Form S-3 (the "Form S-3") registering under the Securities Act the resale of all or any portion of the Contingent Merger Consideration then outstanding (collectively, the "Shelf Registration Statement"). Such Shelf Registration Statement will state that the Sellers named as selling shareholders therein may sell, subject to the limitations set forth in this Agreement and any other limitations arising under applicable law, all or any part of the Merger Securities issued to them from time to time in transactions on the exchange on which such Merger Securities are listed (or, if such shares are listed on the Nasdaq National Market, in such market), in negotiated transactions, through the writing of options on the shares, through a combination of such methods of sale, or in any other manner, as appropriate, at prices related to market prices prevailing at the time of sale, or at negotiated prices. In any such request made pursuant to this Section 5.13, each Seller shall specify the number of shares of Contingent Merger Consideration to be registered. Any such request shall be delivered to Parent and the other Sellers in accordance with the provisions of Section 10.5 of this Agreement. Upon the receipt of such notice from the Initiating Holders that they have requested a Shelf Registration Statement, each of such other Sellers shall be entitled for a period of 30 days from the date of receipt of such notice to deliver a written request to Parent specifying the number of such Seller's shares of Contingent Merger Consideration to be included in such Shelf Registration Statement.

               (ii) Upon receipt of a Demand Notice, Parent shall file the Shelf Registration Statement within 45 days of such receipt. Parent will use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as promptly as practicable and to cause each prospectus contained therein to continue to meet the requirements of Section 10(a) of the Securities Act until the shares of Contingent Merger Consideration to which such prospectus relates have been deregistered. At any time after two years following the Contingent Payment Date pursuant to which any Merger Securities were issued, Parent may deregister any such Merger Securities registered under a Shelf Registration Statement that are held by a Seller all of whose shares may then be sold without registration under paragraph (k) of Rule 144. At any time after 5 years following the Contingent Payment Date pursuant to which any Merger Securities were issued, Parent may, on one occasion only, deregister any such Merger Securities registered under a Shelf Registration Statement that are held by a Seller who is eligible to sell such Merger Securities pursuant to the volume limitations described in paragraph (e)(1) of Rule 144 and subject to the other conditions of such Rule; provided that if any such Merger Securities are so deregistered, the Sellers holding such Merger Securities shall have one additional right to require a Shelf Registration Statement in accordance with and subject to the terms of this Section 5.13(a) to cover such Merger Securities.

               (iii) Notwithstanding the foregoing, in no event shall Parent be required to effect more than a total of one Shelf Registration Statement in connection with each payment of Contingent Merger Consideration; provided that such obligation shall be deemed satisfied only when a Shelf Registration Statement covering all shares requested to be included in such Shelf Registration has become effective; and provided further that in establishing any such Shelf Registration Statement Parent, at its option, may combine thereunder any prior registrations effected pursuant to this Section 5.13(a) as permitted under Rule 429 promulgated under the Securities Act (or any successor rule).

          (b) INCIDENTAL REGISTRATIONS.

               (i) If Parent at any time (other than pursuant to Sections 5.13(a) hereof) proposes to register any of its shares of Common Stock under the Securities Act for sale to the public, for its own account (except with respect to registration statements on Forms S-4 or S-8, another form not available for registering shares for sale to the public for cash), each such time it will give written notice to each Seller of its intention so to do at least 20 days prior to the filing of the registration statement. Upon the written request of any Seller, given within 20 days after the such Seller's receipt of any such notice, to register all or any portion of the Contingent Merger Consideration then held by such Seller, Parent will use its commercially reasonable efforts to cause such Contingent Merger Consideration to be included in the securities to be covered by the registration statement proposed to be filed by Parent, all to the extent requisite to permit the sale or other disposition by such Seller (in accordance with its written request) of the shares so registered; provided that Parent's obligation under this sentence is subject the terms and conditions set forth in Section 5.13(b)(ii) below. In the event that any registration pursuant to this Section 5.13(b)(i) shall be, in whole or in part, an underwritten public offering, any request by a Seller pursuant to this Section 5.13(b)(i) to register shares shall specify that either (i) such shares are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) such shares are to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances.

               (ii) The right of a Seller to have any of its Contingent Merger Consideration included in any underwriting offering referred to in Section 5.13(b)(i) is subject to the following limitations:

                    (A) If the underwriting or similar committee of the Board of Directors of Parent shall determine, in consultation with the managing underwriter, that the inclusion of such Contingent Merger Consideration would adversely affect the marketing of the securities to be sold by Parent or is otherwise detrimental to or inadvisable for Parent, then Parent based on such determination may exclude all or any portion of such Contingent Merger Consideration from such registration statement; and

                    (B) If no such determination is made by the underwriting committee, the managing underwriters may nevertheless reduce (pro rata among the requesting Sellers) the Contingent Merger Consideration to that has been requested to be included if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by Parent therein; provided that, without limiting the generality of the foregoing, it is further acknowledged and agreed that Parent (based on the advice of such committee and/or the managing underwriters) or the managing underwriters may determine (in making their determination under clauses (A) or (B) above) that due to the expedited manner in which an offer is proceeding or may proceed it is impractical to give any notice to the Sellers thereby and that the Contingent Merger Consideration of the Sellers shall be excluded from such offering without any such notice being given to the Sellers and without Parent being in breach of any of its obligations hereunder.

          (c) Notwithstanding anything to the contrary contained in this Section 5.13, in the event that there is an underwritten offering of securities of Parent pursuant to a registration covering shares and a Seller who is an affiliate of Parent does not elect to sell his or her shares to the underwriters of Parent's securities in connection with such offering, such affiliate shall agree to be bound by customary selling restrictions in connection with such offering, the term of which shall be no less than 90 days from the date such offering is completed.

          (d) If and whenever Parent is required by the provisions of Section
5.13 hereof to use its commercially reasonable efforts to effect the registration of any shares under the Securities Act, Parent will, as expeditiously as possible:

               (i) prepare and file with the Commission a registration statement on Form S-3 or other form of general applicability satisfactory to the managing underwriter selected as herein provided with respect to such securities, if any, and use its commercially reasonable efforts to cause such registration statement to become and remain effective for the period required hereby;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

               (iii) furnish to each Seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the shares covered by such registration statement;

               (iv) use its commercially reasonable efforts to register or qualify the shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Sellers or the managing underwriter shall reasonably request; PROVIDED, HOWEVER, that Parent shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

               (v) promptly notify each Seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (vi) in the case of Sections 5.13(b) only, use its best efforts to furnish, at the request of any Seller, on the date that shares are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing Parent for the purposes of such registration, addressed to the underwriters and to such Seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such Seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by Parent, addressed to the underwriters and to such Seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Parent included in the registration statement or the related prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or such Seller may reasonably request; and

               (vii) make available for inspection by each Seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such Seller or underwriter, all financial and other records, pertinent corporate documents and properties of Parent, and cause Parent's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     For purposes of Section 5.13(a) and (b) hereof, the period of distribution of shares in such firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it and the period of distribution of shares in any other registration shall be deemed to extend until the sale of all shares covered thereby.

          (e) In connection with each registration hereunder, the Sellers participating therein will furnish to Parent in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

          (f) In connection with each registration pursuant to Section 5.13(b) hereof covering an underwritten public offering, Parent agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of Parent's size and investment stature, and containing the provisions applicable to Parent set forth herein.

          (g) All expenses incurred by Parent in complying with Section 5.13 above, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Parent, fees incurred in connection with the state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of issuance, but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of shares are herein called "Selling Expenses." Parent will pay all Registration Expenses in connection with each registration statement filed pursuant to this Agreement. All Selling Expenses in connection with any registration statement filed pursuant to this Agreement shall be borne by the participating Sellers in proportion to the number of shares sold by each, or by such persons other than Parent (except to the extent Parent shall be a Seller) as they may agree.

          (h) No Seller may sell Merger Securities under this Section 5.13 in violation of any contractual restrictions on resale to which such Seller is subject pursuant to this Agreement.

          (i) As a condition to any Seller participating in any registration statement pursuant to this Section 5.13, such Seller shall be required to (i) complete such selling shareholder questionnaires as are customarily required to be completed by selling shareholders in connection with their participation in a resale shelf registration statement and (ii) to the extent no already provided for in this Section 5.13, make such representations and warranties, and agree to such covenants as are customarily made and agreed to by selling shareholders in connection with being granted and/or exercising rights to require an issuer to register shares for public resale in the manner contemplated hereby.

          (j) Parent shall use commercially reasonable efforts to cause the Contingent Merger Securities to be approved for listing with any securities exchange on which the Parent Common Stock is then listed, subject to official notice of issuance.

          (k) (i) In the event of a registration of any of the shares under the Securities Act pursuant to this Section 5.13, Parent will indemnify and hold harmless each Seller participating therein and underwriter of such shares thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which such Seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, (1) that the indemnity agreement contained in this
Section 5.13(k) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of Parent (which consent will not be unreasonably withheld or delayed) and (2) that Parent will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

               (ii) In the event of a registration of any of the shares under the Securities Act pursuant to this Section 5.13, each Seller of such shares thereunder, severally and not jointly, will indemnify and hold harmless Parent and each person, if any, who controls Parent within the meaning of the Securities Act, each officer of Parent who signs the registration statement, each director of Parent and each underwriter from any and all losses, claims, damages or liabilities, joint or several, to which Parent or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such shares were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; and PROVIDED, HOWEVER, (1) that the indemnity agreement contained in this
Section 5.13(k) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the indemnifying Seller (which consent will not be unreasonably withheld or delayed) and (2) that such Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to Parent by such Seller specifically for use in such registration statement or prospectus; PROVIDED, FURTHER, HOWEVER, that the liability of each Seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such Seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Seller from the sale of shares covered by such registration statement.

               (iii) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 5.13(k). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.13(k) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (l) In order to provide for just and equitable contribution in circumstances in which the benefits of the indemnity agreements provided for in
Section 5.13(k) are for any reason held to be unavailable to the underwriters, Parent or each Seller of shares, then Parent will contribute to the damages paid by the several underwriters or each Seller of shares, the underwriters will contribute to the damages paid by Parent or each Seller of the shares, as the case may be, and each Seller of shares will contribute to the damages paid by the underwriters or Parent, as the case may be; PROVIDED that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation and no Seller shall be required to contribute any amount in excess of the proceeds received by such Seller from the sale of shares covered by such registration statement less the aggregate amount of any damages which such Seller and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claim. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. Parent, the underwriters and each Seller of shares will agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose). No underwriter or person controlling such underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the stock purchased by such underwriter under the underwriting agreement, less the aggregate amount of any damages which such underwriter and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claim. The underwriters' obligations to contribute shall be several in proportion to their respective underwriting obligations and not joint. For purpose of this Section 5.13(l), each person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter; each director of Parent, each officer of Parent who signed the registration statement, and each person who controls each Seller of shares within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as each Seller of shares.

          (m) Notwithstanding anything herein to the contrary, the indemnification and contribution obligations under Section 5.13(k) and 5.13(l) above shall not be subject to any of the limitations (including deductibles and caps) provided for in Section 9.4 hereof.

          (n) Notwithstanding anything herein to the contrary, a Seller may assign its rights under this Section 5.13 to any transferee referred to in and which complies with the provisions of Section 1.7(d).

     SECTION 5.14 PRE-CLOSING DIVIDEND. On or before the Closing Date, the Company shall declare a dividend and distribute to the Company Shareholders of record at such time the aggregate amount of 38% of the federal taxable income of the Company for the period January 1, 2004 through the Closing Date (the "Pre-Closing Period") as reasonably estimated by the Company. Such estimate of the federal taxable income of the Company for the Pre-Closing Period shall be prepared in a manner consistent with the way that the Company has prepared its Form 1120-S in the past and shall also be prepared consistent with the manner in which the Company will compute line 21 of its Form 1120-S for the Pre-Closing Period. The Company shall prepare its estimate of its federal taxable income for the Pre-Closing Period 10 business days prior to the date of such distribution and shall present such estimate together with any relevant supporting documentation to Parent for its review. If Parent has any concerns as to the amount of such income or the amount of such distribution, the parties shall endeavor in good faith to resolve any such differences within the 10 day period before such distribution is to take place. The amount of such distribution shall be allocated among the Company Shareholders of the Company in proportion to the number of Company Shares held by each as of the record date of such distribution.

     SECTION 5.15 CLIENT CONSENTS. To the extent that the rights of the Company under any Investment Management Contract, may not be assigned without the consent or approval of another party thereto, and/or in the case of the Company Funds, the shareholders and independent trustees thereof, the Sellers shall cause the Company to use commercially reasonable efforts to obtain any such consent prior to the Closing (collectively, the "Client Consents"), including, without limitation, (i) following the procedures for obtaining "negative consents" where appropriate, in accordance with the Investment Advisers Act and the Investment Company Act and (ii) obtaining approval of any Company Fund boards and shareholders if required with respect to such Company Funds. In connection with the foregoing, the Company shall keep the Parent reasonably updated with respect to the effort to obtain the Client Consents. Notwithstanding anything to the contrary contained in this Section 5.15, neither the Company nor the Sellers will be required to pay any money, furnish any consideration, modify any agreement or incur any liability or obligation in order to satisfy its obligations under this Section 5.15.

     SECTION 5.16 ESCROW AGENT. Between the date hereof and Closing, each of the Sellers and the Parent shall use commercially reasonable efforts to negotiate and agree upon the Escrow Agreement and to duly execute and deliver the Escrow Agreement at Closing.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of the Company, Parent and the Sellers to effect the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) this Agreement and the Merger shall have been approved at the Parent Special Meeting by Parent Shareholders representing a majority of the outstanding Parent Shares entitled to vote at the Parent Special Meeting;

          (b) the Company Shareholder Approval executed concurrently with this Agreement shall remain in full force and effect;

          (c) All necessary filings, if any, pursuant to the HSR Act and any applicable foreign antitrust law or rule shall have been made and all applicable waiting periods thereunder shall have expired or been terminated.

          (d) the Merger Securities to be issued on the Closing Date shall have been approved for listing on the NYSE, subject to official notice of issuance;

          (e) except as would not reasonably be expected to have a Material Adverse Effect, all approvals, consents and authorizations of, filings and registrations with, and applications and notifications to all third parties and Regulatory Entities required for the consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by applicable law shall have expired;

          (f) no existing or future statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Regulatory Entity which has the effect of making the consummation of either of the Merger illegal or prevents or prohibits consummation of the Merger, and no action by any Regulatory Entity shall have been instituted or threatened which questions the validity or legality of the Merger or the transactions contemplated hereby and which could reasonably be expected to damage Parent or the Company if the transactions contemplated hereunder are consummated;

          (g) Parent, the Representative and the Escrow Agent shall have entered into the Escrow Agreement.

     SECTION 6.2 CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligation of Parent to effect the Merger and the transactions contemplated hereby is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) The representations and warranties of the Company and the Sellers shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of a specific date and except to the extent the breaches of all the representations and warranties, if any (excluding, for this purpose, any qualifications as to materiality therein or in the Company Disclosure Schedule), in the aggregate, do not have a Company Material Adverse Effect. At the Closing, the Company shall have delivered to Parent a certificate signed by a senior officer to the foregoing effect with respect to the representations and warranties of the Company and each Seller shall have delivered to Parent a certificate signed by such Seller to the foregoing effect with respect to the representations and warranties of such Seller.

          (b) The obligations of the Company and the Sellers to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects (excluding, for this purpose, any qualification as to materiality therein), and at the Closing the Company shall have delivered to Parent a certificate signed by a senior officer to that effect.

          (c) There shall not have occurred any one or more events with respect to the Company between the date of this Agreement and the Closing Date which, individually or in the aggregate, had a material adverse effect on the business, operations, results of operations or financial condition of the Company.

          (d) Parent shall have received an opinion of Morrison & Foerster LLP in form and substance reasonably acceptable to Parent dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, following the Merger, the Surviving Corporation's organization and intended method of operation will enable it to meet the requirements for qualification and taxation as a taxable REIT subsidiary under Section 856(l) of the Code (with customary assumptions and qualifications and based on customary representations).

          (e) The Company shall have delivered to Parent an audited balance sheet of the Company as at December 30, 2003 and the related audited statements of income, cash flow and stockholders' equity for the year then ended (including footnotes thereto).

     SECTION 6.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger and the transactions contemplated hereby is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) The representations and warranties of Parent shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of a specific date and except to the extent the breaches of all the representations and warranties, if any (excluding, for this purpose, any qualifications as to materiality therein), in the aggregate, do not have a Parent Material Adverse Effect. At the Closing, Parent shall have delivered to the Company a certificate signed by a senior officer to that effect.

          (b) The obligations of Parent to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects, and at the Closing Parent shall have delivered to the Company a certificate signed by a senior officer to that effect.

     SECTION 6.4 FRUSTRATION OF CLOSING CONDITIONS. Neither the Company nor Parent may rely on the failure of any condition set forth in Sections 6.1 through 6.3 to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Merger and the transactions contemplated hereby, as required by and subject to Section 5.5.


                                  ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

     SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of Parent at the Parent Special Meeting or by the Company Shareholders:

          (a) by mutual written consent of the Company and Parent;

          (b) by the Company or Parent if (i) any Regulatory Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable; provided that no party may terminate this Agreement pursuant to this paragraph if such party has failed to fulfill its obligations under Section 5.5 of this Agreement; (ii) the Merger has not been consummated prior to May 31, 2004; provided that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party to this Agreement whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the primary cause of or resulted in the failure of the Merger to occur on or before such date; and (iii) the approval of this Agreement by the Parent Shareholders as provided in Section 6.1(a) shall not have been obtained at the Parent Special Meeting or any adjournment or postponement thereof;

          (c) by the Company or Parent if, prior to the Effective Time, the Parent Special Committee or the Parent Board shall have determined in good faith, based upon the written opinion of independent counsel, that the failure to withdraw or modify the Parent Special Committee or the Parent Board's approval or recommendation of this Agreement or the Merger will violate their fiduciary duties and, based on such determination, the Parent Special Committee or the Parent Board shall have resolved to effect such withdrawal or modification;

          (d) by Parent, if prior to the Effective Time, the Company Shareholders take action to revoke or rescind the Company Shareholder Approval;

          (e) by Parent if there has been a violation or breach by the Company or any Seller of any agreement, covenant, representation or warranty contained in this Agreement that has prevented or would prevent the satisfaction of the conditions set forth in Section 6.2 at the time of such breach or violation and such violation or breach has not been waived by Parent nor cured by the Company or such Seller prior to the earlier of (i) 30 business days after the giving of written notice to the Company of such breach and (ii) May 31, 2004; or

          (f) by the Company if there has been a violation or breach by Parent of any agreement, covenant, representation or warranty contained in this Agreement that has prevented or would prevent the satisfaction of the conditions set forth in Section 6.3 at the time of such breach or violation and such violation or breach has not been waived by the Company nor cured by Parent prior to the earlier of (i) 30 business days after the giving of written notice to Parent of such breach and (ii) May 31, 2004.

The party desiring to terminate this Agreement pursuant to this Section 7.1 shall give written notice of such termination to the other party.

     SECTION 7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section and Sections 2.5 and 3.6 and Article X which shall remain in full force and effect and survive any termination of this Agreement. Nothing contained in this Section shall relieve any party from liability for any willful breach of any representation, warranty, agreement, covenant or other provision of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

     SECTION 7.3 AMENDMENT. This Agreement may be amended by action taken by the Parent Special Committee, the Company and Merger Sub at any time before or after approval of the Merger by the Parent Shareholders, but, after any such approval, no amendment shall be made which requires the approval of such Parent Shareholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     SECTION 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the Company and the Seller, on the one hand, and Parent or Merger Sub, on the other, may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and expressly referring to this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                                   TAX MATTERS

     SECTION 8.1 TAX RETURNS. (a) Except as otherwise provided in Section 8.1(b), Parent shall prepare (or cause to be prepared) all Tax Returns of the Company for any taxable year ended after the Closing Date. With respect to any Tax Return relating to taxable periods which include periods preceding the Closing Date, Parent shall prepare (or cause to be prepared) such Tax Return in a manner consistent with past practices of the Company and shall provide the Representative with a reasonable opportunity to review such Tax Return at least 20 days prior to the filing thereof.

          (b) The Sellers shall prepare, or cause to be prepared, and file, or cause to be filed, all income Tax Returns of the Company required to be filed by the Company for any taxable year ended on or prior to the Closing Date in a manner consistent with past practices of the Company. The Sellers shall provide Parent with a reasonable opportunity to review such Tax Returns at least 20 days prior to the filing thereof. To the extent permitted by applicable law, the Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by the Company to the Sellers for such periods.

     SECTION 8.2 ASSISTANCE AND COOPERATION. From and after the Closing Date, the Company, each of the Sellers and Parent shall:

          (a) assist in all reasonable respects (and cause their respective affiliates to assist) the other parties in preparing any Tax Returns of the Company which another party is responsible for preparing and filing;

          (b) cooperate in all reasonable respects in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company;

          (c) make available to the other parties and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company;

          (d) provide timely notice to the other parties in writing of any pending or threatened tax audits or assessments of the Company for taxable periods for which another party may have a liability under Article VIII;

          (e) furnish the other parties with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to the Company with respect to any such taxable period; and

          (f) make available to each Seller and to any taxing authority as reasonably requested all information, records, and documents of the Company in connection with any matter relating to Taxes of such Seller.

     SECTION 8.3 CONTESTS AND PAYMENT PROCEDURES. (a) Notwithstanding anything to the contrary in this Agreement, the Representative shall, in consultation with Parent, control, manage and be responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes for any Pre-Closing Period and shall have the right to settle or contest any such audit, contest, claim, proceeding or inquiry; provided, however, that if any such settlement would materially and adversely impact a Tax Return of the Surviving Corporation or Parent with respect to the period beginning the day after the Closing Date, Parent and the Representative shall mutually agree on the terms of such settlement.

          (b) Parent shall control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to any item relating to Taxes not covered by Section 8.3(a).


                                   ARTICLE IX

                                 INDEMNIFICATION

     SECTION 9.1 INDEMNIFICATION BY SELLERS. (a) From and after the Closing Date, each of the Sellers, severally and not jointly, hereby covenants and agrees to indemnify, defend and hold harmless Parent, and its subsidiaries and affiliates, from and against such Seller's Allocable Share (as defined in this Section 9.1) of any and all Damages incurred in connection with or arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by the Company or the Sellers in or pursuant to this Agreement, the Company Disclosure Schedule or any other document, instrument, certificate or writing delivered pursuant hereto, including, without limitation, the representations and warranties made by the Company in Article III hereof and the Sellers in Article IV hereof, or (ii) any breach, non-compliance or nonfulfillment by the Company or the Sellers of any covenant, agreement or undertaking to be complied with or performed by them contained in or pursuant to this Agreement or any other document, instrument, certificate or writing delivered pursuant hereto. Notwithstanding the foregoing, the representations and warranties contained in Article IV hereof, and the covenants, agreements and undertakings made in this Agreement, to the extent such covenants, agreements and undertakings are covenants, agreements and undertakings of the Sellers (as opposed to the Company), are made severally by each Seller as to such Seller only, and any Seller who has breached any such representation, warranty or covenant as to himself or herself (but only such Seller) shall be liable for Damages arising from the breach thereof.

          (b) In addition to the indemnification provided in Section 9.1(a) above, from and after the Closing Date, each of the Sellers, severally and not jointly, hereby covenants and agrees to pay, or cause to be paid, and to indemnify, defend and hold harmless Parent and the Surviving Corporation from and against, such Seller's Allocable Share of all Taxes imposed on Parent or the Surviving Corporation with respect to taxable periods ending on or prior to the Closing Date or periods which include the Closing Date to the extent attributable to the income, business, property, assets, operations or reporting requirements of the Company prior to the Closing Date (including, without limitation, all Taxes referred to in the Company Disclosure Schedule as possible of assessment for taxable periods prior to the Closing Date or arising or resulting from, or attributable to, any of the transactions or actions contemplated pursuant to this Agreement). If a Tax audit is commenced or any Tax is claimed for any period of the Company prior to the Closing Date, such Tax audit or claim shall be treated as a lawsuit or enforcement action for purposes of Section 9.3 hereof; provided, that the Sellers shall be solely responsible for their Allocable Share of all liabilities and expenses arising therefrom (including, without limitation, Taxes, interest and penalties).

          (c) Each Seller acknowledges that Parent has entered into this Agreement in reliance upon, among other things, the indemnification provisions contained in this Section 9.1, and the Sellers agree that such provisions constitute reasonable and necessary protection for Parent in the context of the transactions provided for herein. As used herein, the "Allocable

Share" of any Seller of the Damages payable by the Sellers pursuant to this
Article IX shall be the percentage of the total Company Shares being sold pursuant to this Agreement as specified opposite such Seller's name on Schedule A hereto.

     SECTION 9.2 INDEMNIFICATION BY PARENT. (a) From and after the Closing Date, Parent hereby covenants and agrees to indemnify, defend and hold harmless the Sellers, from and against any and all Damages incurred in connection with or arising out of or resulting from any breach or inaccuracy of any representation or warranty, or any breach, non-compliance or nonfulfillment by Parent of any covenant, agreement or undertaking to be complied with or performed by it contained in or made pursuant to this Agreement or any other document, instrument, certificate or writing delivered pursuant hereto.

          (b) The Sellers acknowledge and agree that each Seller is a director, officer or employee of Parent, that the Sellers are the officers of Parent responsible for the day-to-day management of Parent (subject to oversight by the Parent Board) and the representations and warranties made herein by Parent and the covenants and obligations of Parent contained herein are, to a significant degree, made in reliance on information or services provided or to be provided by the Sellers. Accordingly, Parent, the Company and each Seller expressly agree that, notwithstanding anything to the contrary in Section 9.2(a), Parent shall have no liability or obligation to the Company or any Seller arising out of or in connection with the breach of any representation, warranty, covenant or agreement (including under this Article IX) contained herein to the extent that such breach is predicated upon (i) information provided by the Company or any Seller, (ii) information that was known to either the Company or any Seller, but not provided by the Company or such Seller to Parent or (iii) the failure of any Seller to provide any services that Parent could reasonably have expected such Seller to provide in his or her capacity as a director, officer or employee of Parent (unless such failure results from such Seller's complying with any instructions given by the Parent Board or any committee thereof). The parties acknowledge that this Section 9.2(b) has been included herein solely for purposes of determining the scope of Parent's indemnification obligations under
Section 9.2(a), and shall not be the basis for any other claims arising under this Agreement.

     SECTION 9.3 INDEMNIFICATION PROCEDURES. (a) In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving, a claim made by any Person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing of the Third Party Claim within 10 Business Days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been materially prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly following the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

          (b) If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

          (c) Notwithstanding clause (b) above, the indemnifying party shall not have the right to assume the defense of any Third Party Claim if (i) the indemnified party shall have been advised by counsel that there are one or more legal or equitable defenses available to the indemnified party which are different from or in addition to those available to the indemnifying party, and, in the reasonable opinion of the indemnified party, counsel for the indemnifying party could not adequately represent the interests of the indemnified party because such interests would be in conflict with those of the indemnifying party, or (ii) if an indemnified party determines in good faith that there is a reasonable probability that a Third Party claim may adversely affect it or its subsidiaries or affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, then the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Third Party Claim, and the indemnifying party shall be responsible for the reasonable fees and expenses of counsel employed by the indemnified party in defending, compromising or settling such Third Party Claim; provided that the indemnifying party's liability with respect to any settlement or compromise shall be subject to Sections 9.3(d) and
9.4 below.

          (d) Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, and which releases the indemnified party completely in connection with such Third Party Claim; provided that the indemnifying party shall not agree, without the indemnified party's consent, to the entry of any judgment, order, writ, settlement, compromise or decree that provides for injunctive or other nonmonetary relief affecting the indemnified party.

          (e) In the event any indemnified party should have a claim against any indemnifying party under Section 9.1 or 9.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party, along with a description of the nature and basis of the claim in reasonable detail.

          (f) With respect to any claim made by an indemnified party under Sections 9.1 or 9.2, the indemnified party shall provide to the indemnifying party all information and documentation reasonably necessary to support and verify any claim that the indemnified party believes gives rise to the claim hereunder and shall give the indemnifying party reasonable access to all books, records and personnel in the possession or under the control of the indemnified party that would have bearing on such claim.

     SECTION 9.4 GENERAL INDEMNIFICATION PROVISIONS. (a) Notwithstanding any of the provisions of this Agreement, Parent shall not be entitled to make claims for Damages under Sections 9.1(a) hereof unless and until the aggregate of such claims exceeds $700,000 (the "Indemnification Threshold") and then only to the extent of such excess; provided, however, that the Indemnification Threshold shall not be applicable to claims by Parent for Damages arising from a breach by a Seller of any provisions of Sections 3.10 and 4.9 and Article VIII hereof (the "Excluded Provisions") or from an indemnification obligation arising under
Section 9.1(b) hereof and any claim arising from a breach of any Excluded Provisions or from an indemnification obligation arising under Section 9.1(b) hereof shall not be taken into account for purposes of determining when the Indemnification Threshold has been met. Notwithstanding any of the provisions of this Agreement, in no event shall the aggregate indemnification obligations of the Sellers pursuant to Section 9.1(a) (except for any indemnification obligations arising from any breach of the Excluded Provisions) exceed the value of the Escrowed Shares as determined pursuant to Section 9.4(f) below. Notwithstanding anything herein to the contrary, all indemnification obligations of the Sellers pursuant to Section 9.1(a) (except for any indemnification obligations arising from any breach of the Excluded Provisions) shall be satisfied exclusively from the Escrowed Shares held under the Escrow Agreement and Parent shall have no other recourse against the Sellers with respect to such claims.

          (b) Parent shall be entitled to make claims for Damages under Section 9.1(a) with respect to a breach of any Excluded Provision and under Section 9.1(b) without such Damages having to exceed any threshold. The aggregate indemnification obligations of the Sellers with respect to the claims referred to in the immediately preceding sentence shall not be subject to any limitation. However, Parent shall not have any right, in connection with any such claims, to retain (or cause to be retained) under the Escrow Agreement any Merger Securities beyond the end of the Basic Survival Period unless Parent has properly made such a claim during the Basic Survival Period, it being further agreed that to the extent any such claims are made by Parent after the end of the Basic Survival Period, Parent shall have only a general unsecured claim against the Sellers with respect thereto.

          (c) The parties further agree that the possession of any Merger Securities by the Custodian pursuant to Section 5.11(b) is solely for the purpose of implementing the trading restrictions provided for therein and that any Merger Securities so held do not constitute additional collateral securing the performance of the Sellers' indemnification obligations under Section 9.1.

          (d) In the event that any time subsequent to an indemnification payment hereunder the Damages to the indemnified party are reduced by tax benefits or recovery, settlement or otherwise under any insurance coverage or third party claim, the amount of such reduction (less any cost, expense, premium or tax paid) will be promptly repaid to the indemnifying party.

          (e) For purposes of this Article IX, "Damages" means costs, losses, liabilities, damages, lawsuits, deficiencies, claims, Taxes and expenses (whether or not arising out of third-party claims or governmental examinations, inspections or audits), including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing; provided, however, that "Damages" shall not include punitive damages except to the extent of any punitive damages recovered by third parties. The term "Damages" is not limited to matters asserted by third parties against either the Sellers or against Parent or the Company, but includes Damages incurred or sustained by the Sellers or by Parent or by the Company in the absence of third party claims.

          (f) To the extent that any Escrowed Shares are applied in satisfaction of the Sellers' obligation to indemnify Parent for any Damages, the amount of such Damages deemed to have been satisfied thereby shall be determined as follows: (i) if Parent elects to retain such Escrowed Shares, then the amount of Damages deemed satisfied thereby shall equal the aggregate value of such Escrowed Shares based on the VWAP for the Parent Common Stock on the trading day on which such Escrowed Shares were released to Parent (or, if such day is not a trading day, then on the first day thereafter that is a trading day) (the "Release Price") and (ii) if Parent elects not to retain such Escrowed Shares, then Parent shall be obligated (subject to compliance with applicable securities laws) to use its commercially reasonable efforts to sell such Escrowed Shares in which case the amount of Damages deemed satisfied thereby shall equal the greater of (x) the actual net proceeds received by Parent from the sale of such Escrowed Shares and (y) the value of such Escrowed Shares based on the Valuation Price (as defined below). By no later than the first business day following the day on which Parent receives any Escrowed Shares to be applied as contemplated by this Section 9.4(f), Parent shall provide written notice to the Representative indicating whether or not it has elected to retain such Escrowed Shares; provided that if Parent elects not to retain such Escrowed Shares, then Parent shall be obligated (subject to compliance with applicable securities laws) to proceed in a commercially reasonable manner to sell such Escrowed Shares and, provided further that if any of such Escrowed Shares remain unsold by the 30th day after such notice is given, then for purposes of clause (ii)(x) in the first sentence of this Section 9.4(f), such Escrowed Shares shall be deemed to have been sold at the VWAP on such 30th day (or, if such day is not a trading day, on the first trading day thereof), except that in such case Parent and the Representative may agree to additional adjustments to the amounts determined under this Section 9.4(f). As used in this Section 9.4(f), the "Valuation Price" shall mean (A) if the Release Price is greater than the Parent Closing Price, an amount equal to 90% of the Release Price and (B) if the Release Price is equal to or less than the Parent Closing Price, an amount equal to 80% of the Release Price. If Parent elects to sell any Escrowed Shares pursuant to clause (ii) of this Section 9.4(f), and the amount of Damages that would have been deemed satisfied pursuant to clause (i) of this Section 9.4(f) if Parent had elected to retain such Escrowed Shares exceeds the amount of Damages deemed to be satisfied under such clause (ii), then Parent shall be entitled under the Escrow Agreement to receive additional Retained Securities, to the extent available, for satisfaction of a Damage claim equal to such excess and the provisions of this Section 9.4(f) shall apply anew to any such additional Escrowed Shares received by Parent.

          (g) The indemnification provided in this Article IX shall be (in the absence of fraud) the sole and exclusive remedy for Damages available to Sellers, the Company, Parent, its subsidiaries and affiliates for breach of any of the terms, conditions, representations or warranties contained herein. As between the Sellers, on the one hand, and Parent and its affiliates, including without limitation after the Closing, the Company, on the other hand, the rights and obligations set forth in this Agreement will be (in the absence of fraud) the exclusive rights and obligations with respect to this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby. Notwithstanding the foregoing, nothing contained in this
Article IX shall prevent any party hereto from seeking and obtaining, as and to the extent permitted by applicable law, specific performance by the other party hereto of any of its obligations under this Agreement or injunctive relief against another party's activities in breach of this Agreement or any document or agreement executed in connection herewith.


                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.1 SURVIVAL. (a) All representations, warranties, covenants and obligations of the Company and the Sellers contained in this Agreement, the Company Disclosure Schedule or in any document, instrument, certificate or other writing delivered pursuant hereto shall survive the Closing and the consummation of the transactions contemplated hereby, subject in the case of the representations and warranties to the time limitations set forth in Section 10.1(b).

          (b) Notwithstanding anything to the contrary in Section 10.1(a), (i) the representations and warranties contained in Section 3.10, 3.24(b) and
Article IV hereof which shall survive until the expiration of the applicable statute of limitations with respect to the matters contained therein, (ii) the representations and warranties contained in Section 4.9 shall survive indefinitely and (iii) all other representations and warranties contained herein shall survive for a period of 14 months from the Closing Date (the "Basic Survival Period"). Notwithstanding anything in this Agreement to the contrary, any Damages as to which a notice of claim has been given in writing prior to the expiration of the applicable period set forth above in this Section 10.1 shall survive until payment on other final resolution of such claim.

          (c) All statements contained in the Company Disclosure Schedule or in any certificate delivered at the Closing pursuant to the transactions contemplated hereby shall be deemed to be representations and warranties of the applicable party hereto contained herein. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation (except as provided in Section 9.2(b)). The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

     SECTION 10.2 SET-OFF. Without limiting any other rights that Parent may have pursuant to this Agreement, Parent shall be entitled to set-off against any amount payable by it to any of the Sellers pursuant to this Agreement any amount determined by a final, non-appealable decision or order of any court of competent jurisdiction to be owed by the Company and/or the Sellers to Parent or any of its affiliates pursuant to this Agreement and/or the amount of any Damages against which Parent, or its affiliates is either (i) acknowledged in writing (as to both liability and amount) by the Representative or (ii) determined by a final, non-appealable decision or order of any court of competent jurisdiction to be entitled to be indemnified by the Sellers pursuant to this Agreement.

     SECTION 10.3 EXPENSES; TRANSFER TAXES. All expenses incurred in connection with the transactions contemplated by this Agreement, shall be paid by the party incurring such expenses, except that if the Merger is consummated, the expenses of the Company and the Sellers incurred in connection with the transactions contemplated by this Agreement shall be paid by the Surviving Corporation; provided, however, that each of the Sellers, respectively, shall be responsible for any transfer Taxes imposed on such Seller by reason of the Merger and any deficiency, interest or penalty asserted with respect thereto.

     SECTION 10.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

     SECTION 10.5 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (including recognized courier service) or mailed, certified or registered mail with postage prepaid, or communicated by facsimile transmission (receipt confirmed), as follows:

if to Parent or Merger Sub:

          Annaly Mortgage Management, Inc.
          1211 Avenue of the Americas
          Suite 2902
          New York, New York  10036
          Facsimile No:  (212) 696-9809
          Attention:  Spencer Browne

          with a copy to:

          Morrison & Foerster LLP
          1290 Avenue of the Americas
          New York, New York  10104-0050
          Facsimile No:  (212) 468-7900
          Attention:  James R. Tanenbaum
if to the Company:

          Fixed Income Discount Advisory Company
          1211 Avenue of the Americas
          Suite 2902
          New York, New York  10036
          Facsimile No:  (212) 696-9809
          Attention:  Michael A.J. Farrell

          with a copy to:

          Dechert LLP
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, Pennsylvania  19103
          Facsimile No:  (212) 696-9809
          Attention:  Christopher G. Karras

if to the Seller:

          Michael A.J. Farrell
          c/o Fixed Income Discount Advisory Company
          1211 Avenue of the Americas
          Suite 2902
          New York, New York  10036
          Facsimile No:  (212) 696-9809

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

Each such notice, request, demand, application, service of process and other communication shall be deemed to have been given (i) as of the date faxed or delivered (which, with respect to a recognized courier service, shall be deemed to mean the business day following the date sent), (ii) as of the fifth business day after the date mailed, or (iii) if given by any other means, only when actually received by the addressee.

     SECTION 10.6 GOVERNING LAW; CONSENT TO JURISDICTION; JURY WAIVER. Except for matters that are necessarily governed by Delaware Law, including the provisions of Article I hereof and the fiduciary duties of the Company Board, and by the Maryland Corporations and Associations Code, including the fiduciary duties of the Parent Board and the Parent Special Committee, which matters will be governed by the laws of the States of Delaware and Maryland, respectively, this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any court of the State of New York or the United States District Court for the Southern District of New York, in each case in the Borough of Manhattan, in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a court of the State of New York or the United States District Court for the Southern District of New York, in each case in the Borough of Manhattan. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action or proceeding arising out of or relating to this Agreement.

     SECTION 10.7 ENFORCEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of New York or the United States District Court for the Southern District of New York, in each case in the Borough of Manhattan, in addition to any other remedy to which any party is entitled at law or in equity.

     SECTION 10.8 DESCRIPTIVE HEADINGS; SCHEDULES, INTERPRETATION.

          (a) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Section of the Company Disclosure Schedule shall be deemed to qualify each representation and warranty of the Company, so long as the relevance of such matter to such representations and warranties is reasonably apparent on the face of the information disclosed.

          (b) As used in this Agreement, (i) the term "includes" and the word "including" and words of similar import shall be deemed to be followed by the words "without limitation"; (ii) "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other interests, by contract or otherwise; (iii) "Person" means, as applicable, a natural person, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Regulatory Entity (as defined in Section 2.3 hereof) or any other entity, whether acting in an individual, fiduciary or other capacity; (iv) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (v) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibit to this Agreement unless otherwise specified; (vi) the word "or" shall not be exclusive; and (vii) the terms "subsidiary" and "affiliate", as used herein with reference to the Company, shall be deemed not to include Parent and its subsidiaries, and the term "affiliate", as used herein with reference to Parent, shall be deemed not to include the Company and its subsidiaries and affiliates, other than Parent and its subsidiaries.

          (c) As used in this Agreement, the phrases "to the Company's knowledge", "to the knowledge of the Company" or phrases of similar import shall mean the knowledge, collectively, of the following individuals: Michael A.J. Farrell, Wellington J. Denahan, Jennifer A. Karve and Kathryn F. Fagan; provided that for purposes of the foregoing, the knowledge of any such individual shall be deemed to consist of (i) any fact or matter of which such individual is actually aware and (ii) any fact or matter which such individual, acting prudently, could be expected to discover or become aware of through the conduct of a reasonable inquiry.

     SECTION 10.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Article IX, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 10.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 10.12 SELLERS' REPRESENTATIVE. (a) Each Seller hereby irrevocably appoints Michael A.J. Farrell as such Seller's Representative (the "Representative"), attorney-in-fact and agent, with full power of substitution to act on behalf of such Seller in any litigation or arbitration involving this Agreement and to do or refrain from doing all such further acts and things, and to execute all such documents, as such Representative shall deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement, including, without limitation, the power:

               (i) to take all action, on behalf of such Seller, necessary or desirable in connection with the waiver of any condition to the obligations of the Sellers to consummate the transactions contemplated by this Agreement;

               (ii) to take all action, on behalf of such Seller, necessary or desirable with respect to Section 1.9 through 1.11;

               (iii) to act for such Seller with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any claim on behalf of such Seller, to bring and transact matters of litigation and to refer matters to arbitration;

               (iv) to terminate this Agreement, on behalf of such Seller, if the Sellers are entitled to do so;

               (v) to give and receive all notices and communications to, on behalf of such Seller, be given or received under this Agreement and to receive service of process in connection with any claims under this Agreement, including service of process in connection with arbitration; and

               (vi) to take all actions which under this Agreement may be taken by the Representative and to do or refrain from doing any further act or deed on behalf of such Seller which Representative deems necessary or appropriate in his or its sole discretion relating to the subject matter of this Agreement (including the engagement of attorneys, accountants, financial advisors and agent at the expense of the Sellers) as fully and completely as such Seller could do if personally present.

          (b) If Michael A.J. Farrell (or any substitute Representative) dies or otherwise becomes incapacitated and unable to serve as Representative, Wellington T. Denahan shall become Representative. The death or incapacity of any Seller shall not terminate the agency and power of attorney granted hereby to the Representative. The appointment of Representative shall be deemed coupled with an interest and shall be irrevocable.

          (c) Prior to the Closing, Sellers holding a majority of the Company Common Stock held by all Sellers may on one or more occasions designate a substitute Representative at which time the individual then acting as Representative shall no longer be the Representative and the substitute Representative shall be the Representative for all purposes under this Agreement. Following the Closing, Sellers holding a majority of the Parent Common Stock held by all Sellers may on one or more occasions designate a substitute Representative at which time the individual then acting as Representative shall no longer be the Representative and the substitute Representative shall be the Representative for all purposes under this Agreement.

          (d) Each Seller further agrees:

               (i) that in all matters in which action by Representative is required or permitted, Representative is authorized to act on behalf of such Seller, notwithstanding any dispute or disagreement among the Sellers or between the Sellers and Representative, and Parent shall be entitled to rely on any and all action taken by Representative under this Agreement without any liability to, or obligation to inquire of, any of the Sellers;

               (ii) that the power and authority of Representative, as described in this Agreement, shall continue in force until all rights and obligations of the Sellers under this Agreement shall have terminated, expired or been fully performed;

               (iii) to hereby forever release and discharge the Representative, the officers, directors, partners or employees of Representative, any of its or their respective Affiliates and any legal counsel and accountants for the Representative (collectively, the "Released Party") of and from any and all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way connected with the actions of the Released Party in connection with fulfilling the role of Representative as contemplated by this Agreement; and

               (iv) to the extent permitted by Law, to indemnify and hold harmless the Released Party against any losses, claims, expense, cause of action, damages or liabilities (joint or several) to which the Released Party may become subject in connection with fulfilling the role of Representative as contemplated by this Agreement; and to reimburse any Person intended to be indemnified pursuant to this section for any legal or other expenses as reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                    ANNALY MORTGAGE MANAGEMENT, INC.:

                                    By: /s/ SPENCER BROWNE
                                        ---------------------------------------
                                        Name: Spencer Browne
                                        Title: Director


                                    FIXED INCOME DISCOUNT ADVISORY COMPANY:

                                    By: /s/ MICHAEL A.J. FARRELL
                                        ---------------------------------------
                                        Name: Michael A.J. Farrell
                                        Title: Director, President & CEO


                                    FDC MERGER SUB, INC.:

                                    By: /s/ SPENCER BROWNE
                                        ---------------------------------------
                                        Name: Spencer Browne
                                        Title: Director


                                    MICHAEL A.J. FARRELL:

                                    By: /s/ MICHAEL A.J. FARRELL
                                        ---------------------------------------


                                    WELLINGTON J. DENAHAN:

                                    By: /s/ WELLINGTON J. DENAHAN
                                        ---------------------------------------


                                    JENNIFER A. KARVE:

                                    By: /s/ JENNIFER A. KARVE
                                        ---------------------------------------


                                    KATHRYN F. FAGAN:

                                    By: /s/ KATHRYN F. FAGAN
                                        ---------------------------------------

                                    JEREMY DIAMOND:

                                    By: /s/ JEREMY DIAMOND
                                        ---------------------------------------


                                    RONALD D. KAZEL:

                                    By: /s/ RONALD D. KAZEL
                                        ---------------------------------------


                                    ROSE-MARIE LYGHT:

                                    By: /s/ ROSE-MARIE LYGHT
                                        ---------------------------------------


                                    KRISTOPHER R. KONRAD:

                                    By: /s/ KRISTOPHER R. KONRAD
                                        ---------------------------------------


                                    JAMES P. FORTESCUE:

                                    By: /s/ JAMES P. FORTESCUE
                                        ---------------------------------------

                                 SCHEDULE 1.9(B)



                               EARN-OUT CONDITION

--------------------------------------------------------------------------------
     ANNUAL PERIOD              REVENUE TARGET           OPERATING MARGIN TARGET
                                ($ IN MILLIONS)              ($ IN MILLIONS)
--------------------------------------------------------------------------------
01/01/2004 - 12/31/2004               24.8                         40%
--------------------------------------------------------------------------------
01/01/2005 - 12/31/2005               36.7                         40%
--------------------------------------------------------------------------------
01/01/2006 - 12/31/2006               41.4                         40%
--------------------------------------------------------------------------------

                                   SCHEDULE A


                                  OWNERSHIP OF
       SELLER                     COMPANY SHARES                ALLOCABLE SHARE
       ------                     --------------                ---------------

MICHAEL A.J. FARRELL                   600                            80%

WELLINGTON J. DENAHAN                   75                            10%

JENNIFER A. KARVE                       22.5                           3%

KATHRYN F. FAGAN                        15                             2%

JEREMY DIAMOND                           7.5                           1%

RONALD D. KAZEL                          7.5                           1%

ROSE-MARIE LYGHT                         7.5                           1%

KRISTOPHER R. KONRAD                     7.5                           1%

JAMES P. FORTESCUE                       7.5                           1%
                                         ---                          ---

TOTAL:                                  750                          100%

                                  AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

                  This Amendment (this "Amendment") to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 31, 2003, by and among Annaly Mortgage Management, Inc. ("Parent"), FDC Merger Sub, Inc. ("Merger Sub"), Fixed Income Discount Advisory Company (the "Company") and each of the persons who are signatories thereto (individually a "Seller" and collectively the "Sellers") is entered into as of April [9], 2004 by and among Parent, Merger Sub, the Company and the Sellers. Terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Merger Agreement.

                  WHEREAS, pursuant to the Merger Agreement, Parent agreed (in cooperation with Merger Sub, the Company and the Sellers) to prepare and file with the SEC a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Merger Securities issuable in the Merger, with a portion of which Registration Statement to also serve as the proxy statement with respect to the meeting of the Parent Shareholders in connection with the Merger (collectively, the "Proxy Statement/Prospectus").

                  WHEREAS, the parties have agreed to not utilize the Proxy Statement/Prospectus with Form S-4 and to instead utilize a Schedule 14A proxy statement and to extend registration rights to the Closing Merger Consideration.

                  NOW, THEREFORE, in consideration of the promises, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Section 5.7 of the Merger Agreement is hereby amended in its entirety as follows:

                  "SECTION 5.7 Preparation of the Proxy Statement. (a) After the date hereof, Parent shall (in cooperation with Merger Sub, the Company and the Sellers) promptly prepare and file with the SEC as soon as practicable a proxy statement with respect to the meeting of the Parent Shareholders in connection with the Merger (the "Proxy Statement"). The parties will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of the Parent Shareholders, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company, Parent and the Sellers agrees that the written information provided by it specifically for inclusion in the Proxy Statement and each amendment thereto, at the time of mailing thereof and at the time of the meeting of the Parent Shareholders, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the Parent Shareholders at the earliest practicable date as permitted by the SEC. If any time prior to the Effective Time any event relating to or affecting the Parent, the Company or the Sellers shall occur as a result of which it is necessary, in the opinion of counsel for the Parent or the counsel of the Company, to supplement or amend the Proxy Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the stockholders of Parent is sought, Parent, the Company and the Sellers, respectively, will notify the others thereof. If Parent determines that such an amendment or supplement is required, the Company and the Sellers will cooperate with Parent in filing, and Parent will prepare and file, an amendment or supplement with the SEC and, if required by law or NYSE rule or applicable state securities authorities, such that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and Parent will, as required by law, disseminate to the Parent Shareholders such amendment or supplement.

                           (b) Parent covenants that the Proxy Statement shall include the recommendation of the Parent Board and of the Parent Special Committee that the Parent Shareholders approve the Merger, this Agreement and the other transactions contemplated hereby.

                           (c) Parent will take all action necessary in accordance with applicable law and its charter documents and by-laws to convene a meeting of its shareholders (the "Parent Special Meeting") as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its shareholders, as required, to the transactions contemplated hereby. Subject to Sections 5.3 and 5.7(b), Parent and the Parent Board shall each take all lawful action and shall use commercially reasonable efforts to solicit such consent, including, without limitation, timely mailing of the Proxy Statement.

                           (d) During the period from the date hereof through the earlier of (x) the date on which the Merger is consummated or (y) the date on which this Agreement is terminated according to its terms, the Company and the Sellers, shall cast or cause to be cast all votes attributable to the Parent Shares owned of record by the Company or the Sellers, at any annual or special meeting of shareholders of Parent, including any adjournments or postponements thereof, or in connection with any written consent or other vote of shareholders of Parent, so that the percentage of such Parent Shares voted in favor of the adoption of this Agreement and the approval of the Merger is the same as the Affirmative Percentage, the percentage of such Parent Shares voted against such adoption and approval is the same as the Negative Percentage and the percentage of such Parent Shares present but abstaining (and voting neither in favor of nor against such adoption and approval) is the same as the Abstention Percentage. For purposes hereof, the "Affirmative Percentage" equals the percentage of all votes cast by Parent Shareholders who are not Sellers that represent votes in favor of the adoption of the Agreement and Approval of the Merger; "Negative Percentage" equals the percentage of all votes cast by Parent Shareholders who are not Sellers that represent votes against such adoption and approval; and "Abstention Percentage" equals the percentage of all votes cast by Parent Shareholders who are not Sellers that count neither as votes in favor of nor against such adoption and approval.

                  (e) The Sellers covenant to take no action to revoke or rescind the Company Shareholder Approval prior to the Effective Time."

2. Sections 5.13(a) and (b) of the Merger Agreement are hereby deleted from the Merger Agreement and are hereby replaced in its entirety to read as follows:

         "SECTION 5.13   Registration Rights.

                  (a)      Shelf Registrations.

                           (i) The Parent hereby covenants and agrees that promptly following the Effective Date it will file a registration statement on Form S-3 registering under the Securities Act the resale of all of the Closing Merger Consideration then outstanding (the "Closing Consideration Shelf Registration Statement"). Such Closing Consideration Shelf Registration Statement will state that the Sellers may sell, subject to the limitations set forth in this Agreement and any other limitations arising under applicable law, all or any part of the Merger Securities issued to them from time to time in transactions on the exchange on which such Merger Securities are listed (or, if such shares are listed on the Nasdaq National Market, in such market), in negotiated transactions, through the writing of options on the shares, through a combination of such methods of sale, or in any other manner, as appropriate, at prices related to market prices prevailing at the time of sale, or at negotiated prices. Parent will use its commercially reasonable efforts to cause such Closing Consideration Shelf Registration Statement to become effective as promptly as practicable after the Effective Date and to cause such Closing Consideration Shelf Registration Statement to remain effective and each prospectus contained therein to continue to meet the requirements of Section 10(a) of the Securities Act until the earlier of (A) such time that all of the shares of Closing Merger Consideration to which such prospectus relates have either been sold or (B) such time that each Seller is eligible to sell all of the Closing Merger Consideration pursuant to Rule 144 without any volume limitations.

                           (ii) With respect to the Contingent Merger Consideration received on each Contingent Payment Date (or after such date pursuant to Sections 1.9 through 1.11), the Sellers owning 5 % or more of the Contingent Merger Consideration then outstanding (the "Initiating Holders") may deliver at any time to Parent a written request (a "Demand Notice") for Parent to file a registration statement on Form S-3 registering under the Securities Act the resale of all or any portion of the Contingent Merger

         Consideration then outstanding (the "Contingent Consideration Shelf Registration Statement," and together with the Closing Consideration Shelf Registration Statement, a "Shelf Registration Statement"). Such Contingent Consideration Shelf Registration Statement will state that the Sellers named as selling shareholders therein may sell, subject to the limitations set forth in this Agreement and any other limitations arising under applicable law, all or any part of the Merger Securities issued to them from time to time in transactions on the exchange on which such Merger Securities are listed (or, if such shares are listed on the Nasdaq National Market, in such market), in negotiated transactions, through the writing of options on the shares, through a combination of such methods of sale, or in any other manner, as appropriate, at prices related to market prices prevailing at the time of sale, or at negotiated prices. In any such request made pursuant to this Section 5.13, each Seller shall specify the number of shares of Contingent Merger Consideration to be registered. Any such request shall be delivered to Parent and the other Sellers in accordance with the provisions of Section 10.5 of this Agreement. Upon the receipt of such notice from the Initiating Holders that they have requested a Contingent Consideration Shelf Registration Statement, each of such other Sellers shall be entitled for a period of 30 days from the date of receipt of such notice to deliver a written request to Parent specifying the number of such Seller's shares of Contingent Merger Consideration to be included in such Contingent Consideration Shelf Registration Statement.

                           (iii) Upon receipt of a Demand Notice, Parent shall file the Contingent Consideration Shelf Registration Statement within 45 days of such receipt. Parent will use its commercially reasonable efforts to cause such Contingent Consideration Shelf Registration Statement to become effective as promptly as practicable and to cause each prospectus contained therein to continue to meet the requirements of Section 10(a) of the Securities Act until the shares of Contingent Merger Consideration to which such prospectus relates have been deregistered. At any time after two years following the Contingent Payment Date pursuant to which any Merger Securities were issued, Parent may deregister any such Merger Securities registered under a Contingent Consideration Shelf Registration Statement that are held by a Seller all of whose shares may then be sold without registration under paragraph (k) of Rule 144. At any time after 5 years following the Contingent Payment Date pursuant to which any Merger Securities were issued, Parent may, on one occasion only, deregister any such Merger Securities registered under a Contingent Consideration Shelf Registration Statement that are held by a Seller who is eligible to sell such Merger Securities pursuant to the volume limitations described in paragraph (e)(1) of Rule 144 and subject to the other conditions of such Rule; provided that if any such Merger Securities are so deregistered, the Sellers holding such Merger Securities shall have one additional right to require a Shelf Registration Statement in accordance with and subject to the terms of this Section 5.13(a) to cover such Merger Securities.

                           (iv) Notwithstanding the foregoing, in no event shall Parent be required to effect more than a total of one Contingent Consideration Shelf Registration

         Statement pursuant to Section 5.13(a)(ii) in connection with each payment of Contingent Merger Consideration; provided that such obligations shall be deemed satisfied only when a Shelf Registration Statement covering all shares requested to be included in such Shelf Registration has become effective; and provided further that in establishing any such Shelf Registration Statement Parent, at its option, may combine thereunder any prior registrations effected pursuant to this Section 5.13(a) as permitted under Rule 429 promulgated under the Securities Act (or any successor rule).


                  (b)      Incidental Registrations.

                           (i) If Parent at any time (other than pursuant to Sections 5.13(a) hereof) proposes to register any of its shares of Common Stock under the Securities Act for sale to the public, for its own account (except with respect to registration statements on Forms S-4 or S-8, another form not available for registering shares for sale to the public for cash), each such time it will give written notice to each Seller of its intention so to do at least 20 days prior to the filing of the registration statement. Upon the written request of any Seller, given within 20 days after the such Seller's receipt of any such notice, to register all or any portion of the Closing Merger Consideration and Contingent Merger Consideration then held by such Seller, Parent will use its commercially reasonable efforts to cause such Closing Merger Consideration and Contingent Merger Consideration to be included in the securities to be covered by the registration statement proposed to be filed by Parent, all to the extent requisite to permit the sale or other disposition by such Seller (in accordance with its written request) of the shares so registered; provided that Parent's obligation under this sentence is subject the terms and conditions set forth in Section 5.13(b)(ii) below. In the event that any registration pursuant to this Section 5.13(b)(i) shall be, in whole or in part, an underwritten public offering, any request by a Seller pursuant to this Section 5.13(b)(i) to register shares shall specify that either (i) such shares are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) such shares are to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances.

                           (ii) The right of a Seller to have any of its Contingent Merger Consideration or Closing Merger Consideration included in any underwriting offering referred to in Section 5.13(b)(i) is subject to the following limitations:

                              (A) If the underwriting or similar committee of the Board of Directors of Parent shall determine, in consultation with the managing underwriter, that the inclusion of such Contingent Merger Consideration and/or Closing Merger Consideration would adversely affect the marketing of the securities to be sold by Parent or is otherwise detrimental to or inadvisable for Parent, then Parent based on such determination may exclude all or any portion of such Contingent Merger Consideration and/or Closing Merger Consideration from such registration statement; and

                              (B) If no such determination is made by the underwriting committee, the managing underwriters may nevertheless reduce (pro rata among the requesting Sellers) the Contingent Merger Consideration or Closing Merger Consideration to that has been requested to be included if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by Parent therein; provided that, without limiting the generality of the foregoing, it is further acknowledged and agreed that Parent (based on the advice of such committee and/or the managing underwriters) or the managing underwriters may determine (in making their determination under clauses (A) or (B) above) that due to the expedited manner in which an offer is proceeding or may proceed it is impractical to give any notice to the Sellers thereby and that the Contingent Merger Consideration and/or Closing Merger Consideration of the Sellers shall be excluded from such offering without any such notice being given to the Sellers and without Parent being in breach of any of its obligations hereunder."

3. Section 7.1(b) is hereby amended in its entirety to read as follows:

                  "(b) by the Company or Parent if (1) any Regulatory Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable; provided that no party may terminate this Agreement pursuant to this paragraph if such party has failed to fulfill its obligations under Section 5.5 of this Agreement; (2) the Merger has not been consummated prior to June 30, 2004; provided that the right to terminate this Agreement under this
                  Section 7.1(b)(ii) shall not be available to any party to this Agreement whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the primary cause of or resulted in the failure of the Merger to occur on or before such date; and (3) the approval of this Agreement by the Parent Shareholders as provided in Section 6.1(a) shall not have been obtained at the Parent Special Meeting or any adjournment or postponement thereof;"

4. Section 7.1(e) is hereby amended in its entirety to read as follows:

                  "(e) by Parent if there has been a violation or breach by the Company or any Seller of any agreement, covenant, representation or warranty contained in this Agreement that has prevented or would prevent the satisfaction of the conditions set forth in Section 6.2 at the time of such breach or violation and such violation or breach has not been waived by Parent nor cured by the Company or such Seller prior to the earlier of (i) 30 business days after the giving of written notice to the Company of such breach and (ii) June 30, 2004; or"

5. Section 7.1(f) is hereby amended in its entirety to read as follows:

                  "(f) by the Company if there has been a violation or breach by Parent of any agreement, covenant, representation or warranty contained in this Agreement that has prevented or would prevent the satisfaction of the conditions set forth in
                  Section 6.3 at the time of such breach or violation and such violation or breach has not been waived by the Company nor cured by Parent prior to the earlier of (i) 30 business days after the giving of written notice to Parent of such breach and (ii) June 30, 2004."

6. Notwithstanding anything to the contrary in the Merger Agreement or this Amendment, Parent hereby agree to file the Proxy Statement with the SEC on the date hereof.

7. Except as expressly provided in this Amendment, no other provision of the Merger Agreement is being amended hereby. As amended hereby, all of the terms and conditions of the Merger Agreement remain in full force and effect and are fully binding upon and enforceable against the parties hereto.

8. After execution of this Amendment by all parties hereto, the term "this Merger Agreement" or "this Agreement", or the words "hereunder", "hereby" or "hereto" or words of similar import, when used in or with respect to the Merger Agreement shall mean the Merger Agreement as amended by this Amendment.

9. This Amendment may not be amended or modified except by a written agreement signed by the parties hereto.

10. This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that such parties are not signatories to the same counterpart.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.



                                  ANNALY MORTGAGE MANAGEMENT, INC.:

                                  By:  /s/ Spencer Bowne
                                       ------------------------------
                                       Name: Spencer Browne
                                       Title: Director

                                  FIXED INCOME DISCOUNT ADVISORY COMPANY:



                                  By:  /s/ Michael A.J. Farrell
                                       ------------------------------
                                       Name: Michael A.J. Farrell
                                       Title: Director, President & CEO

                                  FDC MERGER SUB, INC.:

                                  By:  /s/ Spencer Browne
                                       ------------------------------
                                       Name: Spencer Browne
                                       Title: Director

                                  MICHAEL A.J. FARRELL:



                                  By:     /s/ Michael A.J. Farrell
                                       ------------------------------

                                  WELLINGTON J. DENAHAN:


                                  By:     /s/ Wellington J. Denahan
                                       ------------------------------

                                  JENNIFER A. KARVE:


                                  By:     /s/ Jennifer Karve
                                       ------------------------------

                                  KATHRYN F. FAGAN:


                                  By:     /s/ Kathryn Fagan
                                       ------------------------------

                                  JEREMY DIAMOND:


                                  By:     /s/ Jeremy Diamond
                                       ------------------------------

                                  RONALD D. KAZEL:


                                  By:     /s/ Ronald D. Kazel
                                       ------------------------------

                                  ROSE-MARIE LYGHT:


                                  By:     /s/ Rose-Marie Lyght
                                       ------------------------------

                                  KRISTOPHER R. KONRAD:


                                  By:  /s/ Kristopher R. Konrad
                                       ------------------------------

                                  JAMES P. FORTESCUE:


                                  By:  /s/ James P. Fortescue
                                       ------------------------------

--------------------------------------------------------------------------------
                                     ANNEX B

                    FAIRNESS OPINION OF LEHMAN BROTHERS INC.
--------------------------------------------------------------------------------




                                LEHMAN BROTHERS


                                                               December 31, 2003


Annaly Mortgage Management, Inc.
Special Committee of the Board of Directors
1211 Avenue of the Americas
New York, NY, 10035

Members of the Special Committee of the Board:

     We understand that Annaly Mortgage Management, Inc. ("Parent"), Fixed Income Discount Advisory Company (the "Company"), the stockholders and management of which consist entirely of members of the management of Parent, and FDC Merger Sub, Inc., a wholly owned subsidiary of Parent ("Merger Sub"), intend to enter into an agreement pursuant to which Merger Sub will merge with and into the Company (the "Proposed Transaction" or the "Merger"). We further understand that, upon the effectiveness of such Merger, each share of common stock of the Company (the "Company Common Stock") issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive (1) the Closing Merger Consideration (as defined below) and (2) the Contingent Merger Consideration (as defined below) (collectively, the "Consideration"). "Closing Merger Consideration" equals a number of shares of common stock of Parent (the "Parent Common Stock") equal to (i) $40,500,000 divided by (ii) the closing price of Parent Common Stock for the trading day prior to announcement of the Proposed Transaction divided by (iii) the number of shares of Company Common Stock outstanding immediately prior to the effective time of the Merger. "Contingent Merger Consideration" equals a number of shares of Parent Common Stock that become payable if certain revenue targets and operating margin targets related to the Company's business are achieved during the 12 month periods ending December 31, 2004, 2005 and 2006, but in the aggregate will not exceed $49,500,000 of shares of Parent Common Stock. We also understand that Parent intends to modify and/or enter into new employment and/or compensation arrangements with certain members of the Company (collectively, the "Management Contracts") in connection with the Proposed Transaction. We further understand that after giving effect to the Proposed Transaction Parent will continue to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated December 31, 2003 (the "Agreement"), among Parent, the Company, Merger Sub and the other parties thereto.

     We have been requested by the Special Committee of the Board of Directors of Parent to render our opinion with respect to the fairness, from a financial point of view, to Parent of the Consideration to be paid by Parent in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, (i) Parent's underlying business decision to proceed with or effect the Proposed Transaction or (ii) the reasonableness of the terms of the Management Contracts.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, including the aggregate amount of compensation that Parent expects to pay under the Management Contracts, (2) publicly available information concerning Parent that we believe to be relevant to our analysis, including Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and Parent's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including (i) certain projections of future financial performance of the Company prepared by management of the Company and provided to us on August 12, 2003, September 16, 2003, November 13, 2003 and on November 24, 2003, and (ii) certain updated projections of future financial performance of the Company prepared by management of the Company and presented to us on December 29, 2003 (the "Updated Projections"), (4) financial and operating information with respect to the business, operations and prospects of Parent furnished to us by Parent, including financial projections of Parent prepared by management of Parent (the "Parent Projections"), (5) a trading history of Parent Common Stock from December 26, 2001 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of Parent with those of other companies that we deemed relevant, (8) the potential pro forma impact of the Proposed Transaction on the future financial performance of Parent, including the cost savings expected by managements of the Company and Parent to result from a combination of the businesses of the Company and Parent (the "Expected Cost Savings"), and the potential effect of the Proposed Transaction on Parent's pro forma earnings per share, in both the scenario where the Contingent Merger Consideration is paid and the scenario where the Contingent Merger Consideration is not paid, and (9) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the managements of Parent and the Company concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of managements of the Company and Parent that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, we have been advised by the Company that the Updated Projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and, accordingly, have assumed that the Company would perform on a stand alone basis substantially in accordance with such projections. Furthermore, we have discussed the Updated Projections with the management of the Company and the Special Committee, and it has been agreed that the Updated Projections are the appropriate stand alone projections for the Company to use in performing our analysis. With respect to Parent Projections, upon advice of Parent we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Parent as to the future financial performance of Parent and that Parent would perform on a stand alone basis substantially in accordance with such projections. For purposes of our analysis, we also have considered certain projections prepared by management of Parent which give pro forma effect to the Proposed Transaction (including the reclassification of certain employees of both the Company and Parent to the Company and the related impact on the total compensation to be paid by Parent and the Company to their respective employees as a result of such reclassification). We have discussed these pro forma projections with the management of the Company and the Special Committee, and it has been agreed that such projections are also appropriate to use in performing our analysis. With respect to the Expected Cost Savings that the managements of the Company and Parent expect to result from a combination of the businesses of Parent and the Company, upon advice of the Company and Parent, we have assumed that such cost savings will be realized substantially in accordance with such estimates.

     In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Parent and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Parent. Upon advice of the Company and Parent and their respective legal and accounting advisors, we have assumed that (i) Parent's organization and intended method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code, (ii) the Merger will qualify as a reorganization under Section 368(a) of the Code, (iii) the Company's organization and intended method of operation after the Merger will enable it to meet the requirements for qualification and taxation as a taxable REIT subsidiary under the Code, and (iv) the Agreement will constitute a plan of reorganization under Sections 354 and 361 of the Code. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be paid by Parent in the Proposed Transaction is fair to Parent.

     We have acted as financial advisor to the Special Committee of the Board of Directors of Parent in connection with the Proposed Transaction and will receive a fee for our services, a portion of which has been paid and a substantial portion of which is contingent upon the rendering of our opinion. In addition, Parent has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we may trade in the securities of Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Special Committee of the Board of Directors of Parent and is rendered to the Special Committee of the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of Parent as to how such shareholder should vote with respect to the Merger.



                                             Very truly yours,


                                             LEHMAN BROTHERS

                        ANNALY MORTGAGE MANAGEMENT, INC.

                  Annual Meeting of Stockholders - May 27, 2004

     Revoking all prior proxies, the undersigned hereby appoints Michael A.J. Farrell, Jennifer S. Karve, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Annaly Mortgage Management, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, commencing at 9:30 a.m., New York time, on Thursday, May 27, 2004, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, FOR THE AGREEMENT AND PLAN OF MERGER AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE CURRENT FISCAL YEAR.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  (Continued and to be signed on reverse side)

                           /\ FOLD AND DETACH HERE /\

        IF YOU WISH TO ATTEND THE ANNUAL MEETING YOU MUST BRING A VALID, GOVERNMENT-ISSUED PHOTO IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR A
 PASSPORT. SECURITY MEASURES WILL BE IN PLACE AT THE MEETING TO HELP ENSURE THE SAFETY OF ATTENDEES. METAL DETECTORS SIMILAR TO THOSE USED IN AIRPORTS WILL BE
LOCATED AT THE ENTRANCE TO THE AUDITORIUM AND BRIEFCASES, HANDBAGS AND PACKAGES
    WILL BE INSPECTED. NO CAMERAS OR RECORDING DEVICES OF ANY KIND, OR SIGNS, PLACARDS, BANNERS OR SIMILAR MATERIALS, MAY BE BROUGHT INTO THE MEETING. ANYONE
      WHO REFUSES TO COMPLY WITH THESE REQUIREMENTS WILL NOT BE ADMITTED.

    You can now access your Annaly Mortgage Management, Inc. account online.

     Access your Annaly Mortgage Management, Inc. stockholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, Transfer Agent for Annaly Mortgage Management, Inc., now makes it easy and convenient to get current information on your shareholder account.

      o   View Account status              o  View payment history for dividends
      o   View certificate history         o  Make address changes
      o   View book-entry information      o  Obtain a duplicate 1099 tax form
                                           o  Establish/change your PIN

              Visit us on the web at http://www.mellon-investor.com


              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time

                                                           Please Mark Here [_]
                                                           for Address
                                                           Change or
                                                           Comments

                                                           SEE REVERSE SIDE

1.   To Re-Elect two directors,                     FOR              WITHHOLD
     01 Kevin P. Brady and                                          AUTHORITY
     02 Donnell A. Segalas,
                                                All nominees     To vote for all
     AND TO ELECT,                           listed (except as   nominees listed
     03 E. Wayne Nordberg                      marked to the
     FOR TERMS OF THREE YEARS EACH;              contrary)

(Instructions:  To withhold authority to            [_]                 [_]
vote for either nominee, write that nominee's name in the space provided below.)

-------------------------------------------


     2.   TO APPROVE THE AGREEMENT AND PLAN         FOR     AGAINST   ABSTAIN
     OF MERGER, DATED AS OF DECEMBER 31,            [_]       [_]       [_]
     2003, AS AMENDED, BY AND AMONG ANNALY,
     FIXED INCOME DISCOUNT ADVISORY COMPANY,
     A DELAWARE CORPORATION, FDC MERGER SUB,
     INC., A DELAWARE CORPORATION AND OUR
     WHOLLY OWNED SUBSIDIARY, AND THE
     SHAREHOLDERS OF FIDAC;


     3.   RATIFICATION OF THE APPOINTMENT OF        FOR     AGAINST   ABSTAIN
     DELOITTE & TOUCHE LLP AS INDEPENDENT           [_]       [_]       [_]
     AUDITORS FOR THE COMPANY FOR THE 2004
     FISCAL YEAR.


     4.   TO ACT UPON SUCH OTHER MATTERS AS
     MAY PROPERLY COME BEFORE OUR ANNUAL
     MEETING OR ANY ADJOURNMENT OR
     POSTPONEMENT THEREOF.


CONSENTING TO RECEIVE ALL FUTURE ANNUAL
MEETING MATERIALS AND SHAREHOLDER
COMMUNICATIONS ELECTRONICALLY IS SIMPLE AND
FAST! ENROLL TODAY AT
WWW.MELLONINVESTOR.COM/ISD FOR SECURE ONLINE
ACCESS TO YOUR PROXY MATERIALS, STATEMENTS,
TAX DOCUMENTS AND OTHER IMPORTANT SHAREHOLDER
CORRESPONDENCE.

                                                          PLEASE CHECK HERE
                                                          IF YOU PLAN TO     [_]
                                                          ATTEND THE ANNUAL
                                                          MEETING

                                     PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                                                    USING THE ENCLOSED ENVELOPE.

Signature___________________________ Signature ___________________________
Date______________________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please given full title as such.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time
                      The day prior to annual meeting day

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

-------------------------------------------- -------- ----------------------------- ------- --------------------------
                 INTERNET                             TELEPHONE                             MAIL
                                                      1-800-435-6710
                                             OR       Use any touch-tone            OR      Mark, sign and date your
http://www.eproxy.com/nly                             telephone to vote your                proxy card and return it
-------------------------
Use the internet to vote your proxy.  Have            proxy.  Have your proxy               in the enclosed
your proxy card in hand when you access               card in hand when you call.           postage-paid envelope.
the web site.
-------------------------------------------- -------- ----------------------------- ------- --------------------------

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.